As filed with the Securities and Exchange Commission on August 12, 1996

                                                 Registration No. ________

- ----------------------------------------------------------------------------


                              SECURITIES AND EXCHANGE COMMISSION

                                    Washington, D.C.  20549

                  ----------------------------------------------------------


                                          FORM S-11
                                    REGISTRATION STATEMENT

                                            UNDER
                                  THE SECURITIES ACT OF 1933

                  ----------------------------------------------------------


                                CNL AMERICAN REALTY FUND, INC.

                      (Exact Name of Registrant as Specified in Charter)

                               400 East South Street, Suite 500
                                    Orlando, Florida 32801
                                  Telephone: (407) 422-1574
                           (Address of Principal executive offices)

                                          COPIES TO:

                                 THOMAS H. McCORMICK, ESQUIRE
                                   EDMUND D. GRAFF, ESQUIRE
                              Shaw, Pittman, Potts & Trowbridge
                                     2300 N Street, N.W.
                                    Washington, D.C. 20037

           Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

======================================================================================================
Title of each class of                     Proposed maximum    Proposed maximum
 securities to be       Amount to be      offering price per  aggregate offering      Amount of
    registered           registered             Share               price          registration fee
- ------------------------------------------------------------------------------------------------------
Common Stock, $.01

     par value        16,500,000 Shares         $10.00           $165,000,000          $56,897
======================================================================================================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CROSS REFERENCE SHEET PURSUANT TO ITEM 501(b)
                   OF REGULATION S-K SHOWING THE LOCATION IN THE PROSPECTUS
                      OF THE INFORMATION REQUIRED BY PART I OF FORM S-11

Item of Form S-11                Description                            Location or Caption  in Prospectus
  1.                Forepart of Registration Statement and      Facing Page of Registration Statement; Outside
                    Outside Front Cover Page of Prospectus      Front Cover Page of Prospectus

  2.                Inside Front and Outside Back Cover Pages   Inside Front and Outside Back Cover Pages of
                    of Prospectus                               Prospectus; Table of Contents

  3.                Summary Information, Risk Factors and       Summary of the Offering; Risk Factors
                    Ratio of Earnings to Fixed Charges

  4.                Determination of Offering Price             The Offering - Determination of Offering Price

  5.                Dilution                                    not applicable

  6.                Selling Security Holders                    not applicable

  7.                Plan of Distribution                        The Offering - Plan of Distribution

  8.                Use of Proceeds                             Estimated Use of Proceeds

  9.                Selected Financial Data                     not applicable

 10.                Management's Discussion and Analysis        Management's Discussion and Analysis of
                    Financial Condition and Results of          Financial Condition of the Company
                    Operations

 11.                General Information as to Registrant        Summary of the Offering; Summary of the
                                                                Articles of Incorporation and Bylaws;
                                                                Management

 12.                Policy With Respect to Certain Activities   Investment Objectives and Policies; Summary of
                                                                the Articles of Incorporation and Bylaws;
                                                                Conflicts of Interest; Business; Reports to
                                                                Stockholders; Redemption of Shares

 13.                Investment Policies of Registrant           Business; Investment Objectives and Policies

 14.                Description of Real Estate                  Business

 15.                Operating Data                              not applicable

 16.                Tax Treatment of Registrant and Its         Federal Income Tax Considerations
                    Security Holders

 17.                Market Price of and Dividends on the        Summary of the Offering; Dividend Policy; The
                    Registrant's Common Equity and Related      Advisor and the Advisory Agreement - The
                    Stockholder Matters                         Advisor

 18.                Description of Registrant's Securities      Summary of the Articles of Incorporation and
                                                                Bylaws - Description of  Capital Stock;
                                                                - Restriction of Ownership

 19.                Legal Proceedings                           not applicable

                                       1






 20.                Security Ownership of Certain Beneficial    not applicable
                    Owners and Management

 21.                Directors and Executive Officers            Management - Directors and Executive Officers;
                                                                - Independent Directors; - Committees of the
                                                                Board of Directors

 22.                Executive Compensation                      Management - Compensation of Directors and
                                                                Executive Officers

 23.                Certain Relationships and Related           not applicable
                    Transactions

 24.                Selection, Management and Custody of        Business
                    Registrant's Investments

 25.                Policies With Respect to Certain            Conflicts of Interest - Certain Conflict Resolution
                    Transactions                                Procedures

 26.                Limitations of Liability                    Summary of the Articles of Incorporation and
                                                                Bylaws - Limitation of  Liability and
                                                                Indemnification

 27.                Financial Statements and Information        Exhibit B

 28.                Interests of Named Experts and Counsel      Legal Opinions; Experts

 29.                Disclosure of Commission Position on        Summary of the Articles of Incorporation and
                    Indemnification for Securities Act          Bylaws- Limitation of Liability and
                    Liabilities                                 Indemnification

                                              2

                        CNL AMERICAN REALTY FUND, INC.               PROSPECTUS

                           Shares of Common Stock        Subject to Completion
                           $1,500,000 -- Minimum        Dated __________, 1996

                    Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs and Keogh and Pension Plans

               (Minimum purchase may be higher in certain states)

      CNL AMERICAN REALTY FUND, INC. (the "Company") is a Maryland corporation which intends to qualify for federal income tax purposes as a real estate investment trust (a "REIT"). The Company may sell up to 16,500,000 Shares for a maximum of $165,000,000. The Company has been formed primarily to acquire properties (the "Properties") located across the United States to be leased on a long term, "triple-net" basis. The Company intends to invest the proceeds of this offering primarily in restaurant Properties to be leased to creditworthy operators of selected national and regional fast-food, family-style and casual-dining restaurant chains (the "Restaurant Chains"), although it also intends to acquire and lease other types of net lease properties. Under the Company's triple-net leases, the tenant will be responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities, and insurance. In addition, the leases will be structured to require the tenant to pay base annual rent with (i) automatic increases in the base rent and/or (ii) percentage rent based on gross sales above a specified level. The Company also intends to provide financing for the purchase of buildings, generally by tenants that lease the underlying land from the Company, and for the purchase of buildings and the underlying land (the "Mortgage Loans"). To a lesser extent, the Company intends to offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Restaurant Chains and other businesses. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to 10% of Gross Proceeds (the "Loan") which the Company intends to obtain. The Company is not a mutual fund or other type of investment company within the meaning of the Investment Company Act of 1940, and is not subject to regulation thereunder. The Company is not affiliated with the United States Government.

      There are significant risks associated with an investment in the Company (see "Risk Factors" at Page 9), including the following:

o If the Company raises only $1,500,000 from sales of Shares, it will have reduced diversification of its investments.

o The Company will rely on CNL Fund Advisors, Inc. (the "Advisor") with respect to all investment decisions subject to approval by the Board of Directors in certain circumstances. The experience of the Advisor and Directors of the Company with mortgage financing and equipment leasing is limited.

o The Advisor and its Affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the Advisor will provide to the Company.

o The Company currently owns no Properties, and investors, therefore, will not have the opportunity to evaluate the Properties that the Company will acquire.

o There is currently no public trading market for the Shares, and there is no assurance that one will develop.

o If the Shares are not listed on a national securities exchange or over-the-counter market ("Listing") within ten years of commencement of the offering, as to which there can be no assurance, the Company will commence the orderly sale of its assets and the distribution of the proceeds. Listing does not assure liquidity.

o     The Secured Equipment Lease program is dependent upon obtaining the Loan.

o Market and economic conditions that the Company cannot control will have an effect (either positive or negative) on the value of the Company's investments and the amount of cash that the Company receives from tenants.

o The Company may incur debt, including debt to make Distributions to stockholders in order to maintain its status as a REIT.

      THE COMPANY'S PRIMARY INVESTMENT OBJECTIVES are to preserve, protect, and enhance the Company's assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) qualifying as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) Listing, or (b) the commencement of orderly sales of the Company's assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT). There can be no assurance that these investment objectives will be met.

      This Prospectus describes an investment in Shares of the Company. The Company will use the proceeds from the sale of Shares to purchase Properties and to make Mortgage Loans. The Company also intends to borrow money to purchase Properties and make Mortgage Loans as well as to fund Secured Equipment Leases. No stockholder may hold more than 9.8% of the total Shares. Of the proceeds from the sale of Shares, approximately 84% will be used to acquire Properties and make Mortgage Loans, and approximately 9% will be paid in fees and expenses to Affiliates of the Company for their services and as reimbursement for Organizational and Offering Expenses incurred on behalf of the Company; the balance will be used to pay other expenses of the offering. The Company has registered an offering of 16,500,000 Shares, with 1,500,000 of such Shares available only to stockholders purchasing Shares in this initial public offering who receive a copy of this Prospectus and who elect to participate in the Company's reinvestment plan (the "Reinvestment Plan"). Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering must be made pursuant to a solicitation under a separate prospectus. See "Summary of Reinvestment Plan."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                  Price to                 Selling             Proceeds to
                                                   Public              Commissions(1)          Company(2)
- ------------------------------------------------------------------------------------------------------------
Per Share .................................     $      10.00           $        0.75         $        9.25
Total Minimum .............................     $  1,500,000           $     112,500         $   1,387,500
Total Maximum(3) ..........................     $165,000,000           $  12,375,000         $ 152,625,000

                                ________, 1996
                                                (footnotes on following page)

(1) If the minimum of 150,000 Shares is sold, CNL Securities Corp. (the "Managing Dealer") will receive Selling Commissions of 7.5% on sales of Shares, subject to reduction in certain circumstances. The Managing Dealer, which is an Affiliate of the Company, may engage other broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers") to sell Shares and reallow to them commissions of up to 7% with respect to Shares which they sell. The amounts indicated for Selling Commissions assume that reduced Selling Commissions are not paid in connection with the purchase of any Shares and do not include a 0.5% marketing support and due diligence expense reimbursement fee payable to the Managing Dealer, all or a portion of which may be reallowed to certain Soliciting Dealers. Such amounts also do not include a Soliciting Dealer Servicing Fee payable to the Managing Dealer by the Company (see "Management Compensation"), all or a portion of which may be reallowed to certain Soliciting Dealers. See "The Offering -- Plan of Distribution" for a discussion of the circumstances under which reduced Selling Commissions may be paid and a description of the marketing support and due diligence expense reimbursement fee payable to the Managing Dealer.

(2) Before deducting (i) organizational and offering expenses of the Company estimated to be 3% of gross offering proceeds computed at $10.00 per Share sold ("Gross Proceeds") and (ii) the marketing support and due diligence expense reimbursement fee. Organizational and offering expenses exclude Selling Commissions and the marketing support and due diligence reimbursement fee.

(3) Assumes that the Managing Dealer exercises its option to sell an additional 5,000,000 Shares in the event the offering is oversubscribed. Also includes 1,500,000 Shares which may be issued pursuant to the Company's Reinvestment Plan. Those stockholders who elect to participate in the Reinvestment Plan will have their Distributions reinvested in additional Shares.

    NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY OR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            --------------------------------------------



        All subscription funds for Shares will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A., which will act as the escrow agent for this offering, until subscription funds for the Company's Shares total $1,500,000. Subscription funds will be released from escrow to the Company to be used for Company purposes within approximately 30 days after the minimum is reached. No sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. No Shares will be sold unless subscriptions for at least 150,000 Shares ($1,500,000) have been obtained within one year after the initial date of this Prospectus. In no event will subscription funds be held in escrow for longer than one year, and any refunds of subscriptions due to the failure of the Company to reach the required minimum shall be returned with interest. Pursuant to the requirements of the Commissioners of Securities of Iowa and Minnesota, the Attorney General of the State of New York, the Director of the Division of Securities of Ohio, and the Commissioner of Securities of the State of Pennsylvania, subscriptions from Iowa, Minnesota, New York, Ohio, and Pennsylvania residents may not be released from escrow, or included in determining whether the $1,500,000 minimum for the Company has been reached, until subscriptions for Shares totalling at least $2,500,000 (for Iowa, Minnesota, New York, and Ohio investors) and $8,250,000 (for Pennsylvania investors) have been received from all sources. The offering of Shares will terminate no later than ________ ___, 1997 (one year after the initial date of this Prospectus), unless the Company elects to extend it to a date no later than ________ ___, 1998 (two years after the initial date of this Prospectus), in states that permit such extension.

        PENNSYLVANIA INVESTORS: Because the minimum offering is less than $16,500,000, all Pennsylvania investors are cautioned to evaluate carefully the Company's ability fully to accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions for the Shares.

        NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL, AND NO SUBSCRIPTION WILL BE ACCEPTED FROM ANY PERSON WHO DOES NOT MEET THE SUITABILITY STANDARDS SET FORTH HEREIN. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCES, AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. IF, HOWEVER, ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

        THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY, AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS COMPANY IS PROHIBITED.

                            --------------------------------------------


        Until ________ ___, 1996 (90 days after the initial date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                               TABLE OF CONTENTS

                                                                                          Page
SUMMARY OF THE OFFERING....................................................................  1
RISK FACTORS...............................................................................  9

   Investment Risks .......................................................................  9
   Real Estate and Financing Risks .......................................................  12
   Tax Risks .............................................................................. 16

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE................................................  18
ESTIMATED USE OF PROCEEDS.................................................................  20
MANAGEMENT COMPENSATION.................................................................... 21
CONFLICTS OF INTEREST...................................................................... 27

   Prior and Future Programs .............................................................. 27
   Acquisition of Properties............................................................... 27
   Sales of Properties..................................................................... 28
   Joint Investment With An Affiliated Program  ........................................... 29
   Competition for Management Time ........................................................ 29
   Compensation of the Advisor ............................................................ 29
   Relationship with Managing Dealer ...................................................... 29
   Legal Representation ................................................................... 29
   Certain Conflict Resolution Procedures.................................................. 30

SUMMARY OF REINVESTMENT PLAN............................................................... 31
REDEMPTION OF SHARES....................................................................... 34
BUSINESS................................................................................... 35

   General ................................................................................ 35
   Site Selection and Acquisition of Properties ........................................... 39
   Standards for Investment in Properties ................................................. 42
   Description of Properties............................................................... 43
   Description of Property Leases.......................................................... 44
   Joint Venture Arrangements ............................................................. 47
   Mortgage Loans ......................................................................... 49
   Management Services..................................................................... 50
   Borrowing .............................................................................. 50
   Sale of Properties, Mortgage Loans and Secured Equipment Leases ........................ 51
   Franchise Regulation ................................................................... 52
   Competition ............................................................................ 52
   Regulation of Mortgage Loans and Secured Equipment Leases .............................. 53

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    OF THE COMPANY ........................................................................ 53
MANAGEMENT................................................................................. 54

   General ................................................................................ 54
   Fiduciary Responsibility of the Board of Directors ..................................... 55
   Directors and Executive Officers........................................................ 56
   Independent Directors................................................................... 58
   Committees of the Board of Directors.................................................... 58
   Compensation of Directors and Executive Officers........................................ 59
   Management Compensation................................................................. 59

THE ADVISOR AND THE ADVISORY AGREEMENT..................................................... 59
   The Advisor............................................................................. 59
   The Advisory Agreement.................................................................. 60

PRIOR PERFORMANCE INFORMATION.............................................................. 62

                                            -iii-




TABLE OF CONTENTS (continued)


                                                                                          Page

INVESTMENT OBJECTIVES AND POLICIES......................................................... 67
   General ................................................................................ 67
   Certain Investment Limitations ......................................................... 68

DISTRIBUTION POLICY........................................................................ 69
   General ................................................................................ 69
   Distributions .......................................................................... 70

SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS ....................................... 70
   General ................................................................................ 70
   Description of Capital Stock ........................................................... 71
   Board of Directors ..................................................................... 71
   Stockholder Meetings ................................................................... 72
   Advance Notice for Stockholder Nominations for
     Directors and Proposals of New Business .............................................. 72
   Amendments to the Articles of Incorporation ............................................ 72
   Mergers, Combinations, and Sale of Assets .............................................. 72
   Termination of the Company and REIT Status ............................................. 72
   Restriction of Ownership ............................................................... 73
   Responsibility of Directors ............................................................ 74
   Limitation of Liability and Indemnification ............................................ 74
   Removal of Directors ................................................................... 75
   Inspection of Books and Records ........................................................ 75
   Restrictions on "Roll-Up" Transactions ................................................. 75

FEDERAL INCOME TAX CONSIDERATIONS.......................................................... 76
   Introduction ........................................................................... 76
   Taxation of the Company ................................................................ 77
   Taxation of Stockholders ............................................................... 81
   State and Local Taxes .................................................................. 84
   Characterization of Property Leases .................................................... 84
   Characterization of Secured Equipment Leases............................................ 86
   Investment in Joint Ventures ........................................................... 86

REPORTS TO STOCKHOLDERS.................................................................... 87
THE OFFERING............................................................................... 88

   General ................................................................................ 88
   Plan of Distribution ................................................................... 88
   Subscription Procedures ................................................................ 91
   Escrow Arrangements .................................................................... 93
   ERISA Considerations ................................................................... 93
   Determination of Offering Price ........................................................ 94

SUPPLEMENTAL SALES MATERIAL................................................................ 95
LEGAL OPINIONS............................................................................. 95
EXPERTS.................................................................................... 95
ADDITIONAL INFORMATION..................................................................... 95
DEFINITIONS................................................................................ 95

Reinvestment Plan....................................................................Exhibit A
Financial Information................................................................Exhibit B
Prior Performance Tables.............................................................Exhibit C
Subscription Agreements..............................................................Exhibit D

                                             -iv-

                                    SUMMARY OF THE OFFERING

 THIS SECTION SUMMARIZES CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. POTENTIAL STOCKHOLDERS MUST READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS AND ALL SUPPORTING DOCUMENTS ATTACHED AS EXHIBITS HERETO IN ORDER TO EVALUATE AN INVESTMENT IN THE COMPANY. THE FOLLOWING SUMMARY THEREFORE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS AND THE SUPPORTING DOCUMENTS.

CNL AMERICAN REALTY FUND, INC.

 CNL American Realty Fund, Inc. (the "Company") is a Maryland corporation which intends to qualify for federal income tax purposes as a real estate investment trust (a "REIT"). The Company's address is 400 East South Street, Suite 500, Orlando, Florida 32801, telephone (407) 422-1574 or toll free (800) 522-3863.

 The Company has been formed primarily to acquire properties (the "Properties") to be leased on a long-term (generally, 15 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis, which means that the tenant will be responsible for repairs, maintenance, property taxes, utilities, and insurance. The Company intends to invest the proceeds of this offering primarily in restaurant Properties located across the United States to be leased to creditworthy operators of selected national and regional fast-food, family-style and casualdining restaurant chains (the "Restaurant Chains"). The Company also intends to acquire and lease other types of net lease properties. The Company expects to structure the leases of its Properties to provide for payment of base annual rent with (i) automatic increases in base rent and/or (ii) percentage rent based on gross sales above a certain level. The Company intends to offer financing for the purchase of buildings, generally by tenants that lease the underlying land from the Company, and for the purchase of buildings and the underlying land (the "Mortgage Loans"). The Company expects that the economic effects of the Mortgage Loans for the purchase of buildings will be similar to those of its leases (generally with full repayment in 15 to 20 years). The Company also intends to borrow money to acquire Properties and make Mortgage Loans. The Company plans to obtain a line of credit (the "Line of Credit") in an amount up to $45,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans. The Line of Credit will provide short-term financing which the Company anticipates will be repaid using additional offering proceeds or refinanced on a long-term basis. The Company also plans to obtain long-term financing (the "Permanent Financing") in an amount up to 30% of Gross Proceeds of the offering, the proceeds of which will be used to acquire Properties, make Mortgage Loans and refinance short-term indebtedness on the Line of Credit. In order to increase its potential return, the Company may "securitize" Mortgage Loans provided to finance the purchase of buildings and the underlying land by transferring such Mortgage Loans into one or more special purpose financing vehicles which, in turn, would divide the total pool of Mortgage Loans into separate series of participation interests, called "tranches," and would issue two or more series of participation interests. The Company would retain one or more of the subordinated series of participation interests. The Company also may transfer such Mortgage Loans into one or more special purpose financing vehicles into which Affiliates of the Company would also transfer the same type of loans. The Company also will offer furniture, fixtures and equipment ("Equipment") financing to operators of restaurant and other types of properties pursuant to which the Company will provide, through direct financing leases, the Equipment (collectively, the "Secured Equipment Leases"). The Company plans to obtain a loan (the "Loan") in an amount up to 10% of Gross Proceeds of the offering, the proceeds of which will be used to fund the Secured Equipment Leases. No offering proceeds will be used for the purpose of funding Secured Equipment Leases. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for the Line of Credit, any Permanent Financing or the Loan, and may not be able to obtain the Line of Credit, the Permanent Financing or the Loan on satisfactory terms. See "Business" for a description of the types of Properties that may be selected by the Advisor, the Property selection and acquisition processes, and the nature of the Mortgage Loans and Secured Equipment Leases.

 Under the Company's Articles of Incorporation, on December 31, 2006, unless the shares of Common Stock of the Company, including the shares offered hereby (the "Shares"), are listed on a national securities exchange or over-the-counter market ("Listing"), in which event the Company automatically will become a perpetual life entity, or unless the stockholders owning a majority of the Shares elect to amend the Articles of Incorporation to extend the duration of the Company, the Company will undertake, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, the orderly Sale of the Company's assets, the distribution of Net Sales Proceeds of such Sales to stockholders and the limitation of its activities to those related to its orderly liquidation. See "Risk Factors -- Real Estate and Financing Risks" for a complete discussion of risks relating to future disposition of the Company's assets. The Board of Directors may elect to cause the Company to encumber any or all of the Company's Properties in connection with any borrowing. The Board of Directors anticipates that the aggregate amount of such borrowing at the conclusion of the offering will not exceed 40% of Gross Proceeds (including the Permanent Financing and the Loan) although the maximum amount the Company may borrow is 300% of Net Assets. Any excess in borrowing over such 300% level shall be approved by a majority of the Independent Directors and disclosed to stockholders in the next quarterly report of the Company, along with the justification for such excess. In general, Net Assets are the Company's total assets (other than intangibles), calculated at cost, less total liabilities. As a perpetual life entity following Listing, the Company would not be required to dissolve and return capital to stockholders. If Listing occurs, in order to liquidate their investment stockholders would have to sell their Shares in the market on which the Shares are traded. Listing is no assurance of liquidity. See "Risk Factors -- Investment Risks" for a discussion of risks associated with the lack of liquidity of the Shares and with borrowing. In addition, following Listing the Company intends to reinvest proceeds from Sales of assets rather than distribute such proceeds to stockholders.

RISK FACTORS

 The "Risk Factors" section discusses in detail the more important risks associated with an investment in the Company, including risks associated with an investment in a real estate investment trust such as the Company, risks associated with an investment in real estate such as the Properties, risks associated with the Mortgage Loans, risks associated with Secured Equipment Leases, risks associated with borrowing and tax risks. These risks include:

o Risks of reduced diversification in the Company's investments if the Company raises only $1,500,000 from sales of Shares.

o Risks of reliance on CNL Fund Advisors, Inc. (the "Advisor") and the Board of Directors, which together will have responsibility for the management of the Company and its investments, subject to the ability of the stockholders to elect the Directors.

o Risks relating to the fact that the services to be performed by the Advisor and its Affiliates for the Company in connection with the offering, the selection and acquisition of the Properties, the making of Mortgage Loans, the administration of the Secured Equipment Lease program and the general operation of the Company will result in conflicts of interest.

o Risks related to the fact that, because the Company currently owns no Properties, stockholders will not have the opportunity to evaluate the Properties that the Company will acquire.

o Risks that stockholders who must sell their Shares will not be able to sell them quickly because it is not anticipated that there will be a public market for the Shares in the near term, and there can be no assurance that Listing will occur.

o Risks that the Company has not yet obtained a commitment for the Loan, and may be unable to obtain the Loan on satisfactory terms, thereby affecting its ability to offer Secured Equipment Leases.

o Market risks associated with investments in real estate, which means that the amount of cash the Company will receive from tenants, lessees and borrowers cannot be predicted.

o Risks that the Company may incur debt, including debt to make Distributions to stockholders in order to maintain its status as a REIT.

o Risks that the Company may, in connection with any borrowing, encumber Properties.

o Risks of defaults by tenants, lessees or borrowers resulting in decreased income.

o Risks relating to the fact that the vote of stockholders owning at least a majority but less than all of the Shares will bind all of the stockholders as to matters such as the election of Directors and amendment of the Company's governing documents.

o Risks that restrictions on ownership of more than 9.8% of the shares of the Company's Common Stock (the "Common Stock") by any single stockholder or certain related stockholders may have the effect of inhibiting a change in control of the Company even if such a change is in the interest of a majority of the stockholders.

o Risks that the Company may not qualify or remain qualified as a REIT for federal income tax purposes, which could result in subjecting the Company to federal income tax on its taxable income at regular corporate rates, thereby reducing the amount of funds available for paying Distributions to stockholders.

ESTIMATED USE OF PROCEEDS

 The Company will use the proceeds of the sale of the Shares to acquire Properties, to make Mortgage Loans, generally in connection with such acquisitions, and to pay expenses relating to the organization of the Company and the sale of the Shares. Management of the Company and the Advisor have estimated an average purchase price of $800,000 to $900,000 per Property based on their past experience in acquiring similar properties and in light of current market conditions, although prices of Properties may be lower or higher. See "Business -General." If only 150,000 Shares ($1,500,000) are sold, the Company will acquire no more than two Properties and as a result the Company will have reduced diversification of its investments. Assuming CNL Securities Corp. (the "Managing Dealer") exercises its option to increase the offering from 10,000,000 Shares ($100,000,000) to up to 15,000,000 Shares ($150,000,000) and 15,000,000
Shares are sold, the Company will acquire approximately 140 to 160 Properties. In addition, the Company has registered an offering of an additional 1,500,000 Shares ($15,000,000) available only to stockholders who receive a copy of this Prospectus and who elect to participate in the Company's reinvestment plan (the "Reinvestment Plan"). See "Estimated Use of Proceeds" and "Business -- General" for a more detailed description of the anticipated use of offering proceeds. The Company may also use the proceeds of the Line of Credit and the Permanent Financing to purchase Properties and make Mortgage Loans. Secured Equipment Leases will be funded solely from the proceeds of the Loan.

CONFLICTS OF INTEREST

 Certain officers and Directors of the Company who are also officers or directors of the Advisor will experience conflicts of interest in their management of the Company. These arise principally from their involvement in other activities that will conflict with those of the Company and include matters related to (i) allocation of properties and management time and services between the Company and various partnerships and other entities, (ii) the timing and terms of the sale of a Property, (iii) negotiation and funding of Mortgage Loans, (iv) administration of the Secured Equipment Lease program, (v) investments with Affiliates of the Advisor, (vi) compensation of the Advisor,
(vii) the Company's relationship with the Managing Dealer, which is an Affiliate of the Company and the Advisor, and (viii) the fact that the Company's securities and tax counsel also serves as securities and tax counsel for certain Affiliates of the Company, and that neither the Company nor the stockholders will have separate counsel.

 The Directors of the Company who are independent of the Advisor (the "Independent Directors") are responsible for monitoring the activities of the Advisor and must approve all of the Advisor's actions that involve a potential conflict other than certain such actions specifically permitted by the Articles of Incorporation. The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

MANAGEMENT

 The Company has retained the Advisor, pursuant to an advisory agreement, to handle the day-to-day operations of the Company, to select the Company's real estate investments, and to administer its Secured Equipment Lease program. The five members of the Board of Directors will oversee the management of the

Company. Three of the Directors of the Company are independent of the Advisor and have responsibility for reviewing its performance. The Directors are elected to the Board of Directors annually by the stockholders.

 All of the officers and directors of the Advisor also are officers or Directors of the Company. The Advisor will have responsibility for (i) selecting the Properties that the Company will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the Property by the Company, (ii) identifying potential lessees for the Properties and potential borrowers for the Mortgage Loans, and formulating, evaluating, and negotiating the terms of each lease of a Property and each Mortgage Loan, (iii) locating and identifying potential lessees and formulating, evaluating, and negotiating the terms of each Secured Equipment Lease, and (iv) negotiating the terms of any borrowing by the Company, including the Line of Credit, the Permanent Financing and the Loan. All of the foregoing actions are subject to approval by the Board of Directors. The Advisor also will have the authority, subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, to select assets for Sale in keeping with the Company's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for Sale.

 The Company's Articles of Incorporation provide that, if Listing does not occur within ten years from the commencement of this offering, the Company will commence orderly Sales of its assets and distribute the proceeds thereof. In that case, the Company will engage only in activities related to its orderly liquidation unless the stockholders elect otherwise.

 See "Management" and "The Advisor and the Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Company and the Advisor, as well as for a description of the services that the Advisor will provide.

MANAGEMENT COMPENSATION

 The Advisor, the Managing Dealer, and other Affiliates of the Advisor will receive compensation for services they will perform for the Company and also will receive expense reimbursements from the Company for expenses they pay on behalf of the Company. The following paragraphs summarize the more significant items of compensation. See "Management Compensation" for a complete description.

 In connection with the formation of the Company and the offering of the Shares, the Managing Dealer will receive Selling Commissions of 7.5% (a maximum of $11,250,000 if 15,000,000 Shares are sold), and a marketing support and due diligence expense reimbursement fee of 0.5% (a maximum of $750,000 if 15,000,000 Shares are sold), of the total amount raised from the sale of Shares, computed at $10.00 per Share sold ("Gross Proceeds"). The Managing Dealer in turn may reallow Selling Commissions of up to 7% on Shares sold, and all or a portion of the 0.5% marketing support and due diligence expense reimbursement fee, to certain Soliciting Dealers who are not Affiliates of the Company. In addition, the Company will incur a Soliciting Dealer Servicing Fee in the amount of .20% of Invested Capital (as defined below) (a maximum of $300,000 if 15,000,000 Shares are sold). The Soliciting Dealer Servicing Fee will be payable on December 31 of each year, commencing on December 31 of the year following the year in which the offering terminates, and generally will be payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to Soliciting Dealers whose clients held Shares on such date. The Company also may pay the Soliciting Dealer Servicing Fee directly to any Soliciting Dealer exempt from registration as a broker-dealer and whose clients hold Shares on such date. In general, the stockholders' investment in the Company ("Invested Capital") is the number of Shares they own, multiplied by $10.00 per Share, reduced by the portion of all prior Distributions received by stockholders from the Sale of assets of the Company and by any amounts paid by the Company to repurchase Shares pursuant to the redemption plan.

 For identifying the Properties, structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans, the Advisor will receive a fee equal to 4.5% of Gross Proceeds and loan proceeds from Permanent Financing (collectively, "Total Proceeds") ($6,750,000 if 15,000,000 Shares are sold and an additional $2,025,000 if total Permanent Financing equals $45,000,000), payable as Acquisition Fees.

 For managing the Properties and the Mortgage Loans, the Advisor will be entitled to receive a monthly Asset Management Fee of one-twelfth of .60% of the Company's Real Estate Asset Value (generally, the total amount invested in the Properties, exclusive of Acquisition Fees and Acquisition Expenses) plus the total outstanding principal amount of the Mortgage Loans as of the end of the preceding month.

 For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will be entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of 2% of the purchase price of the Equipment that is the subject of a Secured Equipment Lease.

 Prior to Listing, the Advisor may receive a real estate disposition fee of 3% of the gross sales price of one or more Properties for providing substantial services in connection with the Sale, which will be deferred and subordinated until the stockholders have received Distributions equal to the sum of an aggregate, annual, cumulative, noncompounded 8% return on their Invested Capital, (the "Stockholders' 8% Return") plus 100% of the stockholders' aggregate Invested Capital. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a Distribution in an amount equal to the product of the total number of Shares outstanding and the average closing prices of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded. See "The Advisor and The Advisory Agreement -- The Advisory Agreement."

 A deferred, subordinated share of Net Sales Proceeds will be paid to the Advisor from Sales of assets of the Company in an amount equal to 10% of Net Sales Proceeds. This amount will be subordinated and paid only after the stockholders have received Distributions equal to the sum of 100% of the stockholders' aggregate Invested Capital plus the Stockholders' 8% Return.

 Payment of certain fees is subject to conditions and restrictions or to change under certain specified circumstances. The Advisor and its Affiliates also may receive reimbursement for out-of-pocket expenses that they incur on behalf of the Company, subject to certain expense limitations, and a subordinated incentive fee if Listing occurs.

SUMMARY OF REINVESTMENT PLAN

 The Company has established the Reinvestment Plan pursuant to which stockholders may elect to have their cash Distributions from the Company automatically reinvested in Shares. See "Summary of Reinvestment Plan," "Federal Income Tax Considerations -- Taxation of Stockholders," and the form of Reinvestment Plan accompanying this Prospectus as Exhibit A for more specific information about the Reinvestment Plan. Expenses incurred in connection with the Reinvestment Plan, including Selling Commissions and marketing support and due diligence expense reimbursement fees, will be paid by the Company. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

BUSINESS (PURCHASE AND SALE OF PROPERTIES AND OFFERING OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES)

 Properties and Mortgage Loans. The types of Properties which the Company intends to purchase and lease to third parties are described in the section entitled "Business." The Properties, which typically will be freestanding and will be located across the United States, will generally be leased on a long-term, "triple-net" basis to creditworthy operators to be selected by the Advisor and approved by the Board of Directors. The Properties may consist of both land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. It is expected that the Company will invest the proceeds of this offering primarily in restaurant Properties to be leased to operators of Restaurant Chains, although it will also invest in other types of net lease Properties. Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in the applicable industries, as reflected in the Properties that it owns. Management expects to acquire Properties in part with a view to diversification among Restaurant Chains, among other businesses and of the geographic location of the Properties.

 To a lesser extent the Company will offer Mortgage Loans to finance the purchase of buildings, generally by tenants that lease the underlying land from the Company, and to finance the purchase of buildings and the underlying land. In circumstances in which the Company owns the land underlying the building to be financed and the borrower under the Mortgage Loan also enters into a long-term ground lease for the underlying land, management believes that the combined leasing and financing structure will provide the benefit of allowing the Company to receive the return of its initial investment plus interest on the financed building, which is generally a depreciating asset, while retaining the ownership of the underlying land, which may appreciate in value. In circumstances in which the Company finances the building and the underlying land, the Company may securitize the Mortgage Loans which management believes will potentially increase the return to the Company. However, only one of the prior programs organized by Affiliates of the Company has offered Mortgage Loans and the experience of the Advisor and Directors of the Company with mortgage financing is limited. See "Risk Factors -- Investment Risks -- Risks Associated with Mortgage Loans."

 As of the date of this Prospectus, the Company had not purchased any Properties or entered into any arrangements that create a reasonable probability that the Company will purchase any Properties. The Company has undertaken to supplement this Prospectus during the offering period to describe the acquisition of Properties at such time as the Company believes that a reasonable probability exists that a Property will be acquired by the Company. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed and (iii) a satisfactory site inspection has been completed. See "Business--General."

 The Company has established certain conflict resolution procedures relating to
(i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties among certain affiliated entities. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

 Secured Equipment Leases. The Secured Equipment Leases will be funded solely from the proceeds of the Loan. The Company expects that the Secured Equipment Leases will be structured so that they will be treated as loans secured by personal property for federal income tax purposes. The Company has neither identified any prospective operators of Restaurant Chains or other business chains that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. See "Business -- General."

                        --------------------------------

 For the first five to ten years after commencement of this offering, the Company intends to use any proceeds from the Sale of Properties or Mortgage Loans that are not required to be distributed to stockholders in order to preserve the Company's status as a REIT for federal income tax purposes to acquire additional Properties, make additional Mortgage Loans and repay outstanding indebtedness. The proceeds from the Sale of Secured Equipment Leases will be used to fund additional Secured Equipment Leases or to reduce the Company's outstanding indebtedness on the Loan. At or prior to the end of the ten-year period, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although this is no assurance of liquidity), or by commencing orderly Sales of the Company's assets. If Listing occurs, the Company intends to reinvest in additional Properties, Mortgage Loans, and Secured Equipment Leases, or use to repay outstanding indebtedness any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT. See "Business -- General" and "Business -- Sale of Properties, Mortgage Loans, and Secured Equipment Leases."

INVESTMENT OBJECTIVES AND POLICIES

 The Company's primary investment objectives are:

 o      to preserve, protect, and enhance the Company's assets.

 o to make Distributions commencing in the initial year of Company operations.

 o to obtain fixed income through the receipt of base rent, as well as to increase the Company's income (and Distributions) and provide protection against inflation through automatic increases in base rent and receipt of percentage rent, and to obtain fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases.

 o to qualify and remain qualified as a REIT for federal income tax purposes.

 o to provide stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering either through (i) Listing, although liquidity cannot be assured thereby, or (ii) outside the ordinary course of business and consistent with its objective of qualifying as a REIT, the commencement of orderly Sales of the Company's assets and distribution of the proceeds thereof.

 The Company intends to meet these objectives by following certain investment policies discussed herein, as summarized on the preceding pages. See "Business
- -- General," "Business -- Site Selection and Acquisition of Properties," "Business -- Description of Leases," and "Investment Objectives and Policies" for a more complete description of the manner in which the structure of the Company's business will facilitate the Company's ability to meet its investment objectives. There can be no assurance that these objectives will be met. The Company's investment objectives are subject to review by the Independent Directors and may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common Stock.

DESCRIPTION OF SHARES

 A stockholder's investment will be recorded on the books of the Company. The Company will provide, upon the request of any stockholder wishing to transfer his or her Shares, a transfer form to be completed and executed by the stockholder and returned to the Company. The Company will not issue share certificates.

 After the termination of the offering, any stockholder may request that the Company redeem for cash all or a significant portion of such stockholder's Shares. The sole source of funds for any such requested redemption will be the net proceeds available from the sale of Shares pursuant to the Reinvestment Plan. There can be no assurance that such net proceeds will be sufficient to permit the Company to redeem all such Shares presented for redemption. See "Redemption of Shares."

 An annual meeting of stockholders will be held each year for the election of the Directors. Other business matters may be presented at the annual meeting or at special stockholder meetings. Each Share is entitled to one vote on each matter to be voted on by stockholders, including the election of the Directors. Stockholders who do not vote with the majority of Shares entitled to vote on questions presented nonetheless will be bound by the majority vote.

 Stockholder approval is required under Maryland law and the Company's Articles of Incorporation and Bylaws for certain types of transactions. Generally, the Articles of Incorporation and Bylaws may be amended upon a majority vote of stockholders. Stockholders holding a majority of the Shares must approve a merger or a sale or other disposition of substantially all of the Company's assets other than in the ordinary course of business. Stockholders objecting to the terms of a merger, sale, or other disposition of substantially all of the Company's assets have the right to petition a court for the appraisal and payment of the fair value of their Shares in certain instances. The affirmative vote of a majority of the Shares outstanding and entitled to vote is required to approve the voluntary dissolution of the Company.

 In order to facilitate compliance with certain restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended (the "Code"), the Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of more than 9.8% of the outstanding shares of Common Stock by one Person, as defined in the Articles of Incorporation. See "Summary of the Articles of Incorporation and Bylaws--Restriction on Ownership."

 For a more complete description of the Shares and the capital structure of the Company, please refer to the "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" section of the Prospectus.

DISTRIBUTION POLICY

 Consistent with the Company's objective of qualifying as a REIT, the Company expects to calculate and declare Distributions monthly during the offering period, and quarterly thereafter, and make Distributions quarterly commencing not later than the close of the first full calendar quarter after the first release of funds from escrow to the Company. The Board of Directors, in its discretion, will determine the amount of the Distributions made by the Company, which amount will depend primarily on net cash from operations. The Company intends to increase Distributions in accordance with increases in net cash from operations. Consistent with the Company's objective of qualifying as a REIT, the Company expects to distribute at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. If the cash available to the Company is insufficient to make Distributions, the Company may obtain the needed cash by borrowing funds, issuing new securities, or selling assets. These methods of obtaining cash could affect future Distributions by increasing operating costs or reducing income. In such an event, it is possible that the Company could pay Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital.

PRIOR PERFORMANCE OF AFFILIATES

 The "Prior Performance Information" section of this Prospectus contains a narrative discussion of the public and private real estate limited partnerships sponsored by Affiliates of the Company and of the Advisor during the past ten years, including 17 public limited partnerships and one unlisted public REIT formed to invest in restaurants leased on a "triple-net" basis to operators of national and regional fast-food, family-style and casualdining restaurant chains. As of December 31, 1995, these entities, which purchase properties similar to those to be acquired by the Company, had purchased 646 fast-food and family-style restaurant properties. Based on an analysis of the operating results of the 79 real estate limited partnerships and one unlisted public REIT in which principals of the Company have served, individually or with others, as general partners or officers and directors, the Company believes that each of such entities has met, or currently is in the process of meeting, its principal investment objectives. Certain statistical data relating to the public limited partnerships and the one unlisted REIT with investment objectives similar to those of the Company are contained in Exhibit C--Prior Performance Tables.

TAX STATUS OF THE COMPANY

 The Company will make the election under Section 856(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1996. As a REIT for federal income tax purposes, the Company generally will not be subject to federal income tax on income that it distributes to its stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income, as figured on an annual basis. If the Company fails to qualify for taxation as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost. See "Risk Factors -- Tax Risks" and "Federal Income Tax Considerations." Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state, and local taxes on its income and property and to federal income and excise taxes on its undistributed income. See "Federal Income Tax Considerations."

THE OFFERING

 A minimum of 150,000 Shares ($1,500,000) and a maximum of 10,000,000 Shares ($100,000,000) in the Company will be offered at a price of $10.00 per Share. If the Managing Dealer exercises its option (in the event the offering is oversubscribed) to sell an additional 5,000,000 Shares, a maximum of 15,000,000 ($150,000,000)

Shares in the Company will be offered at a price of $10.00 per Share. The Company also has registered an offering of an additional 1,500,000 Shares ($15,000,000) that are available only to stockholders who receive a copy of this Prospectus and elect to participate in the Reinvestment Plan. Any participation in such plan subsequent to this offering must be made pursuant to solicitation under a separate prospectus. See "Summary of Reinvestment Plan."

 The Shares are being offered by the Managing Dealer and other broker-dealers that are members of the National Association of Securities Dealers, Inc. or exempt from broker-dealer registration (the "Soliciting Dealers") on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of Shares will be sold. Both the Company and the Advisor are Affiliates of the Managing Dealer. See "The Offering -- Plan of Distribution."

 Until subscription funds for the Company total $1,500,000, the funds will be held in escrow by SouthTrust Asset Management Company of Florida, N.A., and interest earned on such funds will accrue to the benefit of subscribers. No Shares will be sold unless subscriptions for at least 150,000 Shares ($1,500,000) have been obtained within one year after this Prospectus. Pursuant to the requirements of the Commissioners of Securities of Iowa and Minnesota, the Attorney General of the State of New York, the Director of the Division of Securities of Ohio, and the Commissioner of Securities of the State of Pennsylvania, subscriptions from Iowa, Minnesota, New York, Ohio, and Pennsylvania residents may not be released from escrow, or included in determining whether the $1,500,000 minimum for the Company has been reached, until subscriptions for Shares totalling at least $2,500,000 (for Iowa, Minnesota, New York, and Ohio investors) and $8,250,000 (for Pennsylvania investors) have been received from all sources. If such minimum amount is sold, the Company may, in its sole discretion, and without prior notice to the subscribers, elect to extend the offering for up to an additional one year thereafter (in states that permit such an extension). See "The Offering."

 A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt stockholders who must make a minimum investment of 250 Shares ($2,500). For Minnesota stockholders only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). In addition, Nebraska, New York, and North Carolina stockholders must make a minimum investment of 500 Shares ($5,000). Following an initial subscription for at least the required minimum investment, any stockholder may make additional purchases in increments of one Share. Maine stockholders, however, may not purchase additional Shares in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering--General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

DEFINITIONS

 This Prospectus includes simplified terms and definitions to make the Prospectus easier to understand. These simplified terms and definitions do not include all of the details of the terms, however, and stockholders therefore should review the "Definitions" section for a more complete understanding.

                                         RISK FACTORS

 The purchase of Shares involves significant risks and therefore is suitable only for persons who understand the possible consequences of an investment in the Company and who are able to bear the risk of loss of their investment. Prospective stockholders should consider the following risks in addition to other information describing an investment in the Shares set forth elsewhere in this Prospectus.

INVESTMENT RISKS

 Possible Lack of Diversification. There can be no assurance that the Company will sell the maximum number of Shares. The potential profitability of the Company and its ability to diversify its investments, both geographically and by type of Properties purchased, will be limited by the amount of funds at its disposal. For example, if minimum Gross Proceeds of $1,500,000 are raised, the Company will be able to acquire no more than two Properties and, therefore, will not achieve diversification of its investments, and the maximum amount of the Loan, which will fund Secured Equipment Leases, will not exceed $150,000.

 Risks of Reliance on Management. Stockholders will be relying entirely on the management ability of the Advisor and on the oversight of the Board of Directors. Stockholders have no right or power to take part in the management of the Company, except through the exercise of their stockholder voting rights. Thus, no prospective stockholder should purchase any of the Shares offered hereby unless the prospective stockholder is willing to entrust all aspects of the management of the Company to the Advisor and the Board of Directors. Only one of the prior programs organized by Affiliates of the Company has offered Mortgage Loans or Secured Equipment Leases. See "Management" for a discussion of the experience of the directors of the Advisor and the Directors of the Company in real estate investments and Equipment financing. Also see "Conflicts of Interests" for a discussion of the potential for realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income and for a discussion of various other conflicts of interest.

 Risks of Reliance on Advisor. The Advisor, with approval from the Board of Directors, will be responsible for the daily management of the Company, including all acquisitions, dispositions, and financings. The Advisor may be terminated by the Board of Directors, with or without cause, but only subject to payment and release from all guarantees and other obligations incurred in connection with its role as Advisor. See "Management Compensation."

 Risk Associated with Leverage. In addition to the Loan or to preserve its status as a REIT, the Company may borrow money to acquire Properties, to make Mortgage Loans or for other corporate purposes. The Company may encumber one or more of its Properties in connection with any borrowing. Although the Board of Directors anticipates that the aggregate amount of any borrowing by the Company at the conclusion of the offering will not exceed 40% of the Gross Proceeds of the offering (including the Permanent Financing in an amount up to 30% of Gross Proceeds and the Loan in an amount up to 10% of Gross Proceeds), the maximum amount the Company may borrow, absent a satisfactory showing that a higher level of borrowing is appropriate as approved by the majority of the Independent Directors, is 300% of the Company's Net Assets. The use of borrowing may present an element of risk in the event that the cash flow from lease payments on its Properties and payments on Mortgage Loans and Secured Equipment Leases are insufficient to meet its debt obligations. In addition, lenders to the Company may seek to impose restrictions on future borrowings, Distributions and operating policies of the Company. If a Property is mortgaged to secure payment of indebtedness and the Company is unable to meet its mortgage obligations, the Property could be transferred to the mortgagee, with a consequent loss of income and asset value to the Company.

 Conflicts of Interest. As discussed in detail in "Conflicts of Interest," the Company will be subject to conflicts of interest arising out of its relationship to the Advisor and its Affiliates. Such conflicts include matters related to (i) allocation of properties and management time and services between the Company and various partnerships and other entities as to which the officers and directors of the Advisor and the Directors and officers of the Company have management responsibilities, (ii) the timing and terms of the sale of a Property or other asset of the Company, (iii) negotiation and funding of Mortgage Loans,
(iv) negotiation and funding of Secured Equipment Leases, (v) investments with Affiliates of the Advisor, (vi) compensation to the Advisor, (vii) the Company's relationship with the Managing Dealer (which is an Affiliate of the Company and the Advisor), and (viii) the fact that the Company's securities and tax counsel also serves as securities and tax counsel for certain Affiliates of the Company and that neither the Company nor the stockholders will have separate counsel. See "Conflicts of Interest."

 Lack of Liquidity of Shares. Stockholders may not be able to sell their Shares promptly at a desired price; therefore, the Shares should be considered as a long-term investment only. Currently there is no public market for the Shares. The Board of Directors, with or without the consent of the stockholders, may apply for Listing if the Board of Directors (including a majority of Independent Directors) determines Listing to be in the best interests of the stockholders. There can be no assurance, however, that the Company will apply for Listing, that any such application will be made before the passage of a significant period of time, that any application will be accepted or, even if accepted, that a public trading market will develop. In any event, the Articles of Incorporation provide that the Company will not apply for Listing before the completion or termination of the offering. In the event Listing occurs, Shares may be sold only through the national securities exchange or the over-the-counter market on which the Shares are listed.

 Risks Associated With Management of Joint Ventures. The Independent Directors of the Company must approve all Joint Venture or general partnership arrangements to which the Company is a party. Subject to such approval, the Company may enter into a Joint Venture with an unaffiliated party to purchase a Property, and the Joint Venture or general partnership agreement relating to that Joint Venture or partnership may provide that the Company will share management control of the Joint Venture with the unaffiliated party. In the event the Joint Venture or general partnership agreement provides that the Company will have sole management control of the Joint Venture, such agreement may be ineffective as to a third party who has no notice of the agreement, and the Company therefore may be unable to control fully the activities of such Joint Venture. In the event that the Company enters into a Joint Venture with another program sponsored by an Affiliate, it is anticipated that the Company will not have sole management control of the Joint Venture.

 Lack of Control of Property Management. The Company uses "triple-net" leases and, therefore, day-to-day management of the Properties will be the responsibility of the tenants of the Properties. The Company has not yet entered into any lease arrangements with specific tenants and does not intend to do so until such time as one or more Properties suitable for purchase by the Company have been identified. In general, the Company intends to enter into leasing agreements only with tenants having substantial prior restaurant or other business experience, but there can be no assurance that the Company will be able to make such arrangements because, as of the date of this Prospectus, the Company had not entered into any arrangements that create a reasonable probability that the Company will purchase any Properties.

 Risks Associated With Mortgage Loans. Only one of the prior programs organized by Affiliates of the Company has offered Mortgage Loans and the experience of the Advisor and Directors of the Company with mortgage financing is limited. The Mortgage Loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. The Company may determine not to make Mortgage Loans in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements. See also "-Real Estate and Financing Risks."

 In addition, the Company may securitize Mortgage Loans provided to finance the purchase of buildings and the underlying land and retain the subordinated series of participation interest in the securitized pool of Mortgage Loans. Although such securitizations will be undertaken in order to increase the Company's potential return, the subordinated character of the Company's retained investment will make the Company's return, while potentially higher, more uncertain than the return on such Mortgage Loans prior to their transfer to a securitized pool. See "Business -- Mortgage Loans."

 Risks Associated With Secured Equipment Leases. Only one of the prior programs organized by Affiliates of the Company has offered Secured Equipment Leases and the experience of the Advisor and Directors of the Company with Equipment leasing is limited. In the event that a lessee defaults on a Secured Equipment Lease, the Company may not be able to sell the subject Equipment at a price that would enable the Company to recover its costs associated with such Equipment. The Secured Equipment Lease program may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions. The Company may determine not to operate the Secured Equipment Lease program in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements. In addition, there are certain federal income tax risks associated with the Secured Equipment Lease program. See " -- Tax Risks."

 Binding Nature of Majority Stockholder Vote. Stockholders may take certain actions, including approving most amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the Shares outstanding and entitled to vote. Certain provisions designed to preserve the Company's status as a REIT cannot be amended without a "supermajority" vote of two-thirds of the Shares entitled to vote. All actions taken, if approved by the holders of the requisite number of Shares, would be binding on all stockholders. Certain of these provisions may discourage or make it more difficult for another party to acquire control of the Company or to effect a change in the operation of the Company. The Board of Directors has the power to cause the issuance of additional Shares without obtaining stockholder approval.

 If Listing occurs, the business of the Company may continue indefinitely without any specific time limitation by which the Company must distribute Net Sales Proceeds to the stockholders. In that case, the stockholders would be dependent upon the sale of their Shares for the return of their investment in the Company.

There can be no assurance that the price a stockholder would receive in a sale on an exchange or in the over-the-counter market will be representative of the value of the assets owned by the Company or that it will equal or exceed the amount a stockholder paid for the Shares.

 Under certain circumstances, the Company may prevent the ownership, transfer, and/or accumulation of Shares in order to protect the status of the Company as a REIT or, as otherwise deemed by the Board of Directors, to be in the best interests of the stockholders. See "Summary of the Articles of Incorporation and Bylaws -Restriction of Ownership."

 Restrictions on Transfer Relating to REIT Status. The Articles of Incorporation generally restrict direct or indirect ownership (applying certain attribution rules) of more than 9.8% of the outstanding Common Stock or 9.8% of any series of outstanding Preferred Stock by one Person (as defined in the Articles of Incorporation). See "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership."

 Limited Liability of Officers and Directors. The Articles of Incorporation and Bylaws provide that an officer or Director's liability to the Company, its stockholders, or third parties for monetary damages may be limited. Generally, the Company is obligated under the Articles of Incorporation and the Bylaws to indemnify its officers and Directors against certain liabilities incurred in connection with their services in such capacities. The Company will execute indemnification agreements with each officer and Director which will indemnify the officer or Director for any such liabilities that he or she incurs. Such indemnification agreements could limit the legal remedies available to the Company and the stockholders against the Directors and Officers of the Company. See "Summary of the Articles of Incorporation and Bylaws -- Limitation of Director and Officer Liability."

 Risks for Retirement Plan Stockholders. The Company believes that the assets of the Company will not be deemed, under ERISA, to be "plan assets" of any Plan that invests in the Shares, although it has not requested an opinion of Counsel to that effect. If the assets of the Company were deemed to be "plan assets" under ERISA (i) it is not clear that the exemptions from the "prohibited transaction" rules under ERISA would be available for the Company's transactions, and (ii) the prudence standards of ERISA would apply to investments made by the Company (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Code imposes nondeductible excise taxes on prohibited transactions.

 Risk of Insufficient Working Capital. There can be no assurance that the Company will have sufficient working capital. As of July 2, 1996, the Company had stockholder's equity of $200,000.

 Use of Leverage to Make Distributions. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its real estate investment trust taxable income or otherwise, as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. In such an event, it is possible that the Company could make Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital.

REAL ESTATE AND FINANCING RISKS

 Risks Related to an Unspecified Property Offering. The Company has established certain criteria for evaluating Restaurant Chains and other businesses, particular Properties, and the operators of the Properties proposed for investment by the Company. See "Business -- Standards for Investment" and "Business -- General" for a description of these criteria and the types of Properties in which the Company intends to invest. Because the Company, as of the date of this Prospectus, has not entered into any arrangements that create a reasonable probability that the Company will purchase any Properties, this is an unspecified property offering, and prospective investors therefore have no information to assist them in evaluating the merits of any Property to be purchased or developed by the Company. There is no limit on the number of Properties of a particular Restaurant Chain or other business which the Company may acquire, although the Board of Directors currently does not anticipate that the Company will invest more than 25% of its Gross Proceeds in Properties of any one Restaurant Chain or other business.

 No assurance can be given that the Company will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, the objectives of the Company will be achieved. There also can be no assurance that all of the Properties will operate profitably or that defaults will not occur. See "Management" and "Prior Performance Information," however, for a description of the prior real estate experience of the Affiliates of the Company and the Advisor.

 The Advisor or its Affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to one or more of the CNL Group, Inc. ("CNL") programs, including the Company, although the Company has adopted guidelines to minimize such conflicts. This practice could represent a risk to the Company and result in increased potential conflicts of interest among the Company, the Advisor, its Affiliates and prior or future programs formed by Affiliates of the Advisor. See "Conflicts of Interest -- Acquisition of Properties."

 Risks Relating to Change of Emphasis in Property Type. The Company intends to use the proceeds of this offering to invest primarily in restaurant properties, although it also intends to acquire and lease other types of net lease properties. The Company may engage in subsequent offerings. The proceeds from subsequent offerings may be invested primarily in other types of net lease properties.

 Possible Delays in Investment. To the extent consistent with the Company's objective of qualifying as a REIT, the offering proceeds may remain uninvested for up to the later of two years from the initial date of this Prospectus or one year after termination of the offering, although it is expected that substantially all net offering proceeds will be invested prior to the end of such period. See "Prior Performance Information" for a summary description of the investment experience of Affiliates and the Advisor in prior CNL programs, which is not necessarily indicative of the rate at which the proceeds of this offering will be invested.

 An extended offering period, the inability of the Advisor to find suitable Properties, the inability of two prior programs formed by Affiliates of the Advisor that currently are in the process of acquiring fast-food, familystyle and casual-dining restaurant properties (and one of which is currently offering mortgage loans) to substantially complete their acquisition programs prior to the time that the Company has funds available to invest in Properties, or the right of first refusal to acquire any freestanding retail properties (not including restaurant properties) held by an Affiliate of the Advisor may result in delays in investment of Company funds in Properties and in the receipt of a return from real property investments.

 Revenues received by the Company pending investment in Properties or making Mortgage Loans will be limited to the rates of return available on short-term, highly liquid investments with appropriate safety of principal. These rates of return, which affect the amount of cash available to make Distributions to the stockholders, are expected to be lower than the Company would receive under its Property leases or Mortgage Loans. Further, to the extent consistent with the Company's objective of qualifying as a REIT, any funds of the Company required to be invested in Properties and Mortgage Loans and not so invested or reserved for Company purposes within the later of two years from the initial date of this Prospectus, or one year after the termination of the offering, will be distributed pro rata to the then stockholders of the Company in accordance with the Articles of Incorporation.

 Risks of Acquiring Properties Under Construction. The Company intends to acquire sites on which a particular Property to be owned by the Company is to be built as well as existing Properties (including Properties which require renovation). To the extent that the Company acquires a Property on which improvements are to be constructed or completed or renovations are to be made, the Company may be subject to certain risks in connection with the developer's ability to control construction costs, and the timing of completion of construction, or to build in conformity with plans, specifications, and timetables. The Company's agreements with the developer will provide certain safeguards designed to minimize these risks. Further, in the event of a default by a developer, the Company generally will have the right to require the tenant to repurchase the Property that is under development at a pre-established price designed to reimburse the Company for all costs incurred by the Company in connection with the acquisition and development of the Property. There can be no assurance, however, that under such circumstances, the tenant will have sufficient funds to fulfill its obligations. See "Business -- Site Selection and Acquisition Properties."

 Risks of Joint Investment in Properties. In the event that the Company enters into a Joint Venture with another program formed by Affiliates of the Advisor, there will be a potential risk of impasse in certain joint venture decisions since the approval of the Company and of each co-venturer is required for certain decisions. In any Joint Venture with an affiliated program, however, the Company will have the right to buy the other coventurer's interest or to sell its own interest on specified terms and conditions in the event of an impasse regarding a Sale. Under such circumstances, it is possible that neither party will have the funds necessary to consummate the transaction. See "Business -- Joint Venture Arrangements." In addition, the Company may experience difficulty in locating a third party purchaser for its Joint Venture interest and in obtaining a favorable sale price for such Joint Venture interest.

 Investments in Joint Ventures may involve the risk that the Company's co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with the interests or goals of the Company, that such co-venturer may be in a position to take action contrary to the Company's instructions, requests, policies or objectives, or that such co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the Joint Venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences.

 Risks Relating to the Ability of the Company to Liquidate. For the first five to ten years after commencement of this offering, the Company intends to use any proceeds from the Sale of Properties or Mortgage Loans that are not required to be distributed to stockholders in order to preserve the Company's status as a REIT for federal income tax purposes to acquire additional Properties, make additional Mortgage Loans and repay outstanding indebtedness. The proceeds from the Sale of Secured Equipment Leases will be used to fund additional Secured Equipment Leases, or to reduce the Company's outstanding indebtedness on the Loan. If Listing occurs, the proceeds from Sales may be reinvested in other Properties, Mortgage Loans, or Secured Equipment Leases for an indefinite period of time. Unless Listing occurs within ten years after commencement of the offering, the Company will undertake, to the extent consistent with the Company's objective of qualifying as a REIT, the orderly Sale of the Company's assets, the distribution of the Net Sales Proceeds of such Sales to stockholders, and will engage only in activities related to its orderly liquidation unless the stockholders elect otherwise. Neither the Advisor nor the Board of Directors may be able to control the timing of Sales due to market conditions, and there can be no assurance that the Company will be able to sell its assets so as to return stockholders' aggregate Invested Capital, to generate a profit for the stockholders, or to fully satisfy its debt obligations. Invested Capital, in the aggregate, will be returned to stockholders upon disposition of the Properties only if the Properties are sold for more than their original purchase price, although return of capital, for federal income tax purposes, is not necessarily limited to stockholder distributions following Sales of Properties. See "Federal Income Tax Considerations." In the event that a purchase money obligation is taken in partial payment of the sales price of a Property, the proceeds of the Sale will be realized over a period of years. Further, entering into Mortgage Loans with terms of 15 to 20 years and Secured Equipment Leases with terms of seven years may cause any intended liquidation of the Company to be delayed beyond the time of disposition of the Properties and until such time as the Mortgage Loans and Secured Equipment Leases expire or are sold.

 Risks Relating to Tenant Purchase Rights. Certain tenants are expected to have the right to purchase the Property from the Company, commencing a specified number of years after the date of the lease, which may lessen the ability of the Advisor and the Board of Directors to freely control the Sale of the Property. The leases also generally provide the tenant with a right of first refusal on any proposed sale provisions. See "Business--Description of Leases -- Right of Tenant to Purchase." A tenant will have no obligation to purchase the Property it leases.

 Risks of Real Property Investments. The value of Properties such as those to be acquired by the Company, the ability of the tenants to pay rent on a timely basis, the amount of the rent and the ability of borrowers to make Mortgage Loan payments on a timely basis may be adversely affected by certain changes in general or local economic or market conditions, increased costs of energy, increased costs of food or other products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of a Restaurant Chain or other business to fulfill any obligations to operators of its restaurant or other businesses, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings as required by the franchise or lease agreement, voluntary termination by a tenant of its obligations under a lease, and other factors. Neither the Company nor the Board of Directors can control these factors.

 Tenants may lease more than one Property and borrowers may enter into more than one Mortgage Loan. Events such as the default or financial failure of a tenant or borrower therefore could cause one or more Properties to become vacant under certain circumstances. Vacancies would reduce the cash receipts of the Company and, at least until the Company is able to re-lease any such Properties, could decrease their ultimate resale value. The value of the Company's Properties will depend principally upon the value of the leases of the Properties. Minor defaults by a tenant or borrower may continue for some time before the Advisor or Board of Directors determines that it is in the interest of the Company to evict the tenant or foreclose on the property of the borrower.

 If a Property becomes vacant, the Company may be unable either to re-lease the Property for the rent due under the prior lease or to re-lease the Property without incurring additional expenditures relating to the Property. The Company could experience delays in enforcing its rights against, and collecting rents (and, under certain circumstances, real estate taxes and insurance costs) due from, a defaulting tenant.

 The Company will not be a party to any franchise agreement between a Restaurant Chain or other business and a tenant, and such agreement could therefore be modified or canceled without notice to, or the prior consent of, the Company. In that event, the tenant could be required to cease its operations at a Property, although the tenant's obligation to pay rent to the Company would continue. Before operations at the Property could resume, however, the Company would be required to locate a new tenant acceptable to a Restaurant Chain or other business.

 The inability of tenants to make lease payments or of borrowers to make Mortgage Loan payments as a result of any of these factors could result in a decrease in the amount of cash available to make Distributions to the stockholders.

 If the Company, as lessor, incurs any liability which is not fully covered by insurance, the Company would be liable for such amounts, and returns to the stockholders could be reduced. See "Business -- Description of Property Leases-- Insurance, Taxes, Maintenance, and Repairs" for a description of the types of insurance that the leases of the Properties will require the tenant to obtain.

 Risks of Adverse Trends. The success of the future operations of the Company's Properties will depend largely on each of their operator's ability to adapt to dominant trends in the restaurant and other industries, including greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels, and general economic conditions. See "Business -- General" for a description of the size and nature of the restaurant industry and current trends in this industry. The success of a particular Restaurant Chain or other business concept, the ability of a Restaurant Chain or other business to fulfill any obligations to operators of its restaurants or other businesses, and trends in the restaurant and other industries may affect the income of the Company.

 Risks Resulting From Competition. The Company will compete with other entities, including Affiliates, for the acquisition of properties. See "Conflicts of Interest -- Prior and Future Programs." In addition, the restaurant and other businesses in which the Company will invest are highly competitive, and it is anticipated that any Property acquired by the Company will compete with other businesses in the vicinity. The extent to which the Company will be entitled to receive rent, in the form of percentage rent, in excess of the base rent (including automatic increases in the base rent) for the Properties will depend in part on the ability of the tenants to compete successfully with other businesses in the vicinity. In addition, the Company will compete with other financing sources for suitable tenants and properties.

 Possible Environmental Liabilities. Under various federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site.

 All of the Properties will be acquired by the Company subject to satisfactory Phase I environmental assessments or satisfactory Phase II environmental assessments. A Phase I or Phase II environmental assessment may be determined by the Board of Directors or the Advisor to be satisfactory if a problem exists and has not been resolved at the time the Property is acquired provided that the seller has agreed in writing to indemnify the Company. There can be no assurance, however, that any seller will be able to pay under an indemnity obtained by the Company. Further, no assurances can be given that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to the Company. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants and occupants of the Properties, by the condition of land or operations in the vicinity of the Properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company.

 In addition, the Company may invest in Properties that include gasoline installations. These gasoline installations will have underground storage tanks containing petroleum products, which are subject to extensive federal and state regulation. The underground tanks are expected to be new, double-walled storage tanks with automatic leak detection systems. Although the Company intends to use underground tanks that it believes are "state of the art" and to engage in testing of the type described above and take other protective measures, such as obtaining indemnification from the seller and the operator of the Property, there can be no assurance that such gasoline installations do not have the potential for environmental liability either in their current condition or as a consequence of future conditions (including changes in applicable laws or regulations).

 Risks Associated With the Line of Credit and the Permanent Financing. The Company intends to obtain the Line of Credit and the Permanent Financing and use the proceeds therefrom to purchase Properties and make Mortgage Loans. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment for the Line of Credit or any Permanent Financing, and there is no assurance that the Company will be able to obtain either the Line of Credit or any Permanent Financing on satisfactory terms.

 Risks Associated With the Loan. The Company intends to obtain the Loan and use the Loan proceeds to fund Secured Equipment Leases. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment for the Loan, and there is no assurance that the Company will be able to obtain the Loan on satisfactory terms.

 Risks Relating to Unspecified Secured Equipment Leases. The Company, as of the date of this Prospectus, has not entered into any arrangements that create a reasonable probability that the Company will extend a Secured Equipment Lease to a particular operator, and therefore prospective stockholders have no information to assist them in evaluating the merits of the Secured Equipment Lease program or of any Secured Equipment Lease. No assurance can be given that the Company will be successful in identifying suitable operators or negotiating Secured Equipment Leases on financially attractive terms or that lessees will fulfill their obligations under Secured Equipment Leases.

TAX RISKS

 Effect of Failure to Qualify as a REIT. The Company intends to operate so as to qualify and remain qualified as a REIT for federal income tax purposes, commencing with its taxable year ending December 31, 1996. A qualified REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders, so long as it distributes at least 95% of its real estate investment trust taxable income. See "Federal Income Tax Considerations -- Taxation of the Company." The Company expects to qualify as a REIT initially, but no assurance can be given that it will so qualify or that it will continue to qualify in the future. In this regard, based on certain representations and assumptions, the Company will receive an opinion of tax counsel to the Company

("Counsel") to the effect that the Company will be organized in conformity with the requirements for qualification as a REIT, and that the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT for federal income tax purposes. Qualification as a REIT, however, involves the application of highly technical and complex Code provisions as to which there are only limited judicial and administrative interpretations. Certain facts and circumstances which may be wholly or partially beyond the Company's control may affect its ability to qualify on an ongoing basis as a REIT. In addition, no assurance can be given that future legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws (or the application thereof) with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of such qualification. The opinion of Counsel is not binding on the Internal Revenue Service ("IRS") or the courts.

 Risks Relating to the Secured Equipment Leases. In order to qualify as a REIT for federal income tax purposes, not more than 25% of the Company's total assets may be represented by personal property, or loans secured by personal property on certain testing dates. In addition, loans secured by personal property made to each borrower must represent less than 5% of the Company's total assets on such testing dates. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. The Company believes that the value of the Secured Equipment Leases together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular lessee will represent less than 5% of the Company's total assets. Counsel has relied on the representations of the Company regarding such values in rendering its opinion as to the qualification of the Company as a REIT. If the Company fails to satisfy the 25% test or the 5% test either at the time of the offering or on any subsequent testing date, the Company will fail to qualify (or cease to qualify, as the case may be) as a REIT for federal income tax purposes. In addition, if, contrary to the opinion of Counsel, the Secured Equipment Leases are not treated as loans, but are instead treated as leases for federal income tax purposes, income from the Secured Equipment Leases will generally not satisfy either the 95% or the 75% gross income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company,"and "-- Characterization of the Secured Equipment Leases."

 Effect of REIT Disqualification. If, in any taxable year, the Company were to fail to qualify as a REIT for federal income tax purposes, it would not be allowed a deduction for dividends to stockholders in computing taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company would be disqualified from treatment as a REIT for federal income tax purposes for the four taxable years following the year during which REIT qualification is lost. The additional tax liability resulting from the failure to so qualify would significantly reduce the amount of funds available to make Distributions to stockholders. Distributions to stockholders generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction. Although the Company intends to operate in a manner designed to permit it to qualify as a REIT for federal income tax purposes, it is possible that future economic, market, legal, tax, or other events or circumstances could cause it to fail to so qualify. See "Federal Income Tax Considerations -- Taxation of the Company."

 Effect of Distribution Requirements. The Company may be required, under certain circumstances, to accrue as income for tax purposes interest, rent and other items treated as earned for tax purposes but not yet received. In addition, the Company may be required not to accrue as expenses for tax purposes certain items which actually have been paid or certain of the Company's deductions might be disallowed by the Service. In any such event, the Company could fail to qualify as a REIT or have taxable income in excess of cash available for distribution. If the Company has taxable income in excess of cash available for distribution, the Company could be required to borrow funds or liquidate investments on unfavorable terms in order to meet the distribution requirement applicable to a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Distribution Requirements."

 Restrictions on Maximum Share Ownership. In order for the Company to qualify as a REIT, no more than 50% of the value of the outstanding equity securities may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities) at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Company's Articles of Incorporation include certain provisions restricting the accumulation of Shares. These restrictions may (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to stockholders; or (iii) limit the opportunity for stockholders to receive a premium for their Shares in the event a stockholder is making purchases of Shares in order to acquire a block of Shares.

 Other Tax Liabilities. Even if the Company qualifies as a REIT for federal income tax purposes, it may be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considera- tions -- State and Local Taxes."

 Changes in Tax Laws. The discussions of the federal income tax aspects of the offering are based on current law, including the Code, the Regulations issued thereunder, certain administrative interpretations thereof, and court decisions. Consequently, future events that modify or otherwise affect those provisions may result in treatment for federal income tax purposes of the Company and the stockholders that is materially and adversely different from that described in this Prospectus, both for taxable years arising before and after such events. There is no assurance that future legislation and administrative interpretations will not be retroactive in effect.

                          SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

SUITABILITY STANDARDS

 The Shares offered hereby are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for the Shares, which means that it may be difficult to sell Shares. See "Summary of the Articles of Incorporation and Bylaws -- Restrictions on Ownership" for a description of the transfer requirements. As a result, the Company has established suitability standards which require investors to have either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000.

 Iowa, Maine, Missouri, New Hampshire, North Carolina, Pennsylvania and Tennessee have established suitability standards different from those established by the Company, and Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

 IOWA, MISSOURI, NORTH CAROLINA AND TENNESSEE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $225,000.

 MAINE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $200,000.

 NEW HAMPSHIRE -- The investor has either (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $250,000.

 PENNSYLVANIA -- The investor has (i) a net worth (exclusive of home, furnishings, and personal automobiles) of at least ten times the investor's investment in the Company, and
(ii) either (a) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (exclusive of home, furnishings, and personal automobiles) of at least $150,000. Because the minimum offering of Shares of the Company is less than $16,500,000, Pennsylvania investors are cautioned to evaluate carefully the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of the Company's subscription proceeds.

 The foregoing suitability standards must be met by the investor who purchases the Shares. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit-sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

 In addition, under the laws of certain states, investors may transfer their Shares only to persons who meet similar standards, and the Company may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of Shares as set forth in the Articles of Incorporation and as summarized under "Summary of the Articles of Incorporation and Bylaws -- Restrictions of Ownership."

 In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. See "Federal Income Tax Considerations -- Retirement Plan Stockholders." In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding "unrelated business taxable income," see "Federal Income Tax Considerations -- Taxation of Stockholders -- Tax-Exempt Stockholders."

 In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the Subscription Agreement in one of the forms attached hereto as Exhibit D. In addition, Soliciting Dealers who sell Shares have the responsibility to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. See "The Offering -- Subscription Procedures." Executed Subscription Agreements will be maintained in the Company's records for six years.

HOW TO SUBSCRIBE

 An investor who meets the suitability standards described above may subscribe for Shares by completing and executing the Subscription Agreement and delivering it to a Soliciting Dealer, together with a check for the full purchase price of the Shares subscribed for, payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent." See "The Offering -- Subscription Procedures." Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares subscribed for payable directly to the Soliciting Dealer. Care should be taken to ensure that the Subscription Agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates, and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from Soliciting Dealers. Any subscription may be rejected by the Company in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

 Certain Soliciting Dealers may permit investors who meet the suitability standards described above to subscribe for Shares by telephonic order to the Soliciting Dealer. This procedure may not be available in certain states. See "The Offering -- Subscription Procedures" and "The Offering -- Plan of Distribution."

 A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares ($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). In addition, Nebraska, New York, and North Carolina investors must make a minimum investment of 500 Shares ($5,000). Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of one Share. Maine investors, however, may not make additional purchases in amounts less than the applicable minimum investment except with respect to Shares purchased pursuant to the Reinvestment Plan. See "The Offering -- General," "The Offering -- Subscription Procedures," and "Summary of Reinvestment Plan."

                                   ESTIMATED USE OF PROCEEDS

 The table set forth below summarizes certain information relating to the anticipated use of offering proceeds by the Company, assuming that 150,000 Shares and 15,000,000 Shares (which assumes that the Managing Dealer exercises its option, if the offering is oversubscribed, to sell an additional 5,000,000 Shares) are sold. The Company estimates that 84% of Gross Proceeds will be available for the purchase of Properties and the making of Mortgage Loans, and approximately 9% of Gross Proceeds will be paid in fees and expenses to Affiliates of the Company for their services and as reimbursement for Organizational and Offering Expenses incurred on behalf of the Company. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

                                                    Minimum  Offering (1)  Maximum Offering(1)(2)
                                                     Amount   Percent        Amount        Percent
GROSS PROCEEDS TO THE COMPANY (3)................$1,500,000  100.0%         $150,000,000   100.0%
Less:
   Selling Commissions to CNL
      Securities Corp. (3).......................  112,500     7.5%           11,250,000     7.5%
   Marketing Support and Due Diligence
      Expense Reimbursement Fee to
      CNL Securities Corp. (3)...................    7,500     0.5%              750,000     0.5%
   Organizational and Offering Expenses (4)......   45,000     3.0%            4,500,000     3.0%
                                                 ----------   ------           ----------   ------

NET PROCEEDS TO THE COMPANY......................1,335,000    89.0%          133,500,000    89.0%
Less:
   Acquisition Fees to the Advisor (5) ..........   67,500     4.5%            6,750,000     4.5%
   Acquisition Expenses (6)......................    7,500     0.5%              750,000     0.5%
   Initial Working Capital Reserve ...............    (7)                            (7)
                                                  ----------  ------         ------------    ----

CASH PAYMENT FOR PURCHASE OF PROPERTIES
   AND THE MAKING OF MORTGAGE LOANS
   BY THE COMPANY (8)............................$1,260,000   84.0%         $126,000,000    84.0%
                                                 ==========   =====         ============   ======

- ------------------------------------

FOOTNOTES:

(1) Excludes the purchase of 20,000 Shares by the Advisor in exchange for its $200,000 investment in the Company. The Advisor may, but is not required to, purchase additional Shares of the Company. Also excludes 1,500,000 Shares that may be sold pursuant to the Reinvestment Plan.

(2) Offering proceeds will exceed $100,000,000 only if the Managing Dealer exercises its option to sell an additional 5,000,000 Shares if the offering is oversubscribed.
(3) Gross Proceeds of the offering are calculated as if all Shares are sold at $10.00 per Share and do not take into account any reduction in Selling Commissions. See "The Offering -- Plan of Distribution" for a description of the circumstances under which Selling Commissions may be reduced, including commission discounts available for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers, certain Directors and officers and certain investment advisers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Shares. The Shares are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 7.5% on all sales of Shares and will act as Managing Dealer. The Managing Dealer is an Affiliate of the Advisor. Other broker-dealers may be engaged as Soliciting Dealers to sell Shares and reallowed Selling Commissions of up to 7% with respect to Shares which they sell. In addition, all or a portion of the marketing support and due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Shares, including reimbursement for bona fide expenses incurred in connection with due diligence activities. See "The Offering -- Plan of Distribution" for a more complete description of this fee.

(4) Organizational and Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of the Company and the offering of the Shares, but exclude Selling Commissions and the marketing support and due diligence expense reimbursement fee.

(5) Acquisition Fees include all fees and commissions paid by the Company to any person or entity in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, including to Affiliates or nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(6) Represents Acquisition Expenses that are neither reimbursed to the Company nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Company, the Advisor, or any Affiliate of the Advisor in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The expenses that are attributable to the seller of the Properties and part of the purchase price of the Properties is anticipated to range between 1% and 2% of Gross Proceeds.

(7) Because leases will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Company has insufficient funds for such purposes, the Advisor may contribute to the Company an aggregate amount of up to 1% of the net offering proceeds available to the Company for maintenance and repairs. The Advisor also may, but is not required to, establish reserves from offering proceeds, operating funds, and the available proceeds of any Sales.

(8) Offering proceeds designated for investment in Properties or the making of Mortgage Loans temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal.

                                    MANAGEMENT COMPENSATION

        The table below summarizes the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor and its Affiliates, exclusive of any distributions to which the Advisor or its Affiliates may be entitled by reason of their purchase and ownership of Shares. See "The Advisor and the Advisory Agreement." For information concerning compensation to the Directors, see "Management."

        A maximum of 10,000,000 Shares ($100,000,000) may be sold; however, if the Managing Dealer exercises its option (in the event the offering is oversubscribed) to sell an additional 5,000,000 shares, a maximum of 15,000,000 Shares ($150,000,000) may be sold. An additional 1,500,000 Shares ($15,000,000)
may be sold to stockholders who receive a copy of this Prospectus and who purchase Shares through the Reinvestment Plan.

        The following arrangements for compensation and fees to the Advisor and its Affiliates were not determined by arm's-length negotiations. See "Conflicts of Interest." There is no item of compensation and no fee that can be paid to the Advisor or its Affiliates under more than one category.


     Type of
   Compensation                                                                                          Estimated
  and Recipient                             Method of Computation                                      Maximum Amount

                                            Organizational Stage
 Selling           Selling Commissions of 7.5% per  Share on all Shares sold, subject  to   $112,500  if   150,000  Shares  are
 Commissions to    reduction   under  certain   circumstances  as   described   in  ``The   sold;  $11,250,000  if   15,000,000
 Managing          Offering   Plan   of  Distribution.''     Soliciting  Dealers  may  be   Shares  are  sold;  $12,375,000  if
 Dealer and        reallowed Selling Commissions  of up to 7% with respect to Shares they   16,500,000     Shares    (including
 Soliciting        sell.                                                                    1,500,000  Shares  offered pursuant
 Dealers                                                                                    to   the  Reinvestment   Plan)  are
                                                                                            sold.

 Marketing         Expense allowance  of 0.5% of Gross  Proceeds to the  Managing Dealer,   $7,500 if 150,000  Shares are sold;
 support and       all or  a portion  of which  may be  reallowed to  Soliciting Dealers.   $750,000  if 15,000,000  Shares are
 due diligence     The  Managing Dealer will  pay all sums attributable  to bona fide due   sold;   $825,000    if   16,500,000
 expense           diligence expenses from this fee.                                        Shares (including  1,500,000 Shares
 reimbursement                                                                              offered  pursuant to  the Reinvest-
 fee to                                                                                     ment Plan) are sold.
 Managing
 Dealer and
 Soliciting
 Dealers

 Reimbursement     Actual expenses incurred.                                                Amount is not determinable  at this
 to the Advisor                                                                             time.    Estimated at  3%  of Gross
 and its                                                                                    Proceeds,   $45,000    if   150,000
 Affiliates for                                                                             Shares  are   sold;  $4,500,000  if
 Organizational                                                                             15,000,000    Shares    are   sold;
 and Offering                                                                               $4,950,000  if   16,500,000  Shares
 Expenses                                                                                   (including     1,500,000     Shares
                                                                                            offered  pursuant to  the Reinvest-
                                                                                            ment Plan) are sold.


                                              Acquisition Stage


 Acquisition       4.5% of Total Proceeds payable to the Advisor as Acquisition Fees.       $67,500  if 150,000 Shares are sold
 Fee to the                                                                                 plus    $20,250     if    Permanent
 Advisor                                                                                    Financing      equals     $450,000;
                                                                                            $6,750,000  if   15,000,000  Shares
                                                                                            are   sold   plus   $2,025,000   if
                                                                                            Permanent      Financing     equals
                                                                                            $45,000,000;      $7,425,000     if
                                                                                            16,500,000     Shares    (including
                                                                                            1,500,000  Shares  offered pursuant
                                                                                            to  the Reinvestment Plan) are sold
                                                                                            plus   $2,227,500    if   Permanent
                                                                                            Financing equals $49,500,000.


 Other             Any fees  paid to  Affiliates of the  Advisor in  connection with  the   Amount  is not determinable at this
 Acquisition       financing, construction or renovation  of a Property.  Payment of such   time.
 Fees to           fees will be subject  to approval by the Board of Directors, including
 Affiliates of     a majority of  the Independent Directors, not otherwise  interested in
 the Advisor       the transaction.



     Type of
   Compensation                                                                                          Estimated
  and Recipient                             Method of Computation                                      Maximum Amount

 Reimbursement     Reimbursement to the Advisor and  its Affiliates for expenses actually   Acquisition  Expenses,   which  are
 of Acquisition    incurred.                                                                based   on  a  number  of  factors,
 Expenses to                                                                                including  the  purchase  price  of
 the Advisor                                                                                the  Properties, are  not determin-
 and its                                                                                    able at this time.
 Affiliates

                   The total  of  all  Acquisition  Fees  and  any  Acquisition  Expenses
                   payable to  the Advisor  and its  Affiliates shall  be reasonable  and shall not exceed an amount equal to 6% of the Real Estate  Asset Value of a Property,  or in the  case of a  Mortgage Loan, 6%  of the  funds advanced, unless  a majority of  the Board  of Directors, including  a majority of  the Independent Directors not otherwise interested in the transaction,  approves  fees in  excess  of  this limit  subject  to a determination that  the transaction is commercially  competitive, fair and  reasonable to the Company.  Acquisition  Fees shall be reduced to the extent  that, and if  necessary to  limit, the total  compensation paid  to all persons  involved in the  acquisition of  any Property to the amount  customarily charged in  arms-length transactions  by other persons  or entities rendering  similar services as  an ongoing public activity in the  same geographical location  and for comparable  types of  Properties,  and  to  the  extent  that  other  acquisition  fees, finder's  fees, real  estate  commissions, or  other  similar fees  or
                   commissions  are  paid   by  any   person  in   connection  with   the
                   transaction.




     Type of
   Compensation                                                                                          Estimated
  and Recipient                             Method of Computation                                      Maximum Amount


                                              Operational Stage
 Asset             A monthly Asset Management  Fee in an amount  equal to one-twelfth  of   Amount is not  determinable at this
 Management Fee    .60% of  the Company's  Real Estate  Asset Value  and the  outstanding   time.   The  amount  of  the  Asset
 to the Advisor    principal amount of the Mortgage Loans as  of the end of the preceding   Management  Fee  will depend  upon,
                   month.    Specifically,  Real  Estate Asset  Value  equals  the amount   among  other  things, the  cost  of
                   invested in the Properties wholly owned by the Company, determined  on   the   Properties  and   the  amount
                   the basis of cost, plus, in the case  of Properties owned by any Joint   invested in Mortgage Loans.
                   Venture  or  partnership in  which  the Company  is  a co-venturer  or partner,  the  portion of  the  cost of  such Properties  paid  by the
                   Company, exclusive  of  Acquisition  Fees  and Expenses.    The  Asset
                   Management Fee,  which will not exceed fees  which are competitive for similar services  in the  same  geographic area,  may  or may  not  be taken, in  whole or in part as to any  year, in the sole discretion of
                   the Advisor.   All  or any  portion of  the Asset  Management Fee  not
                   taken  as to any  fiscal year shall  be deferred  without interest and may  be  taken  in  such  other  fiscal  year  as  the  Advisor  shall determine.



 Reimbursement     Operating Expenses  (which, in general, are those expenses relating to   Amount  is not determinable at this
 to the Advisor    administration of the Company  on an ongoing basis) will be reimbursed   time.
 and Affiliates    by  the Company.   To  the extent that  Operating Expenses  payable or
 for operating     reimbursable  by the Company, in any  four consecutive fiscal quarters
 expenses          (the  ``Expense Year''), exceed (the ``Excess Amount'') the greater of
                   2%  of  Average Invested  Assets or  25% of  Net Income  (the ``2%/25%
                   Guidelines'') and the Independent Directors  determine that the Excess
                   Amount was justified based on unusual nonrecurring  factors which they deem sufficient, the Excess  Amount may be  carried over and  included in Operating Expenses in  subsequent Expense Years, and reimbursed  to the Advisor in one  or more of such years, but only to the extent such reimbursement  would not  cause the  Company's  Operating Expenses  to
                   exceed  the 2%/25%  Guidelines in any  Expense Year.   Within  60 days
                   after  the end of  any fiscal quarter  of the Company  for which total
                   Operating  Expenses   (for  the  Expense   Year)  exceed   the  2%/25%
                   Guidelines and  the Independent  Directors determine  that the  Excess
                   Amount  was  justified, there  shall  be  sent to  the  stockholders a written  disclosure of such fact, together  with an explanation of the factors the Independent Directors considered  in determining that such
                   Excess Amount was justified.

 Soliciting        An annual  fee of  .20% of  Invested Capital  on December  31 of  each   Amount is not  determinable at this
 Dealer            year,  commencing on  December 31 of  the year  following the  year in   time.   Until  such time  as assets
 Servicing Fee     which  the offering  terminates,  generally  payable to  the  Managing   are  sold,  the  estimated  amounts
 to Managing       Dealer, which  in turn  may reallow all  or a portion  of such  fee to   payable to the  Managing Dealer for
 Dealer            Soliciting  Dealers  whose clients  hold  Shares on  such  date.   The   each  of  the years  following  the
                   Company may  also pay the Soliciting Dealer  Servicing Fee directly to   year   of    termination   of   the
                   any  Soliciting Dealer  exempt from  registration  as a  broker-dealer   offering are expected  to be $3,000
                   whose clients held Shares on such date.  In general, Invested  Capital   if   150,000   Shares   are   sold;
                   is the  amount of  cash paid by  the stockholders  to the  Company for   $300,000  if 15,000,000  Shares are
                   their  Shares,   reduced  by  certain   prior  Distributions   to  the   sold;  and  $330,000 if  16,500,000
                   stockholders from  the Sale of one or  more Properties, Mortgage Loans   Shares (including 1,500,000  Shares
                   or Secured  Equipment Leases.   The  Soliciting  Dealer Servicing  Fee   offered     pursuant     to     the
                   will terminate as  of the beginning of  any year in which  the Company   Reinvestment Plan) are sold.
                   is liquidated or in which Listing occurs, provided, however, that  any previously  accrued  but  unpaid  portion  of  the  Soliciting  Dealer
                   Servicing Fee may be paid in such year or any subsequent year.



     Type of
   Compensation                                                                                          Estimated
  and Recipient                             Method of Computation                                      Maximum Amount
 Deferred,         A deferred,  subordinated real  estate disposition  fee, payable  upon   Amount  is not determinable at this
 subordinated      Sale of one or  more Properties, in an  amount equal to the  lesser of   time.  The amount  of this fee,  if
 real estate       (i)  one-half of a Competitive  Real Estate Commission,  or (ii) 3% of   it  becomes  payable,  will  depend
 disposition       the sales price of  such Property or Properties.  Payment  of such fee   upon  the price at which Properties
 fee payable to    shall be  made only if  the Advisor  provides a substantial  amount of   are sold.
 the Advisor       services in connection with  the Sale of a Property or  Properties and
 from a Sale or    shall be subordinated to receipt  by the stockholders of Distributions
 Sales of a        equal to the sum  of (i) their  aggregate Stockholders' 8% Return  and
 Property not      (ii) their aggregate  Invested Capital.   If, at the  time of a  Sale,
 in liquidation    payment of the disposition  fee is deferred because the  subordination
 of the Company    conditions have not been  satisfied, then the disposition fee shall be
                   paid  at  such  later   time  as  the  subordination   conditions  are
                   satisfied.   Upon  Listing, if the  Advisor has  accrued but  not been
                   paid  such  real   estate  disposition  fee,  then  for   purposes  of
                   determining whether  the subordination conditions have been satisfied, stockholders will  be deemed to  have received  a Distribution in  the amount equal to the product of the  total number of Shares outstanding and  the average closing price of  the Shares over a period, beginning
                   180  days  after  Listing, of  30  days during  which  the  Shares are traded.

 Subordinated      At  such time, if  any, as Listing  occurs, the Advisor  shall be paid   Amount is not  determinable at this
 Incentive Fee     the  Subordinated  Incentive Fee  in  an amount  equal  to 10%  of the   time.
 payable to the    amount  by which  (i)  the market  value  of the  Company  (as defined
 Advisor at        below)  plus the  total Distributions  made to  stockholders from  the
 such time, if     Company's inception until the date of  Listing exceeds (ii) the sum of
 any, as           (A) 100% of Invested Capital and (B) the total Distributions  required
 Listing occurs    to be made  to the stockholders in  order to pay the  Stockholders' 8%
                   Return  from  inception   through  the  date   the  market  value   is
                   determined.   For purposes of  calculating the  Subordinated Incentive
                   Fee, the  market value  of the  Company shall  be the average  closing price or average of bid  and asked price, as the  case may be, over  a period of 30 days during which the  Shares are traded with such period
                   beginning  180 days  after Listing.   The  Subordinated Incentive  Fee
                   will be  reduced by the amount of any  prior payment to the Advisor of a  deferred, subordinated  share of Net  Sales Proceeds  from Sales of assets of the Company.



 Deferred,         A deferred,  subordinated share  equal to  10% of  Net Sales  Proceeds   Amount  is not determinable at this
 subordinated      from Sales  of assets  of  the Company  payable after  receipt by  the   time.
 share of Net      stockholders  of  Distributions   equal  to   the  sum   of  (i)   the
 Sales Proceeds    Stockholders' 8% Return and  (ii) 100% of Invested Capital.  Following
 from Sales of     Listing, no share of Net Sales Proceeds will be paid to the Advisor.
 assets of the
 Company not in
 liquidation of
 the Company
 payable to the
 Advisor

 Secured           A fee  paid  to the  Advisor  out of  the  proceeds of  the  Loan  for   Amount is not  determinable at this
 Equipment         negotiating  Secured  Equipment  Leases and  supervising  the  Secured   time.
 Lease Ser-        Equipment  Lease program  equal to  2% of  the purchase  price of  the
 vicing Fee to     Equipment  subject  to each  Secured  Equipment  Lease and  paid  upon
 the Advisor       entering into such lease.

 Reimbursement     Repayment by the Company of actual expenses incurred.                    Amount  not  determinable  at  this
 to the Advisor                                                                             time.
 and Affiliates
 for Secured
 Equipment
 Lease
 servicing ex-
 penses



     Type of
   Compensation                                                                                          Estimated
  and Recipient                             Method of Computation                                      Maximum Amount

                                              Liquidation Stage
 Deferred,         A deferred,  subordinated real  estate disposition  fee, payable  upon   Amount is not  determinable at this
 subordinated      Sale of one  or more Properties, in  an amount equal to  the lesser of   time.  The amount  of this fee,  if
 real estate       (i) one-half of  a Competitive Real Estate  Commission, or (ii) 3%  of   it  becomes  payable,  will  depend
 disposition       the sales price of  such Property or Properties.  Payment  of such fee   upon the price  at which Properties
 fee payable to    shall  be made only  if the Advisor  provides a substantial  amount of   are sold.
 the Advisor       services in connection with the  Sale of a Property or  Properties and
 from a Sale or    shall be subordinated to receipt by the stockholders  of Distributions
 Sales in          equal to  the sum of (i)  their aggregate Stockholders' 8%  Return and
 liquidation of    (ii) their aggregate  Invested Capital.   If, at the  time of a  Sale,
 the Company       payment of the  disposition fee is deferred  because the subordination conditions have not been satisfied, then the disposition fee shall  be
                   paid  at   such  later  time  as  the   subordination  conditions  are
                   satisfied.

 Deferred,         A deferred,  subordinated share  equal to  10% of  Net Sales  Proceeds   Amount is not  determinable at this
 subordinated      from  Sales of  assets of  the Company  payable  after receipt  by the   time.
 share of Net      stockholders   of  Distributions   equal  to  the   sum  of   (i)  the
 Sales Proceeds    Stockholders' 8% Return and (ii) 100%  of Invested Capital.  Following
 from Sales of     Listing, no share of Net Sales Proceeds will be paid to the Advisor.
 assets of the
 Company in
 liquidation of
 the Company
 payable to the
 Advisor



                                     CONFLICTS OF INTEREST

        The Company will be subject to various conflicts of interest arising out of its relationship to the Advisor and its Affiliates, as described below.

        The following chart indicates the relationship between the Advisor and those Affiliates that will provide services to the Company.








                                                                          CNL GROUP, INC. (1)
                                                                                 |
                                                                                 |
                                                                                100%
                                                                        -----------------------
                                                                       |                       |
                                                                       |                       |
                                                                       |                       |
 CNL AMERICAN REALTY FUND, INC.-------------------------- CNL FUND ADVISORS, INC.      CNL SECURITIES CORP.
        (the Company)                                      (Advisor to Company)           (Managing Dealer)
     Advisory Agreement


          (1) James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, shares ownership and voting control of CNL Group, Inc. with Dayle L. Seneff, his wife.

PRIOR AND FUTURE PROGRAMS

        In the past, Affiliates of the Advisor have organized over 100 other real estate investments, currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to the Company, and make additional real estate investments. Some of these (including 17 prior public partnerships, one prior unlisted public REIT and one prior listed public REIT) involve and will involve Affiliates of the Advisor in the ownership, operation, leasing, and management of properties that may be suitable for the Company.

        Certain of these affiliated public or private real estate programs invest or may invest in fast-food, familystyle and casual-dining restaurants and other types of net lease properties, may purchase properties concurrently with the Company and may lease properties to operators who also lease or operate certain of the Company's Properties. These properties, if located in the vicinity of, or adjacent to, Properties acquired by the Company may affect the Properties' gross revenues. Additionally, such other programs may offer mortgage or equipment financing to the same or similar entities as those targeted by the Company, thereby affecting the Company's Mortgage Loan activities or Secured Equipment Lease program. Such conflicts between the Company and affiliated programs may affect the value of the Company's investments as well as its Net Income. The Company believes that the Advisor has established guidelines to minimize such conflicts. See "Certain Conflict Resolution Procedures" below.

ACQUISITION OF PROPERTIES

        Affiliates of the Advisor regularly have opportunities to acquire restaurant properties and other properties of a type suitable for acquisition by the Company as a result of their existing relationships and past experience with various Restaurant Chains and other businesses and their franchisees. See "Business -- General." A purchaser who wishes to acquire one or more of these properties must do so within a relatively short period of time, occasionally at a time when the Company (due to insufficient funds, for example) may be unable to make the acquisition.

        In an effort to address these situations and preserve the acquisition opportunities for the Company (and other entities with which the Advisor or its Affiliates are affiliated), Affiliates of the Advisor maintain lines of credit which enable them to acquire properties on an interim basis. Typically, no more than ten to 15 properties are temporarily owned by Affiliates of the Advisor on this interim basis at any particular time. These properties generally will be purchased from Affiliates of the Advisor, at their cost, by one or more existing or future public or private programs formed by Affiliates of the Advisor.

        The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a Property, as well as the terms of the lease of a Property, due to its relationship with its Affiliates and the ongoing business relationship of its Affiliates with operators of Restaurant Chains and other businesses.

        The Advisor or its Affiliates also may be subject to potential conflicts of interest at such time as the Company wishes to acquire a property that also would be suitable for acquisition by an Affiliate of CNL. Affiliates of the Advisor serve as Directors of the Company and, in this capacity, have a fiduciary obligation to act in the best interest of the stockholders of the Company and, as general partners or directors of CNL Affiliates, to act in the best interests of the investors in other programs with investments that may be similar to those of the Company and will use their best efforts to assure that the Company will be treated as favorably as any such other program. See "Management -- Fiduciary Responsibility of the Board of Directors." The Company has also developed procedures to resolve potential conflicts of interest in the allocation of properties between the Company and certain of its Affiliates. See "Certain Conflict Resolution Procedures" below.

        In addition, CNL Group, Inc. ("CNL"), the parent company of the Advisor, has granted to Commercial Net Lease Realty, Inc., an Affiliate of the Advisor, a right of first refusal to consider and acquire any freestanding retail properties (not including restaurant properties) that become available for acquisition by them or any other Affiliate of CNL, including the Company.

        The Company will supplement this Prospectus during the offering period to disclose the acquisition of a Property at such time as the Advisor believes that a reasonable probability exists that the Company will acquire the Property, including an acquisition from the Advisor or its Affiliates. Based upon the experience of management of the Company and the Advisor and the proposed acquisition methods, a reasonable probability that the Company will acquire a Property normally will occur as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed and (iii) a satisfactory site inspection has been completed.

SALES OF PROPERTIES

        A conflict also could arise in connection with the Advisor's determination as to whether or not to sell a Property, since the interests of the Advisor and the stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its Affiliates may be entitled upon the Sale of a Property. See "Compensation of the Advisor," below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each Sale of a Property. In the unlikely event that the Company and another CNL program attempted to sell similar properties at the same time, a conflict could arise since the two programs potentially could compete with each other for a suitable purchaser. In order to resolve this potential conflict, the Advisor has agreed not to approve the sale of any of the Company's Properties contemporaneously with the sale of a property owned by another CNL program if the two properties are part of the same Restaurant Chain or other business and are within a three-mile radius of each other, unless the Advisor and the principals of the other CNL program are able to locate a suitable purchaser for each property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

        The Company may invest in Joint Ventures with another program sponsored by the Advisor or its Affiliates if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction, determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers.

COMPETITION FOR MANAGEMENT TIME

        The officers and directors of the Advisor and the officers and Directors of the Company currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities. They will devote only as much of their time to the business of the Company as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and officers and Directors of the Company may experience conflicts of interest in allocating management time, services, and functions among the Company and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.

COMPENSATION OF THE ADVISOR

        The Advisor will be engaged to perform various services for the Company and will receive fees and compensation for such services. None of the agreements for such services were the result of arm's-length negotiations. All such agreements, including the Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in such transactions, as being fair and reasonable to the Company and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. A transaction involving the purchase, lease, or Sale of any Property, or the entering into or Sale of a Mortgage Loan or a Secured Equipment Lease by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation, and other income. Although the Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of the Company's acquisitions and Sales of Properties and the entering into and Sales of Mortgage Loans or Secured Equipment Leases. Potential conflicts may arise in connection with the determination by the Advisor on behalf of the Company of whether to hold or sell a Property, Mortgage Loan, or Secured Equipment Lease as such determination could impact the timing and amount of fees payable to the Advisor. See "The Advisor and the Advisory Agreement."

RELATIONSHIP WITH MANAGING DEALER

        The Managing Dealer is CNL Securities Corp., an Affiliate of the Company. Certain of the officers and Directors of the Company are also officers, directors, and registered principals of the Managing Dealer. This relationship may create conflicts in connection with the fulfillment by the Managing Dealer of its due diligence obligations under the federal securities laws. Although the Managing Dealer will examine the information in the Prospectus for accuracy and completeness, the Managing Dealer is an Affiliate of the Company and will not make an independent review of the Company and the offering. Accordingly, the investors do not have the benefit of such independent review. Certain of the Soliciting Dealers have made, or are expected to make, their own independent due diligence investigations. The Managing Dealer is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by entities that may have some or all investment objectives similar to those of the Company and is expected to participate in other offerings sponsored by one or more of the officers or Directors of the Company.

LEGAL REPRESENTATION

        Shaw, Pittman, Potts & Trowbridge, which serves as securities and tax counsel to the Company in this offering, also serves as securities and tax counsel for certain of its Affiliates, including other real estate programs, in connection with other matters. In addition, certain members of the firm of Shaw, Pittman, Potts & Trowbridge have invested as limited partners in prior programs sponsored by Affiliates of the Advisor in aggregate amounts which do not exceed one percent of the amounts sold by any of these programs, and members of the firm also may invest in the Company. Neither the Company nor the stockholders will have separate counsel. In the event any controversy arises following the termination of this offering in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, other counsel may be retained for one or both parties.

CERTAIN CONFLICT RESOLUTION PROCEDURES

        In order to reduce or eliminate certain potential conflicts of interest, the Articles of Incorporation contain a number of restrictions relating to (i) transactions between the Company and the Advisor or its Affiliates, (ii) certain future offerings, and (iii) allocation of properties, mortgage loans and secured equipment leases among certain affiliated entities. These restrictions include, among others, the following:

        1. No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation which provides that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions must approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties.

        2. The Company will not purchase or lease Properties in which the Advisor or its Affiliates has an interest without the determination, by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to the Advisor or its Affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the Company acquire any such asset at an amount in excess of its appraised value. The Company will not sell or lease Properties to the Advisor or its Affiliates unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction determine the transaction is fair and reasonable to the Company.

        3. The Company will not make any loans to Affiliates. Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties. It is anticipated that the Advisor or its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income) described under "The Advisor and the Advisory Agreement -- The Advisory Agreement."

        4. Until completion of this offering, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of restaurant and other types of properties to be leased on a "triple-net" basis to operators of Restaurant Chains and other businesses, (ii) offer mortgage loans and (iii) offer secured equipment leases. The Advisor and its Affiliates also will not purchase a property or offer a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of restaurant and other properties to be leased on a "triple-net" basis to operators of Restaurant Chains and other businesses until substantially all (generally, 80%) of the funds available for investment (Net Offering Proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made.) Affiliates of the Advisor are currently purchasing restaurant and other types of properties, including furniture, fixtures and equipment, and incurring related costs for public and private programs, which have investment objectives that are not identical, and/or a structure not similar to, those of the Company, but which make investments that include "triple-net" leases of fast-food, family-style and casual-dining restaurant properties and other types of properties. The Advisor or its Affiliates currently are and in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company, to offer Mortgage Loans and/or to offer Secured Equipment Leases.

        5. The Board of Directors and the Advisor have agreed that, in the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of Item 4 above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor and its Affiliates will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program's investments by types of restaurants and other businesses and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment. The Advisor and certain other Affiliates of the Company are affiliated with CNL American Properties Fund, Inc. and CNL Income Fund XVII, Ltd., public programs, and CNL Income & Growth Fund VII, Ltd., a private program, offerings of securities for each of which are ongoing. As of June 21, 1996, CNL American Properties Fund, Inc., CNL Income Fund XVII, Ltd. and CNL Income & Growth Fund VII, Ltd. had approximately $2,900,000, $3,300,000 and $7,000,000, respectively, available for investment.

                                 SUMMARY OF REINVESTMENT PLAN

        The Company has adopted the Reinvestment Plan pursuant to which stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company. Each prospective investor who wishes to participate in the Reinvestment Plan should consult with such investor's Soliciting Dealer as to the Soliciting Dealer's position regarding participation in the Reinvestment Plan. The following discussion summarizes the principal terms of the Reinvestment Plan. The Reinvestment Plan is attached hereto as Exhibit A.

GENERAL

        An independent agent (the "Reinvestment Agent"), which currently is MMS Escrow and Transfer Agency, Inc., will act on behalf of the participants in the Reinvestment Plan (the "Participants"). Prior to the time that the offering terminates, the Reinvestment Agent will invest all Distributions attributable to Shares owned by Participants in Shares of the Company at the public offering price per Share, which is $10.00 per Share. Thereafter, and until Listing, the price per Share will be determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by the Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include
(i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a

"GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. All Shares available for purchase under the Reinvestment Plan either are registered pursuant to this Prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the Reinvestment Plan. Until this offering has terminated, Shares will be available for purchase out of the additional 1,500,000 Shares registered with the Securities and Exchange Commission (the "Commission") in connection with this offering. See "The Offering -- Plan of Distribution." After the offering has terminated, Shares will be available from any additional Shares (not expected to exceed 1,500,000 Shares at any one time) which the Company elects to register with the Commission for the Reinvestment Plan.

        Stockholders who have received a copy of this Prospectus and participate in this offering can elect to participate in and purchase Shares through the Reinvestment Plan at any time and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan.

        After the termination of the offering, the price per Share purchased pursuant to the Reinvestment Plan shall be the fair market value of the Shares based on quarterly appraisal updates of the Company's assets until such time, if any, as Listing occurs. Upon Listing, the Shares to be acquired for the Reinvestment Plan may be acquired either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per-Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase. The Company is unable to predict the effect which such a proposed listing would have on the price of the Shares acquired through the Reinvestment Plan.

INVESTMENT OF DISTRIBUTIONS

        Distributions will be used by the Reinvestment Agent, promptly following the payment date with respect to such Distributions, to purchase Shares on behalf of the Participants from the Company. All such Distributions shall be invested in Shares within 30 days after such payment date. Any Distributions not so invested will be returned to Participants.

        At this time, Participants will not have the option to make voluntary contributions to the Reinvestment Plan to purchase Shares in excess of the amount of Shares that can be purchased with their Distributions. The Board of Directors reserves the right, however, to amend the Reinvestment Plan in the future to permit voluntary contributions to the Reinvestment Plan by Participants, to the extent consistent with the Company's objective of qualifying as a REIT.

PARTICIPANT ACCOUNTS, FEES, AND ALLOCATION OF SHARES

        For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such Distributions will be paid to the Company to defray certain costs relating to the Reinvestment Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. The maximum annual charge is $10.00.

        The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

        Subject to the provisions of the Articles of Incorporation relating to certain restrictions on and the effective dates of transfer, Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and to be treated in the same manner as those purchased by the Participants in the offering. Accordingly, the Company will pay the Managing Dealer Selling Commissions of 7.5% (subject to reduction under the circumstances provided under "The Offering -- Plan of Distribution") a marketing support and due diligence fee of .5%. The Company will also pay the Advisor Acquisition Fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan until the termination of the offering. Thereafter, Acquisition Fees will be paid by the Company only in the event that proceeds of the sale of Shares are used to acquire Properties or to invest in Mortgage Loans. As a result, aggregate fees payable to Affiliates of the Company will total between 8.0% and 12.5% of the proceeds of reinvested Distributions, up to 7.5% of which may be reallowed to Soliciting Dealers.

        The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

REPORTS TO PARTICIPANTS

        Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions reinvested during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge paid by the Company on behalf of each Participant (see "Participant Accounts, Fees, and Allocation of Shares" above), and the total number of Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Until such time, if any, as Listing occurs, the statement of account also will report the most recent fair market value of the Shares, determined as described above. See "General" above.

        Tax information for income earned on Shares under the Reinvestment Plan for the calendar year will be sent to each participant by the Company or the Reinvestment Agent.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

        Stockholders of the Company who purchase Shares in this offering may become Participants in the Reinvestment Plan by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any other stockholder who receives a copy of this Prospectus or a separate prospectus relating solely to the Reinvestment Plan and who has not previously elected to participate in the Reinvestment Plan may so elect at any time by written notice to the Board of Directors of such stockholder's desire to participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received at least ten days prior to the record date for such Distribution. Subject to the preceding sentence, the election to participate in the Reinvestment Plan will apply to all Distributions attributable to the fiscal quarter in which the stockholder made such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter, whether made (i) upon subscription or subsequently for stockholders who participate in this offering, or (ii) upon receipt of a separate prospectus relating solely to the Reinvestment Plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Board of Directors ten business days before the end of a fiscal quarter.

        A Participant who chooses to terminate participation in the Reinvestment Plan must terminate his or her entire participation in the Reinvestment Plan and will not be allowed to terminate in part. If a Participant terminates his or her participation the Reinvestment Agent will send him or her a check in payment for any fractional Shares in his or her account based on the then market price of the Shares and the record books of the Company will be revised to reflect the ownership records of his or her whole Shares. There are no fees associated with a Participant's terminating his or her interest in the Reinvestment Plan. A Participant in the Reinvestment Plan who terminates his or her interest in the Reinvestment Plan will be allowed to participate in the Reinvestment Plan again by notifying the Reinvestment Agent and completing any required forms.

        The Board of Directors reserves the right to prohibit Qualified Plans from participating in the Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Qualified Plans. See "The Offering -- ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

        Stockholders subject to federal taxation who elect to participate in the Reinvestment Plan may incur a tax liability for Distributions allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held pursuant to the Reinvestment Plan. Specifically, stockholders will be treated as if they have received the Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. A stockholder designating a Distribution for reinvestment will be taxed on the amount of such Distribution as ordinary income to the extent such Distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the Distribution as a capital gain dividend. In such case, such designated portion of the Distribution will be taxed as long-term capital gain.

AMENDMENTS AND TERMINATION

        The Company reserves the right to renew, extend, or amend any aspect of the Reinvestment Plan without the consent of stockholders, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Reinvestment Plan for any reason at any time by ten days' prior written notice of termination to all Participants.

                                     REDEMPTION OF SHARES

        After the termination of the offering and prior to such time, if any, as Listing occurs, any stockholder who purchases Shares in this offering or otherwise from the Company or who has held Shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its option, subject to the conditions described below, redeem such Shares presented for redemption for cash to the extent it has sufficient net proceeds ("Reinvestment Proceeds") from the sale of Shares under the Reinvestment Plan. There is no assurance that there will be Reinvestment Proceeds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. The full amount of Reinvestment Proceeds attributable to any quarter will be used to redeem Shares presented for redemption during such quarter. If the full amount of Reinvestment Proceeds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional Property (directly or through a Joint Venture) or to make an additional Mortgage Loan, or is used to repay outstanding indebtedness other than the Loan. In that event, the Company may use all or a portion of such amount to acquire one or more additional Properties, to make one or more additional Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to purchase such Property or Properties or enter into such Mortgage Loan or Mortgage Loans, or uses such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares. If the full amount of Reinvestment Proceeds for any given quarter is insufficient to fund all of the requested redemptions, the Company will redeem the Shares presented for redemption in order of receipt.

        A stockholder (other than a resident of Nebraska) who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the Company. Nebraska stockholders must deliver the same type of request to a broker-dealer registered in Nebraska and must have his or her Shares redeemed through such broker-dealer, who will communicate directly with the Company. Within 30 days following the Company's receipt of the stockholder's request, the Company will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company may require. The Company will effect such redemption for the calendar quarter provided that the Company receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient Reinvestment Proceeds to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Company receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient Reinvestment Proceeds, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of Reinvestment Proceeds.

        Upon the Company's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Reinvestment Agent shall determine. It is not anticipated that there will be a market for the Shares before Listing occurs (although liquidity is not assured thereby). The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Investment Risks -- Lack of Liquidity of Shares." Accordingly, in determining the "market price" of the Shares for this purpose, it is expected that the purchase price for Shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by the Reinvestment Agent: (i) the price at which Shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent the Company has information regarding the prices paid for Shares purchased outside the Reinvestment Plan), (ii) the annual statement of Share valuation provided to certain stockholders (see "Reports to Stockholders"), and (iii) the price at which stockholders are willing to sell their Shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. Any Shares acquired pursuant to a redemption will be retired and no longer available for issuance by the Company.

        A stockholder may present fewer than all his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least 250 Shares (100 Shares for an IRA, Keogh Plan or pension plan).

        The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; or
(v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders."

                                           BUSINESS

GENERAL

        The Company has been formed primarily to acquire Properties to be leased on a long-term (generally, 15 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" basis, which means that the tenant will be responsible for repairs, maintenance, property taxes, utilities, and insurance. With the proceeds of this offering, the Company intends to purchase primarily fast-food, family-style, and casual-dining restaurants, although it also intends to purchase other types of net lease properties. Management believes that the flexibility to acquire such other types of net lease properties will benefit the Company and its investors by enabling the Company to take advantage of attractive investment opportunities outside of the restaurant industry and by providing the Company with increased diversification of its investments. The Properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, and the building only with the land owned by a third party. The Company may provide Mortgage Loans for the purchase of buildings, generally by tenants that lease the underlying land from the Company, and for the purchase of buildings and the underlying land. To a lesser extent, the Company also intends to offer Secured Equipment Leases to operators of Restaurant Chains and other businesses pursuant to which the Company will finance, through direct financing leases, the Equipment.

        The Properties, which typically will be freestanding and will be located across the United States, will be leased to creditworthy operators of Restaurant Chains and other businesses to be selected by the Advisor and approved by the Board of Directors. Each Property acquisition and Mortgage Loan will be submitted to the Board of Directors for approval. Properties purchased by the Company are expected to be leased under arrangements generally requiring base annual rent equal to a specified percentage of the Company's cost of purchasing a particular Property, with automatic rent increases, as well as percentage rent based on gross sales. See "Description of Leases -- Computation of Lease Payments," below.

        It is expected that the Company will invest in Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family-style, and casual-dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Familystyle restaurants feature services that generally are associated with full-service restaurants, such as full table service and cooked-to-order food, but at more moderate prices. The casual-dining (or dinner house) concept features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual-dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1996 issue of Restaurants and Institutions, it is projected that the casual-dining segment of full-service restaurant sales will experience 4.1% real growth in sales this year, with sales predicted to reach $46 billion. The top 15 casual-dining chains have a total of 4,539 restaurants throughout the United States.

        The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (more than 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual-dining facilities, full-service restaurants, and contract and industrial feeders. By the year 2000, food service sales are expected to exceed $392 billion. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $313 billion in 1996. Restaurant industry sales for 1995 are projected to be $298 billion. In 1995, nominal growth, which is comprised of real growth and inflationary growth, was 5.2% and is estimated to be 5.0% in 1996. Real growth of the restaurant industry in 1995 was 2.3%, and industry analysts currently estimate that the restaurant industry will achieve 2.4% real growth in 1996; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 4.2% increase over 1995. Sales in this segment of the restaurant industry are projected to be $100.2 billion for 1996.

        The Company will invest in the fast-food, family-style, and casual-dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 44 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to The Wall Street Journal (May 11, 1992), the average American spends $19,791 on fast-food in a lifetime. Further, according to Nation's Restaurant News, the 100 largest restaurant chains are posting an average of 7.2% growth in their systemwide sales figures for 1995. Casual-theme dining concepts are among the chains showing the strongest growth. In 1995, the sandwich segment experienced sales growth of 6.98% over 1994 figures, and, the casual-dining segment experienced systemwide sales growth in 1995 of 12.99%, compared to 14.6% in 1994. Management believes that the Company will have the opportunity to participate in this growth through the ownership of Properties leased to operators of the Restaurant Chains.

        The fast-food, family-style and casual-dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.

        The table set forth below provides information with respect to certain Restaurant Chains in which Affiliates of the Company (consisting of a listed public REIT, an unlisted public REIT, 17 public partnerships and 7 private partnerships) have invested, as of December 31, 1995:

                                                      Aggregate
                        Dollars Invested by         Percentage of            Number of
Name                    Company Affiliates        Dollars Invested        Prior Programs
Golden Corral             $107,498,000                 16.6%                    23
Burger King                 88,306,000                 13.6%                    22
Denny's                     87,382,000                 13.5%                    20
Jack in the box             61,860,000                  9.6%                    13
Hardee's                    58,599,000                  9.0%                    13
Long John Silver's          32,029,000                  4.9%                     6
Shoney's                    31,871,000                  4.9%                    11
Wendy's                     24,593,000                  3.8%                    13
Checkers                    21,263,000                  3.3%                     7
Perkins                     16,311,000                  2.5%                     9
TGI Friday's                15,193,000                  2.3%                     7
KFC                         13,642,000                  2.1%                    10
Pizza Hut                   12,404,000                  1.9%                     7
Popeyes                      9,357,000                  1.4%                     7
Boston Market                4,802,000                  0.7%                     2
Kenny Rogers Roasters        4,065,000                  0.6%                     4
Taco Bell                    6,428,000                  1.0%                     5
Ponderosa                    3,210,000                  0.5%                     3

        Management intends to structure the Company's investments to allow it to participate, to the maximum extent possible, in any sales growth in these industry segments, as reflected in the Properties that it owns. The Company therefore intends to generally structure its leases with percentage rent requirements which are based on gross sales of the particular business located on the Property. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to provide regular cash flow to the Company, the Company intends to generally structure its leases to provide a minimum level of rent, with automatic increases in the minimum rent, which is payable regardless of the amount of gross sales at a particular Property. The Company also will endeavor to maximize growth and minimize risks associated with ownership and leasing of real estate that operates in these industry segments through careful selection and screening of its tenants (as described in "Standards for Investment" below) in order to reduce risks of default; monitoring statistics relating to restaurant chains and other businesses and continuing to develop relationships in the industry in order to reduce certain risks associated with investment in real estate. See "Standards for Investment" below for a description of the standards which the Board of Directors will employ in selecting Restaurant Chains and particular Properties for investment.

        Management expects to acquire Properties in part with a view to diversification among Restaurant Chains and other businesses and in the geographic location of the Properties. There are no restrictions on the geographic area or areas within the United States in which Properties acquired by the Company may be located. It is anticipated that the Properties acquired by the Company will be located in various states and regions within the United States.

        The Company believes that freestanding, "triple-net" leased properties of the type in which the Company will generally invest are attractive to tenants because freestanding properties typically offer high visibility to passing traffic, ease of access from a busy thoroughfare, tenant control over the site to set hours of operation and maintenance standards and distinctive building designs conductive to customer name recognition.

        The Company intends to provide Mortgage Loans to operators of the Restaurant Chains and other businesses, or their affiliates, to enable them to acquire the building and improvements on real property. Generally, in these cases, the Company will acquire the underlying land and will enter into a long-term ground lease for the Property with the borrower as the tenant. The Mortgage Loan will be secured by the building and improvements on the land.

        The Company intends to obtain a Line of Credit in an amount up to $45,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans. The Line of Credit will provide short-term financing which the Company anticipates will be repaid using additional offering proceeds or refinanced on a long-term basis. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for the Line of Credit and may not be able to do so on satisfactory terms.

        The Company intends to obtain Permanent Financing, the proceeds of which will be used to acquire Properties, make Mortgage Loans, refinance outstanding indebtedness on the Line of Credit and pay a fee of 4.5% of any Permanent Financing, as Acquisition Fees, to the Advisor. The Company anticipates that the total amount of the Permanent Financing will not exceed 30% of Gross Proceeds of the offering. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for any Permanent Financing and may not be able to do so on satisfactory terms.

        The Company also intends to obtain a Loan in an amount up to 10% of Gross Proceeds of the offering, the proceeds of which will be used to fund Secured Equipment Leases to operators of Restaurant Chains and other businesses and to pay the Secured Equipment Lease Servicing Fee equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. The Company is engaged in preliminary discussions with potential lenders but has not yet obtained a commitment letter for the Loan and may not be able to do so on satisfactory terms. The Secured Equipment Leases will consist primarily of leases of Equipment. The Company has neither identified any prospective operators of Restaurant Chains or other businesses that will participate in such financing arrangements nor negotiated any specific terms of a Secured Equipment Lease. The Company cannot predict terms and conditions of the Secured Equipment Leases, although the Company expects that the Secured Equipment Leases will (i) have lease terms that equal or exceed the useful life of the subject Equipment (although such lease terms will not exceed 7 years), (ii) include an option for the lessee to acquire the subject Equipment at the end of the lease term for a nominal fee, (iii) include a stated interest rate, and (iv) provide that the Company and the lessees will each treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of Secured Equipment Leases." In addition, the Company expects that each of the Secured Equipment Leases will be secured by the Equipment to which it relates. Payments received from lessees under Secured Equipment Leases will be treated as payments of principal and interest. All Secured Equipment Leases will be negotiated by the Advisor and approved by the Board of Directors including a majority of the Independent Directors.

        As of the date of this Prospectus, the Company had not entered into any arrangements that create a reasonable probability that the Company will purchase any Property or enter into any Mortgage Loan or Secured Equipment Lease. Moreover, no Properties have been definitively selected for acquisition nor have any Mortgage Loan borrowers or Secured Equipment Lease lessees been specifically identified.

        The Company has undertaken to supplement this Prospectus during the offering period to disclose the acquisition of Properties at such time as the Company believes that a reasonable probability exists that any such Property will be acquired by the Company. Based upon the experience and acquisition methods of the Affiliates of the Company and the Advisor this normally will occur, with regard to acquisition of Properties, as of the date on which (i) a commitment letter is executed by a proposed lessee, (ii) a satisfactory credit underwriting for the proposed lessee has been completed, and (iii) a satisfactory site inspection has been completed. The initial disclosure of any proposed acquisition, however, cannot be relied upon as an assurance that the Company ultimately will consummate such proposed acquisition or that the information provided concerning the proposed acquisition will not change between the date of such supplement and the actual purchase or extension of financing. The terms of any borrowing by the Company will also be disclosed by supplement following receipt by the Company of an acceptable commitment letter from a potential lender.

        If the minimum number of Shares is sold ($1,500,000 in Gross Proceeds), the Company will acquire no more than two restaurant Properties and will not have diversification of its investments. Acquisition of a restaurant Property generally involves an investment in land and building of approximately $400,000 to $1,250,000, although higher or lower figures for individual Properties are possible. Based on the past experience of management and the Advisor in acquiring similar properties and in light of current market conditions, the Company estimates that it will have sufficient funds to acquire 140 to 160 restaurant Properties, based on an estimated average purchase price of $800,000 to $900,000 per Property, if the maximum of 15,000,000 Shares is sold. However, the Company may use up to 50% of Gross Proceeds to acquire other types of Properties. If 50% of Gross Proceeds is used to acquire other types of Properties, the Company will acquire, assuming 15,000,000 Shares are sold, an undetermined number of such Properties and approximately 70 to 80 restaurant Properties. In certain cases, the Company may become a co-venturer in a Joint Venture that will own the Property. In each such case, the Company's cost to purchase an interest in such Property will be less than the total purchase price and the Company therefore will be able to acquire interests in a greater number of Properties. The Company may also borrow an amount up to 30% of Gross Proceeds to purchase Properties. Management estimates that approximately 30% to 50% of the Company's investment in a restaurant Property generally will be for the cost of land, and 50% to 70% generally will be for the cost of the building. See "Joint Venture Arrangements" below and "Risk Factors -- Investment Risks -- Possible Lack of Diversification."

        Although management cannot estimate the number of Mortgage Loans that may be entered into, management currently expects to invest approximately 5% to 10% of Gross Proceeds of the offering, assuming the maximum of 15,000,000 Shares is sold, in Mortgage Loans. The Company may also borrow money to make Mortgage Loans.

        Although management cannot estimate the number of Secured Equipment Leases that may be entered into, it expects to fund the Secured Equipment Lease program from the proceeds of the Loan in an amount equal to 10% of Gross Proceeds and management has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the total value of all Secured Equipment Leases will not exceed 25% of the Company's total assets, and that Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of total assets.

SITE SELECTION AND ACQUISITION OF PROPERTIES

        General. It is anticipated that the Restaurant Chains and other businesses selected by the Advisor, and as approved by the Board of Directors, will have full-time staffs engaged in site selection and evaluation. All new sites must be approved by the Restaurant Chains or other businesses. The Restaurant Chains and other businesses generally conduct or require the submission of studies which typically include such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. The Restaurant Chains and other businesses also will review and approve all proposed tenants and business sites. The Restaurant Chains and other businesses or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to the Company.

        The Board of Directors, on behalf of the Company, will elect to purchase and lease Properties based principally on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the proposed tenant, the demographics of the area in which the property is located or to be located, the proposed purchase price and proposed lease terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. In addition, the potential tenant must meet at least the minimum standards established by a Restaurant Chain or other business for its operators. The Advisor also will perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by the Company and provided by the Restaurant Chains or other businesses.

        Although the Restaurant Chains and other businesses that are selected by the Advisor will have approved each tenant and each Property, the Board of Directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of both tenants and Properties. Therefore, some of the properties approved by a Restaurant Chain or other business may not be purchased by the Company.

        In each Property acquisition, it is anticipated that the Advisor will negotiate the lease agreement with the tenant. In certain instances, the Advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from the Company's standard lease terms, if the Board of Directors, based on the recommendation of the Advisor, determines that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company. It is expected that the structure of the long-term "triple-net" lease agreements, which generally provide for monthly rental payments with automatic increases in base rent at specified times during the lease terms and/or a percentage of gross sales, will increase the value of the Properties and provide an inflation hedge. See "Description of Leases" below for a discussion of the anticipated terms of the Company's leases. In connection with a Property acquisition, in the event the tenant does not enter into a Secured Equipment Lease with the Company, the tenant will provide at its own expense all Equipment necessary to operate the Company's Property as a restaurant or other business. Generally, a tenant either pays cash or obtains a loan from a third party to purchase such items. If the tenant obtains such a loan, the tenant will own this personal property subject to the tenant's obligations under its loan. In the experience of the Affiliates of the Company and the Advisor, there may be rare circumstances in which a tenant defaults under such a loan, in which event the lender may attempt to remove the personal property from the building, resulting in the Property becoming inoperable as a restaurant or other business until new Equipment can be purchased and installed. In order to prevent repossession of this personal property by the lender, and only on an interim basis in order to preserve the value of a Property, the Company may elect (but only to the extent consistent with the Company's objective of qualifying as a REIT) to use Company reserves to purchase this personal property from the lender, generally at a discount for the remaining unpaid balance under the tenant's loan. The Company then would expect, consistent with the Company's objective of qualifying as a REIT, to resell the personal property to a new tenant in connection with the transfer of the lease to that tenant.

        Some lease agreements will be negotiated to provide the tenant with the opportunity to purchase the Property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the Property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with the Company's objective of qualifying as a REIT. See "Sale of Properties, Mortgage Loans, and Secured Equipment Leases" below and "Federal Income Tax Considerations -- Characterization of Leases."

        The purchase of each Property will be supported by an appraisal of the real estate prepared by an independent appraiser. The Advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that the Company acquire a particular property. The purchase price of each such Property, plus any Acquisition Fees paid by the Company in connection with such purchase, will not exceed the Property's appraised value. (In connection with the acquisition of a Property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such Property ordinarily will be based on the "when constructed" price and value of such Property.) It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Each appraisal will be maintained in the Company's records for at least five years and will be available for inspection and duplication by any stockholder.

        The titles to Properties purchased by the Company will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the Properties are located.

        Construction and Renovation. In some cases, construction or renovation will be required after the purchase contract has been entered into, but before the total purchase price has been paid. In connection with the acquisition of Properties that are to be constructed or renovated and as to which the Company will own both the land and the building or building only, the Company generally will enter into a development agreement with the tenant pursuant to which the Company will advance funds to the tenant to meet construction or renovation costs as they are incurred. The tenant generally will act as the project developer, will enter into all construction contracts, and will arrange for and coordinate all aspects of the construction or renovation of the restaurant improvements. The tenant will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor and the Board of Directors. The Company will be obligated, as construction or renovation costs are incurred, to make the remaining payments due as part of the purchase price for the Properties, provided that the construction or renovation conforms to definitive plans, specifications, and costs approved by the Advisor and the Board of Directors and embodied in the construction contract.

        Under the terms of the development agreement, the Company generally will advance its funds on a monthly basis to meet construction draw requests of the tenant. The Company, in general, only will advance its funds to meet the tenant's draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to the Company, and the Company may retain a portion of any advance until satisfactory completion of the project. The certification must be supported by color photographs showing the construction work completed as of the date of inspection. The total amount of the funds advanced to the tenant (including the purchase price of the land plus closing costs and certain other costs) generally will not exceed the maximum amount specified in the development agreement. Such maximum amount will be based on the Company's estimate of the costs of such construction or renovation.

        In certain cases in which the Company intends to purchase a Property upon completion of construction or renovation of that Property, the Company may permit the proposed tenant to arrange for a bank or another lender to provide construction financing to the tenant. In such cases, the lender may seek assurance from the Company that it has sufficient funds to pay to the tenant the full purchase price of the Property upon completion of the construction or renovation. In the event that the Company segregates funds as assurance to the lender of its ability to purchase the Property, the funds will remain the property of the Company, and the lender will have no rights with respect to such funds upon any default by the tenant under the development agreement or under the loan agreement with such lender, or if the closing of the purchase of the Property by the Company does not occur for any reason.

        Under the development agreement, the tenant generally will be obligated to complete the construction or renovation of the building improvements within 120 to 150 days from the date of the development agreement. If the construction or renovation is not completed within that time and the tenant fails to remedy this default within 10 days after notice from the Company, the Company will have the option to grant the tenant additional time to complete the construction, to take over construction or renovation of the building improvements, or to terminate the development agreement and require the tenant to purchase the Property at a price equal to the sum of (i) the Company's purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, (ii) all fees, costs, and expenses disbursed by the Company pursuant to the development agreement for construction of the building improvements, and (iii) the Company's "construction financing costs." The "construction financing costs" of the Company is an amount equal to a return, at the annual percentage rate used in calculating the minimum annual rent under the lease, on all Company payments and disbursements described in clauses (i) and (ii) above.

        The Company also generally will enter into an indemnification and put agreement (the "Indemnity Agreement") with the tenant and any guarantor of the obligations of the tenant under the lease in connection with the acquisition of Properties to be constructed or renovated. The Indemnity Agreement will provide for certain additional rights to the Company unless certain conditions are met. In general, these conditions are (i) the tenant's acquisition of all permits, approvals, and consents necessary to permit commencement of construction or renovation of the building improvements within a specified period of time after the date of the Indemnity Agreement (normally, 60 days), or (ii) the completion of construction or renovation of the building as evidenced by the issuance of a certificate of occupancy, within a specified period of time (generally, 120 to 150 days) after the date of the Indemnity Agreement. If such conditions are not met, the Company will have the right to grant the tenant additional time to satisfy the conditions or to require the tenant to purchase the Property from the Company at a purchase price equal to the total amount disbursed by the Company in connection with the acquisition and construction or renovation of the Property (including closing costs), plus an amount equal to the return described in item (iii) of the preceding paragraph. Failure of the tenant to purchase the Property from the Company upon demand by the Company under the circumstances specified above will entitle the Company to declare the tenant in default under the lease and to declare each guarantor in default under any guarantee of the tenant's obligations to the Company.

        In certain situations where construction or renovation is required for a Property, the Company will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the tenant, with such amount to be based on the tenant's actual costs of such construction or renovation.

        Affiliates of the Company also may provide construction financing to the developer of a Property. In addition, the Company may purchase from an Affiliate of the Company a Property that has been constructed or renovated by the Affiliate. Any fees paid to Affiliates of the Company in connection with the financing, construction or renovation of a Property acquired by the Company will be considered Acquisition Fees and will be subject to approval by a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction. See "Management Compensation" and "Conflicts of Interest -- Certain Conflict Resolution Procedures." Any such fees will be included in the cost of the Property and, therefore, will be included in the calculation of base rent.

        In all situations where construction or renovation of a Property is required, the Company also will have the right to review the tenant's books, records, and agreements during and following completion of construction to verify actual costs.

        Interim Acquisitions. The Affiliates of the Company and the Advisor regularly have opportunities to acquire properties of a type suitable for acquisition by the Company as a result of their existing relationships and past experience with various Restaurant Chains and other businesses and their operators. See "General" above. These acquisitions often must be made within a relatively short period of time, occasionally at a time when the Company may be unable to make the acquisition. In an effort to address these situations and preserve the acquisition opportunities of the Company (and other entities with which the Company is affiliated), the Advisor and its Affiliates maintain lines of credit which enable them to acquire these properties on an interim basis and temporarily own them for the purpose of facilitating their acquisition by the Company (or other entities with which the Company is affiliated). At such time as a Property acquired on an interim basis is determined to be suitable for acquisition by the Company, the interim owner of the Property will sell its interest in the Property to the Company at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which an Affiliate of the Company has provided real estate brokerage services in connection with the initial purchase of the Property, indirectly includes fees paid to an Affiliate of the Company) to purchase such interest in the Property or the Property's appraised value, provided that a majority of Directors, including a majority of the Independent Directors, determine that the acquisition is fair and reasonable to the Company. See "Conflicts of Interest -Certain Conflict Resolution Procedures." Appraisals of Properties acquired from such interim owners will be obtained in all cases.

        Acquisition Services. Acquisition services performed by the Advisor may include, but are not limited to, site selection and/or approval; review and selection of tenants and negotiation of lease agreements and related documents; monitoring Property acquisitions; and the processing of all final documents and/or procedures to complete the acquisition of Properties and the commencement of tenant occupancy and lease payments.

        The Company will pay the Advisor a fee of 4.5% of the Total Proceeds as Acquisition Fees. See "Management Compensation." The total of all Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees payable to all persons or entities will not exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

        The Advisor engages counsel to perform legal services, and such counsel also may provide legal services to the Company in connection with the acquisition of Properties. The legal fees payable to such counsel by the Company will not exceed those generally charged for similar services.

STANDARDS FOR INVESTMENT IN PROPERTIES

        Selection of Restaurant Chains and Other Businesses. The selection of Restaurant Chains and other businesses by the Advisor, as approved by the Board of Directors, will be based on an evaluation of the operations of restaurants in the Restaurant Chain or businesses, the number of restaurants or businesses operated, the relationship of average gross sales to the average capital costs of a restaurant or other business, the relative competitive position among the same type of restaurants or other businesses offering similar types of products, name recognition, and market penetration. The Restaurant Chains and other businesses will not be affiliated with the Advisor, the Company or an Affiliate.

        Selection of Properties and Tenants. In making investments in Properties, the Advisor will consider relevant real property and financial factors, including the condition, use, and location of the Property, income-producing capacity, the prospects for long-term appreciation, the relative success of the Restaurant Chain or other business in the geographic area in which the Property is located, and the management capability and financial condition of the tenant. The Company will obtain an independent appraisal for each Property it purchases. In selecting tenants, the Advisor will consider the prior experience of the tenant, the net worth of the tenant, past operating results of other restaurants or other businesses currently or previously operated by the tenant, and the tenant's prior experience in managing restaurants or other businesses within a particular Restaurant Chain or other business.

        In selecting specific Properties within a particular Restaurant Chain or other business and in selecting lessees for the Company's Properties, the Advisor, as approved by the Board of Directors, will apply the following minimum standards.

        1. Each Property will be in what the Advisor believes is a prime business location.

        2. Base (or minimum) annual rent will provide a specified minimum return on the Company's cost of purchasing and, if applicable, developing the Property, and the lease also will generally provide for automatic increases in base rent at specified times during the lease term and for payment of percentage rent based on gross restaurant sales.

        3.   The initial lease term typically will be at least 15 to 20 years.

        4. The Company will reserve the right to approve or reject any tenant and site selected by a Restaurant Chain or other business.

        5. In evaluating prospective tenants, the Company will examine, among other factors, the tenant's ranking in its market segment, trends in per store sales, overall changes in consumer preferences, and the tenant's ability to adapt to changes in market and competitive conditions, the tenant's historical financial performance, and its current financial condition.

        6. In general, the Company will not acquire a Property, if, as a result, more than 25% of its Gross Proceeds would be invested in Properties of a single Restaurant Chain or other business or if more than 30% of its Gross Proceeds would be invested in Properties in a single state.

DESCRIPTION OF PROPERTIES

        Although the Advisor has not yet selected any Properties for investment, based on past experience and knowledge of the restaurant industry, it is expected that any restaurant Properties purchased by the Company will conform generally to the following specifications of size, cost, and type of land and buildings. These specifications may vary substantially to the extent the Company invests in other types of properties.

        Land. Lot sizes generally range from 25,000 to 60,000 square feet depending upon building size and local demographic factors. Restaurants located on land within shopping centers will be freestanding and may be located on smaller parcels if sufficient common parking is available. Restaurant sites purchased by the Company will be in locations zoned for commercial use which have been reviewed for traffic patterns and volume of traffic. There is substantial competition for quality sites; accordingly, land costs may be high and are generally expected to range from $150,000 to $500,000, although the cost of the land for particular Properties may be higher or lower in some cases.

        Buildings. Either before or after construction or renovation, the restaurant Properties to be acquired by the Company will be one of a Restaurant Chain's approved designs. Prior to purchase of all restaurant Properties, other than those purchased prior to completion of construction, the Company will receive a copy of the certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the Property as a restaurant, and shall receive a certificate from the Restaurant Chain to the effect that (i) the Property is operational and (ii) the Property and the tenant are in compliance with all of the Restaurant Chain's requirements, including, but not limited to, building plans and specifications approved by the Restaurant Chain. The Company also will receive a certificate of occupancy for each restaurant for which construction has not been completed at the time of purchase, prior to the Company's payment of the final installment of the purchase price for the restaurant Property.

        The restaurant buildings generally will be rectangular and constructed from various combinations of stucco, steel, wood, brick, and tile. Building sizes generally will range from 2,500 to 6,000 square feet, with the larger restaurants having greater seating and equipment areas. Building and site preparation costs vary depending upon the size of the building and the site and the area in which the restaurant Property is located. It is estimated that building and site preparation costs generally will range from $250,000 to $750,000 for each restaurant Property.

        Generally, Properties to be acquired by the Company will consist of both land and building, although in a number of cases the Company may acquire only the land underlying the restaurant building with the building owned by the tenant or a third party, and also may acquire the building only with the land owned by a third party. In general, the Properties will be freestanding and surrounded by paved parking areas. Buildings are suitable for conversion to various uses, although modifications will be required prior to use for other operations.

        A tenant generally will be required by the lease agreement to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs, and equipment so as to comply with the tenant's obligations under the franchise agreement to reflect the current commercial image of its Restaurant Chain or other business. These capital expenditures will be paid by the tenant during the term of the lease.

DESCRIPTION OF PROPERTY LEASES

        The terms and conditions of any lease entered into by the Company with regard to a Property may vary from those described below. The Advisor in all cases will use its best efforts to obtain terms at least as favorable as those described below. If the Board of Directors determines, based on the recommendation of the Advisor, that the terms of an acquisition and lease of a Property, taken as a whole, are favorable to the Company, the Board of Directors may, in its sole discretion, cause the Company to enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with the Company's objective of qualifying as a REIT. In making such determination, the Advisor will consider such factors as the type and location of the Property, the creditworthiness of the tenant, the purchase price of the Property, the prior performance of the tenant, and the prior business experience of management of the Company and the Company's Affiliates with a Restaurant Chain or other business, or the operator.

        General. In general, the leases are expected to be "triple-net" leases, which means that the tenants will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. The Company will be the lessor under each lease except in certain circumstances in which it may be a party to a Joint Venture which will own the Property. In those cases, the Joint Venture, rather than the Company, will be the lessor, and all references in this section to the Company as lessor therefore should be read accordingly. See "Joint Venture Arrangements" below.

        Term of Leases. It presently is anticipated that Properties will be leased on a "triple-net" basis for an initial term of either 15 or 20 years with up to five, five-year renewal options. The minimum rental payment under the renewal option generally is expected to be greater than that due for the final lease year of the initial term of the lease. Upon termination of the lease, the tenant will surrender possession of the Property to the Company, together with any improvements made to the Property during the term of the lease, except that for (i) Properties in which the Company owns only the land underlying the building, the tenant may retain ownership of the building and (ii) Properties in which the Company owns only the building and not the underlying land, the owner of the land may assume ownership of the building.

        Computation of Lease Payments. During the initial term of the lease, the tenant will pay the Company, as lessor, minimum annual rent equal to a specified percentage of the Company's cost of purchasing the Property. Typically, the leases provide for automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. In the case of acquisition of Properties that are to be constructed or renovated pursuant to a development agreement, the Company's costs of purchasing the Property will include the purchase price of the land, including all fees, costs, and expenses paid by the Company in connection with its purchase of the land, and all fees, costs, and expenses disbursed by the Company for construction of building improvements. See "Site Selection and Acquisition of Properties -- Construction and Renovation" above.

        In addition to minimum annual rent, the tenant will generally pay the Company "percentage rent." Percentage rent is computed as a percentage of the gross sales at a particular Property. The leases generally will provide that percentage rent will commence in the first lease year in which gross sales exceed a specified amount. Certain leases, however, may provide that percentage rent is to be paid quarterly beginning at the end of the first two years of the lease and each succeeding quarter thereafter to the extent the gross sales in that quarter exceed the average quarterly gross sales during the first two lease years. The leases also generally will provide that the tenant will receive a credit against percentage rent for the amount of the escalations in the minimum annual rent due under the lease. Gross sales include sales of all products and services, excluding sales taxes, tips paid to serving people, and sales from vending machines.

        In the case of Properties in which the Company owns only the building, the Company will structure its leases to have recovered its investment in the building by the expiration of the lease.

        Assignment and Sublease. In general, it is expected that no lease may be assigned or subleased without the Company's prior written consent (which may not be unreasonably withheld) except to a tenant's corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or, in certain cases, another franchisee, if such assignee or subtenant agrees to operate the same type of restaurant or business on the premises, but only to the extent consistent with the Company's objective of qualifying as a REIT. The leases set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for the Company's refusal to consent to an assignment or sublease. In addition, the Company may refuse to permit any assignment or sublease that would jeopardize the Company's continued qualification as a REIT. The original tenant generally will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless the Company agrees in writing to release the original tenant from its lease obligations.

        Alterations to Premises. A tenant generally will have the right, without the prior consent of the Company and at the tenant's own expense, to make certain immaterial structural modifications to the building and improvements (with a cost of up to $10,000) or, with the Company's prior written consent and at the tenant's own expense, to make material structural modifications that may include demolishing and rebuilding the building. Under certain leases, the tenant, at its own expense, may make any type of alterations to the leased premises without the Company's consent but must provide the Company with plans of any proposed structural modifications at least 30 days before construction of the alterations commences. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a certain amount.

        Right of Tenant to Purchase. It is anticipated that if the Company wishes at any time to sell a Property pursuant to a bona fide offer from a third party, the tenant of that Property will have the right to purchase the Property for the same price, and on the same terms and conditions, as contained in the offer. In certain cases, the tenant also may have a right to purchase the Property seven to 20 years after commencement of the lease at a purchase price equal to the greater of (i) the Property's appraised value at the time of the tenant's purchase, or (ii) a specified amount, generally equal to the Company's purchase price of the Property, plus a predetermined percentage (generally, 15% to 20%) of such purchase price. See "Federal Income Tax Considerations
- --Characterization of Leases."

        Substitution of Properties. Under certain leases, the tenant, at its own expense, is entitled to operate another form of approved restaurant or other business on the Property as long as such approved restaurant or other business has an operating history which reflects an ability to generate gross sales and potential sales growth equal to or greater than that experienced by the tenant in operating the original restaurant or other business.

        In addition, it is anticipated that certain leases will provide the tenant with the right, to the extent consistent with the Company's objective of qualifying as a REIT, to offer the substitution of another property selected by the tenant in the event that (i) the Property that is the subject of the lease is not producing percentage rent pursuant to the terms of the lease, and (ii) the tenant determines that the Property has become uneconomic (other than as a result of an insured casualty loss or condemnation) for the tenant's continued use and occupancy in its business operation and the tenant's board of directors has determined to close and discontinue use of the Property. The tenant's determination that a Property has become uneconomic is to be made in good faith based on the tenant's reasonable business judgment after comparing the results of operations of the Property to the results of operations at the majority of other properties then operated by the tenant. If either of these events occurs, the tenant will have the right to offer the Company the opportunity to exchange the Property for another property (the "Substituted Property") with a total cost for land and improvements thereon (including overhead, construction interest, and other related charges) equal to or greater than the cost of the Property to the Company.

        Generally, the Company will have 30 days following receipt of the tenant's offer for exchange of the Property to accept or reject such offer. In the event that the Company requests an appraisal of the Substituted Property, it will have at least ten days following receipt of the appraisal to accept or reject the offer. If the Company accepts such offer, (i) the Substituted Property will be exchanged for the Property in a transaction designed and intended to qualify as a "like-kind exchange" within the meaning of section 1031 of the Code with respect to the Company and (ii) the lease of the Property will be amended to (a) provide for minimum rent in an amount equal to the sum determined by multiplying the cost of the Substituted Property by the Property lease rate and (b) provide for the number of five-year lease renewal options sufficient to permit the tenant, at its option, to continue its occupancy of the Substituted Property for up to 35 years from the date on which the exchange is made. The Company will pay the tenant the excess, if any, of the cost of the Substituted Property over the cost of the Property. If the substitution does not take place within a specified period of time after the tenant makes the offer to exchange the Property for the Substituted Property, either party thereafter will have the right not to proceed with the substitution. If the Company rejects the Substituted Property offered by the tenant, the tenant is generally required to offer at least three additional alternative properties for the Company's acceptance or rejection. If the Company rejects all Substituted Properties offered to it pursuant to the lease, or otherwise fails or refuses to consummate a substitution for any reason other than the tenant's failure to fulfill the conditions precedent to the exchange, then the tenant will be entitled to terminate the lease on the date scheduled for such exchange by purchasing the Property from the Company for a price equal to the then-fair market value of the Property.

        Neither the tenant nor any of its subsidiaries, licensees, concessionaires, or sublicensees or any other affiliate will be permitted to use the original Property as a restaurant or other business of the same type and style for at least one year after the closing of the original Property. In addition, in the event the tenant or any of its affiliates sells the Property within twelve months after the Company acquires the Substituted Property, the Company will receive, to the extent consistent with its objective of qualifying as a REIT, from the proceeds of the sale the amount by which the selling price exceeds the cost of the Property to the Company.

        Special Conditions. Certain leases may provide that the Company will not be permitted to own or operate, directly or indirectly, another Property of the same or similar type as the leased Property that is or will be located within a specified distance of the leased Property.

        Insurance, Taxes, Maintenance, and Repairs. All of the leases are expected to require that the tenant pay all taxes and assessments, maintenance, repair, utility, and insurance costs applicable to the real estate and permanent improvements. Tenants will be required to maintain all Properties in good order and repair.

        Tenants generally will be required, under the terms of the leases, to maintain, for the benefit of the Company and the tenant, casualty insurance in an amount not less than the full replacement value of the building and other permanent improvements (or a percent of such value in the case of certain leases, but in no case less than 90%), as well as liability insurance, generally in an amount not less than $2,000,000 for each location and event. All tenants, other than those tenants with a substantial net worth, generally also will be required to obtain "rental value" or "business interruption" insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease will be entered into unless, in the opinion of the Advisor, as approved by the Board of Directors, the insurance required by the lease adequately insures the Property.

        The tenants generally will be required to maintain the Property and repair any damage to the Property, except damage occurring during the last 24 to 48 months of the lease term (as extended), which in the opinion of the tenant renders the Property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to the Company and terminate the lease.

        The tenant generally will be required to repair the Property in the event that less than a material portion of the Property (for example, more than 20% of the building or more than 40% of the land) is taken for public or quasi-public use. The Company's leases generally will provide that, in the event of any condemnation of the Property that does not give rise to an option to terminate the lease or in the event of any condemnation which does give rise to an option to terminate the lease and the tenant elects not to terminate, the Company will remit to the tenant the award from such condemnation and the tenant will be required to repair and restore the Property. To the extent that the award exceeds the estimated costs of restoring or repairing the Property, the tenant is required to deposit such excess amount with the Company. Until a specified time (generally, ten days) after the tenant has restored the premises and all improvements thereon to the same condition as existed immediately prior to such condemnation insofar as is reasonably possible, a "just and proportionate" amount of the minimum annual rent will be abated from the date of such condemnation. In addition, the minimum annual rent will be reduced in proportion to the reduction in the then rental value of the premises or the fair market value of the premises after the condemnation in comparison with the rental value or fair market value prior to such condemnation.

        Events of Default. The leases generally are expected to provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default, (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from the Company of such failure,
(iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased Property) if such failure continues for a specified period of time (generally, ten to 45 days), (iv) a default under or termination of the franchise agreement between the tenant and its franchisor, (v) in cases where the Company enters into a development agreement relating to the construction or renovation of a building, a default under the development agreement or the Indemnity Agreement or the failure to establish the minimum annual rent at the end of the development period, and (vi) in cases where the Company has entered into other leases with the same tenant, a default under such lease.

        Upon default by the tenant, the Company generally will have the right under the lease and under most state laws to evict the tenant, re-lease the Property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if the Company determined not to re-lease the Property, it could sell the Property. (Unless required to do so by the lease or its investment objectives, however, the Company does not intend to sell any Property prior to five to ten years after the commencement of the lease on such Property. See "Right of Tenant to Purchase" above.) In the event that a lease requires the tenant to make a security deposit (which it is anticipated normally would be equal to two months' base rent), the Company will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.

        In the event that a tenant defaults under a lease with the Company, the Company either will attempt to locate a replacement operator acceptable to the Restaurant Chain or other business involved or will discontinue operation of the restaurant or other business. In lieu of obtaining a replacement operator, some Restaurant Chains and other businesses may have the option and may elect to operate the restaurants or other businesses themselves. The Company will have no obligation to operate the restaurants or other business, and no Restaurant Chain or other business will be obligated to permit the Company or a replacement operator to operate the restaurants or other businesses.

JOINT VENTURE ARRANGEMENTS

        The Company may enter into a Joint Venture to own and operate a Property with various unaffiliated persons or entities or with another program formed by the principals of the Company or the Advisor or their Affiliates, if a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction determine that the investment in the Joint Venture is fair and reasonable to the Company and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. The

Company may take more or less than a 50% interest in any Joint Venture, subject to obtaining the requisite approval of the Directors. See "Risk Factors -- Real Estate and Financing Risks -- Risks of Joint Investment in Properties."

        Under the terms of each Joint Venture agreement, the Company and each joint venture partner will be jointly and severally liable for all debts, obligations, and other liabilities of the Joint Venture, and the Company and each joint venture partner will have the power to bind each other with any actions they take within the scope of the Joint Venture's business. In addition, it is expected that the Advisor or its Affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Joint Venture. Joint Ventures entered into to purchase and hold a Property for investment generally will have an initial term of 15 to 20 years (generally the same term as the initial term of the lease for the Property in which the Joint Venture invests), and, after the expiration of the initial term, will continue in existence from year to year unless terminated at the option of either joint venturer or unless terminated by an event of dissolution. Events of dissolution will include the bankruptcy, insolvency, or termination of any co-venturer, sale of the Property owned by the Joint Venture, mutual agreement of the Company and its joint venture partner to dissolve the Joint Venture, and the expiration of the term of the Joint Venture. The Joint Venture agreement typically will restrict each venturer's ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any Joint Venture with another program sponsored by the Advisor or its Affiliates, where such arrangements are entered into for the purpose of purchasing and holding Properties for investment, in the event that one party desires to sell the Property and the other party does not desire to sell, either party will have the right to trigger dissolution of the Joint Venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party's interest in the Joint Venture to the other party. The Joint Venture agreement will grant the receiving party the right to elect either to purchase the other party's interest on the terms set forth in the notice or to sell its own interest on such terms.

        The following paragraphs describe the allocations and distributions under the expected terms of the joint venture agreement for any Joint Venture in which the Company and its co-venturer each have a 50% ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50% to each co-venturer will instead be made in proportion to each co-venturer's respective ownership interest.

        Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50% to each co-venturer. Profits from the sale or other disposition of Joint Venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Similarly, losses from the sale or other disposition of Joint Venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50% to each co-venturer. Notwithstanding any other provisions in the Joint Venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Code.

        Net cash flow from operations of the Joint Venture will be distributed 50% to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50% to each joint venture partner.

        In order that the allocations of Joint Venture income, gain, loss, and deduction provided in Joint Venture agreements may be respected for federal income tax purposes, it is expected that any Joint Venture agreement (i) will contain a "qualified income offset" provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an "Adjusted Capital Account Deficit," and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation ss.1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner's interest in the Joint Venture (whether or not in connection with the liquidation of the Joint Venture) be made in accordance with the partner's positive capital account balance. See "Federal Income Tax Considerations -- Investment in Joint Ventures."

        Prior to entering into any Joint Venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), the Company will confirm that such person or entity has demonstrated to the satisfaction of the Company that requisite financial qualifications are met.

MORTGAGE LOANS

        The Company intends to provide Mortgage Loans to operators of the Restaurant Chains and other businesses, or their affiliates, to enable them to acquire the building and improvements on real property. Generally, in these cases, the Company will acquire the underlying land and will enter into a long-term ground lease for the Property with the borrower as the tenant. The Mortgage Loan will be secured by the building and improvements on the land. Management believes that the criteria for investing in such Mortgage Loans are substantially the same as those involved in the Company's investments in Properties consisting of buildings only; therefore, the Company will use the same underwriting criteria as described above in "Business -- Standards for Investment in Properties."

        Generally, management believes the economic effects of these transactions are substantially the same as those of the Company's Property leases. The borrower will be responsible for all of the expenses of owning the building and improvements, as with the "triple-net" leases, including expenses for insurance and repairs and maintenance. Management expects the Mortgage Loans will be fully amortizing loans over a period of 15 to 20 years (generally, the same term as the initial term of the Property leases), with payments of principal and interest due monthly. In addition, management expects the interest rate charged under the terms of the Mortgage Loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the Properties.

        Management also believes that the combined leasing and financing structure provides the benefit of allowing the Company to receive, on a fixed income basis, the return of its initial investment in each financed building, which is generally a depreciating asset, plus interest. At the same time, the Company retains ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases, in which the borrower is also the tenant under a Property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the Property under the terms of the lease, the building and improvements on the Property will revert to the Company at the end of term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, the Company will generally have the option of selling the Property at the greater of fair market value or cost plus a specified percentage.

        The Company also intends to provide Mortgage Loans to operators of the Restaurant Chains and other businesses, or their affiliates, to enable them to purchase the building and improvements on real property and the underlying real property. These Mortgage Loans will be structured as traditional mortgages with the borrowers owning the buildings and the underlying land and the buildings and underlying land providing security for the Mortgage Loans.

        In order to increase its potential return, the Company may "securitize" Mortgage Loans provided to finance the purchase of buildings and the underlying land by transferring such Mortgage Loans into one or more special purpose financing vehicles which, in turn, would divide the total pool of Mortgage Loans into separate series of participation interests, called "tranches," and would issue two or more series of participation interests. The rate of return on the senior series would be less than the average rate of return on the pool of Mortgage Loans contributed to such vehicle. Thus, if payments are timely made with respect to such Mortgage Loans, the rate of return on the subordinated series will be higher than the average interest rate of the pool of Mortgage Loans. The Company would retain the subordinated series of participation interest. The Company also may transfer such Mortgage Loans into one or more special purpose financing vehicles into which Affiliates of the Company would also transfer the same type of loans.

        The Company will not make or invest in Mortgage Loans unless an appraisal is obtained concerning the property that secures the Mortgage Loan. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of the Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

        In addition, the Company will not make or invest in Mortgage Loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this limitation, the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

        Further, the Company will not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or their Affiliates.

MANAGEMENT SERVICES

        The Advisor will provide management services relating to the Company, the Properties, the Mortgage Loans, and the Secured Equipment Lease program pursuant to an Advisory Agreement between it and the Company. Under this agreement, the Advisor will be responsible for assisting the Company in negotiating leases, the Loan, Mortgage Loans, and Secured Equipment Leases, collecting rental, Mortgage Loan and Secured Equipment Lease payments, inspecting the Properties and the tenants' books and records, and responding to tenant inquiries and notices. The Advisor also will provide information to the Company about the status of the leases, the Properties, the Mortgage Loans, the Line of Credit, the Permanent Financing, the Loan and the Secured Equipment Leases. In exchange for these services, the Advisor will be entitled to receive certain fees from the Company. For supervision of the Properties and Mortgage Loans, the Advisor will receive the Asset Management Fee, which, generally, is payable monthly in an amount equal to one-twelfth of .60% of Real Estate Asset Value plus the outstanding principal amount of the Mortgage Loans as of the end of the preceding month. For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor will receive, upon entering into each lease, a Secured Equipment Lease Servicing Fee, payable out of the proceeds of the Loan, equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease. See "Management Compensation."

BORROWING

        The Company plans to obtain a Line of Credit in an amount up to $45,000,000, the proceeds of which will be used to acquire Properties and to make Mortgage Loans. The Line of Credit will provide short-term financing which the Company anticipates will be repaid using additional offering proceeds or refinanced on a long-term basis. The Company may encumber Properties in connection with the Line of Credit. The Company also plans to obtain Permanent Financing, the proceeds of which will be used to acquire Properties, make Mortgage Loans, pay related Acquisition Fees to the Advisor and refinance short-term indebtedness on the Line of Credit in an amount up to 30% of Gross Proceeds of the offering. The Company intends to encumber Properties in connection with the Permanent Financing. In addition the Company plans to obtain a Loan, the proceeds of which will be used to fund the Secured Equipment Lease program and to pay the Secured Equipment Lease Servicing Fee, in an amount up to 10% of Gross Proceeds of the offering. The Company has engaged in preliminary discussions with potential lenders but has not yet received a commitment for the Line of Credit, any Permanent Financing or the Loan and there is no assurance that the Company will obtain the Line of Credit, any Permanent Financing or the Loan on satisfactory terms.

        Management believes that during the offering period the Line of Credit, if obtained, will allow the Company to make investments in Properties and Mortgage Loans that the Company otherwise would be forced to delay until it raised a sufficient amount of proceeds from the sale of Shares to allow the Company to make the investments. By eliminating this delay the Company will also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when the Company has raised sufficient offering proceeds. Alternatively, Affiliates of the Advisor could make such investments, pending receipt by the Company of sufficient offering proceeds, in order to preserve the investment opportunities for the Company. However, Properties acquired by the Company in this manner would be subject to closing costs both on the original purchase by the Affiliate and on the subsequent purchase by the Company, which would increase the amount of expenses associated with the acquisition of Properties and reduce the amount of offering proceeds available for investment in income-producing assets. Management believes that the use of Line of Credit by the Company will enable the Company to reduce or eliminate the instances in which the Company will be required to pay duplicate closing costs.

        Similarly, management believes that the Permanent Financing, if obtained, will benefit the Company by allowing it to take advantage of its ability to borrow at favorable interest rates. Specifically, the Company intends to structure the terms of any Permanent Financing so that the lease rates for Properties acquired and the interest rates for Mortgage Loans made with the loan proceeds will exceed the interest rate payable on the Permanent Financing. To the extent that the Company is able to structure the Permanent Financing on these terms, the Permanent Financing will allow the Company to increase its net revenues. In addition, the use of Permanent Financing will increase the diversification of the Company's portfolio by allowing it to acquire more Properties and make more Mortgage Loans than would be possible using only the Gross Proceeds from the offering.

        As a result of existing relationships between Affiliates of the Advisor and certain financing sources, the Company may have the opportunity to obtain Permanent Financing at more favorable interest rates than the Company could otherwise obtain. In connection with any Permanent Financing obtained by the Company as a result of any such relationship, the Company will pay a loan origination fee to the Affiliate. In addition, certain lenders may require, as a condition of providing Permanent Financing to the Company, that the Affiliate with which the lender has an existing relationship act as a loan servicing agent. In connection with any such arrangement the Company will pay a loan servicing fee to the Affiliate. Any loan origination fee or loan servicing fee paid to an Affiliate of the Company is subject to the approval by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair and reasonable to the Company and on terms not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See "Conflicts of Interest -- Certain Conflict Resolution Procedures."

        The Company may also borrow funds for the purpose of preserving its status as a REIT. For example, the Company may borrow to the extent necessary to permit the Company to make Distributions required in order to enable the Company to qualify as a REIT for federal income tax purposes; however, the Company will not borrow for the purpose of returning capital to the stockholders unless necessary to eliminate corporate-level tax to the Company. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The Board of Directors anticipates that the aggregate amount of any borrowing at the conclusion of the offering will not exceed 40% of Gross Proceeds (including the Permanent Financing and the Loan) although the maximum amount of borrowing in relation to Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be disclosed and explained to stockholders in the first quarterly report of the Company prepared after such approval occurs.

SALE OF PROPERTIES, MORTGAGE LOANS, AND SECURED EQUIPMENT LEASES

        For the first five to ten years after the commencement of the offering, the Company intends, to the extent consistent with the Company's objective of qualifying as a REIT, to reinvest in additional Properties or Mortgage Loans any proceeds of the Sale of a Property or a Mortgage Loan that are not required to be distributed to stockholders in order to preserve the Company's REIT status for federal income tax purposes. The Company may also use such proceeds to reduce its outstanding indebtedness. Similarly, and to the extent consistent with REIT qualification, the Company plans to use the proceeds of the Sale of a Secured Equipment Lease to fund additional Secured Equipment Leases, or to reduce its outstanding indebtedness on the Loan. At or prior to the end of such ten-year period, the Company intends to provide stockholders of the Company with liquidity of their investment, either in whole or in part, through Listing (although liquidity cannot be assured thereby) or by commencing orderly sales of the Company's assets. If Listing occurs, the Company intends to use any Net Sales Proceeds not required to be distributed to stockholders in order to preserve the Company's status as a REIT to reinvest in additional Properties, Mortgage Loans, and Secured Equipment Leases or to repay outstanding indebtedness. If Listing does not occur within ten years after the commencement of the offering, the Company thereafter will undertake the orderly liquidation of the Company and the Sale of the Company's assets and will distribute any Net Sales Proceeds to stockholders. In addition, the Company will not sell any assets if such Sale would not be consistent with the Company's objective of qualifying as a REIT.

        In deciding the precise timing and terms of Property Sales, the Advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows, and federal income tax considerations. The terms of certain leases, however, may require the Company to sell a Property at an earlier time if the tenant exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business -- Description of Leases -- Right of Tenant to Purchase." The Company will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain tenants. In connection with Sales of Properties by the Company, purchase money obligations may be taken by the Company as part payment of the sales price. The terms of payment will be affected by custom in the area in which the Property is located and by prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the Sale of a Property, the Company will continue to have a mortgage on the Property and the proceeds of the Sale will be realized over a period of years rather than at closing of the Sale.

        The Company does not anticipate selling the Secured Equipment Leases prior to expiration of the lease term, except in the event that the Company undertakes orderly liquidation of its assets. In addition, the Company does not anticipate selling any Mortgage Loans prior to the expiration of the loan term, except in the event (i) the Company owns the Property (land only) underlying the building improvements which secure the Mortgage Loan and the Sale of the Property occurs, or (ii) the Company undertakes an orderly Sale of its assets.

FRANCHISE REGULATION

        Many states regulate the franchise or license relationship between a tenant/franchisee and a franchisor. The Company will not be an Affiliate of any franchisor, and is not currently aware of any states in which the relationship between the Company as lessor and the tenant will be subjected to those regulations, but it will comply with such regulations in the future, if so required. Restaurant Chains and other businesses which franchise their operations are subject to regulation by the Federal Trade Commission.

COMPETITION

        The fast-food, family-style, and casual-dining restaurant business is characterized by intense competition. The operators of the restaurants located on the Properties will compete with independently owned restaurants, restaurants which are part of local or regional chains, and restaurants in other well-known national chains, including those offering different types of food and service.

        Many successful fast-food, family-style, and casual-dining restaurants are located in "eating islands," which are areas to which people tend to return frequently and within which they can diversify their eating habits, because in many cases local competition may enhance the restaurant's success instead of detracting from it. Fastfood, family-style, and casual-dining restaurants frequently experience better operating results when there are other restaurants in the same area.

        The other types of businesses in which the Company will invest will experience similar types of competition.

        The Company will be in competition with other persons and entities both to locate suitable Properties to acquire and to locate purchasers for its Properties. The Company also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable Properties, tenants, Mortgage Loan borrowers and Equipment tenants.

REGULATION OF MORTGAGE LOANS AND SECURED EQUIPMENT LEASES

        The Mortgage Loan and Secured Equipment Lease programs may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession, claims handling procedures and other trade practices. In addition, certain states may have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect the Company's ability to effectuate its Mortgage Loan and Secured Equipment Lease programs. Commencement of operations into these or other jurisdictions may be dependent upon a finding of financial responsibility, character and fitness of the Company. The Company may determine not to make Mortgage Loans or enter into Secured Equipment Leases in any jurisdiction in which it believes the Company has not complied in all material respects with applicable requirements.

                            MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                              FINANCIAL CONDITION OF THE COMPANY

        The Company has been formed recently and has no operating history. Since leases will be entered into on a "triple-net" basis, the Company does not expect, although it has the right, to maintain a reserve for operating expenses. The Company's Properties, Mortgage Loans and Secured Equipment Leases will not be readily marketable and their value may be affected by general market conditions. Nevertheless, management believes that capital and revenues of the Company will be sufficient to fund the Company's anticipated investments, proposed operations, and cash Distributions to the stockholders.

        Until the Company sells a minimum of 150,000 Shares ($1,500,000), all proceeds of the offering of its Shares will be held in escrow. After the sale of the minimum number of Shares of the Company, the proceeds will be deposited in the Company's general accounts, and, thereafter, the Company intends to commence its acquisition of suitable Properties and its investment in Mortgage Loans.

        Pending investment in suitable Properties and Mortgage Loans, Company funds will be invested in short-term, highly liquid U.S. Government securities or in other short-term, highly liquid investments with appropriate safety of principal. It is anticipated that the proceeds of the Loan will be obtained from the lender from time to time as funds are needed to purchase Equipment for Secured Equipment Leases. Management anticipates that after the Company has invested in the Properties, the Mortgage Loans and the Secured Equipment Leases, Company revenues sufficient to pay operating expenses, provide cash Distributions to the stockholders and service debt will be derived from the lease and mortgage payments paid to the Company by the tenants and borrowers.

        The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income through the receipt of payments from Mortgage Loans and Secured Equipment Leases; (iii) qualifying as a REIT for federal income tax purposes; and (iv) providing stockholders of the Company with liquidity of their investment within five to ten years after commencement of the offering, either in whole or in part, through (a) Listing, or (b) the commencement of orderly sales of the Company's assets, and distribution of the proceeds thereof (outside the ordinary course of business and consistent with its objective of qualifying as a REIT).

LIQUIDITY AND CAPITAL RESOURCES

        The Company will use Net Offering Proceeds (Gross Proceeds less fees and expenses of the offering) from this offering to purchase Properties and to invest in Mortgage Loans, and will use the proceeds of the Loan to fund the Secured Equipment Lease program. See "Investment Objectives and Policies."

        As of the date of this Prospectus, the Company had not entered into any arrangements creating a reasonable probability that a Property would be acquired by the Company or that a particular Mortgage Loan or Secured Equipment Lease would be funded. The number of Properties to be acquired and the number of Mortgage Loans to be invested in by the Company will depend upon the amount of Net Offering Proceeds available and the amount of funds borrowed to acquire Properties and make Mortgage Loans. The Company has not obtained a commitment for the Line of Credit or any Permanent Financing, and there is no assurance that the Company will obtain the Line of Credit or any Permanent Financing on satisfactory terms. The number of Secured Equipment Leases to be offered is currently undetermined, but the Company will fund the Secured Equipment Lease Program with the Loan, the maximum principal amount of which shall not exceed 10% of Gross Proceeds, and the Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of the Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets and that the value of the Secured Equipment Leases to a single lessee, in the aggregate, will not exceed 5% of the Company's total assets. The Company has not obtained a commitment for the Loan, and there is no assurance that the Company will obtain the Loan on satisfactory terms. Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

        Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

RESULTS OF OPERATIONS

        As of the initial date of this Prospectus, no significant operations had commenced because the Company was in its development stage. No operations will commence until such time as the Company has sold at least 150,000 Shares ($1,500,000). Management is not aware of any known trends or uncertainties, other than national economic conditions, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this Prospectus.

        There currently are no material changes being considered in the objectives and policies of the Company as set forth in this Prospectus.

                                          MANAGEMENT

GENERAL

        The Company will operate under the direction of the Board of Directors, the members of which are accountable to the Company as fiduciaries. As required by applicable regulations, a majority of the Independent Directors and a majority of the Directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws.

        The Company currently has five Directors; it may have no fewer than three Directors and no more than 15. Directors will be elected annually, and each Director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a Director may be elected to office. Although the number of Directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent Director.

        Any Director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the Shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director shall be removed.

FIDUCIARY RESPONSIBILITY OF THE BOARD OF DIRECTORS

        The Board of Directors will be responsible for the management and control of the affairs of the Company; however, the Board of Directors will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the Board of Directors.

        The Directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the Directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the Directors will rely heavily on the Advisor. In this regard, the Advisor, in addition to the Directors, will have a fiduciary duty to the Company.

        The Directors will monitor the administrative procedures, investment operations, and performance of the Company and the Advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the Directors, the Company will follow the policies on investments set forth in this Prospectus. See "Investment Objectives and Policies."

        The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the total fees and expenses of the Company are reasonable in light of the Company's investment performance, Net Assets, Net Income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. This determination shall be reflected in the minutes of the meetings of the Board of Directors. For purposes of this determination, Net Assets are the Company's total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Board of Directors also will be responsible for reviewing and evaluating the performance of the Advisor before entering into or renewing an advisory agreement. The Independent Directors shall determine from time to time and at least annually that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the Board of Directors. The Board of Directors shall determine that any successor Advisor possesses sufficient qualifications to (i) perform the advisory function for the Company and (ii) justify the compensation provided for in its contract with the Company.

        The liability of the officers and Directors while serving in such capacity is limited in accordance with the Articles of Incorporation and applicable law. See "Summary of the Articles of Incorporation and Bylaws
- --Limitation of Director and Officer Liability."

DIRECTORS AND EXECUTIVE OFFICERS

        The Directors and executive officers of the Company are listed below:

        Name                 Age            Position with the Company
James M. Seneff, Jr.         49             Director, Chairman of the Board, and Chief Executive Officer
Robert A. Bourne             49             Director and President
G. Richard Hostetter         56             Independent Director
J. Joseph Kruse              63             Independent Director
Richard C. Huseman           57             Independent Director
John T. Walker               37             Chief Operating Officer and Executive Vice President
Jeanne A. Wall               37             Executive Vice President
Lynn E. Rose                 47             Secretary and Treasurer
Edgar J. McDougall           48             Executive Vice President

        James M. Seneff, Jr. Director, Chairman of the Board, and Chief Executive Officer. Mr. Seneff currently holds the position of Chairman of the Board, Chief Executive Officer and director of CNL Fund Advisors, Inc., the advisor to the Company. Mr. Seneff also serves as Chairman of the Board, Chief Executive Officer and a director of CNL American Properties Fund, Inc. Mr. Seneff is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as its Chairman of the Board of Directors, director, and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., which is acting as the Managing Dealer in this offering, CNL Investment Company and CNL Fund Advisors, Inc. Mr. Seneff has been a director and registered principal of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of President and a director of CNL Management Company, a registered investment advisor, since its formation in 1976, has served as Chief Executive Officer and Chairman of the Board of CNL Investment Company, and Chief Executive Officer and Chairman of the Board of Commercial Net Lease Realty, Inc. since 1992, has served as Chief Executive Officer and Chairman of the Board of CNL Realty Advisors, Inc. since its inception in 1991, and has held the position of Chief Executive Officer and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $40 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in approximately 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these 100 real estate ventures are approximately 57 privately offered real estate limited partnerships with investment objectives similar to one or more of the Company's investment objectives, in which Mr. Seneff, directly or through an affiliated entity, serves or has served as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

        Robert A. Bourne. Director and President. Mr. Bourne currently holds the position of President and director of CNL Fund Advisors, Inc., the advisor to the Company. Mr. Bourne also serves as President and a director of CNL American Properties Fund, Inc. Mr. Bourne is President and Treasurer of CNL Group, Inc., President, a director, and a registered principal of CNL Securities Corp. (the Managing Dealer of this offering), President and a director of CNL Investment Company, and President, Chief Investment Officer and a director of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne also has served as President and a director from July 1992 to February 1996, and has served as Vice Chairman of the Board of Directors, Secretary and Treasurer since February 1996, of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne served as President of CNL Realty Advisors, Inc. from 1991 to February 1996, and has served as a director of CNL Realty Advisors, Inc. since 1991, and as Treasurer and Vice Chairman since February 1996. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978 was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January

1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987 he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in approximately 100 real estate ventures involved in the financing, acquisition, construction, and rental of restaurants, office buildings, apartment complexes, hotels, and other real estate. Included in these 100 real estate ventures are approximately 57 privately offered real estate limited partnerships with investment objectives similar to one or more of those of the Company's investment objectives, in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner.

        G. Richard Hostetter, Esq. Independent Director. Mr. Hostetter also serves as a director of CNL American Properties Fund, Inc. Mr. Hostetter was a senior partner at the law firm of Miller and Martin from 1966 through 1989. In this capacity, he has served for more than 20 years as counsel for various corporate real estate groups, fast-food companies and public companies, including The Krystal Company, resulting in his extensive participation in transactions involving the sale, lease, and sale/leaseback of approximately 250 restaurant units. Mr. Hostetter graduated from the University of Georgia and received his J.D. from Emory Law School in 1966. He is licensed to practice law in Tennessee and Georgia. From 1989 to date, Mr. Hostetter has served as President and General Counsel of Mills, Ragland & Hostetter, Inc., a holding company involved in corporate acquisitions, in which he also is a general and limited partner.

        J. Joseph Kruse. Independent Director. Mr. Kruse also serves as a director of CNL American Properties Fund, Inc. From 1993 to the present, Mr. Kruse has been President and Chief Executive Officer of Kruse & Co., Inc., a merchant banking company engaged in real estate. Formerly, Mr. Kruse was a Senior Vice President with Textron, Inc. for twenty years, and then served as Senior Vice President at G. William Miller & Co., a firm founded by the former Chairman of the Federal Reserve Board and the Treasury Secretary. Mr. Kruse was responsible for evaluations of commercial real estate and retail shopping mall projects and continues to serve of counsel to the firm. Mr. Kruse received a Bachelors of Education degree from the University of Florida in 1957 and a Masters of Science in Administration in 1958.

        Richard C. Huseman. Independent Director. Mr. Huseman also serves as a director of CNL American Properties Fund, Inc. Mr. Huseman is presently a professor in the College of Business, and from 1990 through 1995, served as the Dean of the College of Business Administration of the University of Central Florida. He has served as a consultant in the area of managerial strategies to a number of Fortune 500 corporations, including IBM, AT&T, and 3M, as well as to several branches of the U.S. government, including the U.S. Department of Health and Human Services, the U.S. Department of Justice, and the Internal Revenue Service. Mr. Huseman received a B.A. from Greenville College in 1961 and an M.A. and a Ph.D. from the University of Illinois in 1963 and 1965, respectively.

        John T. Walker. Chief Operating Officer and Executive Vice President. Mr. Walker joined CNL Group, Inc. in September 1994, as Senior Vice President, responsible for Research and Development. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Fund Advisors, Inc., the advisor to the Company. Mr. Walker is also Chief Operating Officer and Executive Vice President of CNL American Properties Fund, Inc. From May 1992 to May 1994, he was Executive Vice President for Finance and Administration and Chief Financial Officer of Z Music, Inc., a cable television network which was subsequently acquired by Gaylord Entertainment, where he was responsible for overall financial and administrative management and planning. From January 1990 through April 1992, Mr. Walker was Chief Financial Officer of the First Baptist Church in Orlando, Florida. From April 1984 through December 1989, he was a partner in the accounting firm of Chastang, Ferrell & Walker, P.A., where he was the partner in charge of audit and consulting services, and from 1981 to 1984, Mr. Walker was a Senior Consultant/Audit Senior at Price Waterhouse. Mr. Walker is a Cum Laude graduate of Wake Forest University with a B.S. in Accountancy and is a certified public accountant.

        Jeanne A. Wall. Executive Vice President. Ms. Wall serves as Executive Vice President of CNL Fund Advisors, Inc., the advisor to the Company. Ms. Wall is also Executive Vice President of CNL American Properties Fund, Inc. Ms. Wall has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and previously served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. as its Partnership Administrator. In 1985, Ms. Wall became Vice President of CNL Securities Corp. and, in 1987, she became a Senior Vice

President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees partnership administration and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. since its inception in 1991, and as Vice President of Commercial Net Lease Realty, Inc. since 1992. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the Board of the Investment Program Association and on the Direct Participation Program committee for the National Association of Securities Dealers.

        Lynn E. Rose. Secretary and Treasurer. Ms. Rose serves as Secretary and Treasurer of CNL Fund Advisors, Inc., the advisor to the Company. Ms. Rose is also Secretary and Treasurer of CNL American Properties Fund, Inc. Ms. Rose, a certified public accountant, has served as Chief Financial Officer and Secretary of CNL Group, Inc. since December 1993, and served as Controller and Secretary of CNL Group, Inc. from 1987 until December 1993. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer of CNL Corporate Services, Inc. since November 1994. Ms. Rose also has served as Chief Financial Officer of CNL Institutional Advisors, Inc. since its inception in 1990, Secretary and a director of CNL Realty Advisors, Inc. since its inception in 1991, and as Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996. In addition, Ms. Rose served as Secretary and Treasurer of Commercial Net Lease Realty, Inc. from 1992 to February 1996. In addition, Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 200 corporations, partnerships and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a Certified Public Accountant in 1979.

        Edgar J. McDougall. Executive Vice President. Mr. McDougall currently serves as Executive Vice President of CNL Fund Advisors, Inc., the advisor to the Company. Mr. McDougall is also Executive Vice President of CNL American Properties Fund, Inc. Mr. McDougall has served as Executive Vice President of CNL Group, Inc. since August 1990. Mr. McDougall joined CNL Group, Inc. in May 1990 as Senior Vice President--Strategic Planning. Mr. McDougall also serves as Chief Operating Officer of CNL Institutional Advisors, Inc. In addition, Mr. McDougall has served as Vice President of CNL Realty Advisors, Inc. since its inception in 1991 and Vice President of Commercial Net Lease Realty, Inc. since 1992. Prior to joining CNL in 1990, Mr. McDougall served as President of Colony Land Company, in Orlando, Florida, beginning in November 1987. From 1985 to 1987, Mr. McDougall served as the Sales Manager of the Orlando office of Coldwell Banker Commercial Real Estate, a diversified real estate company involved in the sale and leasing of commercial properties. Mr. McDougall holds a Doctor of Philosophy degree in Business Administration from the University of Florida.

INDEPENDENT DIRECTORS

        Under the Articles of Incorporation, a majority of the Board of Directors must consist of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. The Independent Directors shall nominate replacements for vacancies in the Independent Director positions. An Independent Director may not, directly or indirectly (including through a member of his immediately family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its Affiliates, or serve as a director of more than three REITs organized by the Advisor or its Affiliates. Except to carry out the responsibilities of a Director, an Independent Director may not perform material services for the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The Audit Committee makes recommendations to the Board of Directors in accordance with those of the independent accountants of the Company. The Board of Directors shall review with such accounting firm the scope of the audit and the results of the audit upon its completion.

        At such time, if any, as the Shares are listed on a national securities exchange or over-the-counter market, the Company will form a Compensation Committee, the members of which will be selected by the full Board of Directors each year.

        At least a majority of the members of each committee of the Company's Board of Directors must be Independent Directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        Each Director is entitled to receive $6,000 annually for serving on the Board of Directors, as well as fees of $750 per meeting attended ($375 for each telephonic meeting in which the Director participates), including committee meetings. No executive officer or Director of the Company has received a bonus from the Company. The Company will not pay any compensation to the officers and Directors of the Company who also serve as officers and directors of the Advisor.

MANAGEMENT COMPENSATION

        For a description of the types, recipients, methods of computation, and estimated amounts of all compensation, fees, and distributions to be paid directly or indirectly by the Company to the Advisor, Managing Dealer, and their Affiliates, see "Management Compensation."

                            THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

        CNL Fund Advisors, Inc. is a Florida corporation organized in March, 1994 to provide management, advisory and administrative services. The Company entered into the Advisory Agreement with the Advisor effective ____________, 1996. CNL Fund Advisors, Inc., as Advisor, has a fiduciary responsibility to the Company and the stockholders.

        The directors and officers of the Advisor are as follows:

James M. Seneff, Jr. .................  Chairman of the Board, Chief Executive Officer, and Director
Robert A. Bourne .....................  President and Director
John T. Walker .......................  Chief Operating Officer and Executive Vice President
Edgar J. McDougall ...................  Executive Vice President
Lynn E. Rose .........................  Secretary, Treasurer and Director
Jeanne A. Wall .......................  Executive Vice President

        The backgrounds of these individuals are described above under "Management--Directors and Officers."

        The Advisor employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing restaurant properties similar to the Properties.

        The Advisor currently owns 20,000 Shares. The Advisor may not sell these Shares while the Advisory Agreement is in effect, although the Advisor may transfer such Shares to Affiliates. Neither the Advisor, a Director, or any Affiliate may vote or consent on matters submitted to the stockholders regarding removal of, or any transaction between the Company and the Advisor, Directors, or an Affiliate. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors, and any Affiliate may not vote or consent, any Shares owned by any of them will not be included.

THE ADVISORY AGREEMENT

        Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board of Directors, manages the Company's Properties and Mortgage Loans, administers the Company's Secured Equipment Lease program and renders other services as the Board of Directors deems appropriate. The Advisor is subject to the supervision of the Company's Board of Directors and has only such functions as are delegated to it.

        The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Organizational and Offering Expenses, which are defined to include expenses attributable to preparing the documents relating to this offering, the formation and organization of the Company, qualification of the Shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the Shares, (ii) Selling Commissions, advertising expenses, expense reimbursements, and legal and accounting fees, (iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of securities, (iv) administrative services (including personnel costs; provided, however that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee), (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties, at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location, and (vi) expenses related to negotiating and servicing the Mortgage Loans and Secured Equipment Leases.

        The Company shall not reimburse the Advisor at the end of any fiscal quarter Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such Excess Amount was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be carried over and included in Operating Expenses in subsequent Expense Years, and reimbursed to the Advisor in one or more of such years, provided that Operating Expenses in any Expense Year, including any Excess Amount to be paid to the Advisor, shall not exceed the 2%/25% Guidelines. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, there shall be sent to the stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors.

        The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

        Pursuant to the Advisory Agreement, the Advisor is entitled to receive certain fees and reimbursements, as listed in "Management -- Management Compensation." The Subordinated Incentive Fee payable to the Advisor under certain circumstances if Listing occurs may be paid, at the option of the Company, in cash, in Shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following Listing, no Performance Fee, as described below, will be paid to the Advisor under the Advisory Agreement nor will any additional share of Net Sales Proceeds be paid to the Advisor. The total of all Acquisition Fees and any Acquisition Expenses payable to the Advisor and its Affiliates shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value of a Property, or in the case of a Mortgage Loan, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company. The Acquisition Fees payable in connection with the selection or acquisition of any Property shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such Property to the amount customarily charged in arm's-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of

Properties, and to the extent that other acquisition fees, finder's fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.

        If the Advisor or a CNL Affiliate performs services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed to by the Advisor and the Independent Directors of the Company.

        Further, if Listing occurs, the Company automatically will become a perpetual life entity. At such time, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and
(vii) the quality of the Property, Mortgage Loan and Secured Equipment Lease portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

        The Advisory Agreement, which was entered into by the Company with the unanimous approval of the Board of Directors, including the Independent Directors, expires one year after the date of execution, on ______, 1997, subject to successive one-year renewals upon mutual consent of the parties. In the event that a new Advisor is retained, the previous Advisor will cooperate with the Company and the Directors in effecting an orderly transition of the advisory functions. The Board of Directors (including a majority of the Independent Directors) shall approve a successor Advisor only upon a determination that the Advisor possesses sufficient qualifications to perform the advisory functions for the Company and that the compensation to be received by the new Advisor pursuant to the new Advisory Agreement is justified.

        The Advisory Agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of the Independent Directors of the Company or a majority of the directors of the Advisor, as the case may be), upon 60 days' prior written notice. At that time, the Advisor shall be entitled to receive the Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities, and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of the assets of the Company on the date of termination of the Advisory Agreement (the "Termination Date"), less the amount of all indebtedness secured by the assets of the Company, plus the total Distributions made to stockholders from the Company's inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders' 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company's REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company's assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over-the-counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

        The Advisor has the right to assign the Advisory Agreement to an Affiliate subject to approval by the Independent Directors of the Company. The Company has the right to assign the Advisory Agreement to any successor to all of its assets, rights, and obligations.

        The Advisor will not be liable to the Company or its stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. The Company has agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of the net assets of the Company and not from stockholders.

                                 PRIOR PERFORMANCE INFORMATION

        The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS TO WHICH THE FOLLOWING INFORMATION RELATES.

        Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 78 and 79 real estate limited partnerships, respectively, including the 17 publicly offered CNL Income Fund partnerships, and as directors and officers of an unlisted public REIT, which purchased properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships or the unlisted REIT has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.

        CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 17 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food and family-style restaurant properties similar to those that the Company intends to acquire and have investment objectives similar to those of the Company. In addition, Messrs. Bourne and Seneff currently serve as directors and officers of CNL American Properties Fund, Inc., an unlisted public REIT, which was organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases similar to those that the Company intends to invest in and has investment objectives similar to those of the Company. As of December 31, 1995, these 17 partnerships and the unlisted REIT had raised a total of $594,151,079 from a total of 48,628 investors, and had invested in 646 fast-food, family-style and casual-dining restaurant properties.

        As of December 31, 1995, offerings by 16 of the 17 CNL public partnerships had been completed and these public partnerships had made cash distributions to limited partners totalling $208,798,030 (representing annualized cash distributions to limited partners in amounts equal to from 4.5% to 10% of invested capital). An average of approximately 7.4% (ranging from zero to 21.6%) of the cumulative cash distributions to limited partners from these partnerships constituted cash distributions that exceeded accumulated net income on a GAAP basis, primarily as the result of depreciation deductions. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. The partnerships do not treat these amounts, which are presented as a "return of capital on a GAAP basis" in Table III of the Prior Performance Tables included in Exhibit C, as a return of capital for any other purpose. Certain additional information relating to the offerings and investment history of the 17 public partnerships and the unlisted public REIT is set forth below.

                                                             Number of                Date 90% of Net
                                                             Limited                  Proceeds Fully
                      Maximum                                Partnership              Invested or
Name of               Offering                               Units or                 Committed to
Entity                Amount (1)        Date Closed          Shares Sold              Investment (2)
- ------                ----------        -----------          -----------              --------------
CNL Income            $15,000,000       December 31, 1986          30,000             December 1986
Fund, Ltd.            (30,000 units)

CNL Income            $25,000,000       August 21, 1987            50,000             November 1987
Fund II, Ltd.         (50,000 units)

CNL Income            $25,000,000       April 29, 1988             50,000             June 1988
Fund III, Ltd.        (50,000 units)

CNL Income            $30,000,000       December 6, 1988           60,000             February 1989
Fund IV, Ltd.         (60,000 units)

CNL Income            $25,000,000       June 7, 1989               50,000             December 1989
Fund V, Ltd.          (50,000 units)

CNL Income            $35,000,000       January 19, 1990           70,000             May 1990
Fund VI, Ltd.         (70,000 units)

CNL Income            $30,000,000       August 1, 1990         30,000,000             January 1991
Fund VII, Ltd.        (30,000,000 units)

CNL Income            $35,000,000       March 7, 1991          35,000,000             September 1991
Fund VIII, Ltd.       (35,000,000 units)

CNL Income            $35,000,000       September 6, 1991       3,500,000             November 1991
Fund IX, Ltd.         (3,500,000 units)

CNL Income            $40,000,000       March 18, 1992          4,000,000             June 1992
Fund X, Ltd.          (4,000,000 units)

CNL Income            $40,000,000       September 28, 1992      4,000,000             September 1992
Fund XI, Ltd.         (4,000,000 units)

CNL Income            $45,000,000       March 15, 1993          4,500,000             July 1993
Fund XII, Ltd.        (4,500,000 units)

CNL Income            $40,000,000       August 26, 1993         4,000,000             August 1993
Fund XIII, Ltd.       (4,000,000 units)

CNL Income            $45,000,000       February 22, 1994       4,500,000             May 1994
Fund XIV, Ltd.        (4,500,000 units)

CNL Income            $40,000,000       September 1, 1994      4,000,000              December 1994
Fund XV, Ltd.         (4,000,000 units)

CNL Income            $45,000,000       June 12, 1995          4,500,000              August 1995
Fund XVI, Ltd.        (4,500,000 units)


      -63-







CNL Income            $30,000,000          (3)                    (3)                      (3)
Fund XVII, Ltd.       (3,000,000 units)

CNL American          $165,000,000         (4)                    (4)                      (4)
Properties Fund,      (16,500,000
Inc.                  shares)

- -----------------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd. and CNL Income Fund XVI, Ltd.

(2) For a description of the property acquisitions by these limited partnerships during the last nine years, see the table set forth on the following page.

(3) As of December 31, 1995, CNL Income Fund XVII, Ltd., which is offering a maximum of 3,000,000 limited partnership units ($30,000,000), had received subscriptions totalling $5,696,921 (569,692 units). As of such date, CNL Income Fund XVII, Ltd. had purchased one property.

(4) As of December 31, 1995, CNL American Properties Fund, Inc., which is offering a maximum of 16,500,000 shares of common stock ($165,000,000) had received subscriptions totalling $38,454,158 (3,845,416 shares). As of such date, CNL American Properties Fund, Inc. had purchased 18 properties.

        As of December 31, 1995, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 61 nonpublic real estate limited partnerships. The offerings of 59 of these 61 nonpublic limited partnerships had terminated as of December 31, 1995. These 59 partnerships raised a total of $143,794,266 from approximately 3,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 186 projects as of December 31, 1995. These 186 projects consist of 19 apartment projects (comprising 13% of the total amount raised by all 53 partnerships), 13 office buildings (comprising 6% of the total amount raised by all 59 partnerships), 140 fast-food or family-style restaurant property and business investments (comprising 68% of the total amount raised by all 59 partnerships), one condominium development (comprising .5% of the total amount raised by all 59 partnerships), four hotels/motels (comprising 6% of the total amount raised by all 59 partnerships), seven commercial/retail properties (comprising 6% of the total amount raised by all 59 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 59 partnerships). The offering of the remaining two non-public limited partnerships (offerings aggregating $16,500,000) had raised $7,450,000 from 169 investors (approximately 45% of the total offering amount) as of December 31, 1995.

        Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

        Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

        Of the 78 real estate limited partnerships whose offerings had closed as of December 31, 1995 (including 16 of the 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past ten years, 33 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 78 real estate limited partnerships).

        The following table sets forth summary information, as of December 31, 1995 regarding property acquisitions during the nine preceding years by the 17 limited partnerships and the one unlisted REIT that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.

Name of             Type of                                      Method of            Type of
Entity              Property              Location               Financing            Program
CNL Income          20 fast-food or     AL, AZ, CA, FL,          All cash             Public
Fund, Ltd.          family-style        GA, LA, MD, OK,
                    restaurants         TX, VA

CNL Income          43 fast-food or     AL, AZ, CO, FL,          All cash             Public
Fund II, Ltd.       family-style        GA, IL, IN, LA,
                    restaurants         MI, MN, MO, NC,
                                        NM, OH, TX, WY

CNL Income          32 fast-food or     AZ, CA, FL, GA,          All cash             Public
Fund III, Ltd.      family-style        IA, IL, IN, KS,
                    restaurants         KY, MD, MI, MN,
                                        MO, NE, OK, TX

CNL Income          41 fast-food or     AL, DC, FL, GA,          All cash             Public
Fund IV, Ltd.       family-style        IL, IN, KS, MA,
                    restaurants         MD, MI, MS, OH,
                                        PA, TN, TX, VA

CNL Income          30 fast-food or     FL, GA, IL, IN,          All cash             Public
Fund V, Ltd.        family-style        MI, NH, NY, OH,
                    restaurants         SC, TN, TX, UT,
                                        WA

CNL Income          45 fast-food or     AR, AZ, FL, IN,          All cash             Public
Fund VI, Ltd.       family-style        MA, MI, MN, NC,
                    restaurants         NE, NM, NY, OH,
                                        OK, PA, TN, TX,
                                        VA, WY

CNL Income          45 fast-food or     AZ, CO, FL, GA,          All cash             Public
Fund VII, Ltd.      family-style        IN, LA, MI, MN,
                    restaurants         OH, SC, TN, TX,
                                        UT, WA

CNL Income          39 fast-food or     AZ, FL, IN, LA,          All cash             Public
Fund VIII, Ltd.     family-style        MI, MN, NC, NY,
                    restaurants         OH, TN, TX, VA

CNL Income          41 fast-food or     AL, FL, GA, IL,          All cash             Public
Fund IX, Ltd.       family-style        IN, LA, MI, MN,
                    restaurants         MS, NC, NH, NY,
                                        OH, SC, TN, TX

CNL Income          47 fast-food or     AL, CA, CO, FL,          All cash             Public
Fund X, Ltd.        family-style        ID, IL, LA, MI,
                    restaurants         MO, MT, NC, NH,
                                        NM, NY, OH, PA,
                                        SC, TN, TX

                                      -65-







CNL Income          39 fast-food or     AL, AZ, CA, CO,          All cash             Public
Fund XI, Ltd.       family-style        CT, FL, KS, LA,
                    restaurants         MA, MI, MS, NC,
                                        NH, NM, OH, OK,
                                        PA, SC, TX, VA,
                                        WA

CNL Income          48 fast-food or     AL, AZ, CA, FL,          All cash             Public
Fund XII, Ltd.      family-style        GA, LA, MO, MS,
                    restaurants         NC, NM, OH, SC,

                                        TN, TX, WA

CNL Income          48 fast-food or     AL, AR, AZ, CA,          All cash             Public
Fund XIII, Ltd.     family-style        CO, FL, GA, IN,
                    restaurants         KS, LA, MD, NC,
                                        OH, PA, SC, TN,
                                        TX, VA

CNL Income          56 fast-food or     AL, AZ, CO, FL,          All cash             Public
Fund XIV, Ltd.      family-style        GA, KS, LA, MO,
                    restaurants         MS, NC, NJ, NV,
                                        OH, SC, TN, TX,
                                        VA

CNL Income          47 fast-food or     CA, FL, GA, KS,          All cash             Public
Fund XV, Ltd.       family-style        KY, MO, MS, NC,
                    restaurants         NJ, NM, OH, OK,
                                        PA, SC, TN, TX,
                                        VA

CNL Income          41 fast-food or     AZ, CA, CO, DC,          All cash             Public
Fund XVI, Ltd.      family-style        FL, GA, ID, IN,
                    restaurants         KS, MN, MO, NC,
                                        NM, NV, OH, TN,
                                        TX, UT, WI

CNL Income          (1)                 (1)                      All cash             Public
Fund XVII, Ltd.

CNL American        (2)                 (2)                      All cash             Public
Properties Fund,
Inc.

- -----------------------------


(1) As of December 31, 1995, CNL Income Fund XVII, Ltd. had acquired one property.

(2) As of December 31, 1995, CNL American Properties Fund, Inc. had acquired 18 properties.

                                -----------------------------


        A more detailed description of the acquisitions by real estate limited partnerships and the unlisted REIT sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL
Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL
Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL
Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd.,

                                             -66-





CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd.,
CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd.,
CNL Income Fund XVII, Ltd. and CNL American Properties Fund, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

        In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs.
Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the unlisted REIT, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the unlisted REIT with investment objectives similar to one or more of the Company's investment objectives is provided in the Prior
Performance Tables included as Exhibit C. Information about the 16 previous public partnerships is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs.
Seneff and Bourne.

                              INVESTMENT OBJECTIVES AND POLICIES

GENERAL

        The Company's primary investment objectives are to preserve, protect, and enhance the Company's assets while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company's income (and Distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes;
and (iv) providing stockholders of the Company with liquidity of their investment, either in whole or in part, within five to ten years after commencement of the offering, through (a) Listing, or, (b) if Listing does not occur within ten years after commencement of the offering, the commencement of orderly Sales of the Company's assets, outside the ordinary course of business and consistent with its objective of qualifying as a REIT, and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. If the Company is successful in achieving its investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of the Company's objectives, stockholders should realize that the ability of the Company to meet these objectives may be severely handicapped by any lack of diversification of the Company's investments and the terms of the leases.

        The Company intends to meet its objectives through its investment policies of (i) purchasing carefully selected, well-located Properties and leasing them on a "triple-net" basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance) to creditworthy operators of Restaurant Chains and other businesses under leases generally requiring the tenant to pay both base annual rental
(including automatic increases in base rent) and percentage rent based on gross sales, and (ii) offering Mortgage Loans and Secured Equipment Leases to operators of Restaurant Chains and other businesses.

        In accordance with its investment policies, the Company intends to invest its assets in Properties whose tenants are franchisors or franchisees of one of the Restaurant Chains or other businesses to be selected by the Company, based upon recommendations by the Advisor. Although there is no limit on the number of properties of a particular Restaurant Chain or other business which the Company may acquire, the Company currently does not expect to invest more than 25% of the Gross Proceeds in Properties of any one Restaurant Chain or other business or to invest more than 30% of the Gross Proceeds in Properties located in any one state. Potential Mortgage Loan borrowers and Secured
Equipment Lease lessees will similarly be operators of Restaurant Chains and other businesses selected by the Company, following the Advisor's recommendations. The Company has undertaken, consistent with its objective of qualifying as a REIT for federal income tax purposes, to ensure that the value of all Secured Equipment Leases, in the aggregate, will not exceed 25% of the Company's total assets, while Secured Equipment Leases to any single lessee, in the aggregate, will not exceed 5% of the Company's total assets. It is intended that investments will be made in Properties, Mortgage Loans and Secured
Equipment Leases in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount

                                             -67-





raised in the offering. See "Estimated Use of Proceeds" and "Risk Factors --
Investment Risks -- Possible Lack of Diversification." For a more complete description of the manner in which the structure of the Company's business, including its investment policies, will facilitate the Company's ability to meet its investment objectives, See "Business."

        The investment objectives of the Company may not be changed without the approval of stockholders owning a majority of the shares of outstanding Common
Stock. The Bylaws of the Company require the Independent Directors to review the Company's investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the Board of Directors along with the basis for such determination. The Directors (including a majority of the Independent Directors) have the right, without a stockholder vote, to alter the Company's investment policies but only to the extent consistent with the Company's investment objectives and investment limitations. See "Certain Investment Limitations," below.

CERTAIN INVESTMENT LIMITATIONS

        In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company's objective of qualifying as a REIT, the Articles of Incorporation or the Bylaws provide for the following limitations on the Company's investments.

        1. Not more than 10% of the Company's total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include any Property under construction, under contract for development or planned for development within one year.

        2. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

        3. The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, Directors, or Affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts.

        4. The Company may not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

        5. The Company may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, or their Affiliates.

        6. The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize the Company's ability to qualify and remain qualified as a REIT.
Investments in entities affiliated with the Advisor, a Director, the Company, or Affiliates thereof are subject to the restrictions on joint venture investments.
In addition, the Company shall not invest in any security of any entity holding investments or engage in activities prohibited by the Company's Articles of Incorporation.

                                             -68-






        7. The Company will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their Shares to the Company as described under "Redemption of Shares,"); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) Shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to Directors, officers, or employees of the Company or the Advisor. Options may not be issued to the Advisor, Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant.

        8. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or Affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

        9. The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

        10. The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

        11. The Company will not invest in any foreign currency or bullion or engage in short sales.

        12. The Company will not issue senior securities except notes to banks and other lenders and preferred shares.

        13.  The Company will not make loans to the Advisor or its Affiliates.

        14. The Company will not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

        15. The Company will not make any investment that the Company believes will be inconsistent with its objective of qualifying as a REIT.

        The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding Common Stock.

                                      DISTRIBUTION POLICY

GENERAL

        In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Federal Income Tax Considerations -- Taxation of the Company
- -- Distribution Requirements." The declaration of Distributions is within the discretion of the Board of Directors and depends upon the Company's distributable funds, current and projected cash requirements, tax considerations and other factors.

                                             -69-





DISTRIBUTIONS

        The Company intends to make regular Distributions to stockholders. To the extent consistent with the Company's objective of qualifying as a REIT, it is anticipated that the first Distributions will be paid not later than the close of the first full calendar quarter after the first release of funds from escrow to the Company. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital.

        Distributions will be made at the discretion of the Directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a Property consisting of building only, distributions from joint ventures, and interest income from lessees of Equipment and borrowers under Mortgage Loans, less expenses paid) and the general financial condition of the Company, subject to the obligation of the Directors to cause the Company to qualify and remain qualified as a REIT for federal income tax purposes. The
Company intends to increase Distributions in accordance with increases in net cash from operations.

                                        SUMMARY OF THE
                             ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

        The Company is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, the Company is governed by the Maryland
General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including liabilities of the Company, stockholders, directors, and officers, the amendment of the Articles of Incorporation, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its Articles of Incorporation.

        The Articles of Incorporation and the Bylaws of the Company contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its Board of Directors.
The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations which may result in improvement of the terms of an initial offer.

        The Articles of Incorporation also permit Listing by the Board of Directors after completion or termination of the offering.

        The discussion set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General
Corporation Law, the guidelines for REITs published by the North American
Securities Administrators Association, the Company's Articles of Incorporation, and its Bylaws.

                                             -70-





DESCRIPTION OF CAPITAL STOCK

        The Company has authorized a total of 126,000,000 shares of capital stock, consisting of 60,000,000 shares of Common Stock, $.01 par value per share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 63,000,000 additional shares of excess stock ("Excess Shares"), $.01 par value per share.
Of the 63,000,000 Excess Shares, 60,000,000 are issuable in exchange for Common
Stock and 3,000,000 are issuable in exchange for Preferred Stock as described below at "-- Restriction of Ownership." The Company currently has 20,000 shares of Common Stock outstanding and no Preferred Stock or Excess Shares outstanding.
The Company will not issue share certificates. Each stockholder's investment will be recorded on the books of the Company, and information concerning the restrictions and rights attributable to Shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving Shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her Shares will be required to send only an executed form to the Company, and the Company will provide the required form upon a stockholder's request. The executed form and any other required documentation must be received by the Company at least one calendar month prior to the last date of the current quarter. Subject to restrictions in the Articles of Incorporation, transfers of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation. Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

        Stockholders have no preemptive rights to purchase or subscribe for securities that the Company may issue subsequently. Each Share is entitled to one vote per Share, and Shares do not have cumulative voting rights. The
Stockholders are entitled to Distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors.

        All of the Shares offered hereby will be fully paid and nonassessable when issued.

        The Articles of Incorporation authorize the Board of Directors to designate and issue from time to time one or more classes or series of Preferred
Shares without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders of any series or class of Preferred Stock preferences, powers, and rights senior to the rights of holders of Common Stock; however, the voting rights for each share of Preferred Stock shall not exceed voting rights which bear the same relationship to the voting rights of the Shares as the consideration paid to the Company for each share of Preferred Stock bears to the book value of the Shares on the date that such Preferred Stock is issued. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company. The Board of Directors has no present plans to issue any Preferred Stock.

        For a description of the characteristics of the Excess Shares, which differ from Common Stock and Preferred Stock in a number of respects, including voting and economic rights, see "Restriction of Ownership," below.

BOARD OF DIRECTORS

        The Articles of Incorporation provide that the number of Directors of the Company cannot be less than three nor more than 15. A majority of the Board of Directors will be Independent Directors. See "Management -- Independent
Directors." Each Director, other than a Director elected to fill the unexpired term of another Director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of Common Stock present in person or by proxy and entitled to vote.
Independent Directors will nominate replacements for vacancies among the Independent Directors. Under the Articles of Incorporation, the term of office for each Director will be one year, expiring each annual meeting of stockholders; however, nothing in the Articles of Incorporation prohibits a director from being reelected by the stockholders. The Directors may not (a) amend the Articles of Incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of the Company's assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than

                                             -71-





before the initial investment in property. The Directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are Independent Directors).

STOCKHOLDER MEETINGS

        An annual meeting will be held for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under the Company's Bylaws, a special meeting of stockholders may be called by the chief executive officer, a majority of the Directors, or a majority of the Independent Directors. Special meetings of the stockholders also shall be called by an officer of the Company upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding Common Stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, the Company shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

        At any meeting of stockholders, each stockholder is entitled to one vote per share of Common Stock owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the shares of Common Stock shall constitute a quorum, and the majority vote of the shares of Common Stock present in person or by proxy will be binding on all the stockholders of the Company.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR
DIRECTORS AND PROPOSALS OF NEW BUSINESS

        The Bylaws of the Company require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a Director, or (b) propose new business other than pursuant to the notice of the meeting or by or on behalf of the Directors. The Bylaws contain a similar notice requirement in connection with nominations for Directors at a special meeting of stockholders called for the purpose of electing one or more Directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate Directors or propose new business.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

        Pursuant to the Company's Articles of Incorporation, the Directors can amend the Articles of Incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Articles of Incorporation may be amended only by the affirmative vote of a majority, and, in some cases a two-thirds majority, of the shares of Common Stock outstanding and entitled to vote. The stockholders may vote to amend the Articles of Incorporation, terminate or dissolve the Company or remove one or more Directors without necessity for concurrence by the Board of Directors.

MERGERS, COMBINATIONS, AND SALE OF ASSETS

        A merger, combination, sale, or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business must be approved by the Directors and a majority of the shares of Common Stock outstanding and entitled to vote. In addition, any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

TERMINATION OF THE COMPANY AND REIT STATUS

        The Articles of Incorporation provide for the voluntary termination and dissolution of the Company by the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Articles of Incorporation permit the stockholders to terminate the status of the

                                             -72-





Company as a REIT under the Code by a majority vote of the shares of Common
Stock outstanding and entitled to vote.

        Under the Articles of Incorporation, the Company automatically will terminate and dissolve on December 31, 2006, unless Listing occurs, in which event the Company automatically will become a perpetual life entity.

RESTRICTION OF OWNERSHIP

        To qualify as a REIT under the Code (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax
Considerations -- Taxation of the Company."

        To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person
(as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred
Shares (the "Ownership Limit"). However, the Articles of Incorporation provide that this Ownership Limit may be modified, either entirely or with respect to one or more Persons, by a vote of a majority of the Directors, if such modification does not jeopardize the Company's status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the Company as a REIT.

        It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive
Ownership (as such terms are defined in the Articles of Incorporation) of the Common Stock and Preferred Stock.

        If the ownership, transfer or acquisition of shares of Common or Preferred Stock, or change in capital structure of the Company or other event or transaction would result in (i) any Person owning (applying certain attribution rules) Common Stock or Preferred Stock in excess of the Ownership Limit, (ii) fewer than 100 Persons owning the Common Stock and Preferred Stock, (iii) the
Company being "closely held" within the meaning of section 856(h) of the Code, or (iv) the Company failing any of the gross income requirements of section
856(c) of the Code or otherwise failing to qualify as a REIT, then the ownership, transfer, or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Common Stock and/or Preferred Stock, as the case may be, to the extent required to avoid such a result. Common Stock or Preferred Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Shares. A holder of Excess
Shares is not entitled to Distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any Distribution paid to a proposed transferee or holder of Excess
Shares shall be repaid to the Company upon demand. Excess Shares shall be subject to repurchase by the Company at its election. The purchase price of any Excess Shares shall be equal to the lesser of (a) the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of Excess Shares, the fair market value at the time of such devise or gift or event), or (b) the fair market value of such Shares on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

                                             -73-






        For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange
Act of 1934, as amended; but does not include (i) CNL Fund Advisors, Inc., during the period ending on December 31, 1996, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by CNL
Fund Advisors, Inc. or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
Section 856(a) of the code or otherwise cause the Company to fail to qualify as a REIT.

RESPONSIBILITY OF DIRECTORS

        Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of the Company, which duty shall include a duty to supervise the relationship of the Company with the Advisor. See "Management -- Fiduciary
Responsibilities of the Board of Directors."

LIMITATION OF LIABILITY AND INDEMNIFICATION

        Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent
Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.
Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement.
The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

                                             -74-






        Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

        There are certain defenses under Maryland law available to the Directors, officers and the Advisor in the event of a stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can argue that he or she performed the action giving rise to the stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances.
The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care.
However, the Directors, officers and the Advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the Articles of Incorporation.

        The Company will enter into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements will require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses reasonably incurred by officers and Directors seeking to enforce their rights under the indemnification agreements.
The Company also must cover officers and Directors under the Company's directors' and officers' liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.

REMOVAL OF DIRECTORS

        Under the Articles of Incorporation, a Director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of the Company outstanding and entitled to vote.

INSPECTION OF BOOKS AND RECORDS

        The Advisor will keep, or cause to be kept, on behalf of the Company, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of the Company, including a copy of the Articles of Incorporation and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.

        As a part of its books and records, the Company will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of Shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at the Company's home office by a stockholder or his or her designated agent upon such stockholder's request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The
Company may require the stockholder requesting the stockholder list to represent that he or she will not make any commercial distribution of such list or the information disclosed through such inspection and will not furnish the list to any third party except as necessary in connection with the voting rights of the stockholders and the rights of the stockholders under federal proxy laws. The
Company may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

RESTRICTIONS ON "ROLL-UP" TRANSACTIONS

        In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from an Independent Expert. In order to qualify as an

                                             -75-





Independent Expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the Advisor or Directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of such Independent Expert shall clearly state that the engagement is for the benefit of the Company and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction which has not been approved by at least two-thirds of the stockholders, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

        (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

        (ii)  one of the following:

               (A) remaining stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

               (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of the net assets of the Company.

        The Company is prohibited from participating in any proposed Roll-Up
Transaction:

        (i) which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in the Company's Articles of Incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this Prospectus, including rights with respect to the election and removal of Directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. (See "Description of Capital Stock" and "Stockholder Meetings," above);

        (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up
Entity on the basis of the number of shares held by that investor;

        (iii) in which investor's rights to access of records of the Roll-Up
Entity will be less than those provided in Sections 8.4 and 8.5 of the Company's
Articles of Incorporation and described in "Inspection of Books and Records," above; or

        (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the stockholders.

                               FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

        The following is a summary of the material federal income tax consequences of the ownership of Shares of the Company, prepared by Shaw, Pittman, Potts & Trowbridge, as Counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this Prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or

                                             -76-





residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Shares, has been requested from the Internal
Revenue Service (the "IRS" or the "Service") or other tax authority. Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Counsel would be sustained in court. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Shares of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

        General. The Company expects to elect to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1996. The Company believes that it will be organized and will operate in such a manner as to qualify as a REIT, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

        If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.
Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

        If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Shares. To the extent that the Company would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Shares would be reduced. Distributions made to holders of Shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such Distributions would be made. The Company would not be eligible to elect REIT status for the four taxable years after the taxable year it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

        Opinion of Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed

                                             -77-





regulations) and reported administrative and judicial interpretations thereof, upon Counsel's independent review of such documents as Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Counsel has advised the Company that, in its opinion, commencing with the Company's taxable year ending December 31, 1996, the Company will be organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT. It must be emphasized, however, that the Company's ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving the Company and others, and no assurance can be given that the actual results of the Company's operations and future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

        Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company; (v) the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;
(vi) which is not closely held as defined in section 856(h) of the Code; and
(vii) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

        In the case of a REIT which is a partner in a partnership, Treasury
Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of
Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of any Joint Venture, as described in "Business -- Joint Venture Arrangements," will be treated as assets, liabilities and items of income of the Company for purposes of applying the asset and gross income tests described herein.

        Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT's outstanding shares may be owned, directly or indirectly
(applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the Articles of Incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding
Common Stock or 9.8% of any series of outstanding Preferred Stock. Among other provisions, the Articles of Incorporation empower the Board of Directors to redeem, at its option, a sufficient number of Shares to bring the ownership of Shares of the Company in conformity with these requirements or to assure continued conformity with such requirements.

        Under the Articles of Incorporation, each holder of Shares is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of Shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company or the provisions of the Articles of Incorporation, or the requirements of any other appropriate taxing authority.
Certain Treasury regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it expects to meet these stock ownership requirements for each taxable year and it will be able to demonstrate its compliance with these requirements.

        Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75% of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and certain government securities.
The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer, exceed 5% of the value of the REIT's assets or 10% of the issuer's outstanding voting securities. The term "real estate assets" includes

                                             -78-





real property, interests in real property, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction). Initially, the bulk of the Company's assets will be real property. However, the Company will also hold the Secured
Equipment Leases. Counsel is of the opinion, based on certain assumptions, that the Secured Equipment Leases will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations
- -Characterization of the Secured Equipment Leases." Therefore, the Secured
Equipment Leases will not qualify as "real estate assets." However, the Company has represented that at the end of each quarter the value of the Secured
Equipment Leases, together with any personal property owned by the Company, will in the aggregate represent less than 25% of the Company's total assets and that the value of the Secured Equipment Leases entered into with any particular tenant will represent less than 5% of the Company's total assets. No independent appraisals will be acquired to support this representation, and Counsel, in rendering its opinion as to the qualification of the Company as a REIT, is relying on the conclusions of the Company and its senior management as to the relative values of its assets. There can be no assurance however, that the IRS may not contend that either (i) the value of the Secured Equipment Leases entered into with any particular tenant represents more than 5% of the Company's total assets, or (ii) the value of the Secured Equipment Leases, together with any personal property owned by the Company, exceeds 25% of the Company's total assets.

        As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures. If a Joint Venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership, the Company's ownership of a 10% or greater interest in the Joint Venture would cause the Company to fail to meet the requirement that it not own 10% or more of an issuer's voting securities. However, Counsel is of the opinion, based on certain assumptions, that any Joint Ventures will constitute partnerships for federal income tax purposes. See "Federal Income Tax
Considerations -- Investment in Joint Ventures."

        Income Tests. A REIT also must meet three separate tests with respect to its sources of gross income for each taxable year.

        (a) The 75 Percent and 95 Percent Tests. In general, at least 75% of a
REIT's gross income for each taxable year must be from "rents from real property," interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources, including "qualified temporary investment income." For these purposes, "qualified temporary investment income" means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and
(ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

        Initially, the bulk of the Company's income will be derived from rents with respect to the Properties. Rents from Properties received by the Company qualify as "rents from real property" in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the

                                             -79-





REIT derives no revenue, except that a REIT may directly perform services which are "usually or customarily rendered" in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property.

        The Company has represented with respect to its leasing of the Properties that it will not (i) charge rent for any Property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease;
(iii) directly perform services considered to be rendered to the occupant of a Property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant. Specifically, the Company expects that virtually all of its income will be derived from leases of the type described in "Business --
Description of Leases," and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

        In addition, the Company will be paid interest on the Mortgage Loans. If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company anticipates this will always be the case.

        The Company will also receive payments under the terms of the Secured
Equipment Leases. Although the Secured Equipment Leases will be structured as leases, Counsel is of the opinion that, subject to certain assumptions, they will be treated as loans secured by personal property for federal income tax purposes. See "Federal Income Tax Considerations -- Characterization of the
Secured Equipment Leases." If the Secured Equipment Leases are treated as loans secured by personal property for federal income tax purposes then, the portion of the payments under the terms of the Secured Equipment Leases that represent interest, rather than a return of capital for federal income tax purposes, will not satisfy the 75% gross income test (although it will satisfy the 95% gross income test). The Company believes, however, that the aggregate amount of such non-qualifying income will not cause the Company to exceed the limits on non-qualifying income under the 75% gross income test.

        If, contrary to the opinion of Counsel, the Secured Equipment Leases are treated as true leases, rather than as loans secured by personal property for federal income tax purposes, the payments under the terms of the Secured
Equipment Leases would be treated as rents from personal property. Rents from personal property will satisfy either the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. However, if rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income tests.

        If, notwithstanding the above, the Company fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if
(i) such failure is due to reasonable cause and not willful neglect; (ii) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (iii) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements are met and the Company is not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which the Company failed the 75% or 95% test (whichever amount is greater).

        (b) The 30 Percent Test. In addition to the 75% and 95% tests for each taxable year, a REIT must derive less than 30% of its gross income from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property or property involuntarily or compulsorily converted through destruction, condemnation or similar events); (ii) stock or securities held for less than one year; and (iii) property sold or otherwise disposed of in a prohibited transaction. The Company has represented that it does not expect that it will recognize gross income of a type, in an amount or at a time which would cause it to fail the 30% test. As noted above, the Company plans, if Listing does not occur within ten years after the commencement of this offering, to commence with the orderly Sale of its Properties and distribute the proceeds thereof. In the event of such a Sale of Properties, it is possible that income derived from the Sale could be treated as income from prohibited transactions and taken into account in applying the 30% gross income test. The Company believes that at the time any of the Properties are sold none of the Properties will be primarily held for sale to customers and that any sale

                                             -80-





of the Properties will not be in the ordinary course of business. However, whether property is held primarily for sale to customers in the ordinary course of business depends on the facts and circumstances in effect from time to time, including those related to a particular property. In addition, no assurance can be given that the Company can (a) comply with certain safe-harbor provisions of the Code which provide that certain sales do not constitute prohibited transactions or (b) avoid owning property that may be characterized as property held primarily for sale to customers in the ordinary course of business.

        (c) The Impact of Default Under the Secured Equipment Leases. In applying the gross income tests to the Company, it is necessary to consider the impact that a default under one or more of the Secured Equipment Leases would have on the Company's ability to satisfy such tests. A default under one or more of the Secured Equipment Leases would result in the Company directly holding the Equipment securing such leases for federal income tax purposes. In the event of a default, the Company may choose to either lease or sell such Equipment.

        However, any income resulting from a rental or sale of Equipment not incidental to the rental or sale of real property would not qualify under the 75% and 95% gross income tests, and any income from a sale of such assets would count as gain from the sale of assets for purposes of the 30% gross income test.
In addition, in certain circumstances, income derived from a sale or other disposition of Equipment could be considered "net income from prohibited transactions," subject to a 100% tax. The Company does not, however, anticipate that its income from the rental or sale of Equipment would be material in any taxable year.

        Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least
(a) 95% of the sum of (i) its "real estate investment trust taxable income"
(before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

        The Company has represented that it intends to make Distributions to stockholders that will be sufficient to meet the 95% distribution requirement.
Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to make cash Distributions to satisfy the 95% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, the Company might be required to continue to accrue rent for some period of time under federal income tax principles even though the Company would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, the Company might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, the Company's cash available for making
Distributions might not be sufficient to satisfy the 95% distribution requirement. If the cash available to the Company is insufficient, the Company might raise cash in order to make the Distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the Shares. If the Company fails to satisfy the 95% distribution requirement, as a result of an adjustment to its tax returns by the Service, under certain circumstances, it may be able to rectify its failure by paying a "deficiency dividend" (plus a penalty and interest) within 90 days after such adjustment.
This deficiency dividend will be included in the Company's deductions for dividends paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied, if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

TAXATION OF STOCKHOLDERS

        Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, Distributions made by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income.
Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term

                                             -81-





capital gain, without regard to the period for which such person has held its Shares, to the extent that they do not exceed the Company's actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder's Shares, and then, to the extent the Distribution exceeds each stockholder's basis, a gain realized from the sale of Shares. The
Company will notify each stockholder as to the portions of each Distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any Distribution that is (i) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and (ii) actually paid by the Company in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the Reinvestment Plan will be treated as if they received a cash Distribution from the Company and then applied such Distribution to purchase Shares in the Reinvestment Plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company.

        Upon the sale or other disposition of the Company's Shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the Shares involved in the transaction. Such gain or loss will be long-term capital gain or loss if, at the time of sale or other disposition, the Shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to Shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

        Generally, the redemption of Shares by the Company will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in the Company. A redemption of Shares for cash will be treated as a distribution that is taxable as a dividend to the extent of the Company's current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a "complete termination" of the stockholder's interest in the Company under Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the stockholder under
Section 302(b)(2) of the Code, or (c) is "not essentially equivalent to a dividend" with respect to the stockholder under Section 302(b)(1) of the Code.
Under Code Section 302(b)(2) a redemption is considered "substantially disproportionate" if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, Shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as Shares actually owned, must generally be taken into account. A distribution to a stockholder will be "not essentially equivalent to a dividend" if its results in a "meaningful reduction" in the stockholder's interest in the Company. The Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account the Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation's affairs should be treated as being "not essentially equivalent to a dividend."

        If the redemption is not treated as a dividend, the redemption of the Shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis in the Shares redeemed. Such gain or loss would be capital gain or loss if the Shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the Shares exceeds one year.

        The Company will report to its U.S. stockholders and the Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not

                                             -82-





provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid to the Service as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the Company. See "Foreign Stockholders" below.

        The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Shares.

        Tax-Exempt Stockholders. Dividends paid by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code and the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

        Notwithstanding the foregoing, qualified trusts that hold more than 10%
(by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT's distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is "closely held" within the meaning of
Section 856(h)(1) of the Code and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of Shares in the Articles of Incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Shares in the Company, absent a waiver of the restrictions by the Board of Directors.
See "Summary of the Articles of Incorporation and Bylaws -- Restriction of
Ownership."

        Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 514(c) of the Code or otherwise use its Shares in an unrelated trade or business, in the opinion of Counsel the distributions of the Company with respect to such tax-exempt stockholder will not constitute UBTI.

        The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their tax adviser regarding such questions.

        Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S.
Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective
Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of the Advisor.

        Dividends that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. The Company expects to withhold U.S.
income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Stockholder unless (i) a lower treaty

                                      -83-





rate applies and the Non-U.S. Stockholder has filed the required IRS Form 1001 with the Company or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the dividend is effectively connected income.
Dividends in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such dividends paid do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that dividends in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such dividends will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a dividend is paid whether or not such dividend will be in excess of current and accumulated earnings and profits, the dividends will be subject to withholding at the rate of 30%. However, a Non-U.S.
Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such dividend was, in fact, in excess of the Company's current and accumulated earnings and profits.

        For any year in which the Company qualifies as a REIT, dividends that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, dividends attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S.
Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The
Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend.
This amount is creditable against the Non-U.S. Stockholders' FIRPTA tax liability.

        Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the Shares is treated as "effectively connected" with the Non-U.S.
Stockholders' U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and either the individual has a "tax home" in the United States or the gain is attributable to an office or other fixed place of business maintained by the individual in the United States, in which case the nonresident alien individual will be subject to a 30% tax on capital gains from sales of Shares. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S.
Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

STATE AND LOCAL TAXES

        The Company and its shareholders may be subject to state and local taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock of the Company.

CHARACTERIZATION OF PROPERTY LEASES

        The Company will purchase both new and existing Properties and lease them to franchisees or corporate franchisors pursuant to leases of the type described in "Business -- Description of Property Leases." The ability of the Company to claim certain tax benefits associated with ownership of the Properties, such as depreciation, depends on a determination that the lease transactions engaged in by the Company are true leases, under which the

                                             -84-





Company is the owner of the leased Property for federal income tax purposes, rather than a conditional sale of the Property or a financing transaction. A determination by the Service that the Company is not the owner of the Properties for federal income tax purposes could have substantial adverse consequences to the Company, such as the denying of the Company's depreciation deductions.
Moreover, a denial of the Company's depreciation deductions could result in a determination that the Company's Distributions to stockholders were insufficient to satisfy the 95% distribution requirement for qualification as a REIT.
However, as discussed above, if the Company has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a "deficiency dividend" (plus a penalty and interest). See "Distribution
Requirements," above.

        The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of property is to be treated as the owner. Judicial decisions and pronouncements of the Service with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

        While certain characteristics of the leases anticipated to be entered into by the Company suggest the Company might not be the owner of the Properties, such as the fact that such leases are "triple-net" leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that the Company will be the owner of the Properties. For example, under the types of leases described in "Business -- Description of Leases," the Company will bear the risk of substantial loss in the value of the Properties, since the Company will acquire its interests in the Properties with an equity investment, rather than with nonrecourse indebtedness. Further, the Company, rather than the tenant, will benefit from any appreciation in the Properties, since the Company will have the right at any time to sell or transfer its Properties, subject to the tenant's right to purchase the property at a price not less than the Property's fair market value (determined by appraisal or otherwise).

        Other factors that are consistent with the ownership of the Properties by the Company are (i) the tenants are liable for repairs and to return the Properties in reasonably good condition; (ii) insurance proceeds generally are to be used to restore the Properties and, to the extent not so used, belong to the Company; (iii) the tenants agree to subordinate their interests in the Properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and
(iv) based on the Company's representation that the Properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of the Company's cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, the Company has not relinquished the Properties to the tenants for their entire useful lives, but has retained a significant residual interest in them. Moreover, the Company will not be primarily dependent upon tax benefits in order to realize a reasonable return on its investments.

        On the basis of the foregoing, assuming (i) the Company leases the Properties on substantially the same terms and conditions described in "Business
- -- Description of Leases," and (ii) as is represented by the Company, the residual value of the Properties remaining after the end of their lease terms
(including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, it is the opinion of Counsel that the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT and that its proposed method of operation will enable it to meet the requirements for qualification as a REIT is based, in part, on the assumption that each of the Company's Property leases will conform to the conditions outlined in clauses
(i) and (ii) of the preceding sentence.

                                             -85-





CHARACTERIZATION OF SECURED EQUIPMENT LEASES

        The Company will purchase Equipment and lease it to franchisees or corporate franchisors pursuant to leases of the type described in "Business --
General." The ability of the Company to qualify as a REIT depends on a determination that the Secured Equipment Leases are financing arrangements, under which the lessees acquire ownership of the Equipment for federal income tax purposes. If the Secured Equipment Leases are instead treated as true leases, the Company may be unable to satisfy the income tests for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company
- -- Income Tests."

        While certain characteristics of the Secured Equipment Leases to be entered into by the Company suggest that the Company retains ownership of the Equipment, such as the fact that the Secured Equipment Leases are structured as leases, with the Company retaining title to the Equipment, a substantial number of other characteristics indicate that the Secured Equipment Leases are financing arrangements and that the lessees are the owners of the Equipment for federal income tax purposes. For example, under the types of Secured Equipment
Leases described in "Business -- General," the lease term will equal or exceed the useful life of the Equipment, and the lessee will have the option to purchase the Equipment at the end of the lease term for a nominal sum. Moreover, under the terms of the Secured Equipment Leases, the Company and the lessees will each agree to treat the Secured Equipment Leases as loans secured by personal property, rather than leases, for tax purposes.

        On the basis of the foregoing, assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in "Business
- -- General," and (ii) as represented by the Company, each of the Secured
Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, it is the opinion of Counsel that the Company will not be treated as the owner of the Equipment that is subject to the Secured
Equipment Leases for federal income tax purposes and that the Company will be able to treat the Secured Equipment Leases as loans secured by personal property. Counsel's opinion that the Company will be organized in conformity with the requirements for qualification as a REIT is based, in part, on the assumption that each of the Secured Equipment Leases will conform to the conditions outlined in clauses (i) and (ii) of the preceding sentence.

INVESTMENT IN JOINT VENTURES

        As indicated in "Business -- Joint Venture Arrangements," the Company may participate in Joint Ventures which own and lease Properties. Assuming that the Joint Ventures have the characteristics described in "Business -- Joint
Venture Arrangements," and are operated in the same manner that the Company operates with respect to Properties that it owns directly, it is the opinion of Counsel that (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and that the Company will be subject to tax as a partner pursuant to Sections 701-761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture agreements and as discussed in the Prospectus will be respected under Section 704(b) of the Code. The Company has represented that it will not become a participant in any Joint Venture unless the Company has first obtained advice of Counsel that the Joint Venture will constitute a partnership for federal income tax purposes and that the allocations to the Company contained in the Joint Venture agreement will be respected.

        If, contrary to the opinion of Counsel, a Joint Venture were to be treated as an association taxable as a corporation, the Company would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the Joint Venture's assets. In addition, the items of income and deduction of the Joint Venture would not pass through to the Company. Instead, the Joint Venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the Joint Venture's taxable income. Moreover, a determination that a Joint Venture is taxable as a corporation could cause the Company to fail to satisfy the asset tests for qualification as a REIT. See "Asset Tests" and "Income Tests," above.

                                             -86-





                                    REPORTS TO STOCKHOLDERS

        The Company will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following: (i) financial statements, including a balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows, prepared in accordance with generally accepted accounting principals which are audited and reported on by independent certified public accountants;
(ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating
Expenses of the Company, stated as a percentage of the Average Invested Assets
(the average of the aggregate book value of the assets of the Company, for a specified period, invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its Net
Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interest of its stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the stockholders for the period, identifying the source of such Distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

        Within 75 days following the close of each Company fiscal year, each stockholder that is a Qualified Plan will be furnished with an annual statement of Share valuation to enable it to file annual reports required by ERISA as they relate to its investment in the Company. The statement will report an estimated value of each Share, prior to the termination of the offering, of $10 per Share and, after the termination of the offering, based on (i) appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The Company may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither the Company nor its Affiliates thereby make any warranty, guarantee, or representation that (i) the stockholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (ii) the stockholders will realize the estimated net asset value if they attempt to sell their Shares.

        If the Company is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to the Company. If the Company is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

        Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of the Company at all times during regular business hours, upon reasonable prior notice to the Company, at the location where such reports are kept by the Company.
Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of the Company, a copy of the Company's federal, state, and local income tax returns for each fiscal year of the Company, and, subject to certain confidentiality requirements, a list containing the name, address, and Shares held by each stockholder.

        The fiscal year of the Company will be the calendar year.

                                             -87-






        The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company.
Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested stockholder.

                                         THE OFFERING

GENERAL

        A minimum of 150,000 Shares ($1,500,000) and a maximum of 10,000,000
Shares ($100,000,000) are being offered at a purchase price of $10.00 each. The maximum offering is subject to increase to 15,000,000 Shares ($150,000,000) at the option of the Managing Dealer if the offering is oversubscribed. In addition, the Company has registered an additional 1,500,000 Shares
($15,000,000) available only to stockholders who receive a copy of this Prospectus and who elect to participate in the Reinvestment Plan. Any participation in such plan by a person who becomes a stockholder otherwise than by participating in this offering will require solicitation under a separate prospectus. See "Summary of Reinvestment Plan."

        A minimum investment of 250 Shares ($2,500) is required. IRAs, Keogh plans, and pension plans must make a minimum investment of at least 100 Shares
($1,000), except for Iowa tax-exempt investors who must make a minimum investment of 250 Shares ($2,500). For Minnesota investors only, IRAs and qualified plans must make a minimum investment of 200 Shares ($2,000). In addition, Nebraska, New York, and North Carolina investors must make a minimum investment of 500 Shares ($5,000). Any investor who makes the required minimum investment may purchase additional Shares in increments of one Share. Maine investors, however, may not purchase additional Shares in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Shares purchased pursuant to the Reinvestment Plan. See "The
Offering--General," "The Offering -- Subscription Procedures," and "Summary of
Reinvestment Plan."

        No Shares will be sold and the offering will terminate unless subscriptions for at least 150,000 Shares ($1,500,000) have been obtained within one year after the date of this Prospectus. If such minimum amount is sold, the Company may, in its sole discretion, and without prior notice to the subscribers, elect to extend the offering for up to an additional one year thereafter (in states that permit such an extension). Until subscription funds for the Company total $1,500,000, the funds will be held in escrow by SouthTrust
Asset Management Company of Florida, N.A., and interest earned on such funds will accrue to the benefit of subscribers. Pursuant to the requirements of the Commissioners of Securities of Iowa and Minnesota, the Attorney General of the State of New York, the Director of the Division of Securities of Ohio, and the Commissioner of Securities of the State of Pennsylvania, subscriptions from Iowa, Minnesota, New York, Ohio, and Pennsylvania residents may not be released from escrow, or included in determining whether the $1,500,000 minimum for the Company has been reached, until subscriptions for Shares totalling at least
$2,500,000 (for Iowa, Minnesota, New York, and Ohio investors) and $8,250,000
(for Pennsylvania investors have been received from all sources. Subscription amounts with all interest due will be returned in the event that subscriptions aggregating $1,500,000 are not received within one year after the commencement of the offering.

PLAN OF DISTRIBUTION

        The Shares will be offered to the public on a "best efforts" basis
(which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") or other persons or entities exempt from broker-dealer registration, and the Managing Dealer. The Soliciting Dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of Shares from the Company. Both James
M. Seneff, Jr. and Robert A. Bourne are Affiliates and licensed principals of the Managing Dealer, and the Advisor is an Affiliate of the Managing Dealer.

                                             -88-





        Prior to a subscriber's admission to the Company as a stockholder, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A. The Company, within 30 days after the date a subscriber is admitted to the Company, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on such subscriber's funds. After the initial admission of stockholders to the Company in connection with the sale of at least 150,000 Shares, interest will be payable only to those subscribers whose funds have been held in escrow by such bank for at least 20 days. Stockholders otherwise are not entitled to interest earned on Company funds or to receive interest on their Invested Capital. See
"Escrow Arrangements" below.

        Subject to the provisions for reduced Selling Commissions described below, the Company will pay the Managing Dealer an aggregate of 7.5% of the Gross Proceeds as Selling Commissions. The Managing Dealer shall reallow fees of up to 7% to the Soliciting Dealers with respect to Shares sold by them. In addition, the Company will pay the Managing Dealer, as an expense allowance, a marketing support and due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. The Managing Dealer, in its sole discretion, may reallow to any Soliciting Dealer all or any portion of this fee based on such factors as the number of Shares sold by such Soliciting Dealer, the assistance, if any, of such Soliciting Dealer in marketing the offering, and bona fide due diligence expenses incurred. Stockholders who elect to participate in the Reinvestment
Plan will be charged Selling Commissions and the marketing support and due diligence fee on Shares purchased for their accounts on the same basis as investors who purchase Shares in the offering. See "Summary of Reinvestment
Plan."

        A registered principal or representative of the Managing Dealer or a Soliciting Dealer may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. In addition, Soliciting Dealers, in their sole discretion, may elect not to accept any Selling Commissions offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all Selling Commissions, at a per Share purchase price of $9.30. In connection with the purchases of certain minimum numbers of Shares, investors may agree with their Soliciting Dealer to reduce the Selling
Commissions otherwise payable to the Soliciting Dealer. The following table illustrates the various discount levels:


     Dollar Amount
       of Shares              Purchase Price          Reallowed Commissions on Sales Per Share
      Purchased                 Per Share               Percent                 Dollar Amount
       $10--     $249,990        $10.00                   7.0%                      $0.70
  $250,000--     $499,990         $9.90                   6.0%                      $0.60
  $500,000--     $999,990         $9.70                   4.0%                      $0.40
$1,000,000--    $1,499,990        $9.60                   3.0%                      $0.30
$1,500,000 -    $1,999,000        $9.50                   2.0%                      $0.20
$2,000,000 or more                $9.40                   1.0%                      $0.10

        For example, if an investor purchases 100,000 Shares, the investor could pay as little as $960,000 rather than $1,000,000 for the Shares, in which event the Selling Commissions on the sale of such Shares would be $35,000 ($0.35 per Share). The net proceeds to the Company will not be affected by such discounts.

        Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Shares are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Shares purchased pursuant to the Reinvestment Plan on behalf of a Participant in the Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Reinvestment Plan." Further subscriptions for Shares will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Shares subsequent to the purchaser's initial purchase of Shares.

        Any request to combine more than one subscription must be made in writing in a form satisfactory to the Company and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Share purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Shares.

        For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Shares for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Shares and must have formed such group for a purpose other than to purchase the Shares at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under
Section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the Company, in its sole discretion, may aggregate and combine separate subscriptions for Shares received during the offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

        The Company or its Affiliates also may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Article III, Section 44(c)(6)(B)(xi) of its Rules of Fair Practice. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation. See "Estimated Use of Proceeds."

        A registered principal or representative of the Managing Dealer or a Soliciting Dealer, employees, officers, and Directors of the Company, or employees, officers, and directors of the Advisor, any of their Affiliates and any Plan established exclusively for the benefit of such persons or entities may purchase Shares net of 7% commissions, at a per Share purchase price of $9.30. In addition, clients of an investment adviser registered under the Investment Advisers Act of 1940, as amended, who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who are not being charged by such adviser or its Affiliates, through the payment of commissions or otherwise, for the advice rendered by such adviser in connection with the purchase of the Shares, may purchase the Shares net of 7% commissions.

        Any reduction in commissions will reduce the effective purchase price per Share to the investor involved but will not alter the net proceeds payable to the Company as a result of such sale. All investors will be deemed to have contributed the same amount per Share to the Company whether or not the investor receives a discount. Accordingly, for purposes of Distributions, investors who pay reduced commissions will receive higher returns on their investments in the Company as compared to investors who do not pay reduced commissions.

        In connection with the sale of Shares, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. In addition, the Advisor and its Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Company.

        The Managing Dealer and the Soliciting Dealers severally will indemnify the Company and its officers and Directors, the Advisor and its officers and directors and their Affiliates, against certain liabilities, including liabilities under the Securities Act of 1933.

SUBSCRIPTION PROCEDURES

        Procedures Applicable to All Subscriptions. In order to purchase Shares, the subscriber must complete and execute the Subscription Agreement. Any subscription for Shares must be accompanied by cash or check payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent" (or to the Company after subscription funds are released from escrow), in the amount of $10.00 per Share. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Shares for which they have subscribed payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

        Each subscription will be accepted or rejected by the Company within 30 days after its receipt, and no sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Exhibit D to this Prospectus. The subscription price of each Share is payable in full upon execution of the Subscription Agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

        The Advisor and each Soliciting Dealer who sells Shares on behalf of the Company have the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for an investor and that the requisite suitability standards are met. See "Suitability Standards and How to Subscribe -- Suitability Standards." In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

        Subscription payments will be released from escrow promptly after the receipt by the Company of subscriptions for a minimum of 150,000 Shares (excluding subscriptions of Iowa, Minnesota, New York, Ohio, and Pennsylvania investors). Persons whose subscriptions are accepted prior to the release of such payments from escrow will be admitted as stockholders within 15 days after such release of payments. Thereafter, subscribers will be admitted as stockholders not later than the last day of the calendar month following acceptance of their subscriptions.

        Procedures Applicable to Non-Telephonic Orders. Each Soliciting Dealer receiving a subscriber's check made payable solely to the bank escrow agent (where, pursuant to such Soliciting Dealer's internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the Managing Dealer no later than the close of business of the first business day after receipt of the subscription documents by the Soliciting Dealer except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

        Procedures Applicable to Telephonic Orders. Certain Soliciting Dealers may permit investors to subscribe for Shares by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for Shares by telephonic order to the Soliciting Dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the Shares to be covered by the subscription agreement to the Soliciting Dealer or by authorizing the Soliciting Dealer to pay the purchase price for the Shares to be covered by the subscription agreement from funds available in an account maintained by the Soliciting Dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or agreed to make payment for the Shares covered by the subscription agreement.

        To the extent that customers of any Soliciting Dealer wish to subscribe and pay for Shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, to forward the offering price for the Shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the Managing Dealer (except that, in any case in which the Soliciting Dealer maintains a branch office, and, pursuant to a Soliciting Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber's check to the Soliciting Dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the Soliciting Dealer shall review the subscription documents and subscriber's check to ensure their proper execution and form and, if they are acceptable, transmit the check to the Managing Dealer by the close of business on the first business day after the check is received by the Soliciting Dealer), or (ii) to solicit indications of interest in which event (a) such Soliciting Dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer's behalf, (b) such Soliciting Dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such Soliciting Dealers must debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (a), and (d) such Soliciting Dealers must forward funds to the Managing Dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers' funds are not required to be in their accounts until the debit date. The Managing Dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the Soliciting Dealer.

        Investors, however, who are residents of Florida, Iowa, Maine, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington must complete and sign the Subscription Agreement in order to subscribe for Shares and, therefore, may not subscribe for Shares by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Shares will receive, with confirmation of their subscription, a second copy of the Prospectus.

        Residents of California, Oklahoma, and Texas who telephonically subscribe for Shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement.

        Additional Subscription Procedures. Investors who have questions or who wish to place orders for Shares by telephone or to participate in the Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Reinvestment Plan. See "Summary of Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Reinvestment Plan differs slightly from the form attached hereto as Exhibit D, primarily in that it will eliminate one or both of these options.

        Investors who wish to establish an IRA for the purpose of investing solely in Shares may do so by completing, in addition to the Subscription Agreement, the special IRA account form attached hereto as a part of Exhibit D appointing Franklin Bank, N.A., an unaffiliated bank, to act as their IRA custodian. The custodian will not have the authority to vote any of the Shares held in an IRA except in accordance with written instructions from the beneficiary of the IRA, although it will hold the Shares on behalf of the beneficiary and make distributions and, at the direction and in the discretion of the beneficiary, investments in Shares or in other securities issued by Affiliates of the Advisor. The custodian will not have authority at any time to make investments through any such IRA on behalf of the beneficiary if the investments do not constitute Shares or other securities issued by Affiliates of the Advisor. The investors will not be required to pay any initial or annual fees in connection with any such

IRA. The fees for establishing and maintaining all such IRAs will be paid by the Advisor initially and annually up to an aggregate amount of $5,000, and by the Company above such amount.

ESCROW ARRANGEMENTS

        Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Asset Management Company of Florida, N.A. (the "Bank"). No Shares will be sold by the Company, no commissions or fees will be paid by it, and the initial admission of investors of the Company will not take place unless subscriptions have been accepted for at least 150,000 Shares ($1,500,000) and subscription funds from investors who place telephonic orders have been on deposit with the Bank for at least 15 days from the date written confirmation is mailed to the investor by the Managing Dealer. If subscriptions for at least $1,500,000 have not been received, accepted, and paid for within one year from the initial date of this Prospectus, all funds received will be promptly repaid in full, with any interest earned thereon. In addition, California and Florida investors only will have the right, as provided in the attached form of Subscription Agreement, to withdraw their subscription funds if subscribers for at least $1,500,000 have not been accepted by the Company within six months after the initial date of this Prospectus and the Company elects at that time not to terminate the offering.

        The Escrow Agreement between the Company and the Bank provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, upon receipt of subscription proceeds for at least 150,000 Shares (provided that subscription funds from investors who place telephonic orders have been on deposit with the Bank for at least 15 days), in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

        The interest, if any, earned on subscription proceeds prior to their release from escrow, within 30 days after the date a subscriber is admitted to the Company as a stockholder, will be distributed to each subscriber. After the initial admission of stockholders to the Company in connection with the sale of at least 150,000 Shares, interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

ERISA CONSIDERATIONS

        The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances. A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAXQUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

        Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Common Stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

        In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.

        Plan Assets. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of the Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

        Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(b) of the Exchange Act.

        The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company expects the Shares to be "widely held" upon completion of the offering.

        The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the Articles of Incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Summary of the Articles of Incorporation and Bylaws -- Restriction on Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

        Assuming that the Shares will be "widely held" and "freely transferable," the Company believes that the Shares will be publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.

DETERMINATION OF OFFERING PRICE

        The offering price per Share was determined by the Company based upon the estimated costs of investing in the Properties and the Mortgage Loans, the fees to be paid to the Advisor and its Affiliates, as well as fees to third parties, and the expenses of this offering.

                                  SUPPLEMENTAL SALES MATERIAL

        Shares are being offered only through this Prospectus. In addition to this Prospectus, the Company may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the Company. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Company in connection with this offering: (i) a brochure entitled CNL American Realty Fund, Inc.; (ii) a brochure describing CNL Group, Inc. and its affiliated entities;
(iii) a fact sheet describing the general features of the Company; (iv) a cover letter transmitting the Prospectus; (v) a summary description of the offering;
(vi) a slide presentation; (vii) broker updates; (viii) an audio cassette presentation; (ix) a video presentation; (x) an electronic media presentation;
(xi) a cd-rom presentation; (xii) a script for telephonic marketing; (xiii) seminar advertisements and invitations; and (xiv) certain third-party articles. All such materials will be used only by registered broker-dealers which are members of the NASD. The Company also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the offering may be made available to Soliciting Dealers for their internal use.

                                        LEGAL OPINIONS

        The legality of the Shares being offered hereby has been passed upon for the Company by Shaw, Pittman, Potts & Trowbridge. Statements made under "Risk Factors -- Federal Income Tax Risks" and "Federal Income Tax Considerations" have been reviewed by Shaw, Pittman, Potts & Trowbridge, who have given their opinion that such statements as to matters of law are correct in all material respects. Shaw, Pittman, Potts & Trowbridge serves as securities and tax counsel to the Company and to the Advisor and certain of their Affiliates. Certain members of the firm have invested in prior programs sponsored by the Affiliates of the Company in aggregate amounts which do not exceed one percent of the amounts sold by any such program, and members of the firm also may invest in the Company.

                                            EXPERTS

        The audited balance sheet and statement of stockholder's equity of the Company included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    ADDITIONAL INFORMATION

        A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The information so omitted may be obtained from the principal office of the Commission in Washington, D.C., upon payment of the fee prescribed by the Commission, or examined at the principal office of the Commission without charge.

                                          DEFINITIONS

        "Acquisition Expenses" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

        "Acquisition Fees" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any person or entity to any other person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

        "Advisor" means CNL Fund Advisors, Inc., a Florida corporation, any successor advisor to the Company, or any person or entity to which CNL Fund Advisors, Inc. or any successor advisors subcontracts substantially all of its functions.

        "Advisory Agreement" means the Advisory Agreement between the Company and the Advisor, pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

        "Affiliate" means (i) any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity; (ii) any person or entity directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another person or entity; (iii) any officer, director, partner, or trustee of such person or entity; (iv) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and (v) if such other person or entity is an officer, director, partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

        "Articles of Incorporation" means the Articles of Incorporation, as the same may be amended from time to time, of the Company.

        "Asset Management Fee" means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its Properties and Mortgage Loans pursuant to the Advisory Agreement.

        "Average Invested Assets" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

        "Bank" means SouthTrust Asset Management Company of Florida, N.A., escrow agent for the offering.

        "Board of Directors" means the Directors of the Company.

        "Bylaws" means the bylaws of the Company.

        "CNL" means CNL Group, Inc., the parent company of the Advisor and the Managing Dealer.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the common stock, par value $.01 per share, of the Company.

        "Competitive Real Estate Commission" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all persons and entities (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company's Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

        "Counsel" means tax counsel to the Company.

        "Director" means a member of the Board of Directors of the Company.

        "Distributions" means any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

        "Equipment" means the furniture, fixtures and equipment used at Restaurant Chains and other businesses.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Plan" means a pension, profit-sharing, retirement, or other employee benefit plan subject to ERISA.

        "Excess Shares" means the excess shares exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT under the Code.

        "Front-End Fees" means fees and expenses paid by any person or entity to any person or entity for any services rendered in connection with the organization of the Company and investing in Properties and Mortgage Loans, including Selling Commissions, marketing support and due diligence expense reimbursement fees, Organizational and Offering Expenses, Acquisition Expenses and Acquisition Fees paid out of Gross Proceeds, and any other similar fees, however designated. During the term of the Company, Front-End Fees shall not exceed 20% of Gross Proceeds.

        "Gross Proceeds" means the aggregate purchase price of all Shares sold for the account of the Company through the offering, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be $10.00.

        "Independent Director" means a Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) the performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Company's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.

        "Independent Expert" means a person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

        "Invested Capital" means the amount calculated by multiplying the total number of Shares purchased by stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the plan for redemption of Shares.

        "IRA" means an Individual Retirement Account.

        "IRS" means the Internal Revenue Service.

        "Joint Ventures" means the joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.

        "Listing" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

        "Line of Credit" means a line of credit in an amount up to $45,000,000, the proceeds of which will be used to acquire Properties and make Mortgage Loans.

        "Loan" means a loan, the maximum principal amount of which shall not exceed 10% of Gross Proceeds, the proceeds of which will be used to fund Secured Equipment Leases.

        "Managing Dealer" means CNL Securities Corp., an Affiliate of the Advisor, or such other person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.

        "Mortgage Loans" means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by building or other improvements in real property or by building or other improvements in real property and the underlying real property.

        "Net Assets" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated quarterly by the Company, on a basis consistently applied.

        "Net Income" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company's assets.

        "Net Offering Proceeds" means Gross Proceeds less (i) Selling Commissions, (ii) Organizational and Offering Expenses, and (iii) the marketing support and due diligence expense reimbursement fee.

        "Net Sales Proceeds" means, in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any Mortgage Loan or any Secured Equipment Lease, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Mortgage Loans or Secured Equipment Leases, to repay outstanding indebtedness, or to establish reserves.

        "Operating Expenses" includes all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Soliciting Dealer Servicing Fee, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, and bad debt reserves, (v) the Advisor's subordinated 10% share of Net Sales Proceeds, (vi) the Secured Equipment Lease Servicing Fee, and (vii) Acquisition Fees and Acquisition Expenses, real estate commissions on the sale of property and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

        "Organizational and Offering Expenses" means any and all costs and expenses, other than Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification, and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting, and escrow fees; printing, amending, supplementing, mailing, and distributing costs; filing, registration, and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings.

        "Ownership Limit" means, with respect to shares of Common Stock and Preferred Stock, the percent limitation placed on the ownership of Common Stock and Preferred Stock by any one Person (as defined in the Articles of Incorporation). As of the initial date of this Prospectus, the Ownership Limit is 9.8% of the outstanding Common Stock and 9.8% of the outstanding Preferred Stock.

        "Participants" means those stockholders who elect to participate in the Reinvestment Plan.

        "Performance Fee" means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

        "Permanent Financing" means long-term financing in an amount up to 30% of Gross Proceeds of the offering, the proceeds of which will be used to acquire Properties, make Mortgage Loans and refinance outstanding amounts on the Line of Credit.

        "Plan" means ERISA Plans, IRAs, Keogh plans, stock bonus plans, and certain other plans.

        "Preferred Stock" means any class or series of preferred stock of the Company that may be issued in accordance with the terms of the Articles of Incorporation and applicable law.

        "Properties" means (i) the real properties, including the buildings located thereon (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company, either directly or through joint venture arrangements or other partnerships.

        "Prospectus" means the final prospectus included in the Company's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Company will offer Shares to the public, as the same may be amended or supplemented from time to time after the effective date of such Registration Statement.

        "Qualified Plans" means qualified pension, profit-sharing, and stock bonus plans, including Keogh plans and IRAs.

        "Real Estate Asset Value" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

        "Reinvestment Agent" or "Agent" means the independent agent, which currently is MMS Escrow and Transfer Agency, Inc., for Participants in the Reinvestment Plan.

        "Reinvestment Plan" means the Reinvestment Plan, in the form attached hereto as Exhibit A.

        "Reinvestment Proceeds" means net proceeds available from the sale of Shares under the Reinvestment Plan to redeem Shares or, under certain circumstances, to invest in additional Properties or Mortgage Loans.

        "REIT" means real estate investment trust, as defined pursuant to Sections 856 through 860 of the Code.

         "Related Party Tenant" means a related party tenant, as defined pursuant to Section 856(d)(2)(B) of the Code.

        "Restaurant Chains" means the national and regional restaurant chains, primarily fast-food, family-style, and casual-dining chains, to be selected by the Advisor, and who themselves or their franchisees will either (i) lease Properties purchased by the Company, (ii) become borrowers under Mortgage Loans, or (iii) become lessees of Secured Equipment Leases.

        "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

        "Roll-Up Transaction" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of existence of the Company, compensation to the Advisor, or the investment objectives of the Company.

        "Sale" (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;
(B) the Company sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards or, (D) the Company sells, grants, conveys or relinquishes its interest in any Mortgage Loan or Secured Equipment Lease or portion thereof, including any event with respect to any Mortgage Loan or Secured Equipment Lease which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B) or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within 180 days thereafter.

        "Secured Equipment Leases" means the Equipment financing made available by the Company to operators of Restaurant Chains and other businesses pursuant to which the Company will finance, through direct financing leases, the Equipment.

        "Secured Equipment Lease Servicing Fee" means the fee payable to the Advisor by the Company out of the proceeds of the Loan for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease.

        "Selling Commissions" means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares as described in the Prospectus, including, without limitation, commissions payable to CNL Securities Corp.

        "Shares" means the up to 16,500,000 shares of Common Stock of the Company to be sold in the offering.

        "Soliciting Dealer Servicing Fee" means an annual fee of .20% of Invested Capital on December 31 of each year following the year in which the offering terminates, payable to the Managing Dealer (or in certain circumstances, directly to a Soliciting Dealer exempt from registration as a broker-dealer), which in turn may reallow all or a portion of such fee to the Soliciting Dealers whose clients hold Shares on such date.

        "Soliciting Dealers" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.

        "Stockholders' 8% Return," as of each date, shall mean an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

        "Subscription Agreement" means the Subscription Agreement, in one of the forms attached hereto as Exhibit D.

        "Subordinated Incentive Fee" means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.

        "Termination Date" means the date of termination of the Advisory Agreement.

        "Total Proceeds" means Gross Proceeds plus loan proceeds from Permanent Financing.

                                           EXHIBIT A

                                            FORM OF
                                       REINVESTMENT PLAN

                                            FORM OF
                                       REINVESTMENT PLAN

        CNL AMERICAN REALTY FUND, INC., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

        1. Reinvestment of Distributions. MMS Escrow and Transfer Agency, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

            (a) Prior to the termination of the public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the managing dealer or participating brokers for the offering at the public offering price per Share, or $10.00 per Share. During such period, commissions and the marketing support and due diligence fee equal to 0.5% of the total amount raised from sale of the Shares will be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases.

            (b) After termination of the public offering of Shares, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the "SEC") for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by (i) quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property; and (ii) a review of the outstanding Mortgage Loans and Secured Equipment Leases focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each Mortgage Loan and Secured Equipment Lease. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to Listing will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company's internal accountants will then convert the most recent quarterly balance sheet of the Company from a "GAAP" balance sheet to a "fair market value" balance sheet. Based on the "fair market value" balance sheet, the internal accountants will then assume a sale of the Company's assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or over-the-counter market, the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or over-the-counter market on which the Shares are listed at the date of purchase by the Reinvestment Agent.

            (c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

            (d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in Franklin Bank, N.A., Southfield, Michigan, or in another commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

            (e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

            (f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

            (g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

        2. Election to Participate. Any stockholder who participates in the public offering of Shares and who has received a copy of the final prospectus included in the Company's registration statement on Form S-11 filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in the public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten days prior to the last day of the fiscal month or quarter, as the case may be, to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a shareholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal month (prior to termination of the offering of Shares) or fiscal quarter (after termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the fiscal quarter or month (as the case may be) in which the shareholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters or months thereafter.

        3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

        4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

        5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

        6.  Suitability.

            (a) Within 60 days prior to the end of each fiscal year, CNL Securities Corp., the managing dealer of the offering ("CSC"), will mail to each Participant a participation agreement (the "Participation Agreement"), in which the Participant will be required to represent that there has been no material change in the Participant's financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

            (b) Each Participant will be required to return the executed Participation Agreement to CSC within 30 days after receipt. In the event that a Participant fails to respond to CSC or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant's Distribution for the first fiscal quarter of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that fiscal quarter and, subject to (c) below, any fiscal quarters thereafter, until CSC receives an executed Participation Agreement from the Participant.

            (c) If a Participant fails to return the executed Participation Agreement to CSC prior to the end of the second fiscal quarter for any year of the Participant's participation in the Reinvestment Plan, the Participant's participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

            (d) Each Participant shall notify CSC in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement.

            (e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company's Prospectus.

        7. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify CSC in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate.

        8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative changes and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of the public offering of the Shares, the Company will pay to CSC selling commissions of 7.5%, a marketing support and due diligence expense reimbursement fee of .5%, and, in the event that proceeds of the sale of Shares pursuant to the Reinvestment Plan are used to acquire Properties or to invest in

Mortgage Loans, will pay to CNL Fund Advisors, Inc. acquisition fees of 4.5% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

        9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

        10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

        11. Termination.

            (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal month or quarter to which such Distribution relates.

            (b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by ten days' prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

            (c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and (b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

        12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to Investor Services Department, CNL Securities Corp., 400 East South Street, Suite 500, Orlando, Florida 32801, if to the Company, or to 1845 Maxwell, Suite 101, Troy, Michigan 48084-4510, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

        13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

        14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

                                    EXHIBIT B

                              FINANCIAL INFORMATION

                          INDEX TO FINANCIAL STATEMENTS

                         CNL AMERICAN REALTY FUND, INC.

                   (A Development Stage Maryland Corporation)

                                                                      Page

Report of Independent Accountants                                      B-2
Financial Statements:

        Balance Sheet at July 2, 1996                                  B-3
     Statement of Stockholder's Equity                                 B-4

        Notes to Financial Statements                                  B-5

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
CNL American Realty Fund, Inc.

        We have audited the accompanying balance sheet of CNL American Realty Fund, Inc. (a development stage company) as of July 2, 1996, and the related statement of stockholder's equity for the period June 12, 1996 (date of inception) through July 2, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CNL American Realty Fund, Inc. as of July 2, 1996, and the changes in stockholder's equity for the period June 12, 1996 (date of inception) through July 2, 1996 in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

Orlando, Florida
July 3, 1996

                         CNL AMERICAN REALTY FUND, INC.
                   (A Development Stage Maryland Corporation)
                                  BALANCE SHEET
                                  July 2, 1996

              ASSETS

Cash                                                $200,000
Deferred offering costs                               72,560
                                                    $272,560

      LIABILITIES AND STOCKHOLDER'S EQUITY

Accrued offering costs:
  Due to CNL Fund Advisors, Inc.                    $ 28,328
  Due to others                                       44,232
                                                      72,560

Stockholder's equity:
  Common stock, $.01 par value; 100,000
    shares authorized, 20,000 shares
    issued and outstanding                               200
  Capital in excess of par value                     199,800

                                                     200,000

                                                    $272,560

                        See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.

                   (A Development Stage Maryland Corporation)

                        STATEMENT OF STOCKHOLDER'S EQUITY

                        June 12, 1996 (Date of Inception)
                              through July 2, 1996

                                              Common stock           Capital in
                                         Number         Par           excess of
                                        of shares      value          par value        Total
Balance, June 12, 1996
  (Date of Inception)                          -      $     -           $     -      $     -

Cash received from sale
  of common stock to
  CNL Fund Advisors, Inc.                  20,000          200           199,800      200,000
                                         --------     --------          --------     --------
Balance at July 2, 1996                    20,000     $    200          $199,800     $200,000
                                         ========     ========          ========     ========





                        See accompanying notes to financial statements.

                         CNL AMERICAN REALTY FUND, INC.
                   (A Development Stage Maryland Corporation)
                          NOTES TO FINANCIAL STATEMENTS
                        June 12, 1996 (Date of Inception)
                              through July 2, 1996

1.      Organization:

        CNL American Realty Fund, Inc. (the "Company") was organized in Maryland on June 12, 1996. The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the "Offering") of 16,500,000 shares of common stock.

        A maximum of 10,000,000 shares may be sold, and if the managing dealer exercises its option (in the event the offering is oversubscribed) to sell an additional 5,000,000 shares, a maximum of 15,000,000 shares may be sold. In addition, the Company plans to register an additional 1,500,000 shares which will be available only to stockholders who elect to participate in the Company's reinvestment plan (the "Reinvestment Plan") (Note 3).

        The Company intends to use the proceeds from its public offering, after deducting offering expenses, primarily to acquire restaurant properties to be leased to operators of selected national and regional fast-food, family-style and casual dining restaurant chains (the "Restaurant Chains"). The Company also intends to acquire and lease other types of net leased properties. The Company may provide financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. To a lesser extent, the Company intends to offer furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Restaurant Chains and other businesses. Secured Equipment Leases will be funded from the proceeds of a loan in an amount up to ten percent of gross offering proceeds which the Company intends to obtain.

        The Company is in the development stage and has not begun operations.

2.      Income Taxes:

        The Company intends to make an election to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 1996. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 95 percent of its REIT taxable income. REITs are subject to a number of other organizational and

                         CNL AMERICAN REALTY FUND, INC.

                   (A Development Stage Maryland Corporation)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                        June 12, 1996 (Date of Inception)
                              through July 2, 1996

2.      Income Taxes - Continued:

        operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

3.      Reinvestment Plan:

        The Company established a Reinvestment Plan pursuant to which stockholders may elect to have the full amount of their cash distributions from the Company reinvested in additional shares of common stock of the Company.

        The Offering includes 1,500,000 shares of common stock for purchase through the Reinvestment Plan.

4.      Deferred Offering Costs:

        The Company has and will continue to incur certain costs in connection with the Offering, including filing fees, legal, accounting, marketing and printing costs and escrow fees, which will be deducted from the gross proceeds of the Offering. Certain preliminary costs incurred prior to raising capital have been and will be advanced by an affiliate of the Company.

5.      Capitalization:

        At July 2, 1996, the Company was authorized to issue 100,000 shares of common stock, all of one class, with a par value of $.01 per share. The Company plans to amend the Articles of Incorporation to increase the authorized number of shares of common stock and to authorize the issuance of two additional classes of stock, preferred stock and excess stock, to accomplish the Offering.

6.      Concentration of Credit Risk:

        At July 2, 1996, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits investment of cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.

                         CNL AMERICAN REALTY FUND, INC.
                   (A Development Stage Maryland Corporation)
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                        June 12, 1996 (Date of Inception)
                              through July 2, 1996

7.      Related Party Arrangements:

        Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management, and sale of the assets of the Company.

        Amounts due to CNL Fund Advisors, Inc., the sole stockholder of the Company, totalling $28,328 at July 2, 1996, consisted of expenditures incurred on behalf of the Company of $21,069 and accounting and administrative services in connection with the offering of $7,259.

                                           EXHIBIT C

                                   PRIOR PERFORMANCE TABLES

                                           EXHIBIT C

                                   PRIOR PERFORMANCE TABLES

        The information in this Exhibit C contains certain relevant summary information concerning prior partnerships sponsored by two of the Company's principals (who also serve as the Chairman of the Board and President of the Company) and their Affiliates (the "Prior Partnerships") which like the Company, were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and familystyle restaurant chains.

        A more detailed description of the acquisitions by the Prior Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

        The investment objectives of the Prior Partnerships (like those of the Company) generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in restaurant properties. In addition, the investment objectives of the Prior Partnerships included making partially tax-sheltered distributions.

        STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PARTNERSHIPS.

Description of Tables

        The following Tables are included herein:

               Table I - Experience in Raising and Investing Funds

               Table II - Compensation to Sponsor

               Table III - Operating Results of Prior Programs

               Table V - Sales or Disposal of Properties

        Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1995. The following is a brief description of the Tables:

        Table I - Experience in Raising and Investing Funds

        Table I presents information on a percentage basis showing the experience of two of the principals of the Company and their Affiliates in raising and investing funds for the Prior Partnerships, the offerings of which closed between December 1986 and December 1995.

        The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

        Table II - Compensation to Sponsor

        Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior Partnerships.

        The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to two of the principals of the Company and their Affiliates in connection with the Prior Partnerships, the offerings of which closed between December 1986 and December 1995. The Table also shows the amounts paid to two of the principals of the Company and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Partnerships on a cumulative basis commencing with inception and ending December 31, 1995.

        Table III - Operating Results of Prior Programs

        Table III presents a summary of operating results for the period from inception through December 31, 1995, of the Prior Partnerships, the offerings of which closed between December 1986 and December 1995.

        The Table includes a summary of income or loss of the Prior Partnerships, which are presented on the basis of generally accepted accounting principles ("GAAP"). (The principal difference between GAAP and the income tax basis of reporting is that depreciation under the tax basis of reporting is based upon the rates established by the Accelerated Cost Recovery System ["ACRS"] for property placed in service between January 1, 1981 and December 31, 1986, and the Modified Accelerated Cost Recovery System ["MACRS"] for property placed in service after 1986. Use of ACRS usually results in a higher charge against operations than would be the result if the depreciation rate applied to property were based on the economic useful life of the property, as required by GAAP, while use of MACRS usually results in a somewhat lower charge against operations.) The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Partnerships, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

        The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

        Table IV - Results of Completed Programs

        Table IV is omitted from this Exhibit C because none of the directors of the Company or their Affiliates has been involved in completed programs which made investments similar to those of the Company.

        Table V - Sales or Disposal of Properties

        Table V provides information regarding the sale or disposal of properties owned by the Prior Partnerships between December 1986 and December 1995.

                                            TABLE I
                           EXPERIENCE IN RAISING AND INVESTING FUNDS

                                              CNL Income   CNL Income   CNL Income   CNL Income
                                                Fund,       Fund II,     Fund III,    Fund IV,
                                                 Ltd.         Ltd.         Ltd.         Ltd.

Dollar amount offered                        $15,000,000  $25,000,000  $25,000,000  $30,000,000
                                             ===========  ===========  ===========  ===========
Dollar amount raised                               100.0%       100.0%       100.0%       100.0%
                                             -----------  -----------  -----------  -----------
Less offering expenses:
  Selling commissions
    and discounts                                   (8.5)        (8.5)        (8.5)        (8.5)
  Organizational expenses                           (2.9)        (2.3)        (3.0)        (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                                        --           --           --           --
                                             -----------  -----------  -----------  ----------
                                                   (11.4)       (10.8)       (11.5)       (11.5)
                                             -----------  -----------  -----------  -----------
Reserve for operations                               --           --           --           --
                                             -----------  -----------  -----------  ----------
Percent available for
  investment                                        88.6%        89.2%        88.5%        88.5%
                                             ===========  ===========  ===========  ===========

Acquisition costs:
  Cash down payment                                 83.6%        84.2%        83.5%        83.5%
  Acquisition fees paid
    to affiliates                                    5.0          5.0          5.0          5.0
  Loan costs                                         --           --           --           --
                                             -----------  -----------  -----------  ----------
Total acquisition costs                             88.6%        89.2%        88.5%        88.5%
                                             ===========  ===========  ===========  ===========
Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                                 --           --           --           --

Date offering began                              4/09/86      1/02/87      8/10/87      5/06/88

Length of offering (in
  months)                                            8.5          7.5          8.5            8

Months to invest 90% of
  amount available for
  investment measured
  from date of offering                              8.5           11           13         12.5

                                             C-3


                               CNL Income  CNL Income   CNL Income    CNL Income   CNL Income  CNL Income   CNL Income
                                 Fund V,     Fund VI,    Fund VII,     Fund VIII,    Fund IX,    Fund X,     Fund XI,
                                  Ltd.         Ltd.         Ltd.         Ltd.         Ltd.         Ltd.         Ltd.
Dollar amount offered         $25,000,000  $35,000,000  $30,000,000  $35,000,000  $35,000,000  $40,000,000  $40,000,000
                              ===========  ===========  ===========  ===========  ===========  ===========  ===========

Dollar amount raised                100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------
Less offering expenses:
  Selling commissions
    and discounts                    (8.5)        (8.5)        (8.5)        (8.5)        (8.5)        (8.5)        (8.5)
  Organizational expenses            (3.0)        (3.0)        (3.0)        (3.0)        (3.0)        (3.0)        (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                         --           --           --           --          (0.5)        (0.5)        (0.5)
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                    (11.5)       (11.5)       (11.5)       (11.5)       (12.0)       (12.0)       (12.0)
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------
Reserve for operations                --           --           --           --           --           --           --
                              -----------  -----------  -----------  -----------  -----------  -----------  ----------

Percent available for
  investment                         88.5%        88.5%        88.5%        88.5%        88.0%        88.0%        88.0%
                               ===========  ===========  ===========  ===========  ===========  ===========  ===========
Acquisition costs:
  Cash down payment                   83.5%        83.5%        83.5%        83.5%        83.0%        83.0%        83.0%
  Acquisition fees paid
    to affiliates                      5.0          5.0          5.0          5.0          5.0          5.0          5.0
  Loan costs                           --           --           --           --           --           --           --
                               -----------  -----------  -----------  -----------  -----------  -----------  ----------
Total acquisition costs               88.5%        88.5%        88.5%        88.5%        88.0%        88.0%        88.0%
                               ===========  ===========  ===========  ===========  ===========  ===========  ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                   --           --           --           --           --           --           --

Date offering began               12/16/88      6/08/89      1/30/90      8/02/90      3/20/91      9/09/91      3/18/92
Length of offering (in
  months)                                6          7.5            6            7          5.5            6            6


Months to invest 90% of
  amount available for
  investment measured
  from date of offering                 12           16           10         13.5           12            7            6

                                      C-4





TABLE I  -  EXPERIENCE IN RAISING AND INVESTING FUNDS (continued)


                             CNL Income  CNL Income   CNL Income   CNL Income   CNL Income
                              Fund XII,   Fund XIII,   Fund XIV,     Fund XV,    Fund XVI,
                                Ltd.         Ltd.         Ltd.         Ltd.         Ltd.
Dollar amount offered       $45,000,000  $40,000,000  $45,000,000  $40,000,000  $45,000,000
                            ===========  ===========  ===========  ===========  ===========
Dollar amount raised              100.0%       100.0%       100.0%       100.0%       100.0%
                            -----------  -----------  -----------  -----------  -----------
Less offering expenses:
  Selling commissions
    and discounts                  (8.5)        (8.5)        (8.5)        (8.5)        (8.5)
  Organizational expenses          (3.0)        (3.0)        (3.0)        (3.0)        (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                      (0.5)        (0.5)        (0.5)        (0.5)        (0.5)
                            -----------  -----------  -----------  -----------  -----------
                                  (12.0)       (12.0)       (12.0)       (12.0)       (12.0)
                            -----------  -----------  -----------  -----------  -----------
Reserve for operations              --           --           --           --           --
                            -----------  -----------  -----------  -----------  ----------

Percent available for
  investment                       88.0%        88.0%        88.0%        88.0%        88.0%
                            ===========  ===========  ===========  ===========  ===========

Acquisition costs:
  Cash down payment                83.0%        82.5%        82.5%        82.5%        82.5%
  Acquisition fees paid
    to affiliates                   5.0          5.5          5.5          5.5          5.5
  Loan costs                        --           --           --           --           --
                            -----------  -----------  -----------  -----------  ----------

Total acquisition costs            88.0%        88.0%        88.0%        88.0%        88.0%
                            ===========  ===========  ===========  ===========  ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                --           --           --           --           --

Date offering began             9/29/92      3/31/93      8/27/93      2/23/94      9/02/94

Length of offering (in
  months)                             6            5            6            6            9

Months to invest 90% of
  amount available for
  investment measured
  from date of offering              11           10           11           10           11

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. registered for sale $165,000,000 of shares of common stock (the "Shares"). The offering of Shares of CNL American Properties Fund, Inc. commenced April 19, 1995.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. would not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. As of December 31, 1995, CNL Income Fund XVII, Ltd. was in the offering stage; therefore, CNL Income Fund XVIII, Ltd. had not commenced its offering of Units.

                                             C-5



                                        CNL American   CNL Income   CNL Income
                                       Properties Fund  Fund XVII,   Fund XVIII,
                                           Inc.           Ltd.         Ltd.
                                         (Note 1)      (Note 2)     (Note 2)

Dollar amount offered

Dollar amount raised

Less offering expenses:
  Selling commissions
    and discounts
  Organizational expenses
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)



Reserve for operations


Percent available for
  investment


Acquisition costs:
  Cash down payment
  Acquisition fees paid
    to affiliates
  Loan costs


Total acquisition costs


Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)

Date offering began

Length of offering (in
  months)

Months to invest 90% of
  amount available for
  investment measured
  from date of offering


                                           TABLE II
                                    COMPENSATION TO SPONSOR

                                               CNL Income CNL Income  CNL Income   CNL Income
                                                  Fund,    Fund II,    Fund III,    Fund IV,
                                                  Ltd.        Ltd.        Ltd.        Ltd.
Date offering commenced                           4/09/86     1/02/87     8/10/87       5/06/88
Dollar amount raised                          $15,000,000 $25,000,000 $25,000,000   $30,000,000
                                              =========== =========== ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                                 1,275,000  2,125,000    2,125,000     2,550,000
    Real estate commissions                             -          -            -             -
    Acquisition fees                              750,000  1,250,000    1,250,000     1,500,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                            -           -           -             -
                                              ----------- ----------- -----------    -----------
Total amount paid to sponsor                    2,025,000   3,375,000   3,375,000     4,050,000
                                              =========== =========== ===========    ===========
Dollar amount of cash generated
  from operations before
  deducting payments to

  sponsor:

    1995                                        1,241,057  2,249,390   2,282,034      2,750,169
    1994                                        1,323,193  2,210,761   2,411,004      2,594,027
    1993                                        1,321,053  2,214,797   2,332,160      2,696,323
    1992                                        1,338,710  2,374,438   2,277,388      2,781,489
    1991                                        1,468,807  2,524,093   2,426,263      2,578,520
    1990                                        1,520,511  2,462,923   2,437,332      2,798,527
    1989                                        1,542,424  2,449,414   2,430,482      2,642,185
    1988                                        1,527,498  2,331,127   1,779,330        563,592
    1987                                        1,537,453  1,204,453      93,740              -
    1986                                          212,986          -           -              -
    1985                                                -          -           -              -
    1984                                                -          -           -              -
    1983                                                -          -           -              -
    1982                                                -          -           -              -
    1981                                                -          -           -              -
    1980                                                -          -           -              -
    1979                                                -          -           -              -
    1978                                                -          -           -              -
Amount paid to sponsor from operations
 (administrative, accounting and
  management fees):

    1995                                           58,543     81,023      78,597         79,776
    1994                                           43,992     54,157      47,633         49,816
    1993                                           35,320     44,620      39,619         42,764
    1992                                           29,621     30,514      33,651         35,735
    1991                                           26,084     28,141      26,912         27,315
    1990                                           19,642     20,078      20,790         24,675
    1989                                           30,059     18,505      20,419         36,121
    1988                                           27,712     19,896      22,904         11,274
    1987                                           15,596      9,141       2,703              -
    1986                                                -          -           -              -
    1985                                                -          -           -              -
    1984                                                -          -           -              -
    1983                                                -          -           -              -
    1982                                                -          -           -              -
    1981                                                -          -           -              -
    1980                                                -          -           -              -
    1979                                                -          -           -              -
    1978                                                -          -           -              -
Dollar amount of property sales and
  refinancing before deducting payments to
  sponsor:
    Cash                                        2,187,511  1,635,010           -      1,230,650
    Notes                                               -          -           -              -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                             -          -           -              -
    Incentive fees                                      -          -           -              -
    Other (Note 1)                                 66,750          -           -              -


Note 1: During the years ended December 31, 1992 and 1994, CNL Income Fund,
        Ltd. incurred $35,250 and $31,500, respectively, in deferred, subordinated real estate disposition fees as a result of the sale of two of its properties. In addition, during the year ended December 31, 1995, CNL Income Fund VII, Ltd. and CNL Income Fund VIII, Ltd. incurred $7,200 and $13,800, respectively, in deferred, subordinated real estate disposition fees as a result of the sale of one and two of their properties, respectively. As of December 31, 1995, no such amounts had been paid due to the subordinated nature of this fee.


                                   CNL Income CNL Income  CNL Income   CNL Income  CNL Income CNL Income CNL Income CNL Income
                                      Fund V,    Fund VI,   Fund VII,  Fund VIII,   Fund IX,     Fund X,  Fund XI,   Fund XII,
                                       Ltd.        Ltd.       Ltd.       Ltd.         Ltd.         Ltd.     Ltd.       Ltd.
                                  ----------- ----------- ----------- ----------- -----------  ---------- ---------- --------

Date offering commenced              12/16/88    6/08/89     1/30/90    8/02/90     3/20/91    9/09/91     3/18/92    9/29/92

Dollar amount raised              $25,000,000 $35,000,000 $30,000,000 $35,000,000 $35,000,000 $40,000,000 $40,000,000 $45,000,000
                                  =========== =========== =========== =========== =========== =========== =========== ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                     2,125,000   2,975,000   2,550,000   2,975,000   2,975,000   3,400,000   3,400,000   3,825,000
    Real estate commissions                 -           -           -           -           -           -           -           -
    Acquisition fees                1,250,000   1,750,000   1,500,000   1,750,000   1,750,000   2,000,000   2,000,000   2,250,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                -           -           -           -     175,000     200,000     200,000     225,000
                                  ----------- ----------- -----------   ----------- ----------- ----------- ----------- -----------
Total amount paid to sponsor        3,375,000   4,725,000   4,050,000   4,725,000   4,900,000   5,600,000    5,600,000   6,300,000
                                  =========== =========== ===========  =========== ===========  =========== ===========  ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1995                            2,226,800  3,304,277    2,565,797   3,337,050   3,162,674   3,603,470    3,758,271   3,928,473
    1994                            2,224,393  3,303,435    2,780,851   3,453,350   3,250,836   3,828,234    3,574,474   3,933,486
    1993                            2,257,910  3,234,816    2,701,325   3,240,772   3,064,973   3,499,905    3,434,512   3,320,549
    1992                            2,390,704  3,240,209    2,716,954   3,256,005   3,179,912   3,141,123    1,525,462      63,401
    1991                            2,278,902  3,235,671    2,803,819   2,880,558   1,291,549     204,240         -          -
    1990                            2,382,083  2,964,865    1,411,939     288,291           -          -          -          -
    1989                            1,544,368    585,207            -          -           -          -           -          -
    1988                                    -          -            -          -           -          -           -          -
    1987                                    -          -            -          -           -          -           -          -
    1986                                    -          -            -          -           -          -           -          -
    1985                                    -          -            -          -           -          -           -          -
    1984                                    -          -            -          -           -          -           -          -
    1983                                    -          -            -          -           -          -           -          -
    1982                                    -          -            -          -           -          -           -          -
    1981                                    -          -            -          -           -          -           -          -
    1980                                    -          -            -          -           -          -           -          -
    1979                                    -          -            -          -           -          -           -          -
    1978                                    -          -            -          -           -          -           -          -

Amount paid to sponsor from
 operations (administrative,
 accounting and management fees):
    1995                               83,882     81,847      81,259     73,365      64,398     76,108     106,086    109,111
    1994                               47,314     49,761      46,469     40,461      36,622     42,741      76,533     84,524
    1993                               42,252     40,130      40,143     39,011      35,678     38,999      78,926     73,789
    1992                               36,114     36,852      33,638     36,802      37,348     39,505      30,237      2,031
    1991                               30,125     36,956      36,193     37,626      18,596      2,834           -          -
    1990                               25,195     33,330      24,391      7,371           -          -           -          -
    1989                               23,611      9,827           -          -           -          -           -          -
    1988                                    -          -           -          -           -          -           -          -
    1987                                    -          -           -          -           -          -           -          -
    1986                                    -          -           -          -           -          -           -          -
    1985                                    -          -           -          -           -          -           -          -
    1984                                    -          -           -          -           -          -           -          -
    1983                                    -          -           -          -           -          -           -          -
    1982                                    -          -           -          -           -          -           -          -
    1981                                    -          -           -          -           -          -           -          -
    1980                                    -          -           -          -           -          -           -          -
    1979                                    -          -           -          -           -          -           -          -
    1978                                    -          -           -          -           -          -           -          -

Dollar amount of property sales
  and refinancing before
  deducting payments to sponsor:
    Cash                                    -  2,328,984   1,569,036  1,532,852           -  1,057,386           -          -
    Notes                           1,040,000          -   1,400,000    460,000           -          -           -          -

Amount paid to sponsors
  from property sales and
  refinancing:

   Real estate commissions                 -          -           -          -           -          -           -          -
   Incentive fees                          -          -           -          -           -          -           -          -
   Other (Note 1)                          -          -       7,200     13,800           -          -           -          -

                                                               C-8


                                               CNL Income CNL Income CNL Income   CNL Income
                                               Fund XIII,  Fund XIV,  Fund XV,     Fund XVI,
                                                  Ltd.        Ltd.        Ltd.        Ltd.
Date offering commenced                           3/31/93    8/27/93     2/23/94    9/02/94
Dollar amount raised                          $40,000,000 $45,000,000 $40,000,000 $45,000,000
                                              =========== =========== =========== ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                                 3,400,000   3,825,000   3,400,000   3,825,000
    Real estate commissions                             -           -           -           -
    Acquisition fees                            2,200,000   2,475,000   2,200,000   2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                      200,000     225,000     200,000     225,000
                                              ----------- ----------- -----------   -----------
Total amount paid to sponsor                    5,800,000   6,525,000   5,800,000   6,525,000
                                              =========== =========== ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:

    1995                                        3,482,461   3,823,939   3,361,477   2,619,840
    1994                                        3,232,046   2,897,432   1,154,454     212,171
    1993                                        1,148,550     329,957           -          -
    1992                                                -           -           -          -
    1991                                                -           -           -          -
    1990                                                -           -           -          -
    1989                                                -           -           -          -
    1988                                                -           -           -          -
    1987                                                -           -           -          -
    1986                                                -           -           -          -
    1985                                                -           -           -          -
    1984                                                -           -           -          -
    1983                                                -           -           -          -
    1982                                                -           -           -          -
    1981                                                -           -           -          -
    1980                                                -           -           -          -
    1979                                                -           -           -          -
    1978                                                -           -           -          -
Amount paid to sponsor from operations
(administrative, accounting and
  management fees):

    1995                                          103,083    114,095     122,107     138,445
    1994                                           83,046     84,801      37,620       7,023
    1993                                           27,003      8,220           -          -
    1992                                                -          -           -          -
    1991                                                -          -           -          -
    1990                                                -          -           -          -
    1989                                                -          -           -          -
    1988                                                -          -           -          -
    1987                                                -          -           -          -
    1986                                                -          -           -          -
    1985                                                -          -           -          -
    1984                                                -          -           -          -
    1983                                                -          -           -          -
    1982                                                -          -           -          -
    1981                                                -          -           -          -
    1980                                                -          -           -          -
    1979                                                -          -           -          -
    1978                                                -          -           -          -
Dollar amount of property sales and
  refinancing before deducting payments to
  sponsor:
    Cash                                          286,411    696,012     811,706          -
    Notes                                               -          -           -          -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                             -          -           -          -
   Incentive fees                                       -          -           -          -
   Other                                                -          -           -          -


Note 2: Pursuant to a Registration Statement on Form S-11 under the
        Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. registered for sale $165,000,000 of shares of common stock (the "Shares"). The offering of Shares of CNL American Properties Fund, Inc. commenced April 19, 1995. As of December 31, 1995, CNL American Properties Fund, Inc. had sold 3,845,416 Shares, representing subscription proceeds of $38,454,158 from the offering, including 5,079 Shares ($50,790) through the distribution reinvestment plan, and 18 properties had been acquired. From commencement of the offering through December 31, 1995, total selling commissions and discounts were $2,884,062, marketing support and due diligence expense reimbursement fees were $192,271, and acquisition fees were $1,730,437, for a total amount paid to sponsor of $4,806,770. CNL American Properties Fund, Inc. had cash generated from operations for the period June 1, 1995 (the date funds were originally released from escrow) through December 31, 1995, of $498,459. CNL American Properties Fund, Inc. made payments of $95,966 to the sponsor from operations for this period.

                                    CNL American    CNL Income   CNL Income
                                  Properties Fund,   Fund XVII,   Fund XVIII,
                                        Inc.            Ltd.         Ltd.
                                      (Note 2)       (Note 3)     (Note 3)

Date offering commenced
Dollar amount raised

Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts
    Real estate commissions
    Acquisition fees
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)

Total amount paid to sponsor

Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1995
    1994
    1993
    1992
    1991
    1990
    1989
    1988
    1987
    1986
    1985
    1984
    1983
    1982
    1981
    1980
    1979
    1978
Amount paid to sponsor from operations
(administrative, accounting and
  management fees):
    1995
    1994
    1993
    1992
    1991
    1990
    1989
    1988
    1987
    1986
    1985
    1984
    1983
    1982
    1981
    1980
    1979
    1978
Dollar amount of property sales and
  refinancing before deducting payments
  sponsor:

    Cash
    Notes
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions
   Incentive fees
   Other


Note 3: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. would not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. As of December 31, 1995, CNL Income Fund XVII, Ltd. was in the offering stage; therefore, CNL Income Fund XVIII, Ltd. had not commenced its offering of Units. As of December 31, 1995, CNL Income Fund XVII, Ltd. had sold 569,692 Units, representing $5,696,921 of capital contributed by limited partners, and one property had been acquired. From commencement of the offering through December 31, 1995, total selling commissions and discounts were $484,238, due diligence expense reimbursement fees were $28,485, and acquisition fees were $256,361, for a total amount paid to sponsor of $769,084. CNL Income Fund XVII, Ltd. had cash generated from operations for the period November 3, 1995 (the date funds were originally released from escrow) through December 31, 1995, of $9,012. CNL Income Fund XVII, Ltd. made payments of $2,659 to the sponsor from operations for this period.

                                   TABLE III
                 Operating Results of Prior Programs CNL INCOME
                                     FUND, LTD.

                                               1986
                                             (Note 1)      1987         1988         1989
                                           -----------  -----------  -----------  -----------
Gross revenues                             $   191,554  $ 1,387,859  $ 1,463,585  $ 1,443,329
Equity in earnings of joint ventures            47,610      116,195      113,777      116,381
Profit from sale of properties                       0            0            0            0
Interest income                                 68,373       40,172       15,852       14,788
Less:  Operating expenses                      (20,031)     (84,727)    (100,630)     (96,613)
       Interest expense                              0            0            0            0
       Depreciation and amortization           (45,887)    (236,622)    (248,962)    (251,160)
       Minority interest in income of
         consolidated joint venture                  0          (61)      (1,406)           0
                                           -----------  -----------  -----------  -----------
Net income - GAAP basis                        241,619    1,222,816    1,242,216    1,226,725
                                           ===========  ===========  ===========  ===========
Taxable income
  - from operations                            226,408    1,103,505    1,123,411    1,106,031
                                           ===========  ===========  ===========  ===========
  - from gain on sale                                0            0            0            0
                                           ===========  ===========  ===========  ===========
Cash generated from operations
  (Notes 2 and 7)                              212,986    1,521,857    1,499,786    1,512,365
Cash generated from sales                            0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                           -----------  -----------  -----------  -----------
Cash generated from operations, sales
  and refinancing                              212,986    1,521,857    1,499,786    1,512,365
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow                (212,986)  (1,443,975)  (1,499,786)  (1,500,000)
    - from sale of properties (Note 6)               0            0            0            0
    - from cash flow from prior period               0            0            0            0
    - from return of capital (Note 4)          (82,152)           0         (214)           0
    - from other (Note 5)                            0            0            0            0
                                           -----------  -----------  -----------  -----------
Cash generated (deficiency) after cash
  distributions                                (82,152)      77,882         (214)      12,365
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                         15,000,000            0            0            0
    General partners' capital
      contributions                              1,000            0            0            0
    Organization costs                         (51,890)           0            0            0
    Syndication costs                       (1,455,695)     (20,056)           0            0
    Acquisition of land and buildings       (9,909,615)  (2,003,668)      (8,106)           0
    Lease costs                                      0            0            0      (50,000)
    Investment in joint ventures            (1,129,974)           0            0            0
    Loan to tenant, net of repayments                0            0            0            0
    Repayment of advances (advances)
      to an affiliate                          (20,500)      20,500            0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund, Ltd. by
      related parties                         (189,401)    (145,371)           0            0
    Minority interest in joint venture,
      net of distributions                           0       26,417       (1,755)           0
    Acquisition of minority interest in
      joint venture                                  0            0      (26,600)           0
    Increase in other assets                   (26,541)     (12,300)           0            0
                                           -----------  -----------  -----------  -----------
Cash generated (deficiency) after cash
  distributions and special items            2,135,232   (2,056,596)     (36,675)     (37,635)
                                           ===========  ===========  ===========  ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 36           73           74           73
                                           ===========  ===========  ===========  ===========
  - from recapture                                   0            0            0            0
                                           ===========  ===========  ===========  ===========
Capital gain (loss)                                  0            0            0            0
                                           ===========  ===========  ===========  ===========

                                             C-11


                                            1990         1991        1992         1993         1994           1995
                                         -----------  ----------- -----------  -----------  -----------    -------
Gross revenues                           $ 1,414,800  $ 1,401,267 $ 1,328,805  $ 1,292,997  $ 1,233,600  $ 1,165,756
Equity in earnings of joint ventures         116,452      115,198     110,288      114,028      112,160      112,974
Profit from sale of properties                     0            0     214,488            0      182,384            0
Interest income                               15,208       13,002      13,668        5,302       13,111       11,837
Less:  Operating expenses                    (81,179)    (135,127)   (128,135)    (147,416)    (110,252)    (118,268)
       Interest expense                            0            0           0            0            0            0
       Depreciation and amortization        (251,784)    (246,212)   (233,093)    (225,366)    (222,427)    (210,197)
       Minority interest in income of
         consolidated joint venture                0            0           0            0            0            0
                                         -----------  ----------- -----------  -----------  -----------  -----------
Net income - GAAP basis                    1,213,497    1,148,128   1,306,021    1,039,545    1,208,576      962,102
                                         ===========  =========== ===========  ===========  ===========  ===========
Taxable income
  - from operations                        1,085,391    1,031,688     970,214      922,353      996,832      863,755
                                         ===========  =========== ===========  ===========  ===========  ===========
  - from gain on sale                              0            0     209,586            0      177,224            0
                                         ===========  =========== ===========  ===========  ===========  ===========
Cash generated from operations
  (Notes 2 and 7)                          1,500,869    1,442,723   1,309,089    1,285,733    1,279,201    1,182,514
Cash generated from sales                          0            0   1,169,021            0    1,018,490            0
Cash generated from refinancing                    0            0           0            0            0            0
                                         -----------  ----------- -----------  -----------  -----------  -----------
Cash generated from operations, sales
  and refinancing                          1,500,869    1,442,723   2,478,110    1,285,733    2,297,691    1,182,514
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow            (1,500,000)  (1,442,723) (1,309,089)  (1,063,216)  (1,279,201)  (1,182,514)
    - from sale of properties (Note 6)             0            0  (1,080,850)           0            0     (861,500)
    - from cash flow from prior period             0       (8,750)          0            0     (138,422)    (120,554)
    - from return of capital (Note 4)              0            0           0            0            0            0
    - from other (Note 5)                          0      (48,527)    (23,873)           0            0            0
                                         -----------  ----------- -----------  -----------  -----------  -----------
Cash generated (deficiency) after cash
  distributions                                  869      (57,277)     64,298      222,517      880,068     (982,054)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                0            0           0            0            0            0
    General partners' capital
      contributions                                0       65,000       7,400            0      120,000            0
    Organization costs                       (51,890)           0            0           0            0            0
    Syndication costs                              0            0           0            0            0            0
    Acquisition of land and buildings              0       (7,049)    (14,523)           0            0            0
    Lease costs                                    0       (2,000)          0            0            0            0
    Investment in joint ventures                   0            0           0            0            0            0
    Loan to tenant, net of repayments              0            0     (25,000)      25,000            0            0
    Repayment of advances (advances)
      to an affiliate                              0            0           0            0            0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund, Ltd. by
      related parties                              0            0           0            0            0            0
    Minority interest in joint venture,
      net of distributions                         0            0           0            0            0            0
    Acquisition of minority interest in
      joint venture                                0            0           0            0            0            0
    Increase in other assets                       0            0     (30,000)           0            0            0
                                         -----------  ----------- -----------  -----------  -----------  -----------
Cash generated (deficiency) after cash
  distributions and special items                869       (1,326)      2,175      247,517    1,000,068     (982,054)
                                         ===========  =========== ===========  ===========  ===========  ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                               72           68          64           61           66           57
                                         ===========  =========== ===========  ===========  ===========  ===========
  - from recapture                                 0            0           0            0            0            0
                                         ===========  =========== ===========  ===========  ===========  ===========
Capital gain (loss)                                0            0          14            0           12            0
                                         ===========  =========== ===========  ===========  ===========  ===========

                                                1986
                                               (Note 1)      1987      1988           1989
                                              -----------  -------- ----------  -------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                          39           81           82           81
  - from capital gain                                0            0            0            0
  - from return of capital (Note 3)                  9           15           18           19
                                           -----------  -----------  -----------  -----------
Total distributions on GAAP basis (Note 8)          48           96          100          100
                                           ===========  ===========  ===========  ===========
  Source (on cash basis)
  - from sales                                       0            0            0            0
  - from refinancing                                 0            0            0            0
  - from operations                                 35           96          100          100
  - from cash flow from prior period                 0            0            0            0
  - from return of capital (Note 4)                 13            0            0            0
  - from other (Note 5)                              0            0            0            0
                                           -----------  -----------  -----------  -----------
Total distributions on cash basis (Note 8)          48           96          100          100
                                           ===========  ===========  ===========  ===========
Total cumulative cash distributions per
  $1,000 investment from inception                  48          144          244          344
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 6)                            100%          100%         100%         100%


Note 1: The registration statement relating to the offering of units by CNL Income Fund, Ltd. became effective on April 9, 1986. All income and expenses include the period from April 9, 1986 to December 31, 1986.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund, Ltd. has not treated this amount as a return of capital for any other purpose, except for amounts described in Note 6 below.

Note 4: CNL Income Fund, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund, Ltd. has not treated this amount as a return of capital for any other purpose, except for amounts described in Note 6 below.

Note 5: The corporate general partner of CNL Income Fund, Ltd. contributed $65,000, $7,400 and $120,000 during the years ended December 31, 1991, 1992 and 1994, respectively, in connection with the operations of the partnership.

Note 6: During the year ended December 31, 1992, CNL Income Fund, Ltd. sold one of its properties. Of the net sales proceeds distributed to the limited partners, $823,975 was treated as a return of capital for purposes of calculating the limited partners' preferred return. In addition, during the year ended December 31, 1994, CNL Income Fund, Ltd. sold a property and $861,500 of net sales proceeds distributed to limited partners was treated as a return of capital for purposes of calculating the limited partners' preferred return. As a result of these returns of capital, the amount of the limited partners' adjusted capital contributions (which generally is the limited partners' capital contributions, less distributions from the sale of a property that are considered to be a return of capital) was decreased.

Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund, Ltd.

Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.


                                               1990         1991        1992         1993         1994         1995
                                            ----------   ----------  ----------   ----------   ----------   -------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                          80           76          72           69           68           63
  - from capital gain                                0            0          14            0           12            0
  - from return of capital (Note 3)                 20           24          75            2           15           81
                                            ----------   ----------  ----------   ----------   ----------   ----------
Total distributions on GAAP basis (Note 8)         100          100         161           71           95          144
                                            ==========   ==========  ==========   ==========   ==========   ==========
  Source (on cash basis)
  - from sales                                       0            0          72            0            0           57
  - from refinancing                                 0            0           0            0            0            0
  - from operations                                100           96          87           71           85           79
  - from cash flow from prior period                 0            1           0            0           10            8
  - from return of capital (Note 4)                  0            0           0            0            0            0
  - from other (Note 5)                              0            3           2            0            0            0
                                            ----------   ----------  ----------   ----------   ----------   ----------
Total distributions on cash basis (Note 8)         100          100         161           71           95          144
                                            ==========   ==========  ==========   ==========   ==========   ==========
Total cumulative cash distributions per
  $1,000 investment from inception                 444          544         705          776          871        1,015
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 6)                            100%         100%         92%          92%          85%          85%

                                   TABLE III

                 Operating Results of Prior Programs CNL INCOME
                                 FUND II, LTD.

                                               1987
                                             (Note 1)     1988         1989           1990
                                           ----------  ------------ ------------   --------
Gross revenue                             $    891,543 $  2,379,358 $  2,416,161 $  2,413,874
Equity in earnings of joint ventures             6,648       39,579       82,531      103,198
Profit from sale of properties                       0            0            0            0
Interest income                                303,497       55,545       30,522       31,682
Lease termination income                             0            0            0            0
Less:  Operating expenses                      (39,295)    (120,160)    (127,796)    (104,043)
       Interest expense                              0            0            0            0
       Depreciation and amortization          (170,283)    (442,652)    (460,460)    (452,752)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                        992,110    1,911,670    1,940,958    1,991,959
                                          ============ ============ ============ ============
Taxable income
  - from operations                          1,010,827    1,931,840    1,963,484    2,021,575
                                          ============ ============ ============ ============
  - from gain (loss) on sale                         0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 6)                            1,195,312    2,311,231    2,430,909    2,442,845
Cash generated from sales (Note 4)                   0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                            1,195,312    2,311,231    2,430,909    2,442,845
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow              (1,153,877)  (2,281,500)  (2,376,000)  (2,438,500)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
    - from other                                     0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after
  cash distributions                            41,435       29,731       54,909        4,345
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                         25,000,000            0            0            0
    General partners' capital
      contributions (Note 5)                     1,000            0            0            0
    Organization costs                         (10,000)           0            0            0
    Syndication costs                       (2,445,247)           0            0            0
    Acquisition of land and buildings      (19,482,309)  (2,462,767)     (22,330)           0
    Lease costs                                      0            0      (50,000)           0
    Investment in joint ventures              (307,355)           0       (1,217)     (65,000)
    Insurance proceeds                               0            0            0       65,000
    Deposit received from tenant to be
      used for renovation                            0            0            0            0
    Proceeds received from tenant in
      connection with termination of
      lease                                          0            0            0            0
    Increase in restricted cash                      0            0            0            0
    Repayment of advance from an
      affiliate                                (20,500)           0            0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund II, Ltd. by
      related parties                         (253,510)      (1,547)           0            0
    Increase in other assets                         0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items            2,523,514   (2,434,583)     (18,638)       4,345
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 53           77           78           80
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============

                                             C-15

                                             1991             1992          1993         1994         1995
                                         ------------     ------------  ------------ ------------ --------
Gross revenue                            $  2,442,225     $  2,324,625  $ 2,251,780 $  2,177,384 $  2,284,560
Equity in earnings of joint ventures         126,321           109,302      124,098      132,810      153,677
Profit from sale of properties                     0                 0      161,025       40,650            0
Interest income                               26,047            17,748       14,656       13,484       17,517
Lease termination income                           0                 0            0      198,482            0
Less:  Operating expenses                   (136,678)         (174,212)    (255,962)    (195,568)    (160,444)
       Interest expense                            0                 0            0            0            0
       Depreciation and amortization         (448,317)        (446,317)    (445,065)    (441,725)    (456,793)
                                         ------------     ------------  ------------ ------------ ------------
Net income - GAAP basis                     2,009,598        1,831,146    1,850,532    1,925,517    1,838,517
                                         ============     ============  ============ ============ ============
Taxable income
  - from operations                         2,031,552        1,936,526    1,694,054    1,912,389    1,786,291
                                         ============     ============  ============ ============ ============
  - from gain (loss) on sale                        0                0      108,901      (37,097)           0
                                         ============     ============  ============ ============ ============
Cash generated from operations
  (Notes 2 and 6)                          2,495,952         2,343,924    2,170,177    2,156,604    2,168,367
Cash generated from sales (Note 4)                 0                 0      746,800      888,210            0
Cash generated from refinancing                    0                 0            0            0            0
                                         ------------     ------------  ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                          2,495,952         2,343,924    2,916,977    3,044,814    2,168,367
Less: Cash distributions to investors
  (Note 7)
    - from operating cash flow            (2,438,500)       (2,343,924)  (1,782,000)  (2,156,604)  (2,168,367)
    - from sale of properties                      0                 0            0            0            0
    - from cash flow from prior period             0           (94,576)           0     (281,896)    (207,633)
    - from other                                   0                 0            0            0            0
                                         ------------     ------------  ------------ ------------ ------------
Cash generated (deficiency) after
  cash distributions                          57,452           (94,576)   1,134,977      606,314     (207,633)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                0                 0            0            0            0
    General partners' capital
      contributions (Note 5)                       0                 0            0      161,000            0
    Organization costs                             0                 0            0            0            0
    Syndication costs                              0                 0            0            0            0
    Acquisition of land and buildings              0                 0     (637,900)    (651,540)      (4,323)
    Lease costs                                    0                 0       (1,800)           0      (12,426)
    Investment in joint ventures                   0                 0            0     (260,732)        (121)
    Insurance proceeds                             0                 0            0            0            0
    Deposit received from tenant to be
      used for renovation                          0                 0            0            0       25,000
    Proceeds received from tenant in
      connection with termination of
      lease                                        0                 0            0      198,482            0
    Increase in restricted cash                    0                 0            0            0      (25,000)
    Repayment of advance from an
      affiliate                                    0                 0            0            0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund II, Ltd. by
      related parties                              0                 0            0            0            0
    Increase in other assets                       0                 0            0       (1,750)           0
                                         ------------     ------------  ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items              57,452          (94,576)      495,277       51,774     (224,503)
                                         ============     ============  ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                80               77            67           76           71
                                         ============     ============  ============ ============ ============
  - from recapture                                  0                0             0            0            0
                                         ============     ============  ============ ============ ============
Capital gain (loss)                                 0                0             4           (1)           0
                                         ============     ============  ============ ============ ============

                                             C-16

                                                1987
                                               (Note 1)      1988         1989         1990
                                             ------------  ------------ ------------ --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                          52           76           77           79
  - from capital gain                                0            0            0            0
  - from investment income from
      prior period                                   0            0            0            0
  - from return of capital (Note 3)                  9           15           18           19
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 7)                                          61           91           95           98
                                          ============ ============ ============ ============
    Source (on cash basis)
      - from sales                                   0            0            0            0
      - from refinancing                             0            0            0            0
      - from operations                             61           91           95           98
      - from cash flow from prior
          period                                     0            0            0            0
      - from other                                   0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 7)                                          61           91           95           98
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                         61          152          247          345
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each
  year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program) (Note 4)                             100%         100%         100%         100%


Note 1: The registration statement relating to the offering of units by CNL Income Fund II, Ltd. became effective on January 2, 1987. All income and expenses include the period from January 2, 1987 to December 31, 1987.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund II, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In July 1993, the partnership sold one of its properties and received net sales proceeds of $746,800. In addition, in 1994, the partnership sold two additional properties and received net sales proceeds of $888,210. The sale of one of the properties in 1994 qualified as a like-kind exchange transaction in accordance with Section 1031 of the Internal Revenue Code. As a result, no gain was recognized for tax purposes on the sale of this property. The partnership reinvested approximately $1,554,000 of the net sales proceeds in three additional properties. The remaining sales proceeds were used to pay partnership expenses and to meet other working capital needs.

Note 5: The corporate general partner of CNL Income Fund II, Ltd. contributed $161,000 during the year ended December 31, 1994, in connection with the operations of the partnership.

Note 6: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund II, Ltd.

Note 7: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.


                                             1991         1992          1993         1994         1995
                                         ------------ ------------  ------------ ------------ --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                        80           73          65           75           73
  - from capital gain                              0            0           6            2            0
  - from investment income from
      prior period                                 0            0           0            2            0
  - from return of capital (Note 3)               18           25           0           19           22
                                         ------------ ------------  ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 7)                                        98           98           71          98           95
                                         ============ ============  ============ ============ ============
    Source (on cash basis)
      - from sales                                 0            0           0            0            0
      - from refinancing                           0            0           0            0            0
      - from operations                           98           94          71           86           87
      - from cash flow from prior
          period                                   0            4           0           12            8
      - from other                                 0            0           0            0            0
                                         ------------ ------------  ------------ ------------ ------------
Total distributions on cash basis
  (Note 7)                                        98           98          71           98           95
                                         ============ ============  ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                      443          541         612          710          805
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each
  year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program) (Note 4)                           100%         100%        100%          99%          99%

                                             C-18

                                   TABLE III
                 Operating Results of Prior Programs CNL INCOME
                                 FUND III, LTD.

                                              1987
                                            (Note 1)      1988         1989         1990
                                          ------------ ------------ ------------ --------
Gross revenue                             $     55,316 $  1,607,223 $  2,487,626 $  2,504,506
Equity in earnings (losses) of joint
  venture                                            0            0       60,079       61,636
Profit from sale of properties                       0            0            0            0
Provision for loss on land and
  building (Note 6)                                  0            0            0            0
Interest income                                 41,081      233,970       36,574       30,541
Less:  Operating expenses                       (6,340)    (111,115)    (126,039)    (112,087)
       Interest expense                              0            0            0            0
       Depreciation and amortization           (19,877)    (294,811)    (451,668)    (458,189)
       Minority interest in income of
         consolidated joint venture                  0      (20,509)     (17,240)     (17,290)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                         70,180    1,414,758    1,989,332    2,009,117
                                          ============ ============ ============ ============
Taxable income
  -  from operations                            76,166    1,427,351    2,012,200    2,073,719
                                          ============ ============ ============ ============
  -  from gain on sale                              0             0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 7)                               91,037    1,756,426    2,410,063    2,416,542
Cash generated from sales                            0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations,
  sales and refinancing                         91,037    1,756,426    2,410,063    2,416,542
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow                 (91,037)  (1,672,500)  (2,376,000)  (2,376,000)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
    - from return of capital (Note 4)           (2,103)           0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after
  cash distributions                            (2,103)      83,926       34,063       40,542
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                         11,345,875   13,654,125            0            0
    General partners' capital
      contributions (Note 5)                     1,000            0            0            0
    Organization costs                         (10,000)           0            0            0
    Syndication costs                         (973,197)  (1,398,802)        (150)           0
    Acquisition of land and buildings       (7,269,301) (13,799,321)    (165,636)           0
    Lease costs                                      0            0            0            0
    Investment in and loans to joint
      ventures                                       0     (650,540)     (95,294)           0
    Investment of tenant security
      deposit                                        0      (50,000)           0            0
    Proceeds from certificate of
      deposit                                        0            0       50,000            0
    Decrease (increase) in restricted
      cash                                           0      (29,820)           0       29,820
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund III, Ltd. by
      related parties                         (189,613)    (393,065)        (933)           0
    Repayment of advance (advances) to
      affiliates                                (4,129)       4,129            0            0
    Collection on loans                              0            0            0            0
    Distributions to holder of minority
      interest                                       0      (26,348)     (20,028)     (20,184)
    Decrease (increase) in other assets        (25,188)     (40,869)      11,515            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items            2,873,344   (2,646,585)    (186,463)      50,178
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  -  from operations                                13           61           80           82
                                          ============ ============ ============ ============
  -  from recapture                                  0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============

                                             C-19



                                            1991         1992       1993         1994         1995
                                        ------------  ---------  ------------ ------------ --------
Gross revenue                           $ 2,473,440   $2,379,939  $2,458,704  $ 2,496,217 $  2,339,419
Equity in earnings (losses) of joint
  venture                                   (17,482)      31,040      26,521       20,952       22,015
Profit from sale of properties                    0            0           0            0            0
Provision for loss on land and
  building (Note 6)                               0            0           0            0     (207,844)
Interest income                              30,119       20,416      16,444       11,951       14,006
Less:  Operating expenses                  (133,947)    (256,773)   (171,418)    (218,737)    (233,384)
       Interest expense                           0            0           0            0            0
       Depreciation and amortization       (458,189)    (457,439)   (449,120)    (434,491)    (434,492)
       Minority interest in income of
         consolidated joint venture         (17,169)     (17,242)    (24,669)     (17,287)     (17,205)
                                        ------------ ------------  --------- ------------ ------------
Net income - GAAP basis                   1,876,772    1,699,941   1,856,462    1,858,605    1,482,515
                                        ============ ============  ========= ============ ============
Taxable income
  -  from operations                      1,864,647    1,854,785   1,922,069    1,925,870    1,728,573
                                        ============ ============  ========= ============ ============
  -  from gain on sale                            0            0           0            0            0
                                        ============ ============  ========= ============ ============
Cash generated from operations
  (Notes 2 and 7)                         2,399,351    2,243,737   2,292,541    2,363,371    2,203,437
Cash generated from sales                         0            0           0            0            0
Cash generated from refinancing                   0            0           0            0            0
                                        ------------  ------------  ------------ ------------ --------
Cash generated from operations,
  sales and refinancing                   2,399,351    2,243,737   2,292,541    2,363,371    2,203,437
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow           (2,376,000)  (2,243,737) (1,782,000)  (2,363,371)  (2,203,437)
    - from sale of properties                     0            0           0            0            0
    - from cash flow from prior period            0     (132,263)          0      (12,629)    (172,563)
    - from return of capital (Note 4)             0            0           0            0            0
                                        ------------  ------------  ------------ ------------ -----------
Cash generated (deficiency) after
  cash distributions                         23,351     (132,263)    510,541      (12,629)    (172,563)
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                               0            0           0            0            0
    General partners' capital
      contributions (Note 5)                      0      160,500           0            0            0
    Organization costs                            0            0           0            0            0
    Syndication costs                             0            0           0            0            0
    Acquisition of land and buildings             0            0           0            0            0
    Lease costs                                   0            0      (8,000)      (4,000)           0
    Investment in and loans to joint
      ventures                             (132,084)     (19,728)          0            0            0
    Investment of tenant security
      deposit                                     0            0           0            0            0
    Proceeds from certificate of
      deposit                                     0            0           0            0            0
    Decrease (increase) in restricted
      cash                                        0            0           0            0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund III, Ltd. by
      related parties                             0            0           0            0            0
    Repayment of advance (advances) to
      affiliates                                  0            0           0            0            0
    Collection on loans                      55,000        8,206      27,206       26,173            0
    Distributions to holder of minority
      interest                              (19,854)     (20,031)    (27,455)     (20,033)     (19,997)
    Decrease (increase) in other assets           0            0           0            0            0
                                        ------------ ------------  ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items           (73,587)      (3,316)    502,292      (10,489)    (192,560)
                                        ============ ============  ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  -  from operations                             74           73          76           76           68
                                        ============  ============ ============ ============ ============
  -  from recapture                               0            0           0            0            0
                                        ============  ============ ============ ============ ============
Capital gain (loss)                               0            0           0            0            0
                                        ============  ============ ============ ============ ============

                                             C-20





TABLE III - CNL INCOME FUND III, LTD. (continued)


                                               1987
                                             (Note 1)        1988         1989         1990
                                           ------------  ------------ ------------   --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                          12           60           79           80
  - from capital gain                                0            0            0            0
  - from investment income from prior
      period                                         0            0            0            0
  - from return of capital (Note 3)                  4           12           16           15
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 8)                                          16           72           95           95
                                          ============ ============ ============ ============
    Source (on cash basis)
    - from sales                                     0            0            0            0
    - from refinancing                               0            0            0            0
    - from operations                               16           72           95           95
    - from cash flow from prior
        period                                       0            0            0            0
    - from return of capital (Note 4)                0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 8)                                          16           72           95           95
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                         16           88          183          278
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each
  year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program)                                     100%         100%         100%         100%


Note 1: The registration statement relating to the offering of units by CNL Income Fund III, Ltd. became effective on August 10, 1987. All income and expenses include the period from August 10, 1987 to December 31, 1987.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund III, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund III, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund III, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: The corporate general partner of CNL Income Fund III, Ltd. contributed $160,000 during the year ended December 31, 1992, in connection with the operations of the partnership.

Note 6: During the year ended December 31, 1995, CNL Income Fund III, Ltd. recorded an allowance for loss on land and building of $207,844 for financial reporting purposes relating to one of its properties. The loss represents the difference between the property's carrying value and the estimated net realizable value, based on an anticipated sales price expected to be received from an unrelated third party.

Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund III, Ltd.

Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.


                                             1991         1992          1993         1994         1995
                                         ------------  ------------  ------------ ------------ --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                        74           67          71           74           59
  - from capital gain                              0            0           0            0            0
  - from investment income from prior
      period                                       0            0           0            0            0
  - from return of capital (Note 3)               21           28           0           21           36
                                         ------------   ------------  ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 8)                                        95           95          71           95           95
                                         ============   ============  ============ ============ ============
    Source (on cash basis)
    - from sales                                   0            0           0            0            0
    - from refinancing                             0            0           0            0            0
    - from operations                             95           90          71           95           88
    - from cash flow from prior
        period                                     0            5           0            0            7
    - from return of capital (Note 4)              0            0           0            0            0
                                         ------------   ------------  ------------ ------------ ------------
Total distributions on cash basis
  (Note 8)                                        95           95          71           95           95
                                         ============   ============  ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from
  inception                                      373          468         539          634          729
Amount (in percentage terms)
  remaining invested in program
  properties at the end of each
  year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total
  acquisition cost of all properties
  in program)                                    100%         100%        100%         100%         100%

                                   TABLE III

                 Operating Results of Prior Programs CNL INCOME
                                 FUND IV, LTD.

                                             1988
                                            (Note 1)      1989         1990           1991
                                          ------------ ------------ ------------    --------
Gross revenue                             $    236,113 $  2,540,112 $  2,705,889 $  2,607,075
Equity in earnings of joint ventures             8,367       92,589      194,745      207,752
Profit from sale of properties                       0            0            0            0
Interest income                                318,111      150,156       27,203       22,674
Less: Operating expenses                       (26,424)    (175,108)    (175,697)    (221,842)
      Interest expense                               0            0            0            0
      Depreciation and amortization            (50,019)    (427,683)    (468,389)    (467,451)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                        486,148    2,180,066    2,283,751    2,148,208
                                          ============ ============ ============ ============
Taxable income
  - from operations                            481,448    2,095,089    2,222,457    2,034,837
                                          ============ ============ ============ ============
  - from gain on sale                                0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 7)                              552,318    2,606,064    2,773,852    2,551,205
Cash generated from sales (Note 5)                   0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                              552,318    2,606,064    2,773,852    2,551,205
Less:  Cash distributions to investors
  (Note 8)
    - from operating cash flow                (510,163)  (2,606,064)  (2,760,000)  (2,551,205)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0      (11,736)           0      (44,271)
    - from return of capital (Note 4)                0            0            0      (22,520)
    - from other (Note 6)                            0            0            0     (142,004)
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                 42,155      (11,736)      13,852     (208,795)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                         30,000,000            0            0            0
    General partners' capital
      contributions                              1,000            0            0      142,004
   Organization costs                          (10,000)           0            0            0
   Syndication costs                        (2,720,258)     (41,440)           0            0
   Lease costs                                       0            0            0       (5,050)
   Acquisition of land and buildings       (19,131,848)  (3,382,106)    (221,182)      (2,155)
   Investment in direct financing
     leases                                          0   (2,236,216)           0            0
   Investment in joint ventures               (906,725)    (375,408)        (168)     (15,960)
   Proceeds from transfer of joint
     venture interest                                0       95,201      123,394            0
   Increase in restricted cash                       0            0            0            0
   Reimbursement of syndication and
     acquisition costs paid on behalf
     of CNL Income Fund IV, Ltd. by
     related parties                          (760,951)      (5,264)        (269)           0
   Repayment of advance (advances)
     to an affiliate                           (14,693)      14,693            0            0
   Increase in other assets                   (373,299)      (5,790)           0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items            6,125,381   (5,948,066)     (84,373)     (89,956)
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 31           69           73           67
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============


                                              1992         1993          1994         1995
                                          ------------ ------------  ------------  -----------
Gross revenue
Equity in earnings of joint ventures      $  2,708,496  $ 2,678,068  $  2,591,454  $ 2,608,216
Profit from sale of properties                 198,177      235,457       247,197      245,778
Interest income                                      0            0       128,592      128,547
Less: Operating expenses                        15,370       20,202        27,119       17,578
      Interest expense                        (158,464)    (209,789)     (220,033)    (330,843)
      Depreciation and amortization                  0            0             0            0
                                              (471,737)    (460,193)     (463,805)    (458,937)
Net income - GAAP basis                   ------------ ------------  ------------ ------------
                                             2,291,842    2,263,745     2,310,524    2,210,339
Taxable income                            ============ ============  ============ ============
  - from operations
                                             2,236,726    2,229,572     2,164,504    2,153,355
  - from gain on sale                     ============ ============  ============ ============
                                                     0            0       124,367            0
Cash generated from operations            ============ ============  ============ ============
  (Notes 2 and 7)
Cash generated from sales (Note 5)           2,745,754    2,653,559     2,544,211    2,670,393
Cash generated from refinancing                      0            0       712,000      518,650
                                                     0            0             0            0
Cash generated from operations, sales     ------------ ------------  ------------ ------------
  and refinancing
Less:  Cash distributions to investors       2,745,754    2,653,559     3,256,211    3,189,043
  (Note 8)
    - from operating cash flow
    - from sale of properties               (2,745,754)  (2,070,000)   (2,544,211)  (2,670,393)
    - from cash flow from prior period               0            0             0            0
    - from return of capital (Note 4)                0            0      (215,789)     (89,607)
    - from other (Note 6)                            0            0             0            0
                                               (14,246)           0             0            0
Cash generated (deficiency) after cash    ------------  ------------  ------------ ------------
  distributions                                (14,246)     583,559       496,211      429,043
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0            0             0            0
    General partners' capital
      contributions                             21,000       77,500             0            0
   Organization costs                                0            0             0            0
   Syndication costs                                 0            0             0            0
   Lease costs                                  (2,160)     (10,560)         (360)      (1,800)
   Acquisition of land and buildings                 0      (34,011)     (537,317)      (1,628)
   Investment in direct financing
     leases                                          0            0             0            0
   Investment in joint ventures                      0            0             0            0
   Proceeds from transfer of joint
     venture interest                                0            0             0            0
   Increase in restricted cash                       0            0             0     (518,150)
   Reimbursement of syndication and
     acquisition costs paid on behalf
     of CNL Income Fund IV, Ltd. by
     related parties                            (3,028)           0             0       (1,175)
   Repayment of advance (advances)
     to an affiliate                                 0            0             0            0
   Increase in other assets                          0            0             0            0
                                          ------------  ------------  ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                1,566      616,488       (41,466)     (93,710)
                                          ============  ============  ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 74           74            71           71
                                          ============  ============  ============ ============
  - from recapture                                   0            0             0            0
                                          ============  ============  ============ ============
Capital gain (loss)                                  0            0             4            0
                                          ============  ============  ============ ============

                                             C-24

                                                 1988
                                               (Note 1)      1989         1990         1991
                                             ----------- ------------ ------------   --------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                          32           72           75           71
  - from capital gain                                0            0            0            0
  - from investment income from prior
      period                                         0            0            0            0
  - from return of capital (Note 3)                  2           15           17           21
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis (Note 8)          34           87           92           92
                                          ============ ============ ============ ============
  Source (on cash basis)
  - from sales                                       0            0            0            0
  - from refinancing                                 0            0            0            0
  - from operations                                 34           87           92           85
  - from cash flow from prior period                 0            0            0            1
  - from return of capital (Note 4)                  0            0            0            1
  - from other (Note 6)                              0            0            0            5
                                              -------- ------------ ------------ ------------
Total distributions on cash basis (Note 8)          34           87           92           92
                                              ======== ============ ============ ============
Total cumulative cash distributions per
  $1,000 investment from inception                  34          121          213          305
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                             100%         100%         100%         100%

Note 1: The registration statement relating to the offering of units by CNL Income Fund IV, Ltd. became effective on May 6, 1988. All income and expenses include the period from May 6, 1988 to December 31, 1988.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund IV, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund IV, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund IV, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: During April 1994, the partnership sold one of its properties for $712,000. Subsequently, the partnership reinvested $539,794 of the net sales proceeds in two additional properties. The remaining net sales proceeds were used by the partnership to meet other working capital needs of the Partnership. In December 1995, CNL Income Fund IV, Ltd. sold one of its properties for $520,000 and received net sales proceeds of $518,650. At December 31, 1995, the net sales proceeds were being held in an interest bearing escrow account pending the release of funds by the escrow agent to acquire an additional property or return the funds to the partnership. In January 1996, CNL Income Fund IV, Ltd. reinvested the net sales proceeds, along with additional funds, in an additional property as tenants-in-common with affiliates of its general partners.

Note 6: The corporate general partner of CNL Income Fund IV, Ltd. contributed $142,004, $21,000 and $77,500 during the years ended December 31, 1991,
        1992 and 1993, respectively, in connection with the operations of the partnership.

Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund IV, Ltd.

Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.



                                             1992        1993          1994         1995
                                           ---------   ---------- -----------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                         76           69          72           69
  - from capital gain                               0            0           4            4
  - from investment income from prior
      period                                        0            0           6            0
  - from return of capital (Note 3)                16            0          10           19
                                          ------------ ------------  ------------ ------------
Total distributions on GAAP basis (Note 8)         92           69          92           92
                                          ============ ============  ============ ============
  Source (on cash basis)
  - from sales                                      0            0           0            0
  - from refinancing                                0            0           0            0
  - from operations                                92           69          85           89
  - from cash flow from prior period                0            0           7            3
  - from return of capital (Note 4)                 0            0           0            0
  - from other (Note 6)                             0            0           0            0
                                          ------------ ------------  ------------ ------------
Total distributions on cash basis (Note 8)         92           69          92           92
                                          ============= ===========  ============ ============
Total cumulative cash distributions per
  $1,000 investment from inception                397          466         558          650
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                            100%         100%        100%         100%

                                   TABLE III

                 Operating Results of Prior Programs CNL INCOME
                                  FUND V, LTD.

                                              1988
                                            (Note 1)       1989         1990           1991
                                          ------------  ------------ ------------   --------
Gross revenue                             $          0 $  1,122,067 $  2,527,538 $  2,507,285
Equity in earnings of unconsolidated
  joint ventures                                     0          448       36,362       51,823
Profit from sale of properties
  (Note 4)                                           0            0            0            0
Interest income                                      0      459,899       41,407       22,199
Less:  Operating expenses                            0      (74,006)    (132,991)    (201,129)
       Interest expense                              0            0            0            0
       Depreciation and amortization                 0     (117,848)    (335,444)    (343,363)
       Minority interest in loss
         (income) of consolidated
         joint venture                               0      (20,558)     (43,323)     (43,040)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0    1,370,002    2,093,549    1,993,775
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0    1,268,799    1,983,848    1,842,653
                                          ============ ============ ============ ============
  - from gain on sale                                0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 6)                                    0    1,520,757    2,356,888    2,248,777
Cash generated from sales                            0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0    1,520,757    2,356,888    2,248,777
Less:  Cash distributions to investors
  (Note 7)
    - from operating cash flow                       0   (1,370,974)  (2,286,701)  (2,248,777)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0      (51,606)
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0      149,783       70,187      (51,606)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                             24,010   24,976,000            0            0
    General partners' capital
      contributions                              1,000            0            0       45,000
    Withdrawal of original limited
      partner                                        0          (10)           0            0
    Organization costs                               0      (10,000)           0            0
    Syndication costs                                0   (2,358,755)           0            0
    Lease costs                                      0            0            0      (21,660)
    Acquisition of land and buildings                0  (15,843,161)  (2,129,325)     (47,605)
    Loan to tenant                                   0            0            0      (28,512)
    Collections on mortgage note
      receivable (Note 4)                            0            0            0            0
    Collections on note receivable                   0            0            0        9,206
   Investment in direct financing leases             0   (4,124,100)     (38,042)           0
   Investment in joint ventures                      0      (21,292)    (132,376)           0
   Investment of tenant security deposit             0      (15,000)           0            0
   Proceeds from certificate of deposit              0            0       15,000            0
   Proceeds from sale of portion of land
     for right of way purposes                       0            0            0            0
   Proceeds from sale of joint venture
     interest                                        0            0      365,000            0
   Increase in other assets                        (64)     (95,773)           0            0
   Reimbursement of syndication and
     acquisition costs paid on behalf
     of CNL Income Fund V, Ltd. by
     related parties                                 0     (599,934)      (4,792)           0
   Distributions to holder of minority
     interest                                        0      (23,319)     (49,169)     (29,086)
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items               24,946    2,034,439   (1,903,517)    (124,263)
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           61           79           73
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============

                                             C-27


                                             1992        1993          1994         1995
                                         ------------  ------------  ------------ -----------
Gross revenue                            $ 2,405,496  $ 2,347,566  $  2,292,921 $  2,200,192
Equity in earnings of unconsolidated
  joint ventures                              49,839       45,711        47,219       47,018
Profit from sale of properties
  (Note 4)                                         0            0             0        5,924
Interest income                               15,127       10,650         7,564       55,785
Less:  Operating expenses                   (153,618)    (281,407)     (208,805)    (243,187)
       Interest expense                            0            0             0            0
       Depreciation and amortization        (345,847)    (345,485)     (403,147)    (397,735)
       Minority interest in loss
         (income) of consolidated
         joint venture                         4,434       17,859         7,277       11,823
                                         ------------- -----------  ------------ ------------
Net income - GAAP basis                    1,975,431    1,794,894     1,743,029    1,679,820
                                         ============= ===========  ============ ============
Taxable income
  - from operations                        1,922,820    1,733,453     1,746,181    1,514,341
                                         ============= ===========  ============ ============
  - from gain on sale                              0            0             0        5,855
                                         ============= ===========  ============ ============
Cash generated from operations
  (Notes 2 and 6)                          2,354,590    2,215,658     2,177,079    2,142,918
Cash generated from sales                          0            0             0            0
Cash generated from refinancing                    0            0             0            0
                                         ------------  ------------  ------------ ------------
Cash generated from operations, sales
  and refinancing                          2,354,590    2,215,658     2,177,079    2,142,918
Less:  Cash distributions to investors
  (Note 7)
    - from operating cash flow            (2,300,053)  (1,735,129)   (2,177,079)  (2,142,918)
    - from sale of properties                      0            0             0            0
    - from cash flow from prior period             0            0      (122,921)    (157,082)
                                         ------------  ------------  ------------ ------------
Cash generated (deficiency) after cash
  distributions                               54,537      480,529      (122,921)    (157,082)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                0            0             0            0
    General partners' capital
      contributions                                0            0             0       31,500
    Withdrawal of original limited
      partner                                      0            0             0            0
    Organization costs                             0            0             0            0
    Syndication costs                              0            0             0            0
    Lease costs                                    0            0             0            0
    Acquisition of land and buildings              0            0             0            0
    Loan to tenant                                 0            0             0            0
    Collections on mortgage note
      receivable (Note 4)                          0            0             0       11,409
    Collections on note receivable            19,306            0             0            0
   Investment in direct financing leases           0            0             0            0
   Investment in joint ventures                    0            0             0            0
   Investment of tenant security deposit           0            0             0            0
   Proceeds from certificate of deposit            0            0             0            0
   Proceeds from sale of portion of land
     for right of way purposes                     0            0             0        7,625
   Proceeds from sale of joint venture
     interest                                      0            0             0            0
   Increase in other assets                        0            0             0            0
   Reimbursement of syndication and
     acquisition costs paid on behalf
     of CNL Income Fund V, Ltd. by
     related parties                               0            0             0            0
   Distributions to holder of minority
     interest                                (26,731      (10,725)            0            0
                                         ------------- -----------  ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items             47,112      469,804      (122,921)    (106,548)
                                         ============= ===========  ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                               76           69            69           60
                                         ========================  ============ ============
  - from recapture                                 0            0             0            0
                                         ========================  ============ ============
Capital gain (loss)                                0            0             0            0
                                         ========================  ============ ============

                                             C-28

                                               1988
                                              (Note 1)       1989         1990          1991
                                            ------------ ------------ ------------   --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0           66           83           79
  - from capital gain                                0            0            0            0
  - from investment income from prior
      period                                         0            0            0            0
  - from return of capital (Note 3)                  0            0            8           13
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 7)                                           0           66           91           92
                                          ============ ============ ============ ============
    Source (on cash basis)
    - from sales                                     0            0            0            0
    - from refinancing                               0            0            0            0
    - from operations                                0           66           91           90
    - from cash flow from prior
        period                                       0            0            0            2
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 7)                                           0           66           91           92
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception               0           66          157          249
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                              N/A         100%         100%         100%


Note 1: The registration statement relating to the offering of units by CNL Income Fund V, Ltd. became effective on December 16, 1988. Activities through February 1, 1989, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund V, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In August 1995, CNL Income Fund V, Ltd. sold one of its properties to the tenant and in connection therewith accepted a promissory note in the principal sum of $1,040,000, collateralized by a mortgage on the property. The note bears interest at a rate of 10.25% per annum and is being collected in 59 equal monthly installments of $9,319, with a balloon payment of $1,006,004 due in July 2000. In accordance with generally accepted accounting principles, the partnership recorded the sale using the installment method; therefore, the gain on sale of the property was deferred and is being recognized as income proportionately as payments under the mortgage note are collected. The partnership recognized a gain of $1,571 for financial reporting purposes for the year ended December 31, 1995, and had a deferred gain of $141,641 at December 31, 1995. The general partners anticipate that payments collected under the mortgage note will be reinvested in additional properties or used for other partnership purposes.

Note 5: The corporate general partner of CNL Income Fund V, Ltd. contributed $45,000 and $31,500 during the years ended December 31, 1991 and 1995, respectively.

Note 6: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund V, Ltd.

Note 7: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.


                                              1992          1993          1994         1995
                                          ------------  ------------  ------------ --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                         78           69          69           66
  - from capital gain                               0            0           0            0
  - from investment income from prior
      period                                        0            0           2            0
  - from return of capital (Note 3)                14            0          21           26
                                          ------------  ------------  ------------ ------------
Total distributions on GAAP basis
  (Note 7)                                         92           69          92           92
                                          ============  ============  ============ ============
    Source (on cash basis)
    - from sales                                    0            0           0            0
    - from refinancing 0                            0            0           0            0
    - from operations                              92           69          87           86
    - from cash flow from prior
        period                                      0            0           5            6
                                          ------------ ------------  ------------ ------------
Total distributions on cash basis
  (Note 7)                                         92           69          92           92
                                          ============ ============  ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception            341          410         502          594
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4) N/A                        100%         100%        100%          95%


                                   TABLE III

                 Operating Results of Prior Programs CNL INCOME
                                 FUND VI, LTD.

                                              1988
                                            (Note 1)      1989         1990           1991
                                          ------------ ------------ ------------   ----------
Gross revenue                             $          0 $     83,266 $  2,760,167 $  3,378,012
Equity in earnings of unconsolidated
  joint ventures                                     0            0       12,246       41,607
Profit (Loss) from sale of properties                0            0            0            0
Interest income                                      0      527,128      417,935       43,401
Less: Operating expenses                             0      (33,611)    (144,999)    (234,452)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0      (14,823)    (405,738)    (508,761)
      Minority interest in income of
        consolidated joint venture                   0            0      (13,116)     (17,873)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0      561,960    2,626,495    2,701,934
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0      559,399    2,490,985    2,495,354
                                          ============ ============ ============ ============
  - from gain on sale (Note 4)                       0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 5)                                    0      575,380    2,931,535    3,198,715
Cash generated from sales (Note 4)                   0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0      575,380    2,931,535    3,198,715
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       0     (567,092)  (2,876,824)  (3,150,375)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0        8,288       54,711       48,340
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                 10   33,833,625    1,166,375            0
    General partners' capital
      contributions                              1,000            0            0            0
    Withdrawal of original limited
      partner                                        0          (10)           0            0
    Organization costs                               0      (10,000)           0            0
    Syndication costs                                0   (3,105,276)    (136,045)           0
    Acquisition of land and buildings                0  (12,005,638) (13,096,593)    (601,145)
    Investment in direct financing
      leases                                         0     (810,522)  (2,836,022)        (829)
    Investment in joint ventures                     0            0     (322,916)    (150,378)
    Proceeds from transfer of joint
      venture interest                               0            0            0       21,000
    Lease costs                                      0            0            0      (14,200)
    Loan to tenant                                   0            0     (200,920)           0
    Collections on loan to tenant                    0            0            0      200,920
    Collections on mortgage note
      receivable                                     0            0            0            0
    Decrease(increase) in other assets             (72)  (1,044,052)           0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VI, Ltd. by
      related parties                                0     (773,705)     (92,589)     (23,408)
    Distributions to holder of minority
      interest                                       0            0      (16,590)     (21,959)
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                  938   16,092,710  (15,480,589)    (541,659)
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           32           71           71
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss) (Note 4)                         0            0            0            0
                                          ============ ============ ============ ============

                                             C-31

                                              1992        1993          1994         1995
                                          ------------ ------------  ------------ --------
Gross revenue                             $  3,552,597  $3,595,729  $3,394,257   $3,331,584
Equity in earnings of unconsolidated
  joint ventures                               42,537       44,350      70,499       83,483
Profit (Loss) from sale of properties               0            0     332,664       95,913
Interest income                                17,257       15,548      24,933       43,352
Less: Operating expenses                     (190,190)    (163,373)   (196,287)    (182,432)
      Interest expense                              0            0           0            0
      Depreciation and amortization          (516,527)    (516,717)   (510,246)    (490,386)
      Minority interest in income of
        consolidated joint venture             (19,172)    (19,845)    (20,792)     (20,133)
                                          ------------ ------------  ------------ ------------
Net income - GAAP basis                      2,886,502   2,955,692   3,095,028    2,861,381
                                          ============ ============  ============ ============
Taxable income
  - from operations                          2,601,278   2,732,663   2,724,815    2,566,953
                                          ============  ============ ============ ============
  - from gain on sale (Note 4)                       0           0           0       92,999
                                          ============  ============ ============ ============
Cash generated from operations
  (Notes 2 and 5)                           3,203,357    3,194,686   3,253,674    3,222,430
Cash generated from sales (Note 4)                  0            0   1,429,481      899,503
Cash generated from refinancing                     0            0           0            0
                                          ------------  ------------  ------------ ------------
Cash generated from operations, sales
  and refinancing                           3,203,357    3,194,686   4,683,155    4,121,933
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow             (3,150,252)  (2,382,184) (3,150,000)  (3,150,000)
    - from sale of properties                       0            0           0            0
    - from cash flow from prior period              0            0           0            0
                                          ------------ ------------  ------------ ------------
Cash generated (deficiency) after cash
  distributions                                53,105      812,502   1,533,155      971,933
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                 0            0           0            0
    General partners' capital
      contributions                                 0            0           0            0
    Withdrawal of original limited
      partner                                       0            0           0            0
    Organization costs                              0            0           0            0
    Syndication costs                               0            0           0            0
    Acquisition of land and buildings         (26,500)           0    (980,904)     (25,646)
    Investment in direct financing
      leases                                        0            0           0     (723,237)
    Investment in joint ventures               (6,171)           0    (455,146)           0
    Proceeds from transfer of joint
      venture interest                              0            0           0            0
    Lease costs                                (4,800)      (3,600)     (1,500)      (3,300)
    Loan to tenant                                  0            0           0            0
    Collections on loan to tenant                   0            0           0            0
    Collections on mortgage note
      receivable                                    0            0           0        2,967
    Decrease(increase) in other assets          4,067            0           0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VI, Ltd. by
      related parties                               0            0           0       (1,375)
    Distributions to holder of minority
      interest                                (23,229)     (23,821)    (22,077)     (26,824)
                                          ------------ ------------  ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items              (3,528)     785,081      73,528      194,518
                                          ============ ============  ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                74           77          77           73
                                          ============ ============  ============ ============
  - from recapture                                  0            0           0            0
                                          ============ ============  ============ ============
Capital gain (loss) (Note 4)                        0            0           0            3

                                             C-32

                                                 1988
                                               (Note 1)       1989         1990         1991
                                             ------------  ------------ ------------ --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0           32           74           76
  - from capital gain                                0            0            0            0
  - from investment income from prior
      period                                         0            0            0            0
  - from return of capital (Note 3)                  0            0            8           14
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 6)                                           0           32           82           90
                                          ============ ============ ============ ============
    Source (on cash basis)
    - from operations                                0           32           82           90
    - from sale of partnership interests             0            0            0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis (Note 6)           0           32           82           90
                                          ============ ============ ============ ============
Total cumulative cash distributions per
  $1,000 investment from inception                   0           32          114          204
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                             N/A          100%         100%         100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund VI, Ltd. ("CNL VI") and CNL Income Fund V, Ltd. each registered for sale $25,000,000 units of limited partnership interest ("Units"). The offering of Units of CNL Income Fund V, Ltd. commenced December 16, 1988. Pursuant to the registration statement, CNL VI's offering of Units could not commence until the offering of Units of CNL Income Fund V, Ltd. was terminated. CNL Income Fund V, Ltd. terminated its offering of Units on June 7, 1989, at which time the maximum offering proceeds of $25,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund V, Ltd., CNL VI commenced its offering of Units. Activities through June 22, 1989, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund VI, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: During the year ended December 31, 1994, the partnership sold two of its properties and received net proceeds of $1,429,481. The sale of these properties was structured to qualify as like-kind exchange transactions in accordance with Section 1031 of the Internal Revenue Code. As a result, no gain or loss was recognized for federal income tax purposes. Subsequent to the sale of these properties, the partnership reinvested the sales proceeds in two additional properties. In June 1995, CNL Income Fund VI, Ltd. sold a property and received net sales proceeds of $899,503. In August 1995, the partnership reinvested $724,612 in an additional property. In addition, in January 1996, the partnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund VI, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                              1992         1993        1994          1995
                                          ------------  ----------  ------------   --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                         82           68          78           78
  - from capital gain                               0            0          10            3
  - from investment income from prior
      period                                        0            0           2            9
  - from return of capital (Note 3)                 8            0           0            0
                                          ------------  ------------  ------------ ---------
Total distributions on GAAP basis
  (Note 6)                                         90           68          90           90
                                          ============  ============  ============ =========
    Source (on cash basis)
    - from operations                              90           68          90           90
    - from sale of partnership interests            0            0           0            0
    - from cash flow from prior period              0            0           0            0
                                          ------------  ------------  ------------ ---------
Total distributions on cash basis (Note 6)         90           68          90           90
                                          ============  ============  ============ =========
Total cumulative cash distributions per
  $1,000 investment from inception                294          362         452          542
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4) N/A                        100%         100%        100%         100%


                                   TABLE III

                 Operating Results of Prior Programs CNL INCOME
                                 FUND VII, LTD.

                                             1989
                                            (Note 1)       1990         1991          1992
                                          ------------ ------------ ------------    --------
Gross revenue                             $          0 $  1,107,671 $  2,922,456 $  2,827,336
Equity in earnings of unconsolidated
  joint ventures                                     0       21,785       57,994      115,763
Profit (Loss) from sale of properties
  (Note 6)                                           0            0            0      110,344
Interest income                                      0      352,475       87,982       33,395
Less: Operating expenses                             0      (71,687)    (151,806)    (149,202)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0     (171,276)    (369,363)    (365,245)
      Other (Note 7)                                 0            0            0            0
      Minority interest in income of
        consolidated joint venture                   0       (8,113)     (18,999)     (19,338)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0    1,230,855    2,528,264    2,553,053
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0    1,187,723    2,395,751    2,286,276
                                          ============ ============ ============ ============
  - from gain on sale (Notes 4 and 5)                0            0            0       65,924
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 8)                                    0    1,387,548    2,767,626    2,683,316
Cash generated from sales (Notes 4
  and 5)                                             0            0            0      700,000
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0    1,387,548    2,767,626    3,383,316
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow                       0   (1,255,979)  (2,640,400)  (2,683,316)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0      (16,688)
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0      131,569      127,226      683,312
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0   30,000,000            0            0
    General partners' capital
      contributions                              1,000            0            0            0
    Organization costs                               0      (10,000)           0            0
    Syndication costs                                0   (2,695,286)         445            0
    Acquisition of land and buildings                0  (18,596,877)  (1,219,126)    (284,264)
    Collections on mortgage notes
      receivable (Note 6)                            0            0            0            0
    Investment in direct financing leases            0   (4,758,884)           0     (338,216)
    Investment in joint ventures                     0     (365,168)  (1,115,881)     (53,542)
    Return of capital from joint ventures            0            0            0            0
    Increase in other assets                       (76)    (244,822)           0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VII, Ltd. by
      related parties                                0     (853,348)      (8,665)        (117)
    Distributions to holder of minority
      interest                                       0       (8,246)     (18,940)     (19,221)
    Other                                            0            0        1,522            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                  924    2,598,938   (2,233,419)     (12,048)
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           51           79           75
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss) (Notes 4 and 5)                  0            0            0            2
                                          ============ ============ ============ ============

                                             C-35

                                              1993         1994           1995
                                          ------------ ------------   --------
Gross revenue                             $ 2,837,025   $ 2,764,901  $2,502,152
Equity in earnings of unconsolidated
  joint ventures                              115,908       142,974     154,937
Profit (Loss) from sale of properties
  (Note 6)                                          0        77,379      (5,135)
Interest income                                19,348        28,254      78,522
Less: Operating expenses                     (157,425)     (139,845)   (225,784)
      Interest expense                              0             0           0
      Depreciation and amortization          (362,070)     (351,565)   (329,350)
      Other (Note 7)                                0             0    (174,466)
      Minority interest in income of
        consolidated joint venture            (18,876)      (18,798)    (18,728)
                                          ------------   ----------- -----------
Net income - GAAP basis                     2,433,910     2,503,300   1,982,148
                                          ============  ============ ===========
Taxable income
  - from operations                         2,269,497     2,283,272   2,171,377
                                          ============  ============ ===========
  - from gain on sale (Notes 4 and 5)               0        45,612    (179,648)
                                          ============  ============ ===========
Cash generated from operations
  (Notes 2 and 8)                           2,661,182     2,734,382   2,484,538
Cash generated from sales (Notes 4
  and 5)                                            0       869,036           0
Cash generated from refinancing                     0             0           0
                                          ------------  ------------  ------------
Cash generated from operations, sales
  and refinancing                           2,661,182     3,603,418   2,484,538
Less: Cash distributions to investors
  (Note 9)
    - from operating cash flow             (2,046,235)   (2,700,002) (2,484,538)
    - from sale of properties                       0             0           0
    - from cash flow from prior period              0             0    (275,464)
                                          ------------  ------------  ------------
Cash generated (deficiency) after cash
  distributions                               614,947       903,416    (275,464)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                 0             0           0
    General partners' capital
      contributions                                 0             0           0
    Organization costs                              0             0           0
    Syndication costs                               0             0           0
    Acquisition of land and buildings          (4,678)     (397,536)          0
    Collections on mortgage notes
      receivable (Note 6)                           0             0      12,725
    Investment in direct financing leases           0             0           0
    Investment in joint ventures                  (48)     (425,887)          0
    Return of capital from joint ventures           0             0           0
    Increase in other assets                        0             0           0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VII, Ltd. by
      related parties                               0             0           0
    Distributions to holder of minority
      interest                                (19,092)      (20,464)    (17,240)
    Other                                           0             0           0
                                          ------------   ------------  ------------
Cash generated (deficiency) after cash
  distributions and special items              591,129       59,529    (279,979)
                                          ============   ============  ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 75           75          72
                                          ============  ============  ============
  - from recapture                                   0            0           0
                                          ============  ============  ============
Capital gain (loss) (Notes 4 and 5)                  0            2          (6)
                                          ============  ============  ============

                                             C-36

                                                1989
                                               (Note 1)       1990         1991         1992
                                             ------------ ------------ ------------ --------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                         0           52           83           81
    - from capital gain                              0            0            0            4
    - from investment income from
        prior period                                 0            0            0            0
    - from return of capital (Note 3)                0            2            5            5
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 9)                                           0           54           88           90
                                          ============ ============ ============ ============
    Source (on cash basis)
    - from sales                                     0            0            0            0
    - from refinancing                               0            0            0            0
    - from operations                                0           54           88           89
    - from cash flow from prior period               0            0            0            1
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 9)                                           0           54           88           90
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception               0           54          142          232
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                   N/A         100%         100%         100%


Note 1: The registration statement relating to the offering of units by CNL Income Fund VII, Ltd. became effective on January 30, 1990. Activities through March 8, 1990, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund VII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: On May 19, 1992, one of the partnership's properties was taken by the State Department of Transportation as a result of condemnation proceedings, and the partnership received condemnation proceeds of $700,000. Since this property was held by the partnership for less than two years and was involuntarily taken in condemnation proceedings, the partnership has elected to defer a portion of the gain from the sale for tax purposes and reinvest a majority of the proceeds in other restaurant properties.

Note 5: In May 1994, the partnership sold one of its properties and received net sales proceeds of $869,036. Subsequent to the sale of this property, the partnership used the net sales proceeds to reinvest in two additional properties or for other partnership purposes.

Note 6: In August 1995, CNL Income Fund VII, Ltd. sold one of its properties to the tenant and in connection therewith accepted a promissory note in the principal sum of $1,160,000, collateralized by a mortgage on the property. The note bears interest at a rate of 10.25% per annum and is being collected in 59 equal monthly installments of $10,395, with a balloon payment of $1,106,657 due in July 2000. In accordance with generally accepted accounting principles, the partnership recorded the sale using the installment method; therefore, the gain on sale of the property was deferred and is being recognized as income proportionately as payments under the mortgage note are being collected. The partnership recognized a gain of $1,421 for financial reporting purposes for the year ended December 31, 1995, and had a deferred gain of $128,065 at December 31, 1995. The general partners anticipate that payments collected under the mortgage note will be reinvested in additional properties or used for other partnership purposes. In addition, in December 1995, CNL Income Fund VII, Ltd. sold one of its properties to the subtenant of the property and in connection therewith accepted a promissory note in the principal sum of $240,000, collateralized by a mortgage on the property. The note bears interest at a rate of 10% per annum and is being collected in 119 equal installments of $2,106, with a balloon payment of $218,252 due December 2005. Proceeds received from payments collected under the mortgage note are expected to be distributed to the limited partners or used for other partnership purposes.

Note 7: During the year ended December 31, 1995, the building located on one of the partnership's properties was demolished. As a result, the undepreciated cost of the building was charged to income for financial reporting purposes.


                                              1993        1994          1995
                                          ------------ ------------  -----------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                       68           80          65
    - from capital gain                             0            3           0
    - from investment income from
        prior period                                0            7           5
    - from return of capital (Note 3)               0            0          22
                                          ------------ ------------  ------------
Total distributions on GAAP basis
  (Note 9)                                         68           90          92
                                          ============= ===========  ============
    Source (on cash basis)
    - from sales                                    0            0           0
    - from refinancing                              0            0           0
    - from operations                              68           90          83
    - from cash flow from prior period              0            0           9
                                          ------------  ------------  ------------
Total distributions on cash basis
  (Note 9)                                         68           90          92
                                          ============  ============  ============
Total cumulative cash distributions
  per $1,000 investment from inception            300          390         482
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                  100%         100%         94%


Note 8: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund VII, Ltd.

Note 9: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III

                 Operating Results of Prior Programs CNL INCOME
                                FUND VIII, LTD.

                                            1989
                                           (Note 1)      1990         1991           1992
                                         ------------  ------------ ------------   --------
Gross revenue                             $          0 $    262,113 $  2,719,978 $  3,346,555
Equity in earnings of unconsolidated
  joint ventures                                     0            0      103,195      241,148
Profit (Loss) from sale of properties                0            0        7,047            0
Interest income                                      0       40,345      321,312       33,477
Less: Operating expenses                             0      (18,274)    (151,188)    (156,144)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0      (42,458)    (182,535)    (226,377)
      Minority interest in income of
        consolidated joint venture                   0            0      (10,168)     (14,362)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0      241,726    2,807,641    3,224,297
                                          ============ ============ ============ ============
Taxable income
   - from operations                                 0      238,870    2,470,765    2,750,886
                                          ============ ============ ============ ============
  - from gain (loss) on sale                         0            0        6,517            0
                                          ============ ============ ============ ============
Cash generated from operations
   (Notes 2 and 7)                                   0      280,920    2,842,932    3,219,203
Cash generated from sales (Notes 4
  and 5)                                             0            0      347,987            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0      280,920    3,190,919    3,219,203
Less: Cash distributions to investors
  (Note 8)
    - from operating cash flow                       0     (266,364)  (2,573,695)  (3,127,143)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
    - from other                                     0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                    0       14,556      617,224       92,060
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0   21,343,892   13,656,108            0
    General partners' capital
      contributions                              1,000            0            0            0
    Organization costs                               0      (10,000)           0            0
    Syndication costs                                0   (1,880,317)  (1,165,045)           0
    Acquisition of land and buildings                0  (11,468,731)  (3,899,575)  (1,119,387)
    Investment in direct financing
      leases                                         0   (2,053,171)  (9,101,514)      (1,344)
    Investment in joint ventures                     0            0   (3,008,634)         (13)
    Return of capital from joint
      ventures                                       0            0            0            0
    Increase in other assets                       (76)    (380,641)           0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VIII, Ltd. by
       related parties                               0   (1,018,263)     (69,490)      (3,072)
    Distributions to holder of minority
      interest                                       0            0       (9,074)     (12,594)
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                  924    4,547,325   (2,980,000)  (1,044,350)
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           20           73           78
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============

                                             C-39

                                              1993           1994            1995
                                          ------------   ------------   ------------
Gross revenue                             $  3,418,241   $ 3,406,108     $ 3,368,201
Equity in earnings of unconsolidated
  joint ventures                              246,027        245,933         244,933
Profit (Loss) from sale of properties               0              0          59,926
Interest income                                24,283         32,273          68,145
Less: Operating expenses                     (157,387)      (142,979)       (172,732)
      Interest expense 0                            0              0               0
      Depreciation and amortization          (209,123)      (218,961)       (217,576)
      Minority interest in income of
        consolidated joint venture            (14,247)       (14,107)        (14,142)
                                         ------------    -----------      -----------
Net income - GAAP basis                     3,307,794      3,308,267       3,336,755
                                         ============    ============     ===========
Taxable income
   - from operations                        2,718,665      2,890,736       3,096,286
                                         ============    ============     ===========
  - from gain (loss) on sale                        0              0        (101,622)
                                         ============    ============     ===========
Cash generated from operations
   (Notes 2 and 7)                          3,201,761      3,412,889       3,263,685
Cash generated from sales (Notes 4
  and 5)                                            0              0       1,184,865
Cash generated from refinancing                     0              0               0
                                          ------------   ------------     -----------
Cash generated from operations, sales
  and refinancing                           3,201,761      3,412,889       4,448,550
Less: Cash distributions to investors
  (Note 8)
    - from operating cash flow             (2,384,934)    (3,150,000)     (3,263,685)
    - from sale of properties                       0              0               0
    - from cash flow from prior period              0              0         (43,817)
    - from other                                    0              0               0
                                          ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items             816,827        262,889       1,141,048
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                 0              0               0
    General partners' capital
      contributions                                 0              0               0
    Organization costs 0                            0              0               0
    Syndication costs                               0              0               0
    Acquisition of land and buildings               0              0        (397,291)
    Investment in direct financing
      leases                                 (136,464)             0        (550,911)
    Investment in joint ventures                    0              0               0
    Return of capital from joint
      ventures                                    495              0               0
    Increase in other assets                        0              0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund VIII, Ltd. by
       related parties                         (1,925)             0               0
    Distributions to holder of minority
      interest                                 (12,614)      (13,562)        (11,526)
                                          ------------   ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items              666,319       249,327         181,320
                                          ============   ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 77            82              88
                                          ============   ============    ============
  - from recapture                                   0             0               0
                                          ============   ============    ============
Capital gain (loss)                                  0             0              (3)
                                          ============   ============    ============

                                             C-40

                                                1989
                                               (Note 1)    1990         1991         1992
                                             ---------- ------------ ------------ --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0           20           76           89
  - from capital gain                                0            0            0            0
  - from investment income from prior
      period                                         0            0            0            0
  - from return of capital (Note 3)                  0            2            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 8)                                           0           22           76           89
                                          ============ ============ ============ ============
    Source (on cash basis)
    - from sales                                     0            0            0            0
    - from refinancing                               0            0            0            0
    - from operations                                0           22           76           89
    - from cash flow from prior period               0            0            0            0
    - from other                                     0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 8)                                           0           22           76           89
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception               0           22           98          187
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                   N/A         100%         100%         100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund VIII, Ltd. ("CNL VIII") and CNL Income Fund VII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund VII, Ltd. commenced January 30, 1990. Pursuant to the registration statement, CNL VIII's offering of Units could not commence until the offering of Units of CNL Income Fund VII, Ltd. was terminated. CNL Income Fund VII, Ltd. terminated its offering of Units on August 1, 1990, at which time the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund VII, Ltd., CNL VIII commenced its offering of Units. Activities through August 22, 1990, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund VIII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: During 1991, two properties ceased operations and were sold to third parties. The net proceeds from the sales were $347,987. The partnership used the proceeds to renovate one restaurant property and to make certain additions or improvements to other restaurant properties.

Note 5: In July 1995, CNL Income Fund VIII, Ltd. sold one of its properties and received net sales proceeds of $1,184,865. In September 1995, the partnership reinvested $950,663 of the net sales proceeds in an additional property. The remaining net sales proceeds are expected to be used to purchase an additional property or for other partnership purposes.

Note 6: In December 1995, CNL Income Fund VIII, Ltd. sold two of its properties to the subtenant of the properties and in connection therewith accepted two promissory notes in the principal sums totalling $460,000, collateralized by mortgages on the properties. The notes bear interest at a rate of 10% per annum and are being collected in 119 equal installments totalling $4,037, with balloon payments totalling $418,576 due December 2005. Proceeds received from payments collected under the mortgage notes are expected to be distributed to the limited partners or used for other partnership purposes.

Note 7: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund VIII, Ltd.



                                              1993         1994           1995
                                          ------------ ------------  ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                         68           90          93
  - from capital gain                               0            0           2
  - from investment income from prior
      period                                        0            0           0
  - from return of capital (Note 3)                 0            0           0
                                          ------------  ------------  ------------
Total distributions on GAAP basis
  (Note 8)                                         68           90          95
                                          ============  ============  ============
    Source (on cash basis)
    - from sales                                    0            0           0
    - from refinancing                              0            0           0
    - from operations                              68           90          93
    - from cash flow from prior period              0            0           2
    - from other                                    0            0           0
                                          ------------- -----------  ------------
Total distributions on cash basis
  (Note 8)                                         68           90          95
                                          ============ ============  ============
Total cumulative cash distributions
  per $1,000 investment from inception            255          345         440
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Notes 4, 5 and 6)                  100%         100%         98%


Note 8: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                 Operating Results of Prior Programs CNL INCOME
                                 FUND IX, LTD.

                                               1990
                                             (Note 1)      1991         1992         1993
                                          ------------ ------------ ------------   --------
Gross revenue                             $          0 $    787,718 $  2,957,084 $  3,010,717
Equity in earnings of joint ventures                 0       52,325      389,625      470,094
Profit from sale of properties                       0            0            0            0
Interest income                                      0      423,913       72,644       23,218
Less: Operating expenses                             0      (56,243)    (158,885)    (167,115)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0      (77,647)    (220,070)    (220,052)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0    1,130,066    3,040,398    3,116,862
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0    1,136,231    2,682,360    2,587,955
                                          ============ ============ ============ ============
  - from gain on sale                                0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 3)                                    0    1,272,953    3,142,564    3,029,295
Cash generated from sales                            0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0    1,272,953    3,142,564    3,029,295
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                       0   (1,119,489)  (2,880,517)  (2,383,067)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0      153,464      262,047      646,228
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0   35,000,000            0            0
    General partners' capital
      contributions                              1,000            0            0            0
    Organization costs                               0      (10,000)           0            0
    Syndication costs                                0   (3,261,772)           0            0
    Acquisition costs paid by the
      partnership on behalf of
      related parties                                0      (12,942)           0            0
    Reimbursement of acquisition costs
      paid by the partnership on behalf
      of related parties                             0            0       12,942            0
    Acquisition of land and buildings                0  (14,265,241)  (1,137,138)           0
    Investment in direct financing
      leases                                         0   (8,680,844)     (79,493)     (30,493)
    Investment in joint venture                      0   (2,768,296)  (3,387,844)           0
    Return of capital from joint
      ventures                                       0            0            0          655
    Increase in other assets                       (78)    (285,383)           0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund IX, Ltd. by
      related parties                                0   (1,038,645)     (13,269)           0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                  922    4,830,341   (4,342,755)     616,390
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           44           76           73
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============

                                             C-43

                                              1994          1995
                                          ------------    --------

Gross revenue                             $  2,879,282  $  2,917,144
Equity in earnings of joint ventures           456,154       453,794
Profit from sale of properties                       0             0
Interest income                                 26,958        57,209
Less: Operating expenses                      (125,815)     (186,693)
      Interest expense                               0             0
      Depreciation and amortization            (232,996)    (253,483)
                                           ------------  -----------
Net income - GAAP basis                       3,003,583    2,987,971
                                           ============  ===========
Taxable income
  - from operations                           2,818,525    2,581,931
                                           ============  ===========
  - from gain on sale                                 0            0
                                           ============  ===========
Cash generated from operations
  (Notes 2 and 3)                            3,214,214     3,098,276
Cash generated from sales                            0             0
Cash generated from refinancing                      0             0
                                           ------------  ------------
Cash generated from operations, sales
  and refinancing                            3,214,214     3,098,276
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow              (3,150,002)   (3,098,276)
    - from sale of properties                        0             0
    - from cash flow from prior period               0       (51,728)
                                           ------------   ------------
Cash generated (deficiency) after cash
  distributions                                 64,212       (51,728)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0             0
    General partners' capital
      contributions                                  0             0
    Organization costs                               0             0
    Syndication costs                                0             0
    Acquisition costs paid by the
      partnership on behalf of
      related parties                                0             0
    Reimbursement of acquisition costs
      paid by the partnership on behalf
      of related parties                             0             0
    Acquisition of land and buildings                0             0
    Investment in direct financing
      leases                                         0             0
    Investment in joint venture                      0             0
    Return of capital from joint
      ventures                                       0             0
    Increase in other assets                         0             0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund IX, Ltd. by
      related parties                                 0            0
                                           ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                64,212      (51,728)
                                           ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  80          73
                                           ============    ===========
  - from recapture                                    0           0
                                           ============    ===========
Capital gain (loss)                                   0           0
                                          ============     ==========

                                               1990
                                             (Note 1)        1991         1992         1993
                                             ------------ ------------ ------------ --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0           44           82           68
  - from capital gain                                0            0            0            0
  - from investment income from
      prior period                                   0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 4)                                           0           44           82           68
                                          ============ ============ ============ ============
    Source (on cash basis)
    - from sales                                     0            0            0            0
    - from refinancing                               0            0            0            0
    - from operations                                0           44           82           68
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 4)                                           0           44           82           68
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception               0           44          126          194
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A         100%         100%         100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund IX, Ltd. became effective on March 20, 1991. Activities through April 11, 1991, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund IX, Ltd.

Note 4: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.


                                              1994          1995
                                          ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                         85           85
  - from capital gain                               0            0
  - from investment income from
      prior period                                  5            5
                                          ------------  ------------
Total distributions on GAAP basis
  (Note 4)                                         90           90
                                          ============  ============
    Source (on cash basis)
    - from sales                                    0            0
    - from refinancing                              0            0
    - from operations                              90           89
    - from cash flow from prior period              0            1
                                          ------------   ------------
Total distributions on cash basis
  (Note 4)                                         90           90
                                          ============   ============
Total cumulative cash distributions
  per $1,000 investment from inception            284          374
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                    100%         100%

                                             C-46

                                   TABLE III

                 Operating Results of Prior Programs CNL INCOME
                                  FUND X, LTD.


                                              1990
                                             (Note 1)      1991         1992         1993
                                           ------------ ------------ ------------ --------
Gross revenue                             $          0 $     80,723 $  2,985,620 $  3,729,533
Equity in earnings of unconsolidated
  joint venture                                      0            0      184,425      273,564
Profit from sale of properties                       0            0            0            0
Interest income                                      0       77,424      149,051       35,072
Less: Operating expenses                             0       (7,078)    (147,094)    (178,294)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0       (5,603)    (261,058)    (215,143)
      Minority interest in income of
        consolidated joint venture                   0            0       (4,902)      (8,159)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0      145,466    2,906,042    3,636,573
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0      187,164    2,652,037    2,936,325
                                          ============ ============ ============ ============
  - from gain on sale                                0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 5)                                    0      201,406    3,101,618    3,460,906
Cash generated from sales (Note 4)                   0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0      201,406    3,101,618    3,460,906
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       0     (163,012)  (2,760,446)  (2,659,655)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0       38,394      341,172      801,251
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0   19,972,663   20,027,337            0
    General partners' capital
      contributions                              1,000            0            0            0
    Organization costs                               0      (10,000)           0            0
    Syndication costs                                0   (1,942,339)  (1,880,824)           0
    Acquisition of land and buildings                0   (7,317,942) (12,095,378)        (316)
    Investment in direct financing
      leases                                         0   (3,024,796)  (8,018,153)     (46,364)
    Investment in joint ventures                     0            0   (3,687,069)           0
    Return of capital from joint
      ventures                                       0            0            0            0
    Deposit received for sale of land
      and building                                   0            0            0            0
    Increase in other assets                       (78)    (482,466)           0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                0     (815,938)    (313,196)        (544)
    Distributions to holder of minority
      interest                                       0            0       (5,729)      (5,543)
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                  922    6,417,576   (5,631,840)     748,484
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           17           70           73
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============


                                              1994         1995
                                          ------------  ----------
Gross revenue                             $ 3,710,792   $3,544,446
Equity in earnings of unconsolidated
  joint venture                               271,512      267,799
Profit from sale of properties                      0       67,214
Interest income                                46,456       72,600
Less: Operating expenses                     (138,507)    (189,230)
      Interest expense                              0            0
      Depreciation and amortization          (208,941)    (201,696)
      Minority interest in income of
        consolidated joint venture             (8,471)      (9,066)
                                          ------------  -----------
Net income - GAAP basis                     3,672,841    3,552,067
Taxable income                            ============  ===========
  - from operations                         3,212,304    2,956,800
                                          ============  ===========
  - from gain on sale                               0       50,819
Cash generated from operations            ============  ===========
  (Notes 2 and 5)                           3,785,493    3,527,362
Cash generated from sales (Note 4)                  0    1,057,386
Cash generated from refinancing                     0            0
Cash generated from operations, sales     ------------   ----------
  and refinancing                           3,785,493    4,584,748
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow             (3,500,017)  (3,527,362)
    - from sale of properties                       0            0
    - from cash flow from prior period              0     (172,641)
                                          ------------ ------------
Cash generated (deficiency) after cash
  distributions                               285,476      884,745
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                 0            0
    General partners' capital
      contributions                                 0            0
    Organization costs                              0            0
    Syndication costs                               0            0
    Acquisition of land and buildings               0     (359,506)
    Investment in direct financing
      leases                                        0     (566,097)
    Investment in joint ventures                    0            0
    Return of capital from joint
      ventures                                      0            0
    Deposit received for sale of land
      and building                                  0       69,000
    Increase in other assets                        0            0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                               0            0

    Distributions to holder of minority
      interest                                 (7,909)      (7,998)
                                          ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items             277,567       20,144
                                          ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                80           73
                                          ============    ============
  - from recapture                                  0            0
                                          ============    ============
Capital gain (loss)                                 0            1
                                          ============    ============

                                                C-48

                                                1990
                                               (Note 1)      1991         1992         1993
                                             ------------ ------------ ------------ --------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                         0           13           73           66
    - from capital gain                              0            0            0            0
    - from investment income from
        prior period                                 0            0            0            0
    - from return of capital (Note 3)                0            2            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 6)                                           0           15           73           66
                                          ============ ============ ============ ============
    Source (on cash basis)
      - from sales                                   0            0            0            0
      - from refinancing                             0            0            0            0
      - from operations                              0           15           73           66
      - from cash flow from prior
          period                                     0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 6)                                           0           15           73           66
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception               0           15           88          154
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                             N/A          100%         100%         100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund X, Ltd. ("CNL X") and CNL Income Fund IX, Ltd. each registered for sale $35,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund IX, Ltd. commenced March 20, 1991. Pursuant to the registration statement, CNL X's offering of Units could not commence until the offering of Units of CNL Income Fund IX, Ltd. was terminated. CNL Income Fund IX, Ltd. terminated its offering of Units on September 6, 1991, at which time the maximum offering proceeds of $35,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund IX, Ltd., CNL X commenced its offering of Units. Activities through September 24, 1991, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund X, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In August 1995, CNL Income Fund X, Ltd. sold one of its properties and received net sales proceeds of $1,050,186. In September 1995, the partnership reinvested $928,122 in an additional property. In addition, in January 1996, the partnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund X, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                              1994            1995
                                          ------------      --------

Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                       88           87
    - from capital gain                             0            2
    - from investment income from
        prior period                                0            4
    - from return of capital (Note 3)               0            0
                                          ------------  ------------
Total distributions on GAAP basis
  (Note 6)                                         88           93
                                          ============  ============
    Source (on cash basis)
      - from sales                                  0            0
      - from refinancing                            0            0
      - from operations                            88           88
      - from cash flow from prior
          period                                    0            5
                                          ------------ ------------
Total distributions on cash basis
  (Note 6)                                         88           93
                                          ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception            242          335
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                            100%          99%

                                   TABLE III

                 Operating Results of Prior Programs CNL INCOME
                                 FUND XI, LTD.

                                              1991
                                            (Note 1)        1992         1993         1994
                                          ------------   ------------ ------------ --------
Gross revenue                             $          0 $  1,269,086 $  3,831,648 $  3,852,107
Equity in earnings of unconsolidated
  joint ventures                                     0       33,367      121,059      119,370
Profit from sale of properties                       0            0            0            0
Interest income                                      0      150,535       24,258       30,894
Less: Operating expenses                             0      (63,390)    (206,987)    (179,717)
      Interest expense                               0            0            0            0
      Depreciation and amortization                  0     (180,631)    (469,127)    (481,226)
      Minority interests in income of
        consolidated joint ventures                  0      (23,529)     (68,399)     (68,936)
                                          ------------ ------------ ------------ ------------
Net income - GAAP basis                              0    1,185,438    3,232,452    3,272,492
                                          ============ ============ ============ ============
Taxable income
  - from operations                                  0    1,295,104    2,855,026    2,947,445
                                          ============ ============ ============ ============
  - from gain on sale                                0            0            0            0
                                          ============ ============ ============ ============
Cash generated from operations
  (Notes 2 and 4)                                    0    1,495,225    3,355,586    3,497,941
Cash generated from sales                            0            0            0            0
Cash generated from refinancing                      0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated from operations, sales
  and refinancing                                    0    1,495,225    3,355,586    3,497,941
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                       0   (1,205,030)  (2,495,002)  (3,400,001)
    - from sale of properties                        0            0            0            0
    - from cash flow from prior period               0            0            0            0
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions                                      0      290,195      860,584       97,940
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0   40,000,000            0            0
    General partners' capital
      contributions                              1,000            0            0            0
    Minority interests' capital
      contributions                                  0      426,367            0            0
    Organization costs                               0      (10,000)           0            0
    Syndication costs                                0   (3,922,875)           0            0
    Acquisition of land and buildings                0  (26,428,556)    (276,157)           0
    Investment in direct financing
      leases                                         0   (6,716,561)    (276,206)           0
    Investment in joint ventures                     0   (1,658,925)        (772)           0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                0   (1,011,487)        (900)           0
    Increase in other assets                         0     (122,024)           0            0
    Distributions to holders of minority
      interests                                      0      (17,467)     (51,562)     (57,641)
                                          ------------ ------------ ------------ ------------
Cash generated (deficiency) after cash
  distributions and special items                1,000      828,667      254,987       40,299
                                          ============ ============ ============ ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           45           71           73
                                          ============ ============ ============ ============
  - from recapture                                   0            0            0            0
                                          ============ ============ ============ ============
Capital gain (loss)                                  0            0            0            0
                                          ============ ============ ============ ============

                                               1995

Gross revenue                             $  3,820,990
Equity in earnings of unconsolidated
  joint ventures                               118,384
Profit from sale of properties                       0
Interest income                                 51,192
Less: Operating expenses                      (237,126)
      Interest expense                               0
      Depreciation and amortization           (481,226)
      Minority interests in income of
        consolidated joint ventures            (70,038)
                                          ------------
Net income - GAAP basis                      3,202,176
                                          ============
Taxable income
  - from operations                          2,985,221

  - from gain on sale                                0

Cash generated from operations
  (Notes 2 and 4)                            3,652,185
Cash generated from sales                            0
Cash generated from refinancing                      0
Cash generated from operations, sales
  and refinancing                            3,652,185
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow              (3,500,023)
    - from sale of properties                        0
    - from cash flow from prior period               0
Cash generated (deficiency) after cash
  distributions                                152,162
Special items (not including sales and
  refinancing):                                      0
    Limited partners' capital
      contributions                                  0
    General partners' capital
      contributions                                  0
    Minority interests' capital
      contributions                                  0
    Organization costs                               0
    Syndication costs                                0
    Acquisition of land and buildings                0
    Investment in direct financing
      leases                                         0
    Investment in joint ventures
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                0
    Increase in other assets                         0
    Distributions to holders of minority
      interests                                (54,227)
                                           -----------
Cash generated (deficiency) after cash
  distributions and special items               97,935
                                           ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
  - from operations                                 74

  - from recapture                                   0

Capital gain (loss)                                  0

                                               1991
                                             (Note 1)        1992           1993         1994
                                             ---------   ------------  ------------   --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0           41           62           81
  - from capital gain                                0            0            0            0
  - from investment income from
      prior period                                   0            0            0            4
  - from return of capital (Note 3)                  0            1            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on GAAP basis
  (Note 5)                                           0           42           62           85
                                          ============ ============ ============ ============
    Source (on cash basis)
    - from sales                                     0            0            0            0
    - from refinancing                               0            0            0            0
    - from operations                                0           42           62           85
    - from cash flow from prior
        period                                       0            0            0            0
                                          ------------ ------------ ------------ ------------
Total distributions on cash basis
  (Note 5)                                           0           42           62           85
                                          ============ ============ ============ ============
Total cumulative cash distributions
  per $1,000 investment from inception               0           42          104          189
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A         100%         100%         100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                                 1995
                                               --------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                         79
  - from capital gain                               0
  - from investment income from
      prior period                                  9
  - from return of capital (Note 3)                 0
Total distributions on GAAP basis
  (Note 5)                                         88

    Source (on cash basis)
    - from sales                                    0
    - from refinancing                              0
    - from operations                              88
    - from cash flow from prior
        period                                      0

Total distributions on cash basis
  (Note 5)                                         88

Total cumulative cash distributions
  per $1,000 investment from inception            277
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                     100%

                                   TABLE III

                 Operating Results of Prior Programs CNL INCOME
                                 FUND XII, LTD.

                                                1991
                                             (Note 1)       1992         1993         1994         1995
                                            ------------ ------------ ------------ --------    -----------
Gross revenue                            $          0 $     25,133 $  3,374,640 $  4,397,881   $ 4,404,792
Equity in earnings of joint ventures                0           46       49,604       85,252        81,582
Profit from sale of properties                      0            0            0            0             0
Interest income                                     0       45,228      190,082       65,447        84,197
Less: Operating expenses                            0       (7,211)    (193,804)    (192,951)     (228,404)
      Interest expense                              0            0            0            0             0
      Depreciation and amortization                 0       (3,997)    (286,293)    (327,795)     (327,795)
                                         ------------ ------------ ------------ ------------    ----------
Net income - GAAP basis                             0       59,199    3,134,229    4,027,834     4,014,372
                                         ============ ============ ============ ============   ===========
Taxable income
  - from operations                                 0       58,543    2,749,072    3,301,005     3,262,046
                                         ============ ============ ============ ============   ===========
  - from gain on sale                               0            0            0            0             0
                                         ============ ============ ============ ============   ===========
Cash generated from operations
  (Notes 2 and 5)                                   0       61,370    3,246,760    3,848,962     3,819,362
Cash generated from sales                           0            0            0            0             0
Cash generated from refinancing                     0            0            0            0             0
                                         ------------ ------------ ------------ ------------   ------------
Cash generated from operations, sales
  and refinancing                                   0       61,370    3,246,760    3,848,962     3,819,362
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                      0      (61,370)  (1,972,769)  (3,768,754)   (3,819,362)
    - from sale of properties                       0            0            0            0             0
    - from return of capital (Note 4)               0      (60,867)           0            0             0
    - from cash flow from prior period              0            0            0            0        (5,645)
                                         ------------ ------------ ------------ ------------    -----------
Cash generated (deficiency) after cash
  distributions                                     0      (60,867)   1,273,991       80,208        (5,645)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                 0   21,543,270   23,456,730            0             0
    General partners' capital
      contributions                             1,000            0            0            0             0
    Organization costs                              0      (10,000)           0            0             0
    Syndication costs                               0   (2,066,937)  (2,277,637)           0             0
    Acquisition of land and buildings               0   (7,536,009) (15,472,737)        (230)            0
    Investment in direct financing
      leases                                        0   (2,503,050) (11,875,100)        (591)            0
    Loan to tenant of joint venture,
      net of repayments                             0            0     (207,189)       6,400         7,008
    Investment in joint ventures                    0     (372,045)    (468,771)      (4,400)            0
    Increase in restricted cash                     0            0            0            0             0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                               0     (704,923)    (432,749)           0             0
    Increase in other assets                        0     (654,497)           0            0             0
    Other                                           0            0            0          973             0
                                          ----------- ------------ ------------ ------------    ----------
Cash generated (deficiency) after cash
  distributions and special items               1,000    7,634,942   (6,003,462)      82,360         1,363
                                         ============ ============ ============ ============    ==========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 0            5           64           73            72
                                         ============ ============ ============ ============    ==========
  - from recapture                                  0            0            0            0             0
                                         ============ ============ ============ ============    ==========
Capital gain (loss)                                 0            0            0            0             0
                                         ============ ============ ============ ============    ==========

                                             C-55


                                              1991
                                            (Note 1)       1992         1993         1994         1995
                                          ------------ ------------ ------------ ------------  ---------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0            5           46           84      85
  - from capital gain                                0            0            0            0       0
  - from return of capital (Note 3)                  0            7            0            0       0
                                          ------------ ------------ ------------ ------------  ---------
Total distributions on GAAP basis
  (Note 6)                                           0           12           46           84      85
                                          ============ ============ ============ ============  =========
    Source (on cash basis)
    - from sales                                     0            0            0            0       0
    - from refinancing                               0            0            0            0       0
    - from operations                                0            6           46           84      85
    - from return of capital (Note 4)                0            6            0            0       0
    - from cash flow from prior period               0            0            0            0       0
                                          ------------ ------------ ------------ ------------  ---------
Total distributions on cash basis
  (Note 6)                                           0           12           46           84      85
                                          ============ ============ ============ ============  =========
Total cumulative cash distributions
  per $1,000 investment from inception               0           12           58          142     227
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A          100%         100%         100%    100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                 Operating Results of Prior Programs CNL INCOME
                                FUND XIII, LTD.


                                                1992
                                              (Note 1)         1993          1994           1995
                                             ---------      ----------   ------------   -----------
Gross revenue                                $       0     $   966,564   $ 3,558,447    $ 3,806,944
Equity in earnings of joint ventures                 0           1,305        43,386         98,520
Profit (Loss) from sale of properties
  (Note 4)                                           0               0             0        (29,560)
Interest income                                      0         181,568        77,379         51,410
Less: Operating expenses                             0         (59,390)     (183,311)      (214,705)
      Interest expense 0                             0               0             0
      Depreciation and amortization                  0        (148,170)     (378,269)      (393,435)
                                             ---------     -----------   -----------    -----------
Net income - GAAP basis                              0         941,877     3,117,632      3,319,174
                                             =========     ===========   ===========    ===========
Taxable income
  - from operations                                  0         978,535     2,703,252      2,920,859
                                             =========     ===========   ===========    ===========
  - from gain (loss) on sale                         0               0             0              0
                                             =========     ===========   ===========    ===========
Cash generated from operations
  (Notes 2 and 5)                                    0       1,121,547     3,149,000      3,379,378
Cash generated from sales (Note 4)                   0               0             0        286,411
Cash generated from refinancing                      0               0             0              0
                                             ---------     -----------   -----------    -----------
Cash generated from operations, sales
  and refinancing                                    0       1,121,547     3,149,000      3,665,789
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                       0        (528,364)   (2,800,004)    (3,350,014)
    - from sale of properties                        0               0             0              0
                                             ---------     -----------   -----------    -----------
Cash generated (deficiency) after
  cash distributions                                 0         593,183       348,996        315,775
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                  0      40,000,000             0              0
    General partners' capital
      contributions                              1,000               0             0              0
    Syndication costs                                0      (3,932,017)         (181)             0
    Acquisition of land and buildings                0     (19,691,630)   (5,764,308)      (336,116)
    Investment in direct financing leases            0      (6,760,624)   (1,365,075)             0
    Investment in joint ventures                     0        (314,998)     (545,139)      (140,052)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                  0        (799,980)      (25,036)        (3,074)
    Increase in other assets                         0        (454,909)        9,226              0
    Other                                            0               0             0            954
                                             ---------     -----------   -----------    -----------
Cash generated (deficiency) after cash
  distributions and special items                1,000       8,639,025    (7,341,517)      (162,513)
                                             =========     ===========   ===========    ===========
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0              33            67             72
                                             =========     ===========   ===========    ===========
  - from recapture                                   0               0             0              0
                                             =========     ===========   ===========    ===========
Capital gain (loss) (Note 4)                         0               0             0              0
                                             =========     ===========   ===========    ===========


                                                 1992
                                               (Note 1)          1993           1994           1995
                                             ------------    ------------   ------------   -----------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                           0              18             70            82
    - from capital gain                                0               0              0             0
    - from investment income from prior
        period                                         0               0              0             2
                                             ------------    ------------   ------------   -----------
Total distributions on GAAP basis (Note 5)             0              18             70            84
                                             ============    ============   ============   ===========
  Source (on cash basis)
     - from sales                                      0               0              0             0
    - from refinancing 0                               0               0              0
    - from operations                                  0              18             70            84
                                             ------------    ------------   ------------   -----------
Total distributions on cash basis (Note 5)             0              18             70            84
                                             ============    ============   ============   ===========
Total cumulative cash distributions per
  $1,000 investment from inception                     0              18             88           172
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                        N/A             100%           100%          100%


Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.

Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                 Operating Results of Prior Programs CNL INCOME
                                 FUND XIV, LTD.

                                                1992
                                              (Note 1)        1993           1994             1995
                                             ----------   -----------    ------------     ------------
Gross revenue                                $       0    $   256,234    $  3,135,716     $  4,017,266
Equity in earnings of joint ventures                 0          1,305          35,480          338,717
Profit (Loss) from sale of properties
  (Note 4)                                           0              0               0          (66,518)
Interest income                                      0         27,874         200,499           50,724
Less: Operating expenses                             0        (14,049)       (181,980)        (248,840)
      Interest expense                               0              0               0                0
      Depreciation and amortization                  0        (28,918)       (257,640)        (340,112)
                                             ---------    -----------    ------------     ------------
Net income - GAAP basis                              0        242,446       2,932,075        3,751,237
                                             =========    ===========    ============     ============
Taxable income
  - from operations                                  0        278,845       2,482,240        3,162,165
                                             =========    ===========    ============     ============
  - from gain on sale                                0              0               0                0
                                             =========    ===========    ============     ============
Cash generated from operations
  (Notes 2 and 3)                                    0        321,737       2,812,631        3,709,844
Cash generated from sales (Note 4)                   0              0               0          696,012
Cash generated from refinancing                      0              0               0                0
                                             ---------    -----------    ------------     ------------
Cash generated from operations, sales
  and refinancing                                    0        321,737       2,812,631        4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                       0         (9,050)     (2,229,952)      (3,543,751)
    - from sale of properties                        0              0               0                0
                                             ---------    -----------    ------------     ------------
Cash generated (deficiency) after cash
  distributions                                      0        312,687         582,679          862,105
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0     28,785,100      16,214,900                0
    General partners' capital
      contributions                              1,000              0               0                0
    Syndication costs                                0     (2,771,892)     (1,618,477)               0
    Acquisition of land and buildings                0    (13,758,004)    (11,859,237)        (964,073)
    Investment in direct financing leases            0     (4,187,268)     (5,561,748)         (75,352)
    Investment in joint ventures                     0       (315,209)     (1,561,988)      (1,087,218)
    Return of capital from joint venture             0              0               0                0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                   0       (706,215)       (376,738)            (577)
    Increase in other assets                         0       (444,267)              0                0
    Other                                            0              0               0            5,530
                                             ---------    -----------    ------------     ------------
Cash generated (deficiency) after cash
  distributions and special items                1,000      6,914,932      (4,180,609)      (1,259,585)
                                             =========    ===========    ============     ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0           16                56               70
                                             =========   ============    ============     ============
  - from recapture                                   0            0                 0                0
                                             =========   ============    ============     ============
Capital gain (loss) (Note 4)                         0            0                 0                0
                                             =========   ============    ============     ============



                                                 1992
                                               (Note 1)         1993           1994           1995
                                             ------------   ------------   ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                           0              1             51             79
    - from capital gain                                0              0              0              0
    - from return of capital                           0              0              0              0
                                             ------------   ------------   ------------   ------------
Total distributions on GAAP basis (Note 5)             0              1             51             79
                                             ============   ============   ============   ============
  Source (on cash basis)
    - from sales                                       0              0              0              0
    - from refinancing                                 0              0              0              0
    - from operations                                  0              1             51             79
                                             ------------   ------------   ------------   ------------
Total distributions on cash basis (Note 5)             0              1             51             79
                                             ============   ============   ============   ============
Total cumulative cash distributions
  per $1,000 investment from inception                 0              1             52            131
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                        N/A            100%           100%           100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.

Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarter ended December 31, 1993 and 1994, are reflected in the 1994 and 1995 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994 and 1995, respectively. As a result of 1994 and 1995 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                 Operating Results of Prior Programs CNL INCOME
                                 FUND XV, LTD.

                                                           1993
                                                         (Note 1)         1994           1995
                                                       ------------   ------------   ------------
Gross revenue                                          $          0   $  1,143,586   $  3,546,320
Equity in earnings of joint venture                               0          8,372        280,606
Profit (Loss) from sale of properties (Note 4)                    0              0        (71,023)
Interest income                                                   0        167,734         88,059
Less: Operating expenses                                          0        (62,926)      (228,319)
      Interest expense                                            0              0              0
      Depreciation and amortization                               0        (70,848)      (243,175)
                                                       ------------   ------------   ------------
Net income - GAAP basis                                           0      1,185,918      3,372,468
                                                       ============   ============   ============
Taxable income
  - from operations                                               0      1,026,715      2,861,912
                                                       ============   ============   ============
  - from gain on sale                                             0              0              0
                                                       ============   ============   ============
Cash generated from operations (Notes 2 and 3)                    0      1,116,834      3,239,370
Cash generated from sales (Note 4)                                0              0        811,706
Cash generated from refinancing                                   0              0              0
                                                       ------------   ------------   ------------
Cash generated from operations, sales and refinancing             0      1,116,834      4,051,076
Less: Cash distributions to investors (Note 5)
  - from operating cash flow                                      0       (635,944)    (2,650,003)
  - from sale of properties                                       0              0              0
                                                       ------------   ------------   ------------
Cash generated (deficiency) after cash distributions              0        480,890      1,401,073
Special items (not including sales and refinancing):
  Limited partners' capital contributions                         0     40,000,000              0
  General partners' capital contributions                     1,000              0              0
  Syndication costs                                               0     (3,892,003)             0
  Acquisition of land and buildings                               0    (22,152,379)    (1,625,601)
  Investment in direct financing leases                           0     (6,792,806)    (2,412,973)
  Investment in joint venture                                     0     (1,564,762)      (720,552)
  Reimbursement of organization, syndication and
    acquisition costs paid on behalf of CNL Income
    Fund XV, Ltd. by related parties                              0     (1,098,197)       (23,507)
  Increase in other assets                                        0       (187,757)             0
  Other                                                         (38)        (6,118)        25,150
                                                       ------------   ------------   ------------
Cash generated (deficiency) after cash distributions
  and special items                                             962      4,786,868     (3,356,410)
                                                       ============   ============   ============
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                               0             33             71
                                                       ============   ============   ============
  - from recapture                                                0              0              0
                                                       ============   ============   ============
Capital gain (loss) (Note 4)                                      0              0              0
                                                       ============   ============   ============



                                                               1993
                                                             (Note 1)          1994          1995
                                                           ------------   ------------   ----------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                                         0             21           66
    - from capital gain                                              0              0            0
                                                           ------------   ------------   ----------
Total distributions on GAAP basis (Note 5)                           0             21           66
                                                           ============   ============   ==========
  Source (on cash basis)
    - from sales                                                     0              0            0
    - from refinancing                                               0              0            0
    - from operations                                                0             21           66
                                                           ------------   ------------   ----------
Total distributions on cash basis (Note 5)                           0             21           66
                                                           ============   ============   ==========
Total cumulative cash distributions per $1,000 investment
  from inception                                                     0             21           87
Amount (in percentage terms) remaining invested in program
  properties at the end of each year (period) presented
  (original total acquisition cost of properties retained,
  divided by original total acquisition
  cost of all properties in program)                               N/A            100%         100%


Note 1: The registration statement relating to this offering of Units of CNL Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.

Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire two additional properties. The remaining net sales proceeds will be used towards the purchase of an additional property. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.

Note 5: Distributions declared for the quarter ended December 31, 1994 are reflected in the 1995 column due to the payment of such distributions in January 1995. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                   TABLE III
                 Operating Results of Prior Programs CNL INCOME
                                 FUND XVI, LTD.


                                                              1993
                                                            (Note 1)          1994            1995
                                                          ------------    ------------    ------------
Gross revenue                                             $          0    $    186,257    $  2,702,504
Profit from sale of properties                                       0               0               0
Interest income                                                      0          21,478         321,137
Less: Operating expenses                                             0         (10,700)       (274,595)
      Interest expense                                               0               0               0
      Depreciation and amortization                                  0          (9,458)       (318,205)
                                                          ------------    ------------    ------------
Net income - GAAP basis                                              0         187,577       2,430,841
                                                          ============    ============    ============
Taxable income
  - from operations                                                  0         189,864       2,139,382
                                                          ============    ============    ============
  - from gain on sale                                                0               0               0
                                                          ============    ============    ============
Cash generated from operations (Notes 2 and 3)                       0         205,148       2,481,395
Cash generated from sales                                            0               0               0
Cash generated from refinancing                                      0               0               0
                                                          ------------    ------------    ------------
Cash generated from operations, sales and refinancing                0         205,148       2,481,395
Less: Cash distributions to investors (Note 4)
  - from operating cash flow                                         0          (2,845)     (1,798,921)
  - from sale of properties                                          0               0               0
                                                          ------------    ------------    ------------
Cash generated (deficiency) after cash distributions                 0         202,303         682,474
Special items (not including sales and refinancing):
  Limited partners' capital contributions                            0      20,174,172      24,825,828
  General partners' capital contributions                        1,000               0               0
  Syndication costs                                                  0      (1,929,465)     (2,452,743)
  Acquisition of land and buildings                                  0     (13,170,132)    (16,012,458)
  Investment in direct financing leases                              0        (975,853)     (5,595,236)
  Reimbursement of organization, syndication and
    acquisition costs paid on behalf of CNL Income
    Fund XVI, Ltd. by related parties                                0        (854,154)       (405,569)
  Increase in other assets                                           0        (443,625)        (58,720)
  Other                                                            (36)        (20,714)         20,714
                                                          ------------    ------------    ------------
Cash generated (deficiency) after cash distributions
  and special items                                                964       2,982,532       1,004,290
                                                          ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                                  0              17              53
                                                          ============    ============    ============
  - from recapture                                                   0               0               0
                                                          ============    ============    ============
Capital gain (loss)                                                  0               0               0
                                                          ============    ============    ============



                                                              1993
                                                            (Note 1)       1994            1995
                                                          ------------  ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
    - from investment income                                        0             1             45
    - from capital gain                                             0             0              0
    - from return of capital                                        0             0              0
                                                          ------------  ------------   ------------
Total distributions on GAAP basis (Note 4)                          0             1             45
                                                          ============  ============   ============
  Source (on cash basis)
    - from sales                                                    0             0              0
    - from refinancing                                              0             0              0
    - from operations                                               0             1             45
                                                          ------------  ------------   ------------
Total distributions on cash basis (Note 4)                          0             1             45
                                                          ============  ============   ============
Total cumulative cash distributions per $1,000
  investment from inception                                         0             1             46
Amount (in percentage terms) remaining invested
  in program properties at the end of each year
  (period) presented (original total acquisition
  cost of properties retained, divided by original
  total acquisition cost of all properties in program)            N/A           100%           100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.

Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.

Note 4: Distributions declared for the quarter ended December 31, 1994 are reflected in the 1995 column due to the payment of such distributions in January 1995. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, are not included in the 1994 and 1995 totals, respectively.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


======================================================================================================

                                                           Selling Price, Net of
                                                     Closing Costs and GAAP Adjustments


                                                                      Purchase
                                                 Cash                  money     Adjustments
                                                received    Mortgage  mortgage    resulting
                                                 net of     balance     taken       from
                           Date      Date      of closing   at time    back by   application
     Property            Acquired     Sale       costs      of sale     program    of GAAP      Total
========================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA         02/05/87   06/12/92  $1,169,021      0         0            0       $1,169,021

  Wendy's -
    Fairfield, CA         07/01/87   10/03/94   1,018,490      0         0            0        1,018,490

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC         05/29/87   07/21/93     746,800      0         0            0          746,800

  Pizza Hut -
    Graham, TX            08/24/87   07/28/94     261,628      0         0            0          261,628

  Golden Corral -
    Medina, OH            11/18/87   11/30/94     626,582      0         0            0          626,582

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA              03/22/89   04/27/94     712,000      0         0            0          712,000

  Burger King -
    Hastings, MI          08/12/88   12/15/95     518,650      0         0            0          518,650

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)  02/28/90   08/25/95   1,040,000      0         0            0        1,040,000

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR        11/02/89   05/24/94     791,211      0         0            0          791,211

  Hardee's -
    Heber Springs, AR     02/13/90   05/24/94     638,270      0         0            0          638,270

  Hardee's -
    Little Canada, MN     11/28/89   06/29/95     899,503      0         0            0          899,503



                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (CONTINUED)


==============================================================================
                               Cost of Properties
                             Including Closing and
                                   Soft Costs

                                                                   Excess
                                       Total                    (deficiency)
                                     acquisition                 of property
                                     cost, capital              operating cash
                          Original   improvements               receipts over
                          mortgage    closing and                  cash
     Property              financing  soft costs (1)   Total     expenditures
==============================================================================

CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA             0        $955,000      $955,000     $214,021

  Wendy's -
    Fairfield, CA             0          861500       861,500      156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC             0          642800       642,800      104,000

  Pizza Hut -
    Graham, TX                0          205500       205,500       56,128

  Golden Corral -
    Medina, OH                0          743000       743,000     (116,418)

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                  0          616501       616,501       95,499

  Burger King -
    Hastings, MI              0          419936       419,936       98,714

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)      0          986418       986,418       53,582

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR            0          605500       605,500      185,711

  Hardee's -
    Heber Springs, AR         0          532893       532,893      105,377

  Hardee's -
    Little Canada, MN         0          821692       821,692       77,811

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.

                                            TABLE V
                               SALES OR DISPOSALS OF PROPERTIES


===========================================================================================================

                                                                 Selling Price, Net of
                                                          Closing Costs and GAAP Adjustments


                                                                        Purchase
                                                 Cash                     money      Adjustments
                                                received    Mortgage     mortgage    resulting
                                                 net of     balance        taken        from
                             Date    Date of    closing     at time       back by    application
       Property            Acquired   Sale       costs      of sale       program     of GAAP       Total
===========================================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT             06/14/90  05/19/92    700,000        0              0           0       700,000

  Hardee's -
    St. Paul, MN           08/09/90  05/24/94    869,036        0              0           0       869,036

  Perkins -
    Florence, SC (3)       08/28/90  08/25/95          0        0      1,160,000           0     1,160,000

  Church's Fried Chicken -
    Jacksonville, FL (4)   04/30/90  12/01/95          0        0        240,000           0       240,000

CNL Income Fund VIII, Ltd.:
  Church's Fried Chicken -
    Melbourne, FL          09/28/90  02/01/91    172,945        0              0           0       172,945

  Church's Fried Chicken -
    Cocoa, FL              09/28/90  05/14/91    175,042        0              0           0       175,042

  Denny's -
    Ocoee, FL              03/16/91  07/31/95  1,184,865        0              0           0     1,184,865

  Church's Fried Chicken -
    Jacksonville, FL (4)   09/28/90  12/01/95          0        0        240,000           0       240,000

  Church's Fried Chicken -
    Jacksonville, FL (5)   09/28/90  12/01/95          0        0        220,000           0       220,000

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO             03/04/92  08/11/95  1,050,186        0              0           0     1,050,186


                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (CONTINUED)


=======================================================================================
                                    Cost of Properties
                                   Including Closing and
                                        Soft Costs

                                                                           Excess
                                          Total                           (deficiency)
                                        acquisition                        of property
                                        cost, capital                     operating cash
                            Original     improvements                     receipts over
                            mortgage      closing and                        cash
       Property             financing    soft costs (1)       Total        expenditures
=======================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                 0           560,202           560,202        139,798

  Hardee's -
    St. Paul, MN               0           742,333           742,333        126,703

  Perkins -
    Florence, SC (3)           0         1,084,905         1,084,905         75,095

  Church's Fried Chicken -
    Jacksonville, FL (4)       0           233,728           233,728          6,272

CNL Income Fund VIII, Ltd.:
  Church's Fried Chicken -
    Melbourne, FL              0           166,022           166,022          6,923

  Church's Fried Chicken -
    Cocoa, FL                  0           175,694           175,694           (652)

  Denny's -
    Ocoee, FL                  0           949,199           949,199        235,666

  Church's Fried Chicken -
    Jacksonville, FL (4)       0           238,153           238,153          1,847

  Church's Fried Chicken -
    Jacksonville, FL (5)       0           215,845           215,845          4,155

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                 0           987,679           987,679         62,507


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.

(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.

(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


=================================================================================================================

                                        Selling Price, Net of
                                       Closing Costs and GAAP Adjustments


                                                                             Purchase
                                                     Cash                     money      Adjustments
                                                    received     Mortgage    mortgage    resulting
                                                     net of       balance     taken        from
                               Date     Date of     closing       at time     back by    application
      Property               Acquired    Sale        costs        of sale     program     of GAAP      Total
=================================================================================================================
CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX              03/31/94   04/24/95    286,411          0          0            0        286,411

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN            03/31/94   03/01/95    339,031          0          0            0        339,031

  Checkers -
    Dallas, TX               03/31/94   03/01/95    356,981          0          0            0        356,981

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN            05/27/94   03/01/95    263,221          0          0            0        263,221

  Checkers -
    Leavenworth, KS          06/22/94   03/01/95    259,600          0          0            0        259,600

  Checkers -
    Knoxville, TN            07/08/94   03/01/95    288,885          0          0            0        288,885




                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (CONTINUED)


=================================================================================================
                                             Cost of Properties
                                            Including Closing and
                                                 Soft Costs

                                                                                   Excess
                                                  Total                         (deficiency)
                                               acquisition                      of property
                                              cost, capital                    operating cash
                                 Original      improvements                     receipts over
                                 mortgage       closing and                         cash
      Property                   financing      soft costs (1)       Total       expenditures
=================================================================================================
CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                      0            286,411           286,411            0

CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                    0            339,031           339,031            0

  Checkers -
    Dallas, TX                       0            356,981           356,981            0

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                    0            263,221           263,221            0

  Checkers -
    Leavenworth, KS                  0            259,600           259,600            0

  Checkers -
    Knoxville, TN                    0            288,885           288,885            0


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

                                   Exhibit D

                             Subscription Agreement

                         CNL AMERICAN REALTY FUND, INC.
                    -----------------------------------



                  Up to 16,500,000 Shares -- $10.00 per Share
                    Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keogh, and Qualified Plans
               (Minimum purchase may be higher in certain states)



==============================================================================
PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Financial Advisor. YOUR CHECK SHOULD BE MADE PAYABLE TO:

              SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A


ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.

==============================================================================

                              Overnight Packages:
                            Attn: Investor Services
                         400 E. South Street, Suite 500
                             Orlando, Florida 32801

                             Regular Mail Packages:
                            Attn: Investor Services
                              Post Office Box 1033
                          Orlando, Florida 32802-1033

                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 422-1574 OR (800) 522-3863

     CNL AMERICAN REALTY FUND, INC.
     ---------------------------------------------------------------------------

1. --------INVESTMENT-----------------------------------------------------------

This subscription is in the amount of $_______ for the purchase of _______ Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRS, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

          [ ] ADDITIONAL PURCHASE     [  ] REINVESTMENT PLAN-Investor elects to
                                           participate (See prospectus for
                                           details.)

2. --------SUBSCRIBER INFORMATION-----------------------------------------------

Name (1st) ___________________________ Date of Birth (MM/DD/YY) ________________

Name (2nd) ___________________________ Date of Birth (MM/DD/YY) ________________

Address______________________City_________________State________Zip Code ________

Custodian Account No. __________________________Daytime Phone # (_____)_________

[ ] U.S. Citizen  [ ] Resident Alien  [ ] Foreign Resident  Country_____________

[ ] Check if Subscriber is a U.S. citizen residing outside the U.S.

Income Tax Filing State ______________

ALL SUBSCRIBERS: State of Residence of Subscriber/Plan Beneficiary (required)

______________________________________________________________________________

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both Social Security number and the taxpayer identification number.

     Taxpayer ID# ____-________     Social Security # ______-______-______

3. --------INVESTOR MAILING ADDRESS---------------------------------------------

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name ___________________________________________________________________________

Address ________________________________________________________________________

City _____________________ State ________________________ Zip Code _____________

Daytime Phone # (_________) _____________________

4. --------DIRECT DEPOSIT ADDRESS-----------------------------------------------

Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

Company ________________________________________________________________________

Address ________________________________________________________________________

City ______________________________ State ___________ Zip Code _________________

Account No. _______________________ Daytime Phone # (______) ___________________

5. --------FORM OF OWNERSHIP----------------------------------------------------

(Select only one)

[ ] INDIVIDUAL - one signature required (1)
[ ] HUSBAND AND WIFE, AS COMMUNITY PROPERTY - two signatures required (15)
[ ] TENANTS IN COMMON - two signatures required (3)
[ ] TENANTS BY THE ENTIRETY - two signatures required (31)
[ ] CORPORATIONS
    [ ] S-CORPORATION (22)
    [ ] C-CORPORATION (5)
[ ] IRA - custodian signature required (23)
[ ] SEP - custodian signature required (38)
[ ] TAXABLE TRUST (7)
[ ] TAX-EXEMPT TRUST (28)
[ ] IRREVOCABLE TRUST - trustee signature required (21)
[ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
[ ] A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
[ ] KEOGH (H.R.10) - trustee signature required (24)
[ ] CUSTODIAN - custodian signature required (33)
[ ] PARTNERSHIP (3)
[ ] NON-PROFIT ORGANIZATION (12)
[ ] PENSION PLAN - trustee signature(s) required (19)
[ ] PROFIT SHARING PLAN - trustee signature(s) required (27)
[ ] CUSTODIAN UGMA-STATE of __________ - custodian signature required (16)
[ ] CUSTODIAN UTMA-STATE of __________ - custodian signature required (42)
[ ] ESTATE - Personal Representative signature required (13)
[ ] REVOCABLE GRANTOR TRUST - grantor signature required (25)

[ ] SUBSCRIBER elects to have the Shares covered by this subscription placed in a new sponsored IRA account offered by Franklin Bank as custodian. IRA documents will be sent to subscriber upon receipt of subscription documents. There is no annual fee involved for CNL American Realty Fund, Inc. investments

6. --------SUBSCRIBER SIGNATURES------------------------------------------------

If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X_____________________________ _________  X____________________________ ________
 Signature of 1st Subscriber     Date      Signature of 2nd Subscriber    Date


7. --------BROKER/DEALER INFORMATION--------------------------------------------

Broker/Dealer NASD Firm Name
                              --------------------------------------------------

Financial Advisor ______________________________________________________________

Branch Mail Address ____________________________________________________________

City ______________ State _____ Zip Code _______ [ ] Please check if new address

Phone #(_____) _________ Fax #(_____) __________ [ ] Sold CNL before

Shipping Address __________________ City ________ State _____ Zip Code _________

[ ] Telephonic Subscriptions (check here): If the Registered Representative and
    Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee, or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus] Telephonic subscriptions may not be completed for IRA accounts.

[ ] Registered Investment Advisor (check here): If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.


PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING


X_________________________________    ____________    _____________________
  Principal Branch Manager              Date           Print or Type Name
  or other Authorized Signature                        of Person Signing


X_________________________________    ____________    _____________________
  Registered Representative/            Date           Print or Type Name
  Investment Advisor Signature                         of Person Signing


Make check payable to: SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.,
                       ESCROW AGENT

Please remit check and            For overnight delivery send to:
subscription document to:

CNL Securities Corp.                CNL Securities Corp.
Attn: Investor Services             Attn: Investor Services
P.O. Box 1033                       400 E. South Street, Suite 500
Orlando, FL 32802-1033              Orlando, FL 32801
(800) 522-3863                      (407) 422-1574
                                    (800) 522-3863

           For Office Use Only

    Sub. # __________________________

    Admit Date ______________________

    Amount __________________________

    Region __________________________
_______________________________________________________________________________

NOTICE TO ALL INVESTORS:

     (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

     (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

     (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.

NOTICE TO CALIFORNIA AND FLORIDA RESIDENTS: California and Florida investors will have the right to withdraw their subscription funds if subscriptions for at least $1,500,000 have not been accepted by the Company within six months after the initial offer of Shares of the Company pursuant to the Prospectus and the Company elects at that time to extend the offering beyond such date. The Company will promptly notify California and Florida investors if the Company so elects to extend the offering, and such investors must exercise their right to withdraw within ten (10) days of such notice by delivering written notice to the Company of their intention to exercise such right. The subscription funds of withdrawing California and Florida investors will be promptly returned along with such investor's pro rata share of interest earned thereon net of any escrow fees calculated as set forth in the Prospectus and the Escrow Agreement.

NOTICE TO CALIFORNIA RESIDENTS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. California investors who do not execute the Subscription Agreement will receive a confirmation of investment accompanied by a second copy of the final Prospectus, and will have the opportunity to rescind the investment within ten
(10) days from the date of confirmation.

NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.

BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Rules of Fair Practice, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Exhibit C, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

Franklin Bank, N.A.

- --------------------------------------------------------------------------------


         FRANKLIN BANK, N.A., INDIVIDUAL RETIREMENT ACCOUNT APPLICATION

ACCOUNTHOLDER INFORMATION:     NAME ____________________________________________

DISCLAIMER:

         Franklin Bank, N.A. is a national bank, not associated with CNL Group, Inc. or any CNL entity. Franklin Bank, N.A. is a custodian for IRAs and will act in a custodial capacity for all beneficial owners of IRAs. CNL has no affiliation with Franklin Bank, N.A.

         It is not reasonable to project the growth of your IRA investments include assets other than bank time deposits or savings accounts. Therefore, your final account balance will depend upon many factors - the amount of your contributions, the amount of time the funds are invested, the earnings and/or losses from the investments, expenses incurred such as brokerage commissions and trustee's fees and the overall performance of your investments. We expressly state that the growth in the value of your IRA cannot be guaranteed or projected.

SIGNATURES      IMPORTANT:  Please read before signing.

                I understand the eligibility requirements for the type of IRA deposit I am making and I state that I do qualify to make the deposit. I understand that the terms and conditions which apply to the Individual Retirement Account are contained in this Application and Form 5305A (which will be provided within 10 days of our receipt of this application). I agree to be bound by those terms and conditions. I understand that I will not be required to pay an annual fee as long as all investments in this IRA are sponsored by a CNL entity. Within seven (7) days from the date I establish the Individual Retirement Account I may revoke it without penalty by mailing or delivering a written notice to the Custodian.

                I assume complete responsibility for:

                1. Determining that I am eligible for an IRA each year I make a contribution.
                2. Insuring that all contributions I make are within the limits set forth by the tax laws.
                3. The tax consequences of any contribution (including rollover contributions) and distributions.

     Signature _______________________________________________
                    Accountholder

               ---------------------------------   -----------------------------
                    Authorized Signature Trustee             Date

DESIGNATION OF
BENEFICIARY(IES):       I designate the individual(s) named below as my primary
                        and contingent Beneficiary(ies) of the IRA. I revoke all prior IRA Beneficiary designations, if any, made by me.
                        I understand that I may change or add Beneficiaries at any time by completing and delivering the proper form to the Custodian. (If you wish to name more than one
                        Beneficiary, attach a list of each Beneficiary's name, social security number, relationship to you and percentage share in this IRA.) If any primary or contingent Beneficiary dies before me, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining Beneficiary(ies) shall be increased on a pro rata basis.



Primary          The following individual(s) shall be my Primary
Beneficiary(ies) Beneficiary(ies:

                 Name___________________________ Social Security #______________
                 Address________________________ Date of Birth_______  Share____
                 _______________________________ Relationship___________________

Contingent       If none of the Primary Beneficiaries survive me, the following
Beneficiary(ies) individual(s) shall be my Beneficiary(ies):

                 Name___________________________ Social Security #______________
                 Address________________________ Date of Birth______  Share_____
                 ______________________________  Relationship___________________

Spousal Consent

                I am the spouse of IRA accountholder named above. I agree to my spouse's naming of a primary Beneficiary other than myself. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligation. I also acknowledge that I shall have no claim whatsoever against the Custodian for any payments to my spouse's Beneficiary(ies).

                --------------------------------------------------  ------------
                Spouse's Signature                                     Date

- --------------------------------------------------------------------------------
              Custodial Services P.O. Box 7090 Troy, MI 48007-7090
                                 1-800-344-0667

                              INVESTMENT OPTIONS:

[ ]  I would like to receive information regarding mutual fund investments.
[ ]  I would like to receive information regarding money market accounts.

Note: Franklin Bank, N.A. may consider other investment options for your IRA. Please provide the following information on your options.

Fund Name_______________________________________________________________________

Sponsor Name____________________________________________________________________

Address_________________________________________________________________________

Account No._______________________________________ Telephone #__________________

Registered Representative information:

Registered Representative's Name________________________________________________

Company_________________________________________________________________________

Address_________________________________________________________________________

Telephone #_____________________________________________________________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.   Other Expenses of Issuance and Distribution.

                                                                  Amount

           SEC registration fee....................              $56,897
           NASD filing fee.........................               17,000
           Accounting fees and expenses............                  *
           Escrow Agent's Fees.....................                  *
           Sales and advertising
               expenses............................                  *
           Legal fees and expenses.................                  *
           Blue Sky fees and expenses..............                  *
           Printing expenses.......................                  *
           Miscellaneous...........................                  *

                      Total........................                  *


           ------------------


           *To be supplied by amendment.

Item 31.   Sales to Special Parties.

           The registrant was capitalized through the purchase by the Advisor of 20,000 Shares for aggregate consideration of $200,000.

Item 32.   Recent Sales of Unregistered Securities.

           See response to Item 31. The offer and sale of the shares is claimed to be exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereunder.

Item 33.   Indemnification of Directors and Officers.

           Pursuant to Maryland corporate law and the Company's Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,
(iii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company's Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in
Section 2-418 of the Maryland General Corporation Law.

           Any indemnification may be paid only out of Net Assets of the Company, and no portion may be recoverable from the stockholders.

           The Company will enter into indemnification agreements with each of the Company's officers and Directors. The indemnification agreements will require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements.

Item 34.   Treatment of Proceeds from Securities Being Registered.

           Not applicable.

Item 35.   Financial Statements and Exhibits.

           (a)    Financial Statements:

           The following financial statements are included in the Prospectus.

           (1) Report of Independent Accountants for CNL American Realty Fund, Inc.

           (2)    Balance Sheet of CNL American Realty Fund, Inc.

           (3)    Statement of Stockholder's Equity of CNL American Realty Fund,
                  Inc.

           (4)    Notes to Financial Statements of CNL American Realty Fund,
                  Inc.

           All Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.

           (b)    Exhibits:

           1.1    Form of Managing Dealer Agreement (Filed herewith.)

           1.2    Form of Participating Broker Agreement (Filed herewith.)

           3.1 CNL American Realty Fund, Inc. Articles of Incorporation (Filed herewith.)

           3.2 Form of CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Filed herewith.)

           3.3 Form of CNL American Realty Fund, Inc. Bylaws (Filed herewith.)

           4.1 CNL American Realty Fund, Inc. Articles of Incorporation (Filed herewith as Exhibit 3.1 and incorporated herein by reference.)

           4.2 Form of CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Filed herewith as Exhibit 3.2 and incorporated herein by reference.)

           4.3 Form of CNL American Realty Fund, Inc. Bylaws (Filed herewith as Exhibit 3.3 and incorporated herein by reference.)

           4.4 Form of Reinvestment Plan (Included in the Prospectus as Exhibit A and incorporated herein by reference.)

          *5 Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered by CNL American Realty Fund, Inc.

          *8 Opinion of Shaw, Pittman, Potts & Trowbridge regarding certain material tax issues relating to CNL American Realty Fund, Inc.

          10.1 Form of Escrow Agreement between CNL American Realty Fund, Inc. and SouthTrust Asset Management Company of Florida, N.A. (Filed herewith.)

          10.2    Form of Advisory Agreement (Filed herewith.)

          10.3    Form of Joint Venture Agreement (Filed herewith.)

          10.4    Form of Indemnification and Put Agreement (Filed herewith.)

          10.5 Form of Unconditional Guaranty of Payment and Performance (Filed herewith.)

          10.6    Form of Purchase Agreement (Filed herewith.)

- -----------------------------

* To be filed by amendment.

          10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Filed herewith.)

          10.8 Form of Reinvestment Plan (Included in the Prospectus as Exhibit A and incorporated herein by reference.)

          23.1 Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated August 8, 1996 (Filed herewith.)

         *23.2 Consent of Shaw, Pittman, Potts & Trowbridge (To be contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference.)

        **27.1    Financial Data Schedule (Filed herewith.)

Item 36.   Undertakings.

           The registrant undertakes (a) to file any prospectus required by
Section 10(a)(3) as post-effective amendments to this registration statement,
(b) during any period in which offers or sales are being made, to file a post-effective amendment to this registration statement (i) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (ii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (c) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (d) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (e) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Advisor or its Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

           The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

           The registrant undertakes to file a sticker supplement pursuant to Rule 424(b)(3) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment

____________________________________

*  To be filed by amendment.

** Included in electronic filing via EDGAR only.

will include audited financial statements meeting the requirements of Rule 3-14 of Registration S-X only for properties acquired during the distribution period.

           The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           The undersigned registrant hereby undertakes that (a) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and (b) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    TABLE VI
                     ACQUISITION OF PROPERTIES BY PROGRAMS

           Table VI presents information concerning the acquisition of real properties by the public real estate limited partnerships and the unlisted public REIT sponsored by Affiliates of the Company in the eight years ended December 31, 1995. The information includes the gross leasable space or number of units and total square feet of units, dates of purchase, locations, cash down payment and contract purchase price plus acquisition fee. This information is intended to assist the prospective investor in evaluating the terms involved in acquisitions by such prior programs.

                                    TABLE VI
                     ACQUISITIONS OF PROPERTIES BY PROGRAMS



                            CNL Income        CNL Income       CNL Income       CNL Income
                              Fund,            Fund II,         Fund III,        Fund IV,
                               Ltd.              Ltd.             Ltd.             Ltd.
                            ----------        ----------       ----------       ----------
                             (Note 2)          (Note 3)         (Note 4)         (Note 5)
                                             AL,AZ,CO,FL,     AZ,CA,FL,GA,     AL,DC,FL,GA,
                           AL,AZ,CA,FL,      GA,IL,IN,LA,     IA,IL,IN,KS,     IL,IN,KS,MA,
                           GA,LA,MD,OK,      MI,MN,MO,NC,     KY,MD,MI,MN,     MD,MI,MS,OH,
Locations                  TX,VA             NM,OH,TX,WY      MO,NE,OK,TX      PA,TN,TX,VA

Type of property            Restaurants       Restaurants      Restaurants      Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                 20 units          43 units         32 units         42 units
  total square feet
  of units                   67,645 s/f       149,829 s/f      131,992 s/f      149,549 s/f


Dates of purchase             6/17/86 -          2/11/87-        10/04/87-         6/24/88-
                               12/17/87          12/08/94          6/30/88         12/08/94

Cash down payment (Note 1)  $12,296,264       $23,182,624      $19,637,008      $26,156,993


Contract purchase price
  plus acquisition fee      $12,222,062       $23,022,783      $19,512,548      $26,040,248


Other cash expenditures
  expensed                           -                 -                -                -


Other cash expenditures
  capitalized                    74,202           159,841          124,460          116,745
                            -----------       -----------      -----------      -----------

Total acquisition cost
  (Note 1)                  $12,296,264       $23,182,624      $19,637,008      $26,156,993
                            ===========       ===========      ===========      ===========



Note 1: This amount was derived from capital contributions from partners and net sales proceeds reinvested in other properties.

Note 2: The partnership owns a 50% interest in three separate joint ventures which each own a restaurant property.

Note 3: The partnership owns a 49%, 50% and 64% interest in three separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 33.87% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 4: The partnership owns a 73.4% and 69.07% interest in two separate joint ventures. Each joint venture owns one restaurant property.

Note 5: The partnership owns a 51%, 26.6%, 57%, 96.1% and 68.87% interest in five separate joint ventures. Each joint venture owns one restaurant property.


                            CNL Income        CNL Income       CNL Income       CNL Income
                              Fund V,          Fund VI,         Fund VII,       Fund VIII,
                               Ltd.              Ltd.             Ltd.             Ltd.
                            ----------        ----------       ----------       ----------
                             (Note 6)          (Note 7)         (Note 8)         (Note 9)
                                             AR,AZ,FL,IN,
                           FL,GA,IL,IN,      MA,MI,MN,NC,     AZ,CO,FL,GA,
                           MI,NH,NY,OH,      NE,NM,NY,OH,     IN,LA,MI,MN,     AZ,FL,IN,LA,
                           SC,TN,TX,UT,      OK,PA,TN,TX,     OH,SC,TN,TX,     MI,MN,NC,NY,
Locations                  WA                VA,WY            UT,WA            OH,TN,TX,VA

Type of property            Restaurants       Restaurants      Restaurants      Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                 30 units          45 units         45 units         39 units
  total square feet
  of units                  117,652 s/f       167,073 s/f      160,939 s/f      168,776 s/f

Dates of purchase              2/06/89-          7/13/89-         3/30/90-         9/13/90-
                                1/05/90           8/31/95          7/29/94          9/08/95

Cash down payment (Note 1)  $22,113,522       $32,533,057      $27,310,125      $31,759,608


Contract purchase price
  plus acquisition fee      $21,706,859       $31,999,665      $26,638,040      $31,222,507


Other cash expenditures
  expensed                           -                 -                -                -


Other cash expenditures
  capitalized                   406,663           533,392          672,085          537,101
                            -----------       -----------      -----------      -----------

Total acquisition cost
  (Note 1)                  $22,113,522       $32,533,057      $27,310,125      $31,759,608
                            ===========       ===========      ===========      ===========


Note 6: The partnership owns a 43%, 49% and 66.5% interest in three separate joint ventures. Each joint venture owns one restaurant property.

Note 7: The partnership owns a 3.9%, 14.5%, 36% and a 66.14% interest in four separate joint ventures. Each joint venture owns one restaurant property. In addition, the partnership owns a 51.67% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 8: The partnership owns a 51%, 83.3%, 4.79% and a 18% interest in four separate joint ventures. Three of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties. In addition, the partnership owns a 48.33% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 9: The partnership owns a 85.5%, 87.68% and a 36.8% interest in three separate joint ventures. Two of the joint ventures each own one restaurant property and the other joint venture owns six restaurant properties.


                            CNL Income        CNL Income       CNL Income       CNL Income
                             Fund IX,           Fund X,         Fund XI,         Fund XII,
                               Ltd.              Ltd.             Ltd.             Ltd.
                            ----------        ----------       ----------       ----------
                            (Note 10)         (Note 11)        (Note 12)        (Note 13)
                                                              AL,AZ,CA,CO,
                                             AL,CA,CO,FL,     CT,FL,KS,LA,
                           AL,FL,GA,IL,      ID,IL,LA,MI,     MA,MI,MS,NC,     AL,AZ,CA,FL,
                           IN,LA,MI,MN,      MO,MT,NC,NH,     NH,NM,OH,OK,     GA,LA,MO,MS,
                           MS,NC,NH,NY,      NM,NY,OH,PA,     PA,SC,TX,VA,     NC,NM,OH,SC,
Locations                  OH,SC,TN,TX       SC,TN,TX         WA               TN,TX,WA

Type of property            Restaurants       Restaurants      Restaurants      Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                 41 units          48 units         39 units         48 units
  total square feet
  of units                  177,469 s/f       196,698 s/f      170,661 s/f      195,936 s/f

Dates of purchase              5/31/91-         10/01/91-         5/18/92-        11/20/92-
                               10/01/92           9/05/95         10/16/92          8/24/93

Cash down payment (Note 1)  $30,748,694       $35,927,853      $35,200,825      $39,187,399


Contract purchase price
  plus acquisition fee      $30,021,833       $35,211,359      $34,595,348      $38,667,796


Other cash expenditures
  expensed                           -                 -                -                -


Other cash expenditures
  capitalized                   726,861           716,494          605,477          519,603
                            -----------       -----------      -----------      -----------

Total acquisition cost
  (Note 1)                  $30,748,694       $35,927,853      $35,200,825      $39,187,399
                            ===========       ===========      ===========      ===========



Note 10: The partnership owns a 50%, 45.2% and 27.3% interest in three separate joint ventures. One of the joint ventures owns one restaurant property and the other two joint ventures own six restaurant properties each.

Note 11: The partnership owns a 50%, 88.3%, 40.95% and 10.5% interest in four separate joint ventures. Three of the joint ventures own one restaurant property each and the other joint venture owns six restaurant properties.

Note 12: The partnership owns a 62.2%, 77.33%, 85% and 76.6% interest in four separate joint ventures. Each joint venture owns one restaurant property.

Note 13: The partnership owns a 31.13%, 59.05% and 18.61% interest in three separate joint ventures. Each joint venture owns one restaurant
           facility.   restaurant property.


                            CNL Income        CNL Income       CNL Income       CNL Income
                            Fund XIII,         Fund XIV,        Fund XV,         Fund XVI,
                               Ltd.              Ltd.             Ltd.             Ltd.
                            ----------        ----------       ----------       ----------
                            (Note 14)         (Note 15)        (Note 16)
                           AL,AR,AZ,CA,      AL,AZ,CO,FL,     CA,FL,GA,KS,     AZ,CA,CO,DC,
                           CO,FL,GA,IN,      GA,KS,LA,MO,     KY,MO,MS,NC,     FL,GA,ID,IN,
                           KS,LA,MD,NC,      MS,NC,NJ,NV,     NJ,NM,OH,OK,     KS,MN,MO,NC,
                           OH,PA,SC,TN,      OH,SC,TN,TX,     PA,SC,TN,TX,     NM,NV,OH,TN,
Locations                  TX,VA             VA               VA               TX,UT,WI

Type of property            Restaurants       Restaurants      Restaurants      Restaurants

Gross leasable space
  (sq. ft.) or number
  of units and                 48 units          56 units         47 units         41 units
  total square feet
  of units                  156,156 s/f       161,913 s/f      136,705 s/f      152,971 s/f

Dates of purchase              5/18/93-          9/27/93-         4/28/94-        10/21/94-
                                4/24/95           3/16/95          8/31/95         12/18/95

Cash down payment (Note 1)  $34,905,219       $39,943,098      $35,655,728      $36,947,073


Contract purchase price
  plus acquisition fee      $34,535,596       $39,515,928      $35,265,840      $36,578,580


Other cash expenditures
  expensed                           -                 -                -                -


Other cash expenditures
  capitalized                   369,623           427,170          389,888          368,493
                            -----------       -----------      -----------      -----------

Total acquisition cost
  (Note 1)                  $34,905,219       $39,943,098      $35,655,728      $36,947,073
                            ===========       ===========      ===========      ===========


Note 14: The partnership owns a 50% and 28% interest in two separate joint ventures. Each joint venture owns one restaurant property. In addition, the Partnership owns a 66.13% interest in one restaurant property held as tenants-in-common with an affiliate.

Note 15: The partnership owns a 50% interest in two separate joint ventures and a 72% interest in one joint venture. Two of the joint ventures each own one restaurant property and the other joint venture owns two restaurant properties.

Note 16: The partnership owns a 50% interest in a joint venture which owns the restaurant property.

                          CNL American        CNL Income
                        Properties Fund       Fund XVII,
                              Inc.               Ltd.
                        ---------------       ----------

                        CA, CT, DE, FL,
                        IA, MI, MN, NE,
                        NM, OH, OK, TN,
Locations               TX                    NV

Type of property            Restaurants        Restaurant

Gross leasable space
  (sq. ft.) or number
  of units and                 18 units            1 unit
  total square feet
  of units                  106,879 s/f         5,200 s/f

Dates of purchase            6/30/095 -        12/20/95 -
                               12/31/95          12/31/95

Cash down payment (Note 1)  $21,198,645          $402,244


Contract purchase price
  plus acquisition fee      $21,193,460          $389,598


Other cash expenditures
  expensed                            -                 -


Other cash expenditures
  capitalized                     5,185            12,646
                            -----------          --------

Total acquisition cost
  (Note 1)                  $21,198,645          $402,244
                            ===========          ========

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on August 9, 1996.

                                    CNL AMERICAN REALTY FUND, INC.
                                    (Registrant)

                                    By:   /s/ James M. Seneff, Jr.
                                              James M. Seneff, Jr.
                                              Chairman of the Board and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Robert A. Bourne and James M. Seneff, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre- and post-effective amendments in connection with the registration statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                        Title                         Date

/s/ James M. Seneff, Jr.      Chairman of the Board and Chief    August 9, 1996
- ------------------------
    James M. Seneff, Jr.      Executive Officer
                              (Principal Executive Officer)

/s/ Robert A. Bourne          Director and President             August 9, 1996
- ------------------------
    Robert A. Bourne          (Principal Financial and
                               Accounting Officer)

                                 EXHIBIT INDEX

Exhibits                                                                 Page #

1.1     Form of Managing Dealer Agreement (Filed herewith.)

1.2     Form of Participating Broker Agreement (Filed herewith.)

3.1 CNL American Realty Fund, Inc. Articles of Incorporation (Filed herewith.)

3.2 Form of CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Filed herewith.)

3.3     Form of CNL American Realty Fund, Inc. Bylaws (Filed herewith.)

4.1 CNL American Realty Fund, Inc. Articles of Incorporation (Filed herewith as Exhibit 3.1 and incorporated herein by reference.)

4.2     Form of CNL American Realty Fund, Inc. Amended and Restated Articles of
        Incorporation (Filed herewith as Exhibit 3.2 and incorporated herein by reference.)

4.3     Form of CNL American Realty Fund, Inc. Bylaws (Filed herewith as Exhibit
        3.3 and incorporated herein by reference.)

4.4 Form of Reinvestment Plan (Included in the Prospectus as Exhibit A and incorporated herein by reference.)

*5 Opinion of Shaw, Pittman, Potts & Trowbridge as to the legality of the securities being registered by CNL American Realty Fund, Inc.

*8 Opinion of Shaw, Pittman, Potts & Trowbridge regarding certain material tax issues relating to CNL American Realty Fund, Inc.

10.1    Form of Escrow Agreement between CNL American Realty Fund, Inc. and
        SouthTrust Asset Management Company of Florida, N.A. (Filed herewith.)

10.2    Form of Advisory Agreement (Filed herewith.)

10.3    Form of Joint Venture Agreement (Filed herewith.)

10.4    Form of Indemnification and Put Agreement (Filed herewith.)

10.5 Form of Unconditional Guaranty of Payment and Performance (Filed herewith.)

10.6    Form of Purchase Agreement

10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Filed herewith.)

10.8 Form of Reinvestment Plan (Included in the Prospectus as Exhibit A and incorporated herein by reference.)

23.1    Consent of Coopers & Lybrand L.L.P., Certified Public Accountants, dated
        August 8, 1996 (Filed herewith.)




*23.2 Consent of Shaw, Pittman, Potts & Trowbridge (To be contained in its opinion filed as Exhibit 5 and incorporated herein by reference.)

**27.1  Financial Data Schedule (Filed herewith.)

- -----------------------------


*      To be filed by amendment.

**     Included in electronic filing via EDGAR only.